LUMINA COPPER CORP.

NOTICE OF

ANNUAL AND SPECIAL MEETING

OF

SHAREHOLDERS

TO BE HELD ON MAY 9, 2005

AND

MANAGEMENT PROXY CIRCULAR

April 1, 2005

LUMINA COPPER CORP.
Suite 1550, 625 Howe Street	Telephone: (604) 687-0407
Vancouver, BC Canada V6C 2T6	Facsimile: (604) 687-7041

April 1, 2005

Dear Shareholder:

On February 2, 2005 and March 23, 2005, Lumina announced its intention to proceed with a reorganization of Lumina which will have the result of dividing its present mineral resource assets between four separate public companies: Lumina, Northern Peru Copper Corp. (“Norco”), Global Copper Corp. (“Global”) and Lumina Resources Corp. (“Lumco”). Upon implementation of the corporate restructuring, Lumina will continue to hold the Regalito Option, Norco will hold the Galeno, Molino and Pashpap Properties, Global will hold the Relincho, Vizcachitas, Taca Taca and San Jorge Properties, and Lumco will hold the Canadian resource assets being the Hushamu, Redstone, Casino and Apple Bay Properties. Since the announcement, Lumina has completed reviews of legal, tax, regulatory and other matters and is now able to provide you with complete details of the proposed reorganization in the accompanying Management Proxy Circular.

You are invited to attend a Special Meeting of Shareholders, to be held at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, on Monday, the 9th day of May, 2005 at 1:30 p.m., at which time you will be asked to consider and vote upon the proposed reorganization. Lumina will also hold its Annual Meeting of Shareholders at the same time, thereby avoiding any inconvenience to Shareholders of attending separate meetings which otherwise would have fallen within a short period of time.

Under the reorganization, Lumina’s most advanced project, the Regalito Property located in Chile, which hosts a large Andean type “porphyry copper” deposit that contains a significant amount of supergene and oxide copper mineralization, will remain in Lumina, while Lumina’s other properties and related assets, and a total of approximately $8,776,000 in cash, will be transferred to Norco, Global and Lumco. Lumina will retain approximately $5,530,000. The four separate public companies will be owned by the existing shareholders of Lumina and each will focus on separate resource locations and assets.

Norco, Global and Lumco will each have at least two members of the current Board of Directors of Lumina and in certain cases the management teams will be different. Norco, Global and Lumco will be free to focus on the development of their own properties in different geographic locations. We trust the market will fairly value these exploration assets which currently appear to receive little or no value.

The common shares of Norco, Global and Lumco will be distributed to shareholders of Lumina in proportion to their present shareholdings in Lumina on the basis of one Norco, Global and Lumco share for every one Lumina share held. The reorganization is intended to enhance shareholder value by, improving the identification and the value of the Lumina’s mineral properties, limiting dilution to specific projects, enabling each company to focus on the development of its own properties, and by allowing shareholders to hold an interest in only those projects that interest them.

The reorganization will be implemented by a Plan of Arrangement. When Lumina Shareholders have approved the Plan of Arrangement, final approval will be sought from the Supreme Court of the Province of British Columbia. Details of the Plan of Arrangement are set out in the accompanying Management Proxy Circular.

Lumina’s Board of Directors unanimously recommends that you vote in favour of the Arrangement and all other matters to be considered at the Meeting. Your attention is directed to the section entitled “The Arrangement - Reasons for the Arrangement” in the accompanying Management Proxy Circular where the Board of Directors’ reasons for recommending the Plan of Arrangement are summarized.

If you are unable to attend the Meeting in person, please complete and return the enclosed form of Proxy so that your shares can be voted at the Meeting in accordance with your instructions.

Yours truly,

“Anthony Floyd”

Anthony Floyd
President and Chief Executive Officer

LUMINA COPPER CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of the Shareholders of Lumina Copper Corp. (“Lumina”) will held at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, on Monday, on May 9, 2005 at 1:30 p.m. (Vancouver time), for the following purposes:

1.	To receive the report of the directors.

2.	To receive the audited consolidated financial statements of Lumina for the fiscal year ended December 31, 2004, together with the report of the auditors thereon.

3.	To appoint the Auditor and to authorize the Directors to fix the remuneration to be paid to the Auditor.

4.	To elect directors for the ensuing year.

5.

To consider, pursuant to an interim order of the Supreme Court of the Province of British Columbia (the “Interim Order”), and if thought fit, to pass a special resolution (the “Arrangement Resolution”), with or without variation, to authorize, approve and adopt a statutory plan of arrangement (the “Arrangement”) pursuant to sections 288-299 of the Business Corporations Act (British Columbia), as more particularly set forth in the Management Proxy Circular prepared for the purpose of the Meeting.

6.

Assuming the Shareholders approve the Arrangement described in item 5 above, to consider, and if thought fit, to approve by special resolution the change of name of Lumina to “Regalito Copper Corp.” or such other name as may be approved by the Toronto Stock Exchange, the American Stock Exchange, and the British Columbia Registrar of Companies.

7.	To approve a new stock option and bonus plan for Lumina as more particularly set forth in Schedule “O” to the Management Proxy Circular prepared for the purpose of the Meeting.

8.

Assuming the Shareholders approve the Arrangement described in item 5 above, to consider, and if thought fit, approve by ordinary resolution the stock option and bonus plan adopted by Northern Peru Copper Corp., as more particularly set forth in Schedule “D” to the Management Proxy Circular prepared for the purpose of the Meeting.

9.

Assuming the Shareholders approve the Arrangement described in item 5 above, to consider, and if thought fit, approve by ordinary resolution the stock option and bonus plan adopted by Global Copper Corp., as more particularly set forth in Schedule “E” to the Management Proxy Circular prepared for the purpose of the Meeting.

10.

Assuming the Shareholders approve the Arrangement described in item 5 above, to consider, and if thought fit, approve by ordinary resolution the stock option and bonus plan adopted by Lumina Resources Corp., as more particularly set forth in Schedule “F” to the Management Proxy Circular prepared for the purpose of the Meeting.

11.	To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

TAKE NOTICE that pursuant to the Interim Order, holders of common shares of Lumina may until 5:00 p.m. (Vancouver time) on May 7, 2005 give Lumina a notice of dissent by registered mail addressed to Lumina at its head office, Suite 1550, 625 Howe Street, Vancouver, British Columbia V6C 2T6, Attention: The President, with respect to the Arrangement Resolution. As a result of giving a notice of dissent, a shareholder may, on receiving a notice of intention to proceed under the Interim Order, require Lumina to purchase all of its shares. This right is described in the accompanying Management Proxy Circular.

Accompanying this Notice of Meeting are a: (i) Management Proxy Circular which contains Lumina’s audited consolidated financial statements for the fiscal year ended December 31, 2004, Management Discussion and Analysis for the fiscal year ended December 31, 2004, Pro forma Consolidated Balance Sheets of each of Lumina, Norco, Global and Lumco as of December 31, 2004; (ii) forms of Proxy; (iii) a Financial Statement Request Form; and (iv) a Letter of Transmittal for use in conjunction with the Arrangement. The accompanying Management Proxy Circular provides information relating to the matters to be addressed at the Meeting and is incorporated into this Notice.

In order for the Arrangement to become effective, it must be approved by a final order of the Court. A copy of the Interim Order and the Notice of Hearing of Petition for the final order of the Court are attached as Schedules “B” and “C”, respectively, to the accompanying Management Proxy Circular.

Shareholders are entitled to attend and vote at the Meeting either in person or by proxy. Those Shareholders who are unable to attend the Meeting in person are requested to read, complete, sign and mail the enclosed form of Proxy in accordance with the instructions set out in the Proxy and the Management Proxy Circular accompanying this Notice. Please advise Lumina of any change in your mailing address. A proxy will not be valid unless the completed form of proxy is received by Pacific Corporate Trust Company, Attention: Proxy Department, 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8 or by fax at (604) 689-8144 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof. Only Shareholders of record on April 1, 2005 are entitled to receive notice of and vote at the Meeting.

DATED at Vancouver, British Columbia, this 1st day of April, 2005.

BY ORDER OF THE BOARD

“Anthony Floyd”

Anthony Floyd
President and Chief Executive Officer

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the issuer or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

2

AUDITOR’S CONSENT

SCHEDULES:

2

NOTICE TO UNITED STATES SHAREHOLDERS

THE SECURITIES TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE SEC OR SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES PASSED ON THE ACCURACY OR ADEQUACY OF THIS MANAGEMENT PROXY CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The solicitation and transactions contemplated herein are made in the United States for securities of a Canadian issuer in accordance with Canadian corporate and securities laws. Shareholders should be aware that requirements under such Canadian laws may differ from requirements under United States corporate and securities laws relating to United States corporations.

The financial statements and pro-forma and historical financial information included herein have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), which differ from United States generally accepted accounting principles (“US GAAP”) in certain material respects, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable in all respects to financial statements and pro-forma and historical financial information of United States companies. However, Lumina’s audited consolidated financial statements contain a note which summarizes the impact on the financial statements of all material differences between Canadian GAAP and US GAAP.

See “Income Tax Considerations” in this Management Proxy Circular for certain information concerning tax consequences of the Arrangement for Shareholders who are United States taxpayers.

The definitions of mineral reserves or of mineral resources used herein are those used by Canadian securities regulatory authorities and United States Shareholders should be aware that the definition standards differ in certain respects from those set forth in the SEC Industry Guide 7, which contains the definitions and parameters of disclosure for United States issuers engaged in significant mining operations.

Enforcement by Shareholders of civil liabilities under the United States securities laws may be affected adversely by the fact that Lumina is organized under the laws of a jurisdiction other than the United States, that most of its officers and directors are residents of countries other than the United States, that some or all of the experts named in this Management Proxy Circular may be residents of countries other than the United States and that all or a substantial portion of the assets of Lumina and such persons may be located outside the United States.

LUMINA COPPER CORP.

MANAGEMENT PROXY CIRCULAR

This Management Proxy Circular is being furnished in connection with the solicitation of proxies by management of Lumina for use at the Annual and Special Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

It is anticipated that this Management Proxy Circular and the accompanying form of Proxy will be distributed to Shareholders on or about April 12, 2005. Unless otherwise indicated, information in this Management Proxy Circular is given as at April 1, 2005.

See Schedule “M” – Risk Factors for certain considerations relevant to Shareholders regarding the Arrangement and their investment in the securities referred to in this Management Proxy Circular.

The date of this Management Proxy Circular is April 1, 2005.

No person is authorized to give any information or to make any representation not contained in this Management Proxy Circular and, if given or made, such information or representation should not be relied upon as having been authorized. This Management Proxy Circular does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation.

SUMMARY

The following is a summary of certain information contained in this Management Proxy Circular and the schedules attached hereto. Capitalized words used in this Summary are defined in the Glossary of Terms. This Summary is provided for convenience of reference only. This Summary should be read in conjunction with, and is qualified by, the more detailed information and financial statements contained in the Notice of Meeting and the body of this Management Proxy Circular and the schedules attached hereto. Shareholders are urged to review this Management Proxy Circular in its entirety.

The disclosure in this Management Proxy Circular of a scientific and technical nature in Schedule “I”- Information Concerning Lumina after the Arrangement, Schedule “J”- Information Concerning Norco after the Arrangement, Schedule “K”- Information Concerning Global after the Arrangement, and Schedule “L”- Information Concerning Lumco after the Arrangement is based on the Technical Reports (as defined herein).

The Meeting

Time, Date and Place of Meeting

The Annual and Special Meeting (the “Meeting”) of the Shareholders of Lumina will be held on Monday, May 9, 2005, at the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia, at 1:30 p.m. (Vancouver time).

Purpose of the Meeting

At the Meeting, Shareholders will receive the audited consolidated financial statements of Lumina for the fiscal year ended December 31, 2004 and will be asked to consider, and if thought fit, to pass resolutions approving or confirming the following matters:

  Electing Directors
  Appointing Auditors and authorizing Directors to fix their remuneration
  To approve the New Lumina Plan
  To approve the Norco Stock Option Plan
  To approve the Global Stock Option Plan
  To approve the Lumco Stock Option Plan
  To change Lumina’s name to “Regalito Copper Corp.”

At the Meeting, Shareholders will also be asked to consider, and if thought fit, to pass a Special Resolution approving the Arrangement.

Meeting Record Date

Lumina has fixed April 1, 2005 as the record date for determining the Shareholders entitled to receive notice of and vote at the Meeting.

The Arrangement

General

Upon the Arrangement becoming effective, Shareholders of record on the Effective Date will become shareholders of four separate companies: Lumina, Norco, Global and Lumco. Every Shareholder will receive one Norco, Global and one Lumco share for every one Lumina Common Share held on the Effective Date. See “The Arrangement - Details of the Arrangement”.

Reasons for the Arrangement

The purpose of the Arrangement is to retain in Lumina the Regalito copper property located in Chile, and to transfer to Norco the Galeno, Molino and Pashpap properties located in Peru; to Global the Relincho and Vizcachitas properties located in Chile and the Taca Taca and San Jorge properties in Argentina, and to Lumco all other of Lumina’s current projects. This reorganization is intended to enhance shareholder value by, inter alia, improving the identification and valuation of Lumina’s mineral properties, allowing Lumina to focus on the Regalito copper property in isolation without impact or future dilution on the other Lumina projects and by allowing Norco to focus on the Peruvian properties, Global to focus on the other two Chilean properties as well as the two Argentinean properties, and Lumco on the remaining current projects, and for each new company to focus on developing their own advanced stage copper properties in the different areas. See “The Arrangement - Reasons for the Arrangement”.

Approvals Necessary for the Arrangement

The Arrangement is subject to a number of approvals which must be obtained prior to implementation, including the following:

Shareholder Approval

Pursuant to the Interim Order, the Arrangement requires the approval of the Shareholders of Lumina. In addition, Section 289 of the BCBCA requires that the Arrangement be approved by the Shareholders. At the Meeting, the Shareholders will be asked to consider, and if thought fit, to pass the Arrangement Resolution, the full text of which is set out in paragraphs 1-5 of Schedule “H” to this Management Proxy Circular. Subject to any further order of the Court, the Interim Order provides that the Arrangement Resolution must be passed by a Special Resolution of the Shareholders voting at the Meeting.

Court Approval

The implementation of the Arrangement is subject to approval by the Court. Prior to the mailing of this Management Proxy Circular, Lumina obtained the Interim Order, a copy of which is attached as Schedule “B” to this Management Proxy Circular. Lumina intends to apply for the Final Order once the Arrangement has been approved by the Shareholders. As set out in the Notice of Hearing of Petition for the Final Order, the hearing in respect of the Final Order is scheduled to take place at 10:00 a.m. (Vancouver time) on May 12, 2005, or so soon thereafter as counsel may be heard, or at such other date and time as the Court may direct, at the Law Courts, 800 Smithe Street, Vancouver, British Columbia. A copy of the Notice of Hearing of Petition for the Final Order is attached as Schedule “C” to this Management Proxy Circular. Any Shareholder of Lumina has the right to appear at such hearing and present evidence. At the hearing for the Final Order, the Court will consider, among other things, the fairness of the Plan of Arrangement and the Shareholders’ approval.

Regulatory Approval

The Arrangement is subject to the prior approval of the TSX and AMEX. See “The Arrangement - Approvals Necessary for the Arrangement”.

Conditions to the Arrangement Becoming Effective

The implementation of the Arrangement is subject to a number of specified conditions, including Shareholder, Court and regulatory approval. There can be no assurance that such conditions will be fulfilled. The Arrangement Agreement also provides that it may be terminated in certain circumstances prior to the Effective Date, notwithstanding the approval of the Arrangement by the Shareholders and the Court. See “The Arrangement - Conditions to the Arrangement Becoming Effective”.

Effective Date

The Arrangement will become effective once all of the conditions to proceed with the Arrangement have been satisfied or waived and Lumina’s board of directors determines to make the Arrangement effective. If the requisite approvals of the Shareholders are obtained and the Court grants the Final Order, then Lumina currently anticipates that the Effective Date will be on or about May 18, 2005. See “The Arrangement - Effective Date”.

Distribution of Share Certificates

A form of letter of transmittal containing instructions with respect to the surrender of certificates representing Lumina Common Shares has been forwarded with this Management Proxy Circular to Lumina Shareholders for use, following the Effective Date, in exchanging their certificates for Lumina Common Shares for Lumco, Norco and Global Common Shares as well as Lumina New Common Shares. Upon surrender of a properly completed letter of transmittal together with certificates representing Lumina Common Shares to the Transfer Agent, certificates representing the Lumco, Norco and Global Common Shares and Lumina New Common Shares, respectively, will be issued and delivered to each such former Lumina Shareholder. See “The Arrangement - Distribution of Share Certificates”.

Recommendation of Board of Directors

The Board of Directors of Lumina has reviewed the terms and conditions of the Arrangement and has unanimously concluded that the terms and conditions of the Arrangement are fair and reasonable and in the best interests of Lumina and the Shareholders.

The Board of Directors unanimously recommends that the Shareholders vote in favour of the Arrangement and all other matters to be considered at the Meeting. See “The Arrangement - Recommendation of Board of Directors”.

Stock Exchange Listings

Lumina

The Lumina Common Shares are currently listed and traded on the TSX and AMEX. Lumina will apply to have the New Lumina Common Shares listed on the TSX and AMEX subject to Lumina complying with the continued listing requirements of the TSX and AMEX.

Norco, Lumco and Global

Norco, Lumco have applied to have their respective common shares issued pursuant to the Arrangement listed for trading on the TSX immediately before the Effective Date. Listing will be subject to each of Norco, Lumco and Global meeting the original listing requirements of the TSX. With respect to Global it is expected that the listing of the Global Common Shares on the TSX will occur after the Effective Date and that the Global Common Shares will not be listed on the Effective Date. There are no assurances as to if, or when, the Norco Common Shares, the Lumco Common Shares or the Global Common Shares will be listed or traded on the TSX indicated above, if ever.

In the event Norco, Lumco and/or Global are unsuccessful in having their shares listed on the TSX they will apply to have their respective common shares issued pursuant to the Arrangement listed and traded on the Tier 1 or Tier 2 of the TSX-V.

Income Tax Considerations

Canadian Federal Income Tax Considerations

In general, a Canadian resident holder of Lumina Common Shares who holds such shares as capital property will not realize a capital gain or capital loss as a result of the Arrangement. The adjusted cost base of the Lumina Common Shares will generally be allocated between the New Lumina Common Shares and the Norco, Global and Lumco Common Shares based upon the relative fair market values of such shares at the time of the Arrangement. Following the Effective Date, Lumina will advise holders of an appropriate proportionate allocation.

Global Common Shares acquired under the Arrangement will not be a qualified investment for a registered retirement savings plan (a “RRSP”), a registered retirement income fund (a “RRIF”), a deferred profit sharing plan (a “DPSP”) or a registered education savings plan (a “RESP”) at the time of acquisition. As a result, there will be adverse tax consequences to annuitants of RRSP’s and RRIF’s, and to DPSP’s and RESP’s as a consequence of acquiring Global Common Shares. See “Canadian Federal Income Tax Considerations”.

In general, a non-resident holder of Lumina Common Shares will not be subject to tax in Canada as a result of the Arrangement. See “Canadian Federal Income Tax Considerations”.

United States Federal Income Tax Considerations

Subject to the discussion under “United States Federal Income Tax Considerations”, the receipt of Norco, Global and Lumco Common Shares by a U.S. Shareholder (as defined below under “United States Federal Income Tax Considerations”) should result in taxable income for United States federal income tax purposes. See “Income Tax Considerations – United States Federal Income Tax Considerations”.

Selected Pro Forma Financial Information

The following table sets forth selected financial information for Lumina, Norco, Global and Lumco after giving effect to the Arrangement and should be read in conjunction with the Pro-Forma Consolidated Financial Statements of Lumina, Norco, Global and Lumco attached as Schedule “A” hereto.

Current Assets Mineral Properties and deferred Exploration and development costs Capital Assets Liabilities Shareholders’ Equity	Pro Forma as at December 31, 2004
	Lumina	Norco	Global	Lumco
	$5,529,560 $7,905,552 $37,492 $391,675 $13,080,929	$5,164,731 $1,366,565 Nil $1,253 $6,530,043	$1,548,879 $6,552,456 Nil Nil $8,101,335	$4,064,397 $1,500,142 $21,205 $75 $5,585,669

GLOSSARY OF TERMS

In this Management Proxy Circular, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

Acquisition	means the acquisition of all of the issued and outstanding common shares and share purchase warrants of CRS.

AMEX	means the American Stock Exchange.

Apple Bay Property	means the copper property located on Vancouver Island, British Columbia near the Hushamu Property.

Arrangement

means the statutory arrangement involving Lumina, its Shareholders, Norco, Global and Lumco proposed under the provisions of sections 288 to 299 of the BCBCA, on the terms and conditions set out in the Plan of Arrangement or any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement.

Arrangement Agreement	means the arrangement agreement made as of the March 28, 2005 among Lumina, Norco, Global and Lumco, as the same may be supplemented or amended from time to time.

Arrangement Resolution

means the special resolution approving the Arrangement, the full text of which is set out in Schedule “H” to this Management Proxy Circular, to be considered, and if thought fit, passed by the Shareholders.

Associate	means an associate as defined in the Securities Act (British Columbia).

Auditors	Grant Thornton LLP, or such other auditors as may be appointed the auditors of
Lumina, Norco, Global and Lumco.

BCBCA	means Business Corporations Act (British Columbia), as amended.

Board of Directors	means the board of directors of Lumina.

Business Day	means a day which is not a Saturday, Sunday or statutory holiday in British
Columbia.

Casino Property	means the copper property located in the Yukon, Canada.

Corriente Argentina

means Corriente Argentina SA an indirectly wholly-owned subsidiary of Lumina which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the Taca Taca Property.

CPC	means a capital pool company.

Court	means the Supreme Court of British Columbia.

CRS

means CRS Copper Resources Corp., a wholly-owned subsidiary of Lumina which directly and indirectly owns or has an interest in and will, upon completion of the Arrangement own or have an interest in the Redstone, Hushamu and Casino Properties.

Effective Date	means May 18, 2005 or such date as may be determined by the board of directors of Lumina in accordance with the provisions of the BCBCA.

Effective Time	means 12:01 a.m., Vancouver time, on the Effective Date.

Exercise Price	means the varying exercise prices of the outstanding Lumina Options.

Final Order	means the final order of the Court approving the Arrangement pursuant to the BCBCA.

Galeno Option	means the option agreement dated June 9, 2003 between Lumina and La Asuncion Negociacion Minera S.A.C. with respect to the Galeno Property.

Galeno Property	means the copper property in the province of Cajamarca, Peru.

Global	means Global Copper Corp., a company incorporated pursuant to the BCBCA in order to facilitate the Arrangement.

Global Cash	means approximately $1,548,000 which will be transferred from Lumina to Global pursuant to the Plan of Arrangement.

Global Common Shares

means the common shares without par value in the capital of Global which are to be issued under the Arrangement to holders of Lumina Series 3 Special Shares in exchange for such Lumina Series 3 Special Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Global Contracts

means all agreements to which Lumina is a party, which pertain to the Vizcachitas, Relincho, Taca Taca and San Jorge Properties and which will be assigned from Lumina, or in case of the Taca Taca Property by CRS, to Global pursuant to the Plan of Arrangement.

Global Net Fair Market Value	means an amount determined by the Board of Directors as of the Effective Date, as being an amount equal to the fair market value of the Global Transferred Assets.

Global Note

means the demand, non-interest bearing promissory note to be issued by Global to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Global Transferred Assets.

Global Options	means the rights (whether or not vested) to purchase Global Common Shares which will be issued pursuant to the Plan of Arrangement.

Global Plan or Global Stock	means the incentive stock option and bonus plan of Global.
Option Plan

Global Preferred Shares

means the special preferred shares of Global which are to be issued under the Arrangement to Lumina in exchange for the Global Transferred Assets, which will have a value equal to the Global Net Fair Market Value less the fair market value of the Global Share Obligations, and having the terms and conditions set out in Schedule D to the Plan of Arrangement.

Global Properties	means the Vizcachitas, San Jorge, Taca Taca and Relincho Properties.

Global Property Option Requirements	means the maximum number of Global Common Shares that may be issued by Global to exercise its rights under the Relincho Option.

Global Receivables	means certain amounts owing to Lumina by its subsidiaries in respect of the Vizcachitas, Relincho, San Jorge and Taca Taca Properties.

Global Redemption Amount

means that amount equal to the fair market value of the Global Preferred Shares; plus all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Global Preferred Shares first issued for such property.

Global Share Obligations

means the obligation of Global under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to 3.4% of the exercise price of the Lumina Warrants.

Global Transferred Assets

means the Global Cash, the Global Contracts, the common shares of RelinCo, Vizcachitas, Minera Lumina and Corriente Argentina and the Global Receivables, all of which will be transferred by Lumina except for the common shares of Corriente Argentina which will be transferred by CRS, to Global pursuant to the Plan of Arrangement.

Holder

means, when qualified by the adjective “registered”, the person entitled to a share under the Plan of Arrangement whether or not registered or entitled to be registered in respect thereof in the central securities register of Lumina, Global, Norco or Lumco, as the case may be.

Hushamu Property	means the copper property located in British Columbia, Canada.

Insider

means an insider as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of Lumina; and an Associate of any person who is an insider.

Interim Order	means the interim order of the Court dated April 1, 2005, a copy of which is attached as Schedule “B” to this Management Proxy Circular.

ITA	means the Income Tax Act (Canada), as amended.

Lumco	means Lumina Resources Corp., a company incorporated pursuant to the BCBCA in order to facilitate the Arrangement.

Lumco Cash	means approximately $2,066,000 which will be transferred from Lumina to Lumco pursuant to the Plan of Arrangement.

Lumco Common Shares

means the common shares without par value in the capital of Lumco which are to be issued under the Arrangement to holders of Lumina Series 1 Special Shares in exchange for such Lumina Series 1 Special Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Lumco Contracts	means all agreements to which Lumina is a party, which pertain to the Lumco Properties and which will be assigned from Lumina to Lumco pursuant to the Plan of Arrangement.

Lumco Note

means the demand, non-interest bearing promissory note to be issued by Lumco to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Lumco Transferred Assets.

Lumco Options	means the rights (whether or not vested) to purchase Lumco Common Shares which will be issued pursuant to the Plan of Arrangement.

Lumco Plan or Lumco Stock	means an incentive stock option and bonus plan of Lumco.
Option Plan

Lumco Preferred Shares

means the special preferred shares of Lumco which are to be issued under the Arrangement to Lumina in exchange for the Lumco Transferred Assets, which will have a value equal to the Lumco Net Fair Market Value less the fair market value of the Lumco Share Obligations, and having the terms and conditions set out in Schedule D to the Plan of Arrangement.

Lumco Properties	means collectively the Redstone, Casino, Apple Bay and Hushamu Properties.

Lumco Receivables	means certain amounts owing to Lumina by its subsidiaries in respect of the Lumco Properties.

Lumco Redemption Amount

means that amount equal to the fair market value of the Lumco Preferred Shares; plus all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Lumco Preferred Shares first issued for such property.

Lumco Share Obligations

means the obligation of Lumco under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .8% of the exercise price of the Lumina Warrant.

Lumco Transferred Assets	means the Lumco Cash, the Lumco Contracts, the common shares of CRS and the Lumco Receivables, all of which will be transferred by Lumina to Lumco pursuant to the Plan of Arrangement.

Lumina	means Lumina Copper Corp., a company incorporated under the laws of the Province of British Columbia.

Lumina Global Note

means the demand, non-interest bearing promissory note to be issued by Lumina to Global having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 3 Special Shares.

Lumina Common Shares	means the common shares without par value in the capital of Lumina.

Lumina Continuing Share Obligations	means the potential outstanding common share purchase warrants of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof.

Lumina Lumco Note

means the demand, non-interest bearing promissory note to be issued by Lumina to Lumco having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 1 Special Shares.

Lumina Options	means the outstanding incentive stock options of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof.

Lumina Norco Note

means the demand, non-interest bearing promissory note to be issued by Lumina to Norco having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 2 Special Shares.

Lumina Series 1 Special Shares

means the series 1 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Lumina Series 2 Special Shares

means the series 2 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Lumina Series 3 Special Shares

means the series 3 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Lumina Special Shares

means the special shares of Lumina, issued in series, which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Lumina Stock Option Plan	means the existing stock option plan of Lumina.

Lumina Warrants	means the outstanding common share purchase warrants of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof.

Lumina SAC	means Lumina Copper SAC, a wholly-owned subsidiary of Lumina which directly or indirectly owns or has an interest in the Galeno Option, the Pashpap Property and 50% of the Molino Property.

Meeting	means the Annual and Special Meeting of the Shareholders of Lumina to be held on Monday, May 9, 2005 and any adjournment or postponement thereof.

Meeting Record Date	means the date fixed by Lumina for determining the Shareholders entitled to receive notice of and vote at the Meeting, being April 1, 2005.

Minera Lumina

means Minera Lumina Copper Corp. a wholly-owned subsidiary of Lumina which owns all of the shares of Minera San and which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the Regalito Property.

Minera San

means Minera San Jorge SA, a wholly-owned subsidiary of Minera Lumina which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the San Jorge Property.

Molino Property	means the Molino copper property located in Peru held indirecty by Lumina.

Net Fair Market Value	means an amount determined by the Board of Directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of certain assets.

New Lumina Common Shares

means common shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares.

Norco	means Northern Peru Copper Corp., a company incorporated under the BCBCA in order to facilitate the Arrangement.

Norco Cash	means approximately $5,162,000 which will be transferred from Lumina to Norco pursuant to the Plan of Arrangement.

Norco Common Shares

means the common shares without par value in the capital of Norco which are to be issued under the Arrangement to holders of Lumina Series 2 Special Shares in exchange for such Lumina Series 2 Special Shares, and having the terms and conditions set out in Schedule B to the Plan of Arrangement.

Norco Contracts	means all agreements to which Lumina is a party, which pertain to the Galeno, Molino and Pashpap Properties and which will be assigned from Lumina to Norco pursuant to the Plan of Arrangement.

Norco Note

means the demand, non-interest bearing promissory note to be issued by Norco to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Norco Transferred Assets.

Norco Options	means the rights (whether or not vested) to purchase Norco Common Shares which will be issued pursuant to the Plan of Arrangement.

Norco Plan or Norco Stock	means the incentive stock option and bonus plan of Norco.
Option Plan

Norco Preferred Shares

means the special preferred shares of Norco which are to be issued under the Arrangement to Lumina in exchange for the Norco Transferred Assets, which will have a value equal to the Norco Net Fair Market Value less the fair market value of the Norco Share Obligations, and having the terms and conditions set out in Schedule D to the Plan of Arrangement.

Norco Properties	means all of Lumina’s mineral property interests in the Galeno, Molino and Pashpap Properties located in Peru.

Norco Redemption Amount

means that amount equal to the fair market value of the Norco Preferred Shares; plus all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Norco Preferred Shares first issued for such property.

Norco Receivables	means certain amounts owing to Lumina by its subsidiaries in respect of the Norco Properties.

Norco Share Obligations

means the obligation of Norco under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant.

Norco Transferred Assets

means the Norco Cash, the Norco Contracts, the common shares of 1327008, the common shares of Lumina SAC and the Lumco Receivables, all of which will be transferred by Lumina to Norco pursuant to the Plan of Arrangement.

Options	means the option to purchase common shares pursuant to a stock option plan.

Plan of Arrangement

means the Plan of Arrangement involving Lumina, Norco, Global and Lumco and the Shareholders, a copy of which is attached as Appendix I to the Arrangement Agreement, and any amendment or variation thereto.

Proxy	means the form of Proxy included with this Management Proxy Circular.

PUC	means paid-up capital as defined in subsection 89(1) of the ITA.

Pashpap Property	means the copper property held by Lumina SAC in Peru.

Redstone Property	means the copper property held by CRS in the Northwest Territories.

Regalito Property	means the copper property held indirectly by Lumina in Chile.

RelinCo	means Relincho Bahamas Ltd., a wholly owned subsidiary of Lumina which owns or has an interest in the Relincho Option.
Relincho Option	means the option granted to Lumina by Andes Pacific Development S.A. to acquire the Relincho property located in Chile.

Relincho Property	means the copper property in the third region of Chile.

Registrar	means the Registrar of Companies for the Province of British Columbia.

San Jorge Property	means the copper mineral property held by Minera San in Argentina.

Securities	means the Lumina Common Shares.

Series A Special Warrant	means a warrant to be issued by any one of Lumina, Norco, Global or Lumco to the other parties entitling those parties to receive, at no additional consideration, shares of the issuing party.

Shareholder	means a holder of Lumina Common Shares and “Shareholders” means more than one Shareholder.

Special Resolution	means a resolution passed by a majority of not less than two-thirds of the votes cast by the Shareholders who voted in respect of such resolution at the Meeting with respect to a particular matter.

Subsidiary

means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary.

Taca Taca Property	means the copper property located in Argentina.

Transfer Agent	means Pacific Corporate Trust Company of Vancouver, British Columbia.

TSX	means the Toronto Stock Exchange.

TSX-V	means the TSX Venture Exchange.

Vizcachitas

means Vizcachitas Ltda., a wholly-owned subsidiary of Lumina which indirectly owns or has an interest in and will, upon completion of the Arrangement, indirectly own or have an interest in the Vizcachitas Property.

Vizcachitas Property	means the Vizcachitas property held indirectly by Lumina and located in Chile.

Warrant Holder	means a party who holds an outstanding warrant of Lumina.

1327008	means 1327008 Ontario Inc., a wholly-owned subsidiary of Lumina, which indirectly owns and will, upon completion of the Arrangement, indirectly own 50% of the Molino Property.

1933 Act	means the United States Securities Act of 1933, as amended.

CURRENCY AND EXCHANGE RATES

Unless otherwise specified, in the Management Proxy Circular, all references to “dollars” or to “$” are to Canadian dollars and all references to “US dollars” or to “US$” are to U.S. dollars.

Currency Exchange Rate Information

The rate of exchange means that noon buying rate in New York City for cable transfer in Canadian dollars as certified for customs proposed by the Federal Reserve Bank of New York. The average rate means the average of the exchange rates on the last date of each month during a year.

	2004	2003	2002	2001	2000
High Low Average for Period End of Period	1.3970 1.1775 1.3015 1.2034	1.5747 1.3484 1.4615 1.3484	1.6003 1.5593 1.5597 1.5593	1.6034 1.4935 1.5494 1.5928	1.5583 1.4318 1.4854 1.4995

The exchange rate on April 1, 2005 was $1.2147.

The high and low exchange rates for the most recent six months are as follows:

	March 2005	February 2005	January 2005	December 2004	November 2004	October 2004
High Low	1.2462 1.2022	1.2566 1.2336	1.2424 1.2003	1.2401 1.1856	1.2230 1.1774	1.2726 1.2194

FINANCIAL INFORMATION AND ACCOUNTING PRINCIPLES

The financial statements and summaries of financial information contained in this Management Proxy Circular are reported in Canadian dollars. All such financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

TECHNICAL INFORMATION

The disclosure in this Management Proxy Circular of a scientific or technical nature with respect to Lumina’s properties was taken from the following reports. The reports were all prepared by a “qualified person” for the purposes of National Instrument 43-101 – Standards of Disclosure for Mineral Projects. The technical information can be found for each respective property under the heading “Information Concerning Lumina – Before the Arrangement – Mineral Properties of Lumina”.

  Regalito Property: The Regalito Report was prepared by Tedd Eggleston, Ph.D., P.Geo., Associate Geologist for AMEC (Peru) S.A., Robert Sim, P. Geo., Independent Geologist; Robert Cinits, P. Geo., Principal Geologist for AMEC (Peru) S.A, and Steve Blower, P. Geo., Senior Geologist for AMEC Energy & Mining Division, dated January 24, 2005.

  Galeno Property: The Galeno Report was prepared by Diane Nicolson, Ph.D., MAIG of AMEC (Peru) S.A., dated May 30, 2003.

  Hushamu Property: The Hashamu Report was prepared by H.G. Giroux PEng. MASc. dated December 31, 2002.

  Relincho Property: The Relincho Report was prepared by Robert Cinits, P.Geo. and Denis Boivin, P.Geo. both principal geologists for AMEC (Peru) S.A. dated December 10, 2003.

The Technical Reports have been filed on the System for Electronic Document Analysis and Referral at www.sedar.com.

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of Lumina for use at the Annual and Special General Meeting (the “Meeting”) of the shareholders of Lumina, to be held on Monday, May 9, 2005 at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

Persons or Companies making the Solicitations

The enclosed form of Proxy is solicited by Management. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of Lumina. Lumina may reimburse shareholders’ nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the Proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by Lumina. None of the directors of Lumina have advised that they intend to oppose any action intended to be taken by Management as set forth in this Management Proxy Circular.

The contents and the sending of this Management Proxy Circular have been approved by the directors of Lumina.

Appointment and Revocation of Proxies.

The persons named in the accompanying form of Proxy are directors and/or officers of Lumina. A shareholder has the right to appoint a person to attend and act for him on his behalf at the Meeting other than the persons named in the enclosed form of Proxy. To exercise this right, a shareholder shall strike out the names of the persons named in the Proxy and insert the name of his nominee in the blank space provided, or complete another Proxy. The completed Proxy should be deposited with Lumina’s Registrar and Transfer Agent, Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8, at least 48 hours before the time of the Meeting or any adjournment thereof, excluding Saturdays and holidays.

The Proxy must be dated and be signed by the shareholder or by his attorney in writing, or, if the shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.

In addition to revocation in any other manner permitted by law, a shareholder may revoke a Proxy either by (a) signing a Proxy bearing a later date and depositing it at the place and within the time aforesaid, or (b) signing and dating a written notice of revocation (in the same manner as the Proxy is required to be executed as set out in the notes to the Proxy) and either depositing it at the place and within the time aforesaid or with the Chairman of the Meeting on the day of the Meeting or on the day of any adjournment thereof, or (c) registering with the scrutineer at the Meeting as a shareholder present in person, whereupon such Proxy shall be deemed to have been revoked.

Non-Registered Holders

Only Registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of Lumina are “non-registered” shareholders because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. More particularly, a person is not a Registered Shareholder in respect of Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency such as CDS&Co. (the registration for The Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms) of which the Intermediary is a participant.

Non-Registered Holders who have not objected to their Intermediary disclosing certain ownership information about themselves to Lumina are referred to as “NOBO’s”. Those Non-Registered Holders who have objected to their Intermediary disclosing ownership information about themselves to Lumina are referred to as “OBO’s”.

In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, Lumina has elected to send the notice of meeting, this information circular and the proxy (collectively, the “Meeting Materials”) directly to the NOBO’s, and indirectly through Intermediaries to the OBO’s. The Intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to each OBO, unless the OBO has waived the right to receive them.

Meeting Materials sent to Non-Registered Holders who have not waived the right to receive Meeting Materials are accompanied by a request for voting instructions (a “VIF”). This form is used instead of a proxy. By returning the VIF in accordance with the instructions noted on it a Non-Registered Holder is able to instruct the Registered Shareholder how to vote on behalf of the Non-Registered Shareholder. VIF’s, whether provided by Lumina or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares which they beneficially own. Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his/her behalf, the Non-Registered Holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder or his/her nominee the right to attend and vote at the Meeting. Non-Registered Holders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered.

All references to Shareholders in this Management Proxy Circular and the accompanying form of Proxy and Notice of Meeting are to shareholders of record unless specifically stated otherwise.

Voting of Proxies

Lumina Common Shares represented by properly executed Proxies in the accompanying form will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for and, if the Shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the Lumina Common Shares represented by such Proxies will be voted accordingly. IF NO CHOICE IS SPECIFIED, THE PERSON DESIGNATED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE IN FAVOUR OF ALL MATTERS PROPOSED BY MANAGEMENT AT THE MEETING.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Management Proxy Circular, none of the directors or senior officers of Lumina, no proposed nominee for election as a director of Lumina, none of the persons who have been directors or senior officers of Lumina since the commencement of Lumina’s last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Lumina is authorized to issue 200,000,000 shares divided into 100,000,000 Lumina Common Shares and 100,000,000 Lumina Preferred Shares. As at April 1, 2005, 20,678,942 Lumina Common Shares and no Lumina Preferred Shares were issued and outstanding.

Only Shareholders of record at the close of business on April 1, 2005 which is a day that is no fewer than thirty days prior to the date of the Meeting (the “Record Date”) who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their Lumina Common Shares voted at the Meeting.

Pursuant to the Interim Order, in order for the Arrangement to be effective, it must be approved by the Shareholders voting at the Meeting. See “The Arrangement - Approvals Necessary for the Arrangement”.

To the knowledge of the directors and senior officers of Lumina, the following persons or companies beneficially own, directly or indirectly or exercise control or direction over, Lumina Common Shares carrying more than 10% of the voting rights attached to all outstanding Lumina Common Shares:

Name	Number of Common Shares Held	Percentage of Common Shares Held
Ross Beaty	5,387,501(4)	26.05%
Exploration Capital Partners 2000 Limited Partnership[1] and Global Resource Investments Ltd.[2] acting in concert[3].	3,966,148	19.18%

1.

a Nevada Limited Partnership with 91 limited partners none holding 10% or more of the limited partnership units. The General Partner is Resource Capital Investments Corporation. Arthur Richards Rule is the principal shareholder of the General Partner.

2.

a Nevada Limited Partnership. All general and limited partnership units are owned by Rule Investments Inc. which in turn is owned by the Rule Family Trust. Arthur Richards Rule and Bonnie Rule are the Trustee and Grantors of the Rule Family Trust.

3.

by virtue of the relationship between Arthur Richards Rule and both Exploration Capital Partners 2000 Limited Partnership and Global Resource Investments Ltd the parties are deemed under Canadian securities laws to be acting in concert.

4.	1,812,500 of these shares are held by Kestrel Holdings Ltd., a private company owned by Mr. Beaty.

ANNUAL MEETING MATTERS

Appointment of Auditor

The persons named in the enclosed Proxy will vote for the appointment of Grant Thornton LLP, Chartered Accountants, of Suite 2800, 1055 West Georgia Street, Vancouver, BC, V6E 4N3, as auditor of Lumina for the ensuing year, until the close of the next annual general meeting of the Shareholders at remuneration to be fixed by the directors. Grant Thornton LLP, was appointed to the position of Auditor of Lumina on January 7, 2003.

Election of Directors

Although Management is only nominating five individuals to stand for election, the names of further nominees for directors may come from the floor at the Meeting.

Each director of Lumina is elected annually and holds office until the next Annual General Meeting of the Shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by Proxy will, on a poll, be voted for the nominees herein listed. Management does not contemplate that any of the nominees will be unable to serve as a director.

Lumina has an Audit Committee, Compensation Committee, and Nominating and Governance Committee. Members of these committees are set out below.

The following table sets out the names of the persons to be nominated for election as directors, the positions and offices which they presently hold with Lumina, their respective principal occupations or employments during the past five years if such nominee is not presently an elected director and the number of Lumina Common Shares which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Management Proxy Circular:

Name and Residence of Proposed Directors and Present Offices Held	Date Elected or Appointed	Principal occupation	Number of Lumina Common Shares[1]
ROSS BEATY Vancouver, B.C. Director	May 23, 2003	Geologist. Chairman of the Board of Pan American Silver Corp. (TSX; NASDAQ).	5,387,501[5]
ROSS CORY Vancouver B.C. Proposed Director	Nominee	Senior Vice-President of Raymond James Ltd. since 2001; Senior Vice-President and Director of Goepel McDermid Inc., from 1998 to 2001.	Nil
ANTHONY FLOYD[2] Vancouver, BC CEO, President and Director	May 23, 2003	Geologist. President of Inca Pacific Resources Inc. since April 1994.	300,000
AZIZ SHARIFF[2,3,4] Dubai, UAE Director	March 8, 2000	Independent Investor and Institutional Fundraiser. President of Trimark Trading, of Dubai, UAE; CEO, President, Director and Promoter of Lumina, from March 2000 to May 2003.	552,533
JOHN WRIGHT[2,3,4] Vancouver B.C. Director	December 18, 2003	Metallurgical Engineer. President and COO of Pan American Silver Corp. until July 1, 2003.	58,000

1.	Information as to voting shares beneficially owned, not being within the knowledge of Lumina, has been furnished by the respective nominees individually.
2.	Member of Audit Committee.
3.	Member of Compensation Committee.
4.	Member of Nominating and Governance Committee.
5.	1,812,500 of these shares are held by Kestrel Holdings Ltd., a private company owned by Mr. Beaty.

The above information was provided by Management of Lumina.

Robert Pirooz, a current director of Lumina, is not standing for re-election as a director at the Meeting; however, it is proposed that Mr. Pirooz will be appointed CEO of Lumina upon completion of the Arrangement. See “Schedule “I” – Information Concerning Lumina after the Arrangement”.

No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company except the directors and executive officers of Lumina acting solely in such capacity.

No proposed director:

(a)

is, at the date of this Management Proxy Circular, or has been, within 10 years before the date of this Management Proxy Circular, a director or executive officer of any company (including Lumina) that, while that person was acting in that capacity,

	(i)	was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(ii)

was the subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(iii)

within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within the 10 years before the date of this Management Proxy Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

The directors and senior officers of Lumina as a group (including directors not standing for re-election at the Meeting) beneficially own, directly or indirectly, an aggregate of approximately 6,566,124 Lumina Common Shares, which together represent approximately 31.75% of the total votes attached to the Lumina Common Shares.

Executive Compensation

The following table contains information about the compensation paid to, or earned by, those who were, at December 31, 2004: (a) Lumina’s chief executive officer (or an individual who acted in a similar capacity); (b) each of the four other most highly compensated executive officers (except those whose total salary and bonus does not exceed $150,000) and (c) any additional individuals whose total salary and bonus exceeded $150,000 during the year ended December 31, 2004. Lumina presently has two Named Executive Officers, namely Anthony Floyd, the Chief Executive Officer (“CEO”) and President, and Sandra Lim, the Chief Financial Officer (“CFO”).

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
		Salary ($)	Bonus ($)	Other Annual Com- pensa- tion ($)	Awards		Payouts
					Securities Under Options/ SARs Granted[1] (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)
Anthony Floyd[2] CEO and President	2004 2003 2002	nil nil n/a	$28,350[6] nil n/a	$60,000[7] $60,000[7] n/a	nil 200,000 n/a	nil nil n/a	nil nil n/a	nil nil n/a
Sandra Lim[3] CFO	2004 2003 2002	nil n/a n/a	nil n/a n/a	$10,833 n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a
Robert Pirooz[4] Vice-President And Secretary	2004 2003 2002	nil nil n/a	$28,350[6] nil n/a	$65,000[7] $65,000[7] n/a	nil 200,000 n/a	nil nil n/a	nil nil n/a	nil nil n/a
Aziz Shariff[5] former CEO and President	2004 2003 2002	nil nil nil	nil nil nil	nil nil nil	nil 50,000 72,333	nil nil nil	nil nil nil	nil nil nil

1.	The sum of the number of securities under option granted during each fiscal year, on a non-cumulative basis.
2.	Mr. Floyd was appointed CEO and President on May 23, 2003.
3.	Sandra Lim was appointed CFO on June 15, 2004.
4.	Mr. Pirooz was CFO from April 20, 2004 to June 15, 2004.
5.	Mr. Shariff was CEO from August 3, 2000 to May 23, 2003 and President from March 8, 2000 to May 23, 2003.
6.	Represents the cash value of Shares issued to certain executive officers of Lumina in respect of the year ended December 31, 2004. These shares were issued in January 2005.
7.	Paid for management and consulting services.

Long Term Incentive Plan (LTIP) Awards

Lumina does not have any long-term incentive plans and, save as disclosed above, no remuneration payments were made, directly or indirectly, by Lumina to its Named Executive Officer during the fiscal year ended December 31, 2004.

An LTIP means “any plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year whether performance is measured by reference to financial performance of Lumina or an affiliate or the price of Lumina’s shares but does not include option or stock appreciation rights plans or plans for compensation through restricted shares or units”.

Options and Stock Appreciation Rights (SARs)

Lumina currently has in place a fixed stock option plan (the “Lumina Plan”) for the purpose of attracting and motivating directors, officers, employees and consultants of Lumina and advancing the interests of Lumina by affording such person with the opportunity to acquire an equity interest in Lumina through rights granted under the Lumina Plan to purchase Lumina Common Shares. In addition, the Lumina Plan provides for the issuance of up to an aggregate of 100,000 Lumina Common Shares in each calendar year to those directors, officers, employees and consultants who are deemed to have provided extraordinary contributions to the advancement of Lumina. Any such issuance would be based on performance reviews and recommendations by Lumina’s Compensation Committee. Lumina will be seeking shareholder approval at the Meeting to adopt a new stock option plan. See “Particulars of Other Matters to be Acted Upon – Approval of New Stock Option Plan” below.

During Lumina’s completed financial year ended December 31, 2004, Lumina did not grant any stock options to its Named Executive Officers but did issue to Robert Pirooz and Anthony Floyd 5,000 Bonus Shares each at a value of $5.67 per share.

The Named Executive Officers did not exercise any options during the most recently completed financial year. The following table sets out the financial year-end value of unexercised options, on an aggregated basis, held by the Named Executive Officers:

Aggregated Option/SAR Exercises during the Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)[1]	Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money[2] Options/SARs at FY-End ($) Exercisable/ Unexercisable
Anthony Floyd	Nil	$nil	200,000 / 0	$820,000
Sandra Lim	Nil	$nil	Nil	Nil
Robert Pirooz	Nil	$nil	200,000 / 0	$820,000
Aziz Shariff	Nil	$nil	50,000 / 0	$310,000

1.

“Aggregate Value Realized” is calculated by determining the difference between the market value of the securities underlying the options or SARs at the date of exercise and the exercise price of the options or SARs and is not necessarily indicative of the value (i.e. loss or gain) actually realized by the Named Executive Officer.

2.

“In-the-Money Options” means the excess of the market value of Lumina’s shares on December 31, 2004 over the exercise price of the options. The closing price of Lumina’s shares on December 31, 2004 was $5.75.

Option and SAR Repricings

There were no repricings of stock options under the Lumina Plan or otherwise during Lumina’s completed financial year ended December 31, 2004.

Defined Benefit or Actuarial Plan

Lumina does not have a defined benefit or actuarial plan.

Termination of Employment, Change in Responsibilities and Employment Contracts

Lumina does not have any employment contracts with the Named Executive Officers. Lumina has an employment contract with David Strang, its Vice-President Corporate Development. The contract is for an indefinite term and provides for an annual salary of $104,400 as well as for the payment of a discretionary bonus (either in cash, options, or shares of Lumina) and the grant of up to 150,000 stock options and up to 100,000 Bonus Shares under Lumina’s current stock option plan. In addition, Lumina has a contract with P. Leo Hathaway, its Vice-President of Exploration. The contract is for an indefinite term and provides for an annual salary of $122,000 as well as for the payment of a discretionary bonus (either in cash, options, or shares of Lumina) and the grant of up to 150,000 stock options.

Except as otherwise disclosed herein, there are no compensatory plans, contracts or arrangements in place with the Named Executive Officers resulting from the resignation, retirement or any other termination of employment of the Named Executive Officers with Lumina or from a change in control of Lumina or a change in the Named Executive Officers’ responsibilities following a change in control, where in respect of the Named Executive Officers the value of such compensation exceeds $100,000.

Composition of the Compensation Committee

Lumina has a Compensation Committee presently comprised of John Wright and Aziz Shariff, both of whom are unrelated directors for the purposes of the TSX Guidelines and independent directors for the purposes of the AMEX rules. The Chairman of the Compensation Committee is John Wright. Responsibility for the determination of compensation of Lumina’s executive officers has been delegated to this committee.

Report on Executive Compensation

Lumina’s compensation structure is designed to reward performance and to be competitive with the compensation arrangements of other Canadian resource companies of similar size and scope of operations. Each executive officer’s position is evaluated to establish skill requirements and level of responsibility and this evaluation provides a basis for internal and external comparisons of positions. In addition to industry comparables, the Board of Directors and the Compensation Committee consider a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long-term interests of Lumina and its shareholders, overall financial and operating performance of Lumina and the Board of Directors’ and the Compensation Committee’s assessment of each executive’s individual performance and contribution towards meeting corporate objectives. Executive officers’ compensation is composed of three major components: base salary; cash or share bonus; and stock options. Interested executives do not participate in reviews, discussions or decisions of the Board of Directors regarding this remuneration.

Base salary ranges are determined following a review of market data for similar positions in Canadian resource companies of comparable size and scope of operations. The salary for each executive officer’s position is then determined having regard to the incumbent’s responsibilities, individual performance factors, overall corporate performance, potential for advancement, and the assessment of the Board of Directors and the Compensation Committee of such matters as are presented by management.

The second component of the executive officers’ compensation is cash or a share bonus. In light of a recommendation from the Compensation Committee, the Board of Directors may grant executive officers cash or share bonuses. To date the performance criteria and objectives considered by the Compensation Committee and the Board of Directors for determining the availability of such bonuses include Lumina’s share performance generally and each executive officer’s role in the progress of Lumina’s main mineral projects. During its completed financial year ended December 31, 2004, Lumina issued 10,000 bonus shares under its Stock Option Plan to two executive officers at a value of $5.67 per share (see “Summary of Compensation Table” above).

The third component of the executive officers’ compensation is stock options. The Compensation Committee or the Board of Directors, subject to approval by regulatory authorities, may from time to time grant stock options to executive officers under the Lumina Plan. Grants of stock options are intended to align the interests of the executive officers with those of the shareholders over the longer-term. Other than P. Leo Hathaway, Lumina’s Vice-President of Exploration, Lumina did not grant any new stock options to its executive officers during its completed financial year ended December 31, 2004. On June 7, 2004, Lumina granted stock options to P. Leo Hathaway to purchase up to 150,000 common shares for a period of five years at an exercise price of $8.29 per share for 150,000 shares and 50,000 shares at $5.49 per share. P. Leo Hathaway subsequently relinquished 50,000 of the first issue of stock options.

Other than David Strang, Lumina’s Vice-President Corporate Development (“VPCD”) and P Leo Hathaway, Vice-President of Exploration (“VPE”), Lumina does not have any employment contracts with its executive officers. The base salary and bonus of Lumina’s VPCD and VPE are established with reference to the lower of the range of compensation for VPCDs and VPEs of comparable companies. The comparable companies are natural resource companies involved in the acquisition, exploration, financing, and development of mineral properties.

Mr. Anthony Floyd, the President and CEO of Lumina, receives a base salary of $60,000 per year (see “Compensation of Directors” below). The overall base salary compensation for Mr. Floyd is determined on the basis of a review of market data for similar positions in Canadian resource companies of comparable size and scope of operations. In keeping with Lumina’s commitment to maintaining low relative general and administrative costs, Mr. Floyd’s compensation is targeted at the lower quartile of his peer group. The Compensation Committee believes that Mr. Floyd’s performance is suitably compensated through the appreciation of his share ownership position in Lumina and the grant of stock options and cash or share bonuses.

Mr. Robert Pirooz, the Vice-President and Secretary of Lumina, receives a base salary of $65,000 per year (see “Compensation of Directors” below). The overall base salary compensation for Mr. Pirooz is determined on the basis of a review of market data for similar positions in Canadian resource companies of comparable size and scope of operations. In keeping with Lumina’s commitment to maintaining low relative general and administrative costs, Mr. Pirooz’s compensation is targeted at the lower quartile of his peer group. The Compensation Committee believes that Mr. Pirooz’s performance is suitably compensated through the appreciation of his share ownership position in Lumina and the grant of stock options and cash or share bonuses.

This report on executive compensation was submitted by the Compensation Committee comprising of John Wright and Aziz Shariff.

Compensation of Directors

Lumina has no arrangements, standard or otherwise, pursuant to which directors are compensated by Lumina for their services in their capacity as directors, or for committee participation. However, during its financial year ended December 31, 2004, Lumina used the services of directors and companies owned by directors in order to supervise all geological activities, as well as provide management and other services. These transactions occurred in the normal course of operations. See Summary Compensation Table. In this regard, Lumina paid during the past fiscal year: (i) Floyd Consultants, a sole proprietorship of Anthony Floyd, the CEO, President and a director of Lumina, $60,000 for geological and management consulting services; and (ii) Iris Consulting Ltd., a private company which employs Robert Pirooz, the Vice-President, Secretary and a director of Lumina, $65,000 for management services.

Lumina has a stock option plan for the granting of incentive stock options to its directors, officers and employees. The purpose of granting such options is to assist Lumina in compensating, attracting, retaining and motivating Lumina’s directors and to closely align the personal interests of such persons to that of the shareholders. Lumina did not grant any new stock options to its directors during the completed financial year ended December 31, 2004 but issued to Robert Pirooz and Anthony Floyd 5,000 bonus shares each at a value of $5.67 per share.

Performance Graph

The following graph compares the yearly percentage change in the cumulative total shareholder return over the last two financial years of the Lumina Common Shares, assuming a $100 investment in its common shares on June 12, 2003, with the S&P/TSX Composite Index for the period June 12, 2003 to December 31, 2004.

	Dec. 31,	Dec. 31,
	2003	2004

S&P/TSX Composite Index	115	131
Return
Company Return	223	320

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Lumina has no compensation plans under which equity securities are authorized for issuance as at the end of the most recently completed financial year.

MANAGEMENT CONTRACTS

During Lumina’s completed financial year ended December 31, 2004, there were no management functions of Lumina, which were to any substantial degree performed by a person other than a director or senior officer of Lumina.

CORPORATE GOVERNANCE

Corporate governance relates to the activities of the Board of Directors, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board of Directors and who are charged with the day-to-day management of Lumina. The Board of Directors is committed to sound corporate governance practices, which are both in the interest of its shareholders and contribute to effective and efficient decision making. The TSX requires that each listed company disclose on an annual basis its approach to corporate governance. The disclosure is required to be made with reference to each of the guidelines (the “TSX Guidelines”) set out in the TSX Company Manual, and where Lumina’s system is different from any of the TSX Guidelines, each difference and the reason for the difference is to be clearly disclosed.

The Board of Directors is of the view that Lumina’s general approach to corporate governance, summarized below, is appropriate and substantially consistent with objectives reflected in the TSX Guidelines. More detailed information regarding Lumina’s approach to corporate governance in the context of the specific TSX Guidelines is set out in Schedule “N” hereto.

Board of Directors

Structure and Compensation

The Board of Directors is currently composed of five directors. Except for Ross Cory, all the proposed nominees are current directors of Lumina.

The TSX Guidelines suggest that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “unrelated” directors. An “unrelated” director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of Lumina, other than interests and relationships arising from shareholding. In addition, where a company has a significant shareholder, the TSX Guidelines suggest that the board of directors should include a number of directors who do not have interests in either the company or the significant shareholder. Of the proposed nominees of Lumina, three are considered by the Board of Directors to be “unrelated” within the meaning of the TSX Guidelines and two are “inside” or management directors and accordingly are considered to be “related”. In assessing the TSX Guidelines and making the foregoing determinations, the circumstances of each director have been examined in relation to a number of factors.

Mandate of the Board of Directors

The mandate of the Board of Directors is to manage or supervise the management of the business and affairs of Lumina and to act with a view to the best interests of Lumina. In doing so, the board oversees the management of Lumina’s affairs directly and through its committees. In fulfilling its mandate, the Board of Directors, among other matters, is responsible for reviewing and approving Lumina’s overall business strategies and its annual business plan, reviewing and approving the annual corporate budget and forecast, reviewing and approving significant capital investments outside the approved budget; reviewing major strategic initiatives to ensure that Lumina’s proposed actions accord with shareholder objectives; reviewing succession planning; assessing management’s performance against approved business plans and industry standards; reviewing and approving the reports and other disclosure issued to shareholders; ensuring the effective operation of the Board of Directors; and safeguarding shareholders’ equity interests through the optimum utilization of Lumina’s capital resources.

Meetings of the Board of Directors

The Board of Directors meets quarterly to review, among other things, Lumina’s performance. Results are compared and measured against a previously established plan and performance in prior years. The Board of Directors also holds a meeting each year to review and assess Lumina’s financial budget and business plan for the ensuing year and its overall strategic objectives. This process establishes, among other things, benchmarks against which the Board of Directors may measure the performance of management. Other meetings of the Board of Directors are called to deal with special matters, as circumstances require. The Board of Directors met three times during 2004.

Expectations of Management

The Board of Directors expects management to operate the business of Lumina in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute Lumina’s business plan and to meet performance goals and objectives.

Committees

The Board of Directors has assigned specific governance responsibilities to three committees: the Audit Committee, Compensation Committee, and the Nominating and Governance Committee. Committee members are appointed annually following Lumina’s annual general meeting. The following is a description of the composition and mandate of each of the committees of the Board of Directors:

Audit Committee

The Audit Committee is currently comprised of two independent directors and one non-independent director. A third independent director will replace the non-independent director on the Audit Committee on or before July 31, 2005, for the purposes of the TSX Guidelines and the AMEX rules. The Chairman of the Audit Committee is Aziz Shariff. All members of the Audit Committee are financially literate. Lumina considers “financial literacy” to be the ability to read and understand a company’s fundamental financial statements, including a company’s balance sheet, income statement and a cash flow statement. The members of the Audit Committee are elected by the Board of Directors at its first meeting following the annual shareholders’ meeting to serve one year terms and are permitted to serve an unlimited number of consecutive terms.

Senior management, as overseen by the Board of Directors, has primary responsibility for Lumina’s financial reporting, accounting systems and internal controls. The Audit Committee is a standing committee of the Board of Directors established to assist the Board of Directors in fulfilling its responsibilities in this regard. To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

(a)

Review Lumina’s financial statements, MD&A and any annual and interim earnings, press releases before Lumina publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

(b)	Confirm that adequate procedures are in place for the review of Lumina’s public disclosure of financial information extracted or derived from Lumina’s financial statements.

Accounting System and Internal Controls

(a)

Obtain reasonable assurance from discussions with and/or reports from management, and reports from external and internal auditors that Lumina’s accounting systems are reliable and that the prescribed internal controls are operating effectively.

(b)	Direct the auditors’ examinations to particular areas.

(c)	Request the auditors to undertake special examinations (e.g., review compliance with conflict of interest policies).

(d)	Review control weaknesses identified by the external and internal auditors, together with management’s response.

(e)	Review the appointments of the chief financial officer and key financial executives.

(f)	Review accounting and financial human resources and succession planning within the corporation.

Statutory Responsibilities

Ensure compliance by the corporation of any regulatory requirements.

Other Responsibilities

Additional responsibilities to be defined as required, but may include: (i) reviewing the prospectuses and other offering memoranda; (ii) monitoring compliance with the corporate code of conduct; (iii) investigating fraud, illegal acts or conflicts of interest; (iv) discussing selected issues with corporate counsel; and (v) reviewing compliance with environmental codes of conduct and legislation.

Compensation Committee

The Compensation Committee is comprised of two directors, both of which are unrelated directors for the purposes of the TSX Guidelines and independent directors for the purposes of the AMEX rules. The Chairman of the Compensation Committee is John Wright. The Compensation Committee determines the salary and benefits of the executive officers of Lumina, determines the general compensation structure, policies and programs of Lumina, administers Lumina’s stock option plan, and delivers an annual report to shareholders on executive compensation.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of two directors, both of whom are unrelated directors for the purposes of the TSX Guidelines and independent directors for the purposes of the AMEX rules. The Chairman of the Nominating and Governance Committee is John Wright. The Nominating and Governance Committee: oversees the effective functioning of the Board of Directors; oversees the relationship between the Board of Directors and management of Lumina; ensures that the Board of Directors can function independently of management at such times as is desirable or necessary; assists the Board of Directors in providing efficient and effective corporate governance for the benefit of shareholders; identifies possible nominees for the Board of Directors; and reviews the qualifications of possible nominees for, and current members, of the Board of Directors. The Nominating and Governance Committee also annually reviews and makes recommendations to the Board of Directors with respect to: (i) the size and composition of the Board of Directors; (ii) the appropriateness of the committees of the Board of Directors, their mandates and responsibilities and the allocation of directors to the committees; (iii) the appropriateness of the terms of the mandate and responsibilities of the Board of Directors; (iv) the compensation of the directors of Lumina; (v) the directorships held by Lumina’s directors and officers in other corporations; (vi) Lumina’s nominees on the boards of directors of its subsidiaries and other corporations; and (vii) the corporate objectives which the President and Chief Executive Officer of Lumina is responsible for meeting, the assessment of the President and Chief Executive Officer of Lumina by the Board of Directors against these objectives and the appropriateness of the duties and responsibilities of the President and Chief Executive Officer.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors or senior officers of Lumina, or any of its associates or affiliates, are or have been indebted to Lumina at any time since the beginning of the last completed financial year of Lumina.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No director, senior officer, or other insider of Lumina, nor any proposed nominee for election as a director of Lumina, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of Lumina’s last completed financial year or in any proposed transaction which, in either case, has or will materially affect Lumina other than as disclosed herein and as follows:

1.

Anthony Floyd, the CEO, President and a director of Lumina, purchased 7,500 flow-through Lumina Common Shares at a price of $6.10 per share pursuant to a private placement completed on December 2, 2004. In addition, Anthony Floyd purchased 100,000 Lumina Common Shares at a price of $ 1.50 per share pursuant to the exercise of 100,000 share purchase warrants on December 21, 2004 and received 5,000 Lumina Common Shares as a bonus under the Lumina Stock Option Plan.

2.

Robert Pirooz, the Vice-President, Secretary and a director of Lumina, purchased 7,500 flow-through Lumina Common Shares at a price of $6.10 per share pursuant to a private placement completed on December 2, 2004. In addition, Robert Pirooz purchase a total of 100,000 Lumina Common Shares at a price of $1.50 per share pursuant to the exercise of 100,000 share purchase warrants on various dates in 2004 and received 5,000 Lumina Common Shares as a bonus under the Lumina Stock Option Plan.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

Change of Name of Lumina

If the Shareholders approve the Arrangement, Management proposes to change the name of Lumina to “Regalito Copper Corp.”, or such other name as may be approved by the Toronto Stock Exchange, the American Stock Exchange, and the British Columbia Registrar of Companies. Shareholders will therefore be asked to approve the following Special Resolution:

“BE IT RESOLVED, by Special Resolution, that:

1.

The name of Lumina be changed to “Regalito Copper Corp.”, or such other name as may be approved by the Toronto Stock Exchange, the American Stock Exchange, and the British Columbia Registrar of Companies;

2.	The Articles of Lumina be altered accordingly; and

3.

Any director or officer of Lumina is authorized and directed to sign all documents and to do all things necessary or desirable to effect such alteration including the filing of a Notice of Alteration to a Notice of Articles with the Registrar of Companies.”

In the event that the Shareholders do not approve this Special Resolution, Lumina will not proceed with a change of its name. Management of Lumina recommends that the Shareholders approve this Special Resolution.

Approval of New Stock Option Plan

Lumina presently has a fixed stock option plan in place pursuant to which Lumina can issue a maximum of 1,390,943 Shares, including 100,000 bonus shares. Lumina currently has 1,035,000 stock options outstanding representing 5% of the issued and outstanding share capital of Lumina and 243,410 options remain available to grant, representing 1.08% of Lumina’s issued and outstanding share capital. The board of directors wish to now replace and seek shareholder approval for the adoption of a 10% “rolling” stock option plan (the “New Lumina Plan”) whereby Lumina is authorized to grant stock options of up to 10% of its issued and outstanding shares, from time to time. The directors are of the view that it is in the best interests of Lumina to implement the New Lumina Plan, which will enable the directors to grant options to directors, officers, employees and other service providers as a means of rewarding positive performance and providing incentive to effectively manage the affairs of Lumina.

In addition, the directors of Lumina wish to seek shareholder approval to include a provision for the issuance of up to an aggregate of 200,000 Lumina Common Shares (the “Bonus Shares”) in each calendar year to those directors, officers, employees and consultants who are deemed to have provided extraordinary contributions to the advancement of Lumina. Any such issuance would be based on performance reviews and recommendations by Lumina’s Compensation Committee.

The following information is intended as a brief description of the New Lumina Plan and is qualified in its entirety by the full text of the New Lumina Plan which is attached hereto as Schedule “O”:

(a)	all options will be non-assignable and non-transferable.

(b)	a maximum of 10% of the issued shares of Lumina, from time to time inclusive of the Bonus Shares, may be reserved for issuance pursuant to the exercise of options.

(c)

the exercise price of any options granted under the New Lumina Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the weighted average market price of the 5 trading days prior to the date the option is granted.

(d)

the number of shares which may be reserved for issuance pursuant to options granted to Insiders under the New Lumina Plan, together with all of Lumina’s other previously established or proposed share compensation arrangements, in aggregate, shall not at any time exceed 10% of the total number of issued and outstanding common shares in the capital of Lumina on a non-diluted basis. The number of option shares and Bonus Shares which may be issuable under the New Lumina Plan, together with all of Lumina’s other previously established or proposed share compensation arrangements, within a one-year period:

	(i)	to Insiders in aggregate, shall not exceed 10% of the outstanding issue; and

	(ii)	to any one optionee who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

(e)

subject to prior shareholder approval, the New Lumina Plan limits the number of options granted together with the number of Bonus Shares issued to any one individual during a one year period to 5% of the issued and outstanding shares capital.

(f)

the New Lumina Plan limits the number of options granted together with the number of Bonus Shares issued to a consultant or an employee performing investor relations activities during a one year period to 2% of the issued and outstanding shares capital.

(g)	the New Lumina Plan limits the exercise period of any option grant to 10 years from the date of grant, or such lesser period as determined by the directors of Lumina.

(h)

upon expiry of an option, or in the event an option is otherwise terminated for any reason, without having been exercised in full, the number of shares in respect of the expired or terminated option will again be available for the purposes of the New Lumina Plan.

(i)

if the option holder ceases to be a director of Lumina or ceases to be employed by Lumina (other then by reason of death), as the case may be, then the option granted will expire on no later than the 30th day following the date that the option holder ceases to be a director or ceases to be employed by Lumina, subject to the terms and conditions set out in the New Lumina Plan.

(j)

disinterested shareholder approval must be obtained for (i) any reduction in the exercise price of an outstanding option, if the option holder is an insider; and (ii) any grant of options to any one individual, within a 12 month period, exceeding 5% of Lumina’s issued shares.

(k)

for stock options granted to employees, consultants or management company employees, Lumina represents that the proposed optionee is a bona fide employee, consultant or management company employee, as the case may be.

(l)	options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of Lumina’s common shares.

(m)

the Board of Directors may make certain amendments to the New Lumina Plan or any option without shareholder approval. The directors have the authority to make changes such as: amendments of a “housekeeping” nature; a change to the vesting provisions of an option or the New Lumina Plan; a change to the termination provisions of an option or the New Lumina Plan which does not entail an extension beyond the original expiry date; and the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying options from the New Lumina Plan reserve. Amendments which reduce the exercise price or extend the term of an option held by an insider or which increase the fixed maximum percentage of common shares issuable under the New Lumina Plan will require shareholder approval. Any amendment to the New Lumina Plan is also subject to the acceptance of the TSX.

The New Lumina Plan will be administered by Lumina’s secretary or such other senior officer or employee as may be designated by the Board of Directors from time to time. Upon the approval of the New Lumina Plan by Lumina’s shareholders, shareholder approval will not be required or sought on a case-by-case basis for the purpose of the granting of options to and the exercise of options by employees of Lumina or its affiliates regularly employed on a full-time or part-time basis, directors of Lumina and persons who perform services for Lumina on an ongoing basis or who have provided, or are expected to provide, services of value to Lumina.

Shareholders will be asked to consider, and if thought fit to approve the following resolution:

“BE IT RESOLVED BY AN ORDINARY RESOLUTION THAT :

1.	The New Lumina Plan, as more particularly described in the Management Proxy Circular dated April 1, 2005, and the transactions contemplated therein are hereby approved; and

2.

Any director or officer of Lumina is hereby authorized and directed to execute and deliver, under corporate seal or otherwise, all such documents and instruments and to do all such acts as in the opinion of such director or officer may be necessary or desirable to give effect to this resolution.”

THE ARRANGEMENT

General

The purpose of the Arrangement is to reorganize Lumina and its present operations into four separate public companies: Lumina, Norco, Global and Lumco. On the Effective Date, each of Lumina, Norco, Global and Lumco will have the same shareholders and each shareholder will have the same percentage interest in each of Lumina, Norco, Global and Lumco as they had in Lumina prior to the Effective Date.

Each Shareholder on the Effective Date will, as of the Effective Date, hold one New Lumina Common Share, one Norco Common Share, one Global Common Share and one Lumco Common Share for each Lumina Common Share held by such Shareholder on the Effective Date.

Lumina

Lumina was incorporated by registration of its Memorandum and Articles under the BCBCA on March 3, 2000 under the name “First Trimark Ventures Inc.” On May 23, 2003 Lumina changed its name to Lumina Copper Corp. The Lumina Common Shares are currently listed on the TSX under the trading symbol “LCC” and on AMEX under the trading symbol “LCC”. Lumina is a reporting issuer in British Columbia, Alberta, Ontario and the United States and it files its annual information forms, annual and interim financial statements, management’s discussion and analysis and other continuous disclosure documents with the securities commissions or similar regulatory authorities in each such province and the United States Securities and Exchange Commission. These public disclosure documents are available under Lumina’s profile on the SEDAR website at www.sedar.com or on the United States Securities and Exchange Commission website which can be accessed at www.sec.gov.

The following diagram shows Lumina and its subsidiaries, the laws under which they were incorporated and the dates on which they came into existence:

Upon completion of the Arrangement, it is proposed that Lumina will retain its option interest in the Regalito copper property located in Chile. It is further proposed that the New Lumina Common Shares will continue to be listed on the TSX and AMEX, subject to Lumina complying with the continued listing requirements of the TSX and AMEX. The Arrangement is subject to the prior approval of both the TSX and AMEX. There can, however, be no assurances as to whether Lumina will be able to maintain its listing on either the TSX or AMEX.

For a description of the business to be carried on by Lumina following the completion of the Arrangement see Schedule “I” hereto.

Norco

Norco was incorporated under the BCBCA on February 28, 2005 for the purposes of carrying out the Arrangement. Upon completion of the Arrangement, it is proposed that Norco will hold the Galeno, Molino and Pashpap Properties located in Peru. For a description of the business to be carried on by Norco following the completion of the Arrangement see Schedule “J” hereto.

Norco will seek to have the Norco Common Shares listed for trading on the TSX immediately prior to the Effective Date. Listing will be subject to Norco meeting the original listing requirements of the TSX. If Norco is unsuccessful in having its shares listed on the TSX, Norco will apply to have the Norco Common Shares listed and traded on the TSX-V. There can, however, be no assurances as to if, or when, the Norco Common Shares will be listed and called for trading on either the TSX or the TSX-V.

Global

Global was incorporated under the BCBCA under the name Continental Copper Corp. on February 28, 2005 for the purposes of carrying out the Arrangement. On March 23, 2005 Global changed its name to its current name. Upon completion of the Arrangement, it is proposed that Global will hold the Relincho and Vizcachitas properties located in Chile and the Taca Taca and San Jorge Properties located in Argentina. For a description of the business to be carried on by Global following the completion of the Arrangement see Schedule “K” hereto.

The Global Common Shares will not be listed on the TSX or the TSX-V on the Effective Date. Management anticipates that Global will seek to have the Global Common Shares traded on the TSX following completion of the Arrangement but subsequent to the Effective Date. Listing will be subject to Global meeting the original listing requirements of the TSX. If Global is unsuccessful in having its shares listed on the TSX it will apply to have the Global Common Shares listed and traded on the TSX-V. There can, however, be no assurances as to if, or when, the Global Common Shares will be listed and called for trading on the TSX or the TSX-V.

Lumco

Lumco was incorporated under the BCBCA on February 28, 2005 for the purposes of carrying out the Arrangement. Upon completion of the Arrangement, it is proposed that Lumco will hold Lumina’s remaining assets, the Canadian copper properties, Casino, Apple Bay, Redstone and Hushamu. For a description of the business to be carried on by Lumco following the completion of the Arrangement see Schedule “L” hereto.

Lumco will seek to have the Lumco Common Shares listed for trading on the TSX immediately prior to the Effective Date. Listing will be subject to Lumco meeting the original listing requirements of the TSX. If Lumco is unsuccessful in having its shares listed on the TSX, Lumco will apply to have the Lumco Common Shares listed and traded on the TSX-V. There can, however, be no assurances as to if, or when, the Lumco Common Shares will be listed and called for trading on either the TSX or the TSX-V.

Reasons for the Arrangement

The Board of Directors has concluded that the proposed corporate reorganization pursuant to the Arrangement is in the best interests of Lumina and its Shareholders, and is designed to enhance Shareholder value, for the following reasons:

(a)

Outside of Lumina’s option interest in the Regalito Property in Chile, Lumina owns numerous other mineral exploration properties in Chile, Peru, Argentina and Canada. Considerable funds have been spent by others to advance these projects that are now at various stages of development. Management had expected the market valuations of these projects to increase however despite increases in copper prices these projects are currently receiving little or no market valuation due to the high profile of the Regalito Property;

(b)	Lumina’s primary focus is the development of the Regalito property;

(c)	The formation of Global, Norco and Lumco to hold the non Regalito properties will improve the identification and valuation of these other copper projects;

(d)

The formation of Global, Norco and Lumco will facilitate separate fund-raising, exploration and development strategies that will be required to develop each set of properties without the corresponding dilution to the Shareholders; and

(f)

Funding the exploration and development projects other than the Regalito property in three separate companies will allow those projects to be advanced in a more timely fashion and will allow the Canadian and American equity markets to focus more specifically on such projects and ascribe an appropriate value to them.

Details of the Arrangement

On the Effective Date, the following will occur and be deemed to occur in the following order, unless otherwise noted, without further act or formality and with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a)	Lumina’s authorized share structure will be amended by:

	(i)	altering the name of the 100,000,000 common shares without par value to be 100,000,000 Class A Common shares without par value;

	(ii)	canceling the 100,000,000 unissued preferred shares;

	(ii)	creating the following four new classes of shares:

		(A)	an unlimited number of common shares without par value;
		(B)	an unlimited number of series 1 special shares with a par value equal to the Lumco Redemption Amount;
		(C)	an unlimited number of series 2 special shares with a par value equal to the Norco Redemption Amount; and
		(D)	an unlimited number of series 3 special shares with par a value equal to the Global Redemption Amount.

Lumina’s shares will have the rights and restrictions set out in Lumina’s Articles. Lumina’s Articles will be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule A of the Arrangement Agreement;

(b)	Lumina’s central securities register for common shares will be redesignated as the central securities register for the Class A Common shares;

(c)

Lumco's authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Lumco Redemption Amount and having the rights and restrictions set out in Lumco's Articles. Lumco's Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B of the Arrangement Agreement;

(d)

Norco’s authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Norco Redemption Amount and having the rights and restrictions set out in Norco's Articles. Norco’s Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B of the Arrangement Agreement;

(e)

Global’s authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Global Redemption Amount and having the rights and restrictions set out in Global's Articles. Global’s Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B of the Arrangement Agreement;

(f)

Lumina will sell and transfer the Lumco Transferred Assets to Lumco in consideration for the issuance by Lumco of 1,000 Lumco Preferred Shares and the Lumco Share Obligations. Lumina will take all such actions and deliver all such documents as may be required to convey title to the Lumco Transferred Assets to Lumco;

(g)

Lumina will sell and transfer the Norco Transferred Assets to Norco in consideration for the issuance by Norco of 1,000 Norco Preferred Shares and the Norco Share Obligations. Lumina will take all such actions and deliver all such documents as may be required to convey title to the Norco Transferred Assets to Norco;

(h)

Lumina will sell and transfer the Global Transferred Assets to Global in consideration for the issuance by Global of 1,000 Global Preferred Shares and the Global Share Obligations. Lumina will take all such actions and deliver all such documents as may be required to convey title to the Global Transferred Assets to Global;

(i)

Each Lumina Common Share issued and outstanding on the Effective Date (other than shares held by dissenting shareholders) will be exchanged for one New Lumina Common Share and one Lumina Series 1 Special Share, one Lumina Series 2 Special Share and one Lumina Series 3 Special Share. The PUC of the New Lumina Common Shares, the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and the Lumina Series 3 Special Share will be determined as follows:

	(i)	the amount of the PUC of the Lumina Series 1 Special Shares will be equal to their par value;
	(ii)	the amount of the PUC of the Lumina Series 2 Special Shares will be equal to their par value;
	(iii)	the amount of the PUC of the Lumina Series 3 Special Shares will be equal to their par value
	(iv)	the amount of the PUC of the New Lumina Common Shares will be equal to the PUC of the Lumina Common Shares minus the aggregate of the PUC of the Lumina Series 1, 2 and 3 Special Shares;

Each Shareholder will cease to be the holder of the Lumina Common Shares so exchanged and will become the holder of the number of New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares issued to such Shareholder. The name of such Shareholder will be removed from the central securities register for Lumina Common Shares in respect of the Lumina Common Shares so exchanged and will be added to the central securities register of New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and the Lumina Series 3 Special Shares, respectively, so issued to such Shareholder;

(j)

Contemporaneously with step (i), each outstanding whole Lumina Option will be exchanged for one whole Lumco Option, one whole Norco Option, one whole Global Option and one whole New Lumina Option. The exercise price of each of the new options will, based on the approximate value of Lumina’s mineral properties in relation to Lumina’s market capitalization, be .8% of the Exercise Price for the Lumco Option, .7% of the Exercise Price for the Norco Option, 3.4% of the Exercise Price for the Global Option and 95.1% of the Exercise Price for the New Lumina Option;

(k)

The Lumina Common Shares exchanged for the New Lumina Common Shares, the Lumina Series 1 Special Shares, the Lumina Series 2 Special Shares and the Lumina Series 3 Special Shares will be cancelled and the appropriate entry will be made in Lumina’s central securities registry;

(l)	Each holder of Lumina Series 1 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Lumco;

(m)	Each holder of Lumina Series 2 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Norco;

(n)	Each holder of Lumina Series 3 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Global;

(o)

As consideration for the Lumina Series 1 Special Shares transferred to it, Lumco will issue to such holders, Lumco Common Shares on the basis of one Lumco Common Share for every one whole Lumina Series 1 Special Share. The stated capital account maintained in respect of Lumco Common Shares will be increased by an amount equal to the PUC of the transferred Lumina Series 1 Special Shares. Each holder of Lumina Series 1 Special Shares so sold and transferred will cease to be the holder of the Lumina Series 1 Special Shares so sold and transferred and will become the holder of the number of Lumco Common Shares issued to such holder. The name of such holder will be removed from the central securities register of Lumina Series 1 Special Shares in respect of the Lumina Series 1 Special Shares so sold and transferred and will be added to the central securities register of Lumco as the holder of the number of Lumco Common Shares so issued to such holder, and Lumco will be and will be deemed to be the transferee of the Lumina Series 1 Special Shares so transferred and the name of Lumco will be entered in the central securities register of Lumina Series 1 Special Shares so sold and transferred to Lumco;

(p)

As consideration for the Lumina Series 2 Special Shares transferred to it, Norco will issue to such holders, Norco Common Shares on the basis of one Norco Common Share for every one whole Lumina Series 2 Special Share. The stated capital account maintained in respect of Norco Series 2 Common Shares will be increased by an amount equal to the PUC of the transferred Lumina Series 2 Special Shares. Each holder of Lumina Series 2 Special Shares so sold and transferred will cease to be the holder of the Lumina Series 2 Special Shares so sold and transferred and will become the holder of the number of Norco Common Shares issued to such holder. The name of such holder will be removed from the central securities register of Lumina Series 2 Special Shares in respect of the Lumina Series 2 Special Shares so sold and transferred and will be added to the central securities register of Norco as the holder of the number of Norco Common Shares so issued to such holder, and Norco will be and will be deemed to be the transferee of the Lumina Series 2 Special Shares so transferred and the name of Norco will be entered in the central securities register of Lumina Series 2 Special Shares so sold and transferred to Norco;

(q)

As consideration for the Lumina Series 3 Special Shares transferred to it, Global will issue to such holders, Global Common Shares on the basis of one Global Common Share for every one whole Lumina Series 2 Special Share. The stated capital account maintained in respect of Global Series 3 Common Shares will be increased by an amount equal to the PUC of the transferred Lumina Series 3 Special Shares. Each holder of Lumina Series 3 Special Shares so sold and transferred will cease to be the holder of the Lumina Series 3 Special Shares so sold and transferred and will become the holder of the number of Global Common Shares issued to such holder. The name of such holder will be removed from the central securities register of Lumina Series 3 Special Shares in respect of the Lumina Series 3 Special Shares so sold and transferred and will be added to the central securities register of Global as the holder of the number of Global Common Shares so issued to such holder, and Global will be and will be deemed to be the transferee of the Lumina Series 3 Special Shares so transferred and the name of Global will be entered in the central securities register of Lumina Series 3 Special Shares so sold and transferred to Global;

(r)

Lumina will purchase for cancellation the Lumina Series 1 Special Shares held by Lumco in consideration for the issuance by Lumina to Lumco of the Lumina Lumco Note. The repurchased Lumina Series 1 Special Shares will be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 1 Special Shares;

(s)

Lumina will purchase for cancellation the Lumina Series 2 Special Shares held by Norco in consideration for the issuance by Lumina to Norco of the Lumina Norco Note. The repurchased Lumina Series 2 Special Shares will be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 2 Special Shares;

(t)

Lumina will purchase for cancellation the Lumina Series 3 Special Shares held by Global in consideration for the issuance by Lumina to Global of the Lumina Global Note. The repurchased Lumina Series 3 Special Shares will be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 3 Special Shares;

(u)	The authorized share structure of Lumina will be amended by eliminating the 100,000,000 Class A Common Shares without par value, the unlimited Series 1 Special Shares without par value, the unlimited

Series 2 Special Shares and the unlimited Series 3 Special Shares none of which are issued. Lumina’s Articles will be amended by deleting Article 27 of the Articles;

(v)

Lumco will purchase for cancellation the 1,000 Lumco Preferred Shares held by Lumina in consideration for the issuance by Lumco to Lumina of the Lumco Note having a principal amount and fair market value equal to the aggregate fair market value of the 1,000 Lumco Preferred Shares purchased for cancellation. The repurchased Lumco Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumco Preferred Shares;

(w)

The authorized share structure of Lumco shall be amended by eliminating the unlimited preferred shares without par value, none of which are issued. Lumco's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Lumco Common Shares and Lumco Preferred Shares;

(x)

Norco will purchase for cancellation the 1,000 Norco Preferred Shares held by Lumina in consideration for the issuance by Norco to Lumina of the Norco Note having a principal amount and fair market value equal to the aggregate fair market value of the Norco Preferred Shares purchased for cancellation. The repurchased Norco Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Norco Preferred Shares;

(y)

The authorized share structure of Norco shall be amended by eliminating the unlimited special preferred shares without par value, none of which are issued. Norco's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Norco Common Shares and Norco Preferred Shares;

(z)

Global will purchase for cancellation the 1,000 Global Preferred Shares held by Lumina in consideration for the issuance by Global to Lumina of the Global Note having a principal amount and fair market value equal to the aggregate fair market value of the Global Preferred Shares purchased for cancellation. The repurchased Global Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Global Preferred Shares;

(aa)

The authorized share structure of Global shall be amended by eliminating the unlimited preferred shares without par value, none of which are issued. Global's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Global Common Shares and Global Preferred Shares;

(bb)

Lumina will pay the principal amount of the Lumina Lumco Note by transferring to Lumco the Lumco Note which will be accepted by Lumco as full payment, satisfaction and discharge of Lumina’s obligation under the Lumina Lumco Note and simultaneously, Lumco will pay the principal amount of the Lumco Note by transferring to Lumina the Lumina Lumco Note which will be accepted by Lumina as full payment, satisfaction and discharge of Lumco's obligation under the Lumco Note. The Lumina Lumco Note and the Lumco Note will both thereupon be cancelled;

(cc)

Lumina will pay the principal amount of the Lumina Norco Note by transferring to Norco the Norco Note which will be accepted by Norco as full payment, satisfaction and discharge of Lumina’s obligation under the Lumina Norco Note and simultaneously, Norco will pay the principal amount of the Norco Note by transferring to Lumina the Lumina Norco Note which will be accepted by Lumina as full payment, satisfaction and discharge of Norco's obligation under the Norco Note. The Lumina Norco Note and the Norco Note will both thereupon be cancelled;

(dd)

Lumina will pay the principal amount of the Lumina Global Note by transferring to Global the Global Note which will be accepted by Global as full payment, satisfaction and discharge of Lumina’s obligation under the Lumina Global Note and simultaneously, Global will pay the principal amount of the Global Copper Note by transferring to Lumina the Lumina Global Note which will be accepted by Lumina as full payment, satisfaction and discharge of Global's obligation under the Global Note. The Lumina Global Note and the Global Copper Note will both thereupon be cancelled; and

(ee)	Lumina will change its name to Regalito Copper Corp. or such other name as is acceptable to the TSX, AMEX and the Registrar of Companies.

Arrangement Agreement

Lumina has entered into the Arrangement Agreement for the purpose of carrying out the Plan of Arrangement and consummating the transactions contemplated by the Plan of Arrangement. The Arrangement Agreement contains covenants, conditions and termination provisions by which the parties to the Arrangement Agreement are bound. The parties to the Arrangement Agreement have also made certain representations and warranties to each other and have agreed to certain other terms and conditions which are standard in a transaction of the nature embodied by the Arrangement. In addition, the Arrangement Agreement provides that it may be amended by Lumina before or after the Meeting without further notice to, or the approval of, the Shareholders. The full text of the Arrangement Agreement is attached as Schedule “G” to this Management Proxy Circular and the Plan of Arrangement is attached as Appendix I to the Arrangement Agreement.

Approvals Necessary for the Arrangement

Shareholder Approval

As provided in the Interim Order, in order for the Arrangement to become effective, the Arrangement Resolution must be passed, with or without variation, by the Shareholders by Special Resolution. The full text of the Arrangement Resolution is substantially as set out in paragraph 4 of Schedule “H” to this Management Proxy Circular.

Court Approval

A statutory arrangement under the BCBCA requires Court approval. Prior to the mailing of this Management Proxy Circular, Lumina obtained the Interim Order which, among other things, provides for the calling and holding of the Meeting, and certain other procedural matters, and caused to be issued a Notice of Hearing of Petition for the Final Order to approve the Arrangement. The Interim Order does not constitute approval of the Arrangement by the Court. A copy of the Interim Order and the Notice of Hearing of Petition for the Final Order are set forth in Schedules “B” and “C”, respectively, to this Management Proxy Circular.

As set out in the Notice of Hearing of Petition, the hearing in respect of the Final Order is scheduled to take place at 9:45 a.m. (Vancouver time) on May 12, 2005, or so soon thereafter as counsel may be heard, or at such other date and time as the Court may direct at the Law Courts, 800 Smithe Street, Vancouver, British Columbia, subject to approval by the Shareholders of Lumina of the Arrangement. Any Shareholder of Lumina has the right to appear at such hearing and present evidence or argument, subject to the rules of the Court. The Interim Order provides that any Shareholder wishing to appear in opposition to the petition for the Final Order must give Lumina at least one week notice of the Shareholder’s intention to do so.

The authority of the Court is very broad under section 291 of the BCBCA. Lumina has been advised by its legal counsel that the Court may make any inquiry it considers appropriate and may make any order it considers appropriate with respect to the Arrangement. The Court will consider, among other things, the fairness and reasonableness to the Shareholders of the Arrangement in its entirety. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court considers fit. The Court will be advised, prior to the hearing, that the Court’s approval of the Arrangement will form the basis for an exemption from registration requirements of the 1933 Act pursuant to Section 3(a)(10) thereof with respect to the New Lumina Common Shares, the Global Common Shares, the Norco Common Shares and the Lumco Common Shares to be distributed pursuant to the Arrangement.

Regulatory Approval

The Arrangement is subject to prior approval of the TSX and AMEX.

Consequences if Approvals Not Obtained

If the Arrangement is not approved by the Shareholders or the Court in the manner described above, the Arrangement will not be completed.

Conditions to the Arrangement Becoming Effective

In addition to Shareholder, Court and regulatory approval, the Arrangement Agreement provides that the implementation of the Arrangement is subject to satisfaction of various conditions on or prior to the Effective Date, certain of which are summarized below:

(a)	the Arrangement with or without amendment, will have been approved by the Shareholders;

(b)

the TSX and the Amex will have conditionally accepted the Arrangement and the TSX shall have confirmed that immediately prior to the Effective Date, the Series 1, 2 and 3 Special Shares of Lumina issuable under the Arrangement will be listed on the TSX;

(c)

the TSX or in the alternative the TSX-V will have conditionally accepted the Arrangement and confirmed that immediately prior to the Effective Date, the Norco Common Shares and the Lumco Common Shares issuable under the Arrangement will be listed on the TSX or Tier 1 or Tier 2 of the TSX-V;

(d)

all other consents, orders, rulings, approvals and assurances, including regulatory and judicial approvals and orders required, necessary or desirable for the Arrangement to become effective will have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances, in a form acceptable to Lumina;

(e)	there will not be in force any order or decree restraining or enjoining the consummation of the transaction contemplated by the Arrangement Agreement;

(f)	unless otherwise determined by management, notices of dissent have not been delivered by Shareholders holding greater than 1% of the outstanding Lumina Common Shares; and

(g)	the Arrangement Agreement will not have been terminated as provided for therein.

Certain of the foregoing conditions may be waived.

Management of Lumina believes that all material consents, orders, rulings, approvals and assurances required to complete the Arrangement will be obtained prior to the Effective Date in the normal course upon application therefore. There can, however, be no assurance that all of the conditions to the Arrangement will be fulfilled prior to the Effective Date. The fulfillment of certain of the conditions may be waived by mutual agreement of Lumina, Norco, Global and Lumco.

Notwithstanding the fulfilment, or waiver, of the foregoing and other conditions, the Board of Directors may decide at any time before or after the Meeting and prior to the Effective Date not to proceed with the Arrangement, in which event the Arrangement Agreement will be terminated without any further action on the part of the Shareholders or the Court. The Board of Directors considers it appropriate to retain the flexibility not to proceed with the Arrangement should some event occur prior to the Arrangement becoming effective which in the opinion of the Board of Directors makes it inappropriate to complete the Arrangement. The Arrangement Resolution to be considered and passed by the Shareholders at the Meeting authorizes such action by the Board of Directors.

Effective Date

Upon receipt of Shareholder, Court and regulatory approvals, and satisfaction of all other conditions set forth in the Arrangement Agreement, the Board of Directors intends to make the Arrangement effective. Making the Arrangement effective will be subject to obtaining the Final Order of the Court. If the Final Order approving the Arrangement is granted on May 12, 2005, it is expected that the Effective Date will be on or about May 18, 2005. Lumina will announce the Effective Date through the media following receipt of the Final Order.

Distribution of Share Certificates

A form of letter of transmittal containing instructions with respect to the surrender of certificates representing Lumina Common Shares has been forwarded with this Information Circular to Lumina Shareholders for use, following the Effective Date, in exchanging their certificates for Lumina Common Shares for Lumco, Norco and Global Common Shares as well as Lumina New Common Shares. Upon surrender of a properly completed letter of transmittal together with certificates representing Lumina Common Shares to the Transfer Agent, certificates representing the Lumco, Norco and Global Common Shares and Lumina New Common Shares, respectively, will be issued and delivered to each such former Lumina Shareholder.

Treatment of Fractional Interests

Under the Arrangement, no fractional shares will be issued and fractional interests in Lumina Special Shares (which will be exchanged for Norco, Global and Lumco Common Shares) will be rounded down to the nearest whole Lumina Special Share.

Intentions of Management

All of the directors and officers of Lumina have indicated their intention to vote all of their Lumina Common Shares in favour of the Arrangement and the other business to be transacted at the Meeting.

Recommendations of Board of Directors

The Board of Directors has reviewed the terms and conditions of the Arrangement and has unanimously concluded that the terms of the Arrangement are fair and reasonable to, and are in the best interests of Lumina and the Shareholders.

In arriving at their recommendation, the Board of Directors considered, among other matters:

(a)	the conclusions of the Board of Directors and management of Lumina with respect to the increase in shareholder value. See “The Arrangement - Reasons for the Arrangement”;

(b)

the terms of the Arrangement, which will result in Shareholders continuing to own immediately after the Arrangement no less than their current proportionate voting and equity interest in all of the assets currently held by Lumina through their ownership in all of the outstanding common shares of Lumina, Global, Norco and Lumco;

(c)	the procedures by which the Arrangement will be approved, including the two-thirds majority approval required by Shareholders at the Meeting, and the requirement of Court approval; and

(d)	the tax treatment of Shareholders under the Arrangement.

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote in favour of the Arrangement Resolution and all other matters to be considered at the Meeting.

Effect of the Arrangement on Certain Outstanding Securities of Lumina

Share Purchase Warrants

All outstanding Warrants contain standard anti-dilution provisions that will be triggered by the implementation of the Arrangement. Under the Arrangement, each whole Lumina Warrant outstanding on the Effective Date will, upon exercise of such Lumina Warrant after the Effective Date, entitle the holder thereof to receive one New Lumina Common Share, one Norco Common Share, one Global Common Share and one Lumco Common Share at an aggregate exercise price equal to the exercise price provided for in the certificate representing such Lumina Warrant, subject to the terms and conditions contained in such certificate.

Holders of Lumina Warrants will not be permitted to exercise Lumina Warrants to purchase New Lumina Common Shares, Lumco Common Shares, Global Common Shares or Norco Common Shares separately from each other.

Lumina will use the net proceeds from the exercise of any Lumina Warrants after the Effective Date to acquire Lumco, Global and Norco Common Shares by exercising its warrants such that Lumina will receive 95.1% of the net proceeds per New Lumina share issued, Lumco will receive .8% of the net proceeds per Lumco Common Share issued, Global will receive 3.4% of the net proceeds per Global Common Share issued and Norco will receive .7% of the net proceeds per Norco Common Share issued. Upon receipt of such funds, Lumco, Global and Norco will issue and deliver to Lumina the certificate representing the new Lumco Common Shares, Global Common Shares

and Norco Common Shares to which Lumina is entitled and Lumina will assign and deliver the Lumco, Global, and Norco Common Shares to the Lumina Warrantholder.

Stock Options

On the Effective Date, each whole Lumina Option outstanding on the Effective Date will be exchanged for one whole Lumco Option, one whole Norco Option, one whole Global Option and one whole New Lumina Option. The exercise price of each of the new options will be .8% of the Exercise Price for the Lumco Option, .7% of the Exercise Price for the Norco Option, 3.4% of the Exercise Price for the Global Option and 95.1% of the Exercise Price for the New Lumina Option.

In addition, the boards of directors of Lumina, Norco, Global and Lumco may grant incentive stock options to purchase Lumina, Norco, Global and Lumco Common Shares to their respective directors, officers, employees and consultants in amounts to be determined by the respective boards of directors at exercise prices in compliance with the requirements of, where appropriate, the TSX, AMEX and TSX-V.

Bonus Shares

After the Effective Date, if Lumina, at any time issues Bonus Shares to a party pursuant to the Lumina Stock Option Plan in connection with an agreement entered into prior to the Effective Date then Lumco, Global and Norco will issue and deliver to that party a certificate representing the same number of new Lumco Common Shares, Global Common Shares and Norco Common Shares as Lumina issued to the party.

Potential Future Stock Issuances by Lumina

In order to complete the purchase of the Galeno and Relincho Properties Lumina has either the option to issue shares to the vendor as part of the consideration to complete the purchase of the subject property. It is anticipated that the Galeno Property will be transferred to Norco and the Relincho Property to Global. As a term of the Arrangement Agreement both Norco and Global have agreed that unless otherwise agreed by all of the affected parties they will not exercise the right to issue shares to the vendor as part of the consideration to complete the purchase of their respective properties.

Fees and Expenses

All costs relating to the Arrangement, including technical, accounting and legal fees, will be borne by Lumina.

Securities Laws Considerations

Canadian Securities Laws

The issue of the New Lumina Common Shares, the Lumina Special Shares and the Norco, Global and Lumco Common Shares, including the issuance of Norco, Global and Lumco Common Shares upon the exercise of Lumina Options and Warrants after the Effective Date, pursuant to the Arrangement, will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable provincial securities legislation or, where required, exemption orders or rulings from various securities commissions and regulatory authorities in the provinces and territories of Canada where registered Shareholders of Lumina are resident. Lumina is currently a “reporting issuer'” under the applicable securities legislation in the Provinces of British Columbia, Alberta and Ontario. Under applicable provincial securities laws the New Lumina Common Shares and Norco, Global and Lumco Common Shares received by Shareholders, holders of Lumina Options or holders of Lumina Warrants in connection with the Arrangement may be resold in the Provinces of British Columbia, Alberta and Ontario without hold period restriction (provided that no unusual effort is made to prepare the market or create a demand for these securities and no extraordinary commission or consideration is paid in respect of the sale). Resales of New Lumina Common Shares and Norco, Global and Lumco Common Shares will be subject to resale restrictions where the sale is made from either the holdings of any person, company or combination of persons or companies holding a sufficient number of New Lumina Common Shares, Norco Common Shares, Global Common Shares or Lumco Common Shares, as the case may be, to affect materially the control of Lumina, Norco, Global or Lumco, respectively.

Holders of New Lumina Common Shares, Norco Common Shares, Global Common Shares or Lumco Common Shares should seek legal advice prior to any resale of such securities to ensure the resale is made in compliance with the requirements of applicable securities legislation. Resales of securities acquired in connection with the Arrangement may be required to be made through properly registered securities dealers.

United States Securities Laws

The issue of the New Lumina Common Shares, the Lumina Special Shares and the Norco, Global and Lumco Common Shares in connection with the Arrangement will not be registered under the 1933 Act or the securities laws of any state of the United States and will be effected in reliance upon the exemption from registration provided by Section 3(a)(10) of the 1933 Act and exemptions provided under the securities laws of each state of the United States. Section 3(a)(10) of the 1933 Act exempts from registration a security which is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have a right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. Accordingly, the Final Order will, if granted, constitute the basis for the exemption from the registration requirements of the 1933 Act with respect to the above-named securities issued in connection with the Arrangement.

The New Lumina Common Shares and the Norco, Global and Lumco Common Shares issuable upon exercise of the Lumina Warrants after the Effective Date have not been registered under the 1933 Act or the securities laws of any state of the United States. As a result, such Lumina Warrants may not be exercised by or on behalf of a U.S. person or in the United States, as these terms are defined in Rule 902 of Regulation S under the 1933 Act, unless the New Lumina Common Shares and the Norco, Global and Lumco Common Shares issuable upon exercise of such Lumina Warrants are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration is available. Unless the New Lumina Common Shares and the Norco, Global and Lumco Common Shares issuable upon exercise of the Lumina Warrants are registered or exempt under the 1933 Act, holders of the Lumina Warrants who are U.S. persons or resident in the United States must either resell the Lumina Warrants to persons outside the United States or permit the Lumina Warrants to expire.

The New Lumina Common Shares issuable upon exercise of Lumina Options after the Effective Date have not been registered under the 1933 Act or the securities laws of any state of the United States. As a result, such Lumina Options may not be exercised by or on behalf of a U.S. person or in the United States, as these terms are defined in Rule 902 of Regulation S under the 1933 Act, unless the New Lumina Common Shares issuable upon exercise of such Lumina Options are registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration is available. Unless the New Lumina Common Shares issuable upon exercise of Lumina Options are registered or exempt under the 1933 Act, holders of Lumina Options who are U.S. persons or resident in the United States may not be able to exercise their Lumina Options and may be required to permit their Lumina Options to expire.

The New Lumina Common Shares and the Norco, Global and Lumco Common Shares received pursuant to the Arrangement will not be registered under the 1933 Act in reliance upon the exemption provided by Section 3(a)(10) thereof. The restrictions on resale imposed by the 1933 Act will depend on whether the holder of Lumina or Norco, Global and Lumco securities, respectively, is or, following the Arrangement, will be an "affiliate'' of the issuer of such securities. As defined in Rule 144 under the 1933 Act, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer.

Persons who are not and following the Arrangement will not be affiliates of Lumina, Norco, Global or Lumco, respectively, may resell their securities of such issuer in the United States without restriction under the 1933 Act and, provided the recognized securities manual exemption or other exemption is available, under the securities laws of the states of the United States.

Persons who are or after the Arrangement will be an affiliate of Lumina, Norco, Global or Lumco, respectively, may not resell their securities of such issuer in the absence of registration under the 1933 Act, unless such sales comply with the exemption from registration contained in Rule 145(d) under the 1933 Act, or unless registration is not required pursuant to the exclusion from registration provided by Regulation S under the 1933 Act.

In general, under Rule 145(d) as currently in effect, persons who are or after the Arrangement will be affiliates of Lumina, Norco, Global or Lumco, respectively, will be entitled to resell in the United States during any three-month period that number of securities of the issuer that does not exceed the greater of one percent of the then outstanding class of securities or, if such securities are listed on a United States securities exchange or traded on NASDAQ, the average weekly trading volume of such securities during the four-week period preceding the date of sale, subject to certain restrictions on manner of sale, aggregation rules and the availability of public information about the issuer. Affiliates of Lumina, Norco, Global or Lumco, respectively, who are not affiliates of the issuer following the Arrangement, and who hold their securities of such issuer for a period of one year after the Arrangement, may resell such securities without regard to the volume and manner of sale limitations set forth in the preceding sentence, subject to the availability of certain public information about the applicable issuer. Affiliates of Lumina, Norco, Global or Lumco, respectively, who are not affiliates of the issuer following the Arrangement, have not been affiliates during the three months preceding the date of sale, and who hold their securities of such issuer for a period of two years after the Arrangement, may resell such securities without any restrictions under the 1933 Act and, provided the recognized securities manual exemption or other exemption is available, under the securities laws of the states of the United States.

Subject to certain limitations, all holders of New Lumina Common Shares, Norco Common Shares, Global Common Shares and Lumco Common Shares and the Lumina Warrants outstanding after the Effective Date may immediately resell such securities outside the United States without registration under the 1933 Act pursuant to Regulation S under the 1933 Act. Generally, subject to certain limitations, holders of Lumina, Norco, Global or Lumco securities following the Arrangement who are not affiliates of the respective issuer, or who are affiliates of such issuer solely by virtue of their status as an officer or director of the issuer may, under the securities laws of the United States, resell their securities of such issuer in an “offshore transaction” (which would include a sale through the TSX) if neither the seller, an affiliate of the seller, nor any person acting on their behalf engages in any “directed selling efforts” in the United States. For the purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction. Certain additional restrictions and qualifications are applicable to a holder of Lumina, Norco, Global or Lumco securities who are affiliates of such issuer.

The New Lumina Common Shares, the Norco Common Shares, the Global Common Shares and the Lumco Common Shares issuable upon exercise of Lumina Warrants after the Effective Date have not been registered under the 1933 Act or the securities laws of any state of the United States and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

The New Lumina Common Shares issuable upon exercise of Lumina Options after the Effective Date have not been registered under the 1933 Act or the securities laws of any state of the United States and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

INCOME TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

General

In the opinion of Borden Ladner Gervais LLP, Canadian tax counsel to Lumina, the following is a summary as of the date hereof of the principal Canadian federal income tax considerations arising as a result of the Arrangement generally applicable to Shareholders and Warrant Holders (collectively, “Securityholders”) who, at all relevant times and for purposes of the ITA hold Lumina Common Shares and Lumina Warrants as capital property and deal at arm’s length with, and are not affiliated with, Lumina.

Lumina Common Shares and Lumina Warrants will generally be considered to be held as capital property by a Securityholder provided that the Securityholder does not hold the Lumina Common Shares or Lumina Warrants in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure in the nature of trade. Certain Shareholders resident in Canada whose Lumina Common Shares might not otherwise be considered capital property may make an irrevocable election in accordance with subsection 39(4) of the ITA to have the Lumina Common Shares and every “Canadian security” (as defined in the ITA) owned by such Shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. A Shareholder who is not resident in Canada cannot elect under subsection 39(4) of the ITA. Shareholders contemplating making such an election should first consult their own tax advisors as such an election will affect the income tax treatment for other Canadian securities held. The consequences of the Arrangement to Securityholders whose Lumina Common Shares do not constitute capital property will be significantly different than those described below and such Securityholders should consult their own tax advisors regarding this matter.

Lumina Common Shares held by “financial institutions” (as defined for purposes of the mark-to-market rules in section 142.2 of the ITA), including banks, trust companies, credit unions, insurance companies, registered securities dealers and corporations controlled by one or more of the foregoing, will generally not be held as capital property and will be subject to special “mark-to-market rules”. This summary does not otherwise take into account the mark-to-market rules and Securityholders that are “financial institutions” for the purposes of these rules should consult their own tax advisors.

This summary is based upon the provisions of the ITA in force on the date hereof and the regulations enacted pursuant thereto, all specific proposals to amend the ITA and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), and counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (the “CRA”). No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or actions, or changes in the administrative practices of the CRA, nor does it take into account or consider any provincial, territorial or foreign income tax considerations. Provincial and territorial income tax legislation varies in Canada and in some cases differs from federal income tax legislation.

This summary is of general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any Securityholder, and no representation with respect to the Canadian income tax consequences to any such Securityholder is made. Accordingly, Securityholders should consult their own tax advisors for advice with respect to their particular circumstances.

Securityholders Resident in Canada

The following summary applies to a Securityholder who, at all relevant times, for purposes of the ITA is or is deemed to be resident in Canada (a “Canadian Resident”).

Exchange of Lumina Common Shares for New Lumina Common Shares and Lumina Special Shares

Under the Arrangement, a Shareholder will receive one New Lumina Common Share, one Lumina Series 1 Special Share, one Lumina Series 2 Special Share and one Lumina Series 3 Special Share in exchange for each of the Shareholder’s Lumina Common Shares.

A Shareholder who receives New Lumina Common Shares and Lumina Special Shares in exchange for Lumina Common Shares, will be deemed to have disposed of such Shareholder’s Lumina Common Shares for proceeds of disposition equal to the adjusted cost base of such shares at the time of the exchange. Accordingly, neither a capital gain nor a capital loss will be realized on the exchange.

The cost of the New Lumina Common Shares and Lumina Special Shares received by a Shareholder will be equal, in aggregate, to the adjusted cost base of the Lumina Common Shares exchanged by that Shareholder. If any part of the purchase price of a Shareholder’s Lumina Common Shares was denominated in United States currency, the cost of the New Lumina Common Shares and Lumina Special Shares will be determined based on the United States-Canadian dollar exchange rate on the date the Lumina Common Shares were purchased rather than the exchange rate on the Effective Date.

Under the ITA, each of the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares will be treated as a separate class of shares. The aggregate adjusted cost base of the New Lumina Common Shares and the Lumina Special Shares will be apportioned among the New Lumina Common Shares,

Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares based on the relative fair market value of each class of shares. Following the Effective Date, Lumina will advise Shareholders of an appropriate proportionate allocation.

If a Shareholder acquires New Lumina Common Shares after the Effective Date at a time when the Shareholder owns other New Lumina Common Shares, the cost of the newly acquired New Lumina Common Shares will be averaged with the adjusted cost base of any other New Lumina Common Shares held by the Shareholder at that time for the purpose of determining thereafter the adjusted cost base of each New Lumina Common Share held by such Shareholder.

Exchange of Lumina Special Shares for Lumco, Norco and Global Common Shares

Disposition of Lumina Special Shares

Under the Arrangement, each Shareholder will:

  transfer such Shareholder’s Lumina Series 1 Special Shares to Lumco in exchange for Lumco Common Shares;
  transfer such Shareholder’s Lumina Series 2 Special Shares to Norco in exchange for Norco Common Shares; and
  transfer such Shareholder’s Lumina Series 3 Special Shares to Global for Global Common Shares.

As a result of each exchange, a Shareholder will, unless such Shareholder chooses to include any portion of the capital gain or capital loss otherwise determined in respect of a disposition of Lumina Special Shares in computing the Shareholder’s income for the taxation year in which the exchange occurs, be deemed to have:

  disposed of Lumina Series 1 Special Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the exchange, and to have acquired Lumco Common Shares at a cost equal to such proceeds of disposition;
  disposed of Lumina Series 2 Special Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the exchange, and to have acquired Norco Common Shares at a cost equal to such proceeds of disposition; and
  disposed of Lumina Series 3 Special Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the exchange, and to have acquired Global Common Shares at a cost equal to such proceeds of disposition.

If a Shareholder acquires Lumco Common Shares after the Effective Date at a time when the Shareholder owns other Lumco Common Shares, the cost of the newly acquired Lumco Common Shares will be averaged with the adjusted cost base of any other Lumco Common Shares held by the Shareholder at that time for the purpose of determining thereafter the adjusted cost base of each Lumco Common Share held by such Shareholder. Similarly, the cost of any Norco or Global Common Shares acquired after the Effective Date will be averaged with the adjusted cost base of any other Norco or Global Common Shares, as the case may be, held by the Shareholder at that time for the purpose of determining thereafter the adjusted cost base of each Norco or Global Common Share, as the case may be, held by the Shareholder.

Deferred Income Plans – Eligibility for Investment

The New Lumina Common Shares will be a qualified investment for a registered retirement savings plan (an “RRSP”), a registered retirement income fund (a “RRIF”), a registered education savings plan (an “RESP”) or a deferred profit sharing plan (a “DPSP”) (collectively, a “Deferred Income Plan”) because a class of shares of Lumina is listed on a prescribed stock exchange.

The Lumco and Norco Common Shares will also be qualified investments for Deferred Income Plans because a condition of the Arrangement is that the Lumco and Norco Common Shares must be listed on the TSX or Tiers 1 or 2 of the TSX-V immediately before the Effective Date.

The Global Common Shares will not be a qualified investment for a Deferred Income Plan at the time the Global Common Shares are acquired by the Deferred Income Plan under the Arrangement because the Global Common Shares will not be listed on a prescribed stock exchange on or prior to the Effective Date.

RRSP’s and RRIF’s – Acquisition of Global Common Shares

Where an RRSP or RRIF acquires Global Common Shares under the Arrangement, the annuitant of the RRSP or RRIF, as the case may be, will be required to include an amount in his or her income equal to the fair market value of the Global Common Shares on the Effective Date. Lumina will provide an annuitant of an RRSP or RRIF with Lumina’s view of the fair market value of the Global Common Shares on the Effective Date, upon request. Lumina’s view of the fair market value of the Global Common Shares will not be binding on the CRA. RRSP’s and RRIF’s will also be subject to income taxes on any income earned by the RRSP or RRIF and any capital gains realized by the RRSP or RRIF in respect of the Global Common Shares.

If the RRSP or RRIF disposes of the Global Common Shares, the annuitant of the RRSP or RRIF, as the case may be, will be entitled to a deduction equal to the lesser of: (i) the amount included in income; and (ii) the proceeds of disposition of the Global Common Shares.

DPSP’s - Acquisition of Global Common Shares

Where a DPSP acquires Global Common Shares under the Arrangement, the DPSP will be required to pay a tax equal to the fair market value of the Global Common Shares on the Effective Date. Lumina will provide DPSP’s with Lumina’s view of the fair market value of the Global Common Shares on the Effective Date, upon request. Lumina’s view of the fair market value of the Global Common Shares will not be binding on the CRA.

If the DPSP disposes of the Global Common Shares, the DPSP will be entitled to a refund of tax equal to the lesser of: (i) the amount of tax paid as a consequence of acquiring the Global Common Shares; and (ii) the proceeds of disposition of the Global Common Shares.

RESP’s - Acquisition of Global Common Shares

While an RESP owns Global Common Shares that are not listed on a prescribed stock exchange, the RESP will be subject to tax under Part XI.1 of the ITA equal to 1% of the fair market value of the Global Common Shares on the Effective Date for each month where at the end of the month, the Global Common Shares are not a qualified investment for the RESP. Lumina will provide RESP’s with Lumina’s view of the fair market value of the Global Common Shares on the Effective Date, upon request. Lumina’s view of the fair market value of the Global Common Shares will not be binding on the CRA. In addition, the CRA may revoke the registration of the RESP as a consequence of the RESP acquiring the Global Common Shares. If the registration of the RESP were revoked, the RESP would be treated as an inter vivos trust and would be subject to income taxes under the ITA.

Holding and Disposing of New Lumina, Lumco, Norco and Global Common Shares

Dividends

Dividends received or deemed to be received by a Shareholder on New Lumina, Lumco, Norco or Global Common Shares will be required to be included in computing the Shareholder’s income for the purposes of the ITA. Dividends or deemed dividends received by a Shareholder who is an individual will be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received by a Canadian Resident individual from taxable Canadian corporations. A Shareholder that is a corporation will generally be entitled to deduct the amount of such dividends in computing its taxable income. Certain corporations will pay a 33-1/3% refundable tax under Part IV of the ITA on such dividends.

Dispositions

A Shareholder who disposes of or is deemed to have disposed of a New Lumina, Lumco, Norco or Global Common Share will realize a capital gain, or incur a capital loss, as the case may be, equal to the amount by which the proceeds of disposition in respect of the applicable common share exceeds or is exceeded by the aggregate of the adjusted cost base of such common share, respectively, and any reasonable expenses associated with the disposition.

One-half of any capital gain (a “taxable capital gain”) must be included in income and one-half of any capital loss may be used to offset taxable capital gains incurred in the year, in any of the three prior years or in any subsequent year in the circumstances and to the extent provided in the ITA.

In the case of a Shareholder that is a corporation, the amount of any capital loss otherwise determined resulting from the disposition or deemed disposition of a New Lumina, Lumco, Norco or Global Common Share may be reduced by the amount of dividends previously received or deemed to have been received thereon in accordance with detailed rules contained in the ITA. Analogous rules apply where a corporation is a member of a partnership or a beneficiary of a trust that owns New Lumina, Lumco, Norco or Global Common Shares, as the case may be, or where a partnership or trust, of which a corporation is a member or beneficiary, itself is a member of a partnership or a beneficiary of a trust that owns New Lumina, Lumco, Norco or Global Common Shares, as the case may be. Shareholders to whom these rules may be relevant should consult their own tax advisors.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the ITA.

A Shareholder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the ITA) may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year, which is defined to include an amount in respect of taxable capital gains.

Dissenting Shareholders

A dissenting Shareholder who receives a payment from Lumina equal to the fair market value of such Shareholder’s Lumina Common Shares as a result of the exercise of such Shareholder’s dissent rights will be deemed to have received a taxable dividend equal to the amount by which the payment (other than an amount in respect of interest, if any, awarded by a court) exceeds the paid-up capital of such shares, except to the extent that, in the case of a corporation, such deemed dividend is included in the proceeds of disposition of the Lumina Common Shares pursuant to subsection 55(2) of the ITA.

Deemed dividends received by a dissenting Shareholder who dissents from the Arrangement will be included in computing such dissenting Shareholder’s income for purposes of the ITA. The gross-up and dividend tax credit rules normally applicable to taxable dividends paid by taxable Canadian corporations will apply to deemed dividends received by individuals. Subject to the potential application of subsection 55(2) of the ITA, deemed dividends received by a corporation will normally be deductible in computing taxable income. Certain corporations may be liable to pay a 33 1/3 % refundable tax under Part IV of the ITA on such deemed dividends.

Subsection 55(2) of the ITA provides that where a corporate Shareholder is deemed to receive a dividend under the circumstances described above, all or part of such deemed dividend may be treated as proceeds of disposition of the Lumina Common Shares and not as a dividend, for the purposes of computing a dissenting Shareholder’s capital gain on the disposition of such shares. Dissenting Shareholders that are corporations should consult their own tax advisors with respect to the potential application of these provisions.

A dissenting Shareholder will also be considered to have disposed of such Shareholder’s Lumina Common Shares for proceeds of disposition equal to the amount paid to such dissenting Shareholder less an amount in respect of interest, if any, awarded by a court and the amount of any deemed dividend not included in the proceeds of disposition of Lumina Common Shares pursuant to subsection 55(2) of the ITA, thereby giving rise to a capital gain or capital loss to the dissenting Shareholder calculated in accordance with the provisions of the ITA. The general tax treatment of capital gains and losses is discussed above under “Securityholders Resident in Canada – Holding and Disposing of New Lumina, Lumco, Norco and Global Common Shares”.

Any interest awarded to a dissenting Shareholder by a court will be included in the dissenting Shareholder’s income for purposes of the ITA.

Canadian Resident Warrant Holders

The Lumina Warrants’ current contractual agreements include provisions that adjust the terms of the Lumina Warrants upon Lumina completing certain transactions such as the Arrangement. As a result, after the Effective

Date, a Lumina Warrant Holder who exercises a Lumina Warrant will be entitled to one New Lumina Common Share, one Lumco Common Share, one Norco Common Share and one Global Common Share.

Provided that the current contractual rights to a Warrant Holder are not disposed of as a consequence of the Arrangement, a Warrant Holder will not realize a gain or loss as a consequence of the Arrangement.

A Warrant Holder will not realize a gain or loss upon the exercise of a Warrant. The Warrant Holder’s cost of New Lumina, Lumco, Norco and Global Common Shares acquired by exercising Lumina Warrants will be equal to the aggregate of the adjusted cost base of the Lumina Warrants plus the exercise price paid for the New Lumina, Lumco, Norco and Global Common Shares. The aggregate cost of the New Lumina, Lumco, Norco and Global Common Shares acquired on the exercise of Lumina Warrants will be allocated among the New Lumina, Lumco, Norco and Global Common Shares acquired on the exercise of the Lumina Warrant. The ITA does not define an appropriate allocation method. Warrant Holders should consult their tax advisors as to an appropriate allocation method. The cost of the New Lumina, Lumco, Norco and Global Common Shares acquired on the exercise of Lumina Warrants will be averaged with the adjusted cost base of any other New Lumina, Lumco, Norco or Global Common Shares, respectively, owned by the Warrant Holder at that time.

In the event an expiry of an unexercised Lumina Warrant, the Warrant Holder will realize a capital loss equal to the adjusted cost base of the Lumina Warrant to the Warrant Holder.

Securityholders Not Resident in Canada

The following portion of the summary applies to a Securityholder who, for purposes of the ITA has not been and will not be resident or deemed to be resident in Canada (a “Non-Resident”) at any time while such Securityholder has held Lumina Common Shares or Lumina Warrants and, except as specifically discussed below, to whom such shares and warrants are not “taxable Canadian property” (as defined in the ITA). In addition, this portion of the summary does not apply to a Non-Resident that is an insurer carrying on business in Canada and elsewhere.

Generally, Lumina Common Shares will not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which exchanges currently include the TSX and the AMEX), the Non-Resident Shareholder does not use or hold, and is not deemed to use or hold, the Lumina Common Shares in connection with carrying on a business in Canada and the Non-Resident Shareholder, persons with whom such NonResident Shareholder does not deal at arm’s length, or the Shareholder together with such persons, has not owned 25% or more of the issued shares of any class or series of the capital stock of Lumina at any time within five years preceding the particular time. Generally, Lumina Warrants will be not be taxable Canadian property provided that such Warrant Holder does not and has not owned Lumina Common Shares which are or were taxable Canadian property to the Warrant Holder.

A Non-Resident Securityholder whose Lumina Common Shares or Lumina Warrants are taxable Canadian property should consult their own advisors.

Disposition of Lumina Common Shares under the Arrangement

Generally, a Non-Resident Shareholder will not be subject to income tax under the ITA as a consequence of the Arrangement.

Provided that the Lumina Common Shares and the Lumina Special Shares are listed on a prescribed stock exchange (including the TSX and AMEX) at the time of disposition, no clearance certificate will be required under section 116 of the ITA prior to the disposition of any such shares.

If the Lumina Common Shares were taxable Canadian property to a Non-Resident Shareholder, then the New Lumina Common Shares, Lumco, Norco, and Global Common Shares will also be taxable Canadian property. Provided that the Lumina Special Shares are listed on a prescribed stock exchange on or before the time that they are exchanged for Lumco, Norco and Global Common Shares, the exchange of Lumina Special Shares for the Lumco, Norco and Global Common Shares will not result in the Lumco, Norco and Global Common Shares being deemed to be “taxable Canadian property” as defined in the ITA.

Holding or Disposing of New Lumina, Lumco, Norco and Global Common Shares

Dividends

Dividends on New Lumina, Lumco, Norco and Global Common Shares that are paid or credited or deemed to be paid or credited to a Non-Resident will be subject to Canadian withholding tax at the rate of 25% of the gross amount of such dividends. This rate may be reduced under an applicable tax treaty or convention. In the case of a beneficial owner of dividends who is a resident of the U.S. for the purposes of the Canada-United States Income Tax Convention, as amended (the “Tax Treaty”), the rate of Canadian withholding tax generally will be reduced to 15% of the gross amount of such dividends. In addition, under the Tax Treaty, dividends paid or credited or deemed to be paid or credited to certain Non-Resident Shareholders that are U.S. tax exempt organizations generally will not be subject to Canadian withholding tax.

Dispositions

A Non-Resident Shareholder will not be subject to tax under the ITA in respect of any capital gain realized by such Non-Resident Shareholder on a disposition of New Lumina, Lumco, Norco or Global Common Shares after the Arrangement, unless at the time of disposition the particular shares are “taxable Canadian property” (as defined in the ITA) to the Non-Resident Shareholder and the Shareholder is not entitled to relief under an applicable income tax treaty or convention. Provided that the New Lumina, Lumco, Norco or Global Common Shares are then listed on a prescribed stock exchange (including the TSX, AMEX and Tiers 1 and 2 of the TSX-V), the New Lumina, Lumco, Norco and Global Common Shares generally will not constitute taxable Canadian property of a NonResident Shareholder, unless the Lumina Common Shares or the Lumina Special Shares were taxable Canadian property to the Shareholder immediately prior to the Arrangement or unless at any time during the 60-month period immediately preceding the disposition, the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder did not deal at arm’s length, or the Non-Resident Shareholder together with all such persons, owned or was considered to own 25% or more of the issued shares of any class or series of shares of the capital stock of New Lumina, Lumco, Norco or Global, as the case may be. The Global Common Shares will be considered “taxable Canadian property” until such time as they are listed on a prescribed stock exchange (which includes the TSX and Tiers 1 and 2 of the TSX-V).

If the New Lumina, Lumco, Norco or Global Common Shares are taxable Canadian property to a Non-Resident Shareholder that is a resident of the U.S. for the purposes of the Tax Treaty at the time of disposition, any capital gain realized on the disposition or deemed disposition of such common shares will, according to the Tax Treaty, generally not be subject to Canadian federal income tax unless the value of the shares of the Company at the time of the disposition of such common shares is derived principally from “real property situated in Canada” within the meaning set out in the Tax Treaty.

Provided that the New Lumina, Lumco, Norco and Global Common Shares are listed on a prescribed stock exchange (including the TSX, AMEX and Tiers 1 and 2 of the TSX-V) at the time of disposition, no clearance certificate will be required under section 116 of the ITA prior to the disposition of any such shares. A clearance certificate will be required in respect of dispositions of Global Common Shares if the disposition occurs at a time that the Global Common Shares are not listed on a prescribed stock exchange.

Dissenting Non-Resident Shareholders

A Non-Resident Shareholder who exercises dissent rights and receives a payment from Lumina for its Lumina Common Shares as a result of the exercise of such Shareholder’s dissent rights will be deemed to have received a taxable dividend equal to the amount by which the payment (other than an amount, if any, in respect of interest awarded by a court) exceeds the paid-up capital of such shares.

A dissenting Non-Resident Shareholder will also be considered to have disposed of its Lumina Common Shares for proceeds of disposition equal to the amount paid to such dissenting Non-Resident Shareholder less an amount in respect of interest, if any, awarded by the Court and the amount of any deemed dividend, except that no capital gain or loss will be realized on the disposition of such Shareholder’s Lumina Common Shares for purposes of the ITA provided such Lumina Common Shares are not “taxable Canadian property” to such Shareholder at the time of disposition.

Dissenting Non-Resident Shareholders will be subject to withholding tax under the ITA in respect of deemed dividends and interest arising from the disposition of such Shareholder’s Lumina Common Shares. The applicable withholding tax rate is 25% in respect of such amounts, although such rate may be reduced under the provisions of an applicable income tax treaty. Under the Tax Treaty, the withholding tax rate generally applicable to interest beneficially owned by residents of the U.S. is 10% and, as discussed above, the withholding tax rate generally applicable to dividends beneficially owned by residents of the U.S. is 15%.

Non-Resident Warrant Holders

A Non-Resident Warrant Holder whose Lumina Warrants are not considered taxable Canadian property will not be subject to Canadian income tax in respect of the Arrangement. A description of the tax consequences of exercising Lumina Warrants is discussed above under “Securityholders Resident in Canada – Canadian Resident Warrant Holders”.

United States Federal Income Tax Considerations

General

This section summarizes the material anticipated United States federal income tax consequences of the Arrangement to persons (“U.S. Shareholders”) who:

(1)

for purposes of the U.S. Internal Revenue Code of 1986 (the “Code”), are U.S. persons and, for purposes of the ITA and the Canada-United States Income Tax Convention, are citizens or residents of the United States and not resident in Canada; and

(2)	hold Lumina Common Shares as capital assets for purposes of the Code.

The tax consequences of the Arrangement to persons who are not U.S. Shareholders may differ materially from the tax consequences discussed in this section.

This discussion is based upon the current provisions of:

(1)	the Code and Treasury Regulations under the Code;
(2)	the Canada-United States Income Tax Convention;
(3)	the administrative policies published by the U.S. Internal Revenue Services; and
(4)	judicial decisions,

all of which are subject to change either prospectively or retroactively. We do not take into account the tax laws of the various state and local jurisdictions of the U.S. or foreign jurisdictions.

This discussion is intended to be a description of the material U.S. federal income tax considerations relating to the Arrangement. This discussion does not address all possible federal, state, local or foreign tax consequences relating to the Arrangement or ownership of Lumina Common Shares. The discussion specifically does not address consequences peculiar to a U.S. Shareholder if the U.S. Shareholder is subject to special provisions of U.S. income tax law (including, without limitation, dealers in securities or foreign currency, tax-exempt entities, banks, insurance companies or other financial institutions, persons that hold Lumina Common Shares as part of a "straddle," "hedge" or "conversion transaction," real estate investment trusts, regulated investment companies and persons that have a "functional currency" other than the U.S. dollar, tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts and persons that own Lumina Common Shares through partnerships or other pass-through entities). Lumina has neither requested nor will it receive an advance ruling from the U.S. Internal Revenue Service (“IRS”) as to the tax consequences of the Arrangement. IN VIEW OF THE INDIVIDUAL NATURE OF EACH SHAREHOLDER’S TAX SITUATION AND THE SUMMARY NATURE OF THIS DISCUSSION, THE U.S. SHAREHOLDERS OF LUMINA ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE ARRANGEMENT.

This discussion is based upon certain understandings and assumptions with respect to the business, assets and shareholders of Lumina and its subsidiaries, including the following: Lumina and its subsidiaries are not, have not at any time been and will not be (a) “controlled foreign corporations” as defined in Section 957(a) of the Code, (b) “foreign investment companies” as defined in Section 1246(b) of the Code, or (c) “foreign personal holding companies” as defined in Section 552 of the Code. Additionally, this discussion assumes that Lumina and its subsidiaries are “passive foreign investment companies” (“PFICs”) as defined in Section 1297 of the Code. In the event that one or more of such understandings or assumptions proves to be inaccurate, the following discussion may not apply and material adverse U.S. federal income tax consequences may result to U.S. Shareholders.

Summary

The Arrangement is likely to be characterized for U.S. federal income tax purposes as:

  A reorganization of Minera Sans, 1327008, Lumina SAC and Vizcachitas, (the “Subsidiaries Shares”) under Lumina;
  A transfer of the Subsidiaries Shares from Lumina to Norco, Global and Lumco;
  A distribution of Norco, Global and Lumco Common Shares by Lumina to the U.S. Shareholders; and
  The exchange of the Lumina Common shares for the Lumina Series 1, 2 and 3 Special Shares.

The U.S. Shareholders would likely be taxed under the PFIC rules, as set out below, on their pro rata share of the fair market value of Norco, Global and Lumco Common Shares received as a result of the Arrangement and they may be taxed under the PFIC rules set out below on their pro rata share of the fair market value of the New Lumina Common Shares and the Lumina Series 1, 2 and 3 Special Shares.

General Rules for Distributions

A U.S. Shareholder would generally include in income as a dividend the fair market value of the property distributed to them to the extent of the distributing company’s current or accumulated earnings and profits as computed under U.S. income tax principles. To the extent the fair market value of the distributed property exceeds the distributing company’s current or accumulated earnings and profits, such excess will be treated first as a return of capital up to a U.S. Shareholder's adjusted tax basis in the distributing company shares, and then as gain from the sale or exchange of such shares.

However, these rules may be overridden by the PFIC rules discussed below if the distributing company is a PFIC.

Passive Foreign Investment Company Rules

Section 1297 of the Code defines a PFIC as a corporation that is not formed in the U.S. and, for any taxable year, either (a) 75% or more of its gross income is “passive income” or (b) the average percentage, by fair market value of its assets that produce or are held for the production of “passive income”, is 50% or more. “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. However, gains resulting from commodities transactions are generally excluded from the definition of passive income if “substantially all” of a merchant’s, producer's or handler’s business is as an active merchant, producer or handler of such commodities.

For purposes of the PFIC income test and the assets test, if a foreign corporation owns (directly or indirectly) at least 25% by value of the stock of another corporation, such foreign corporation shall be treated as if it (a) held a proportionate share of the assets of such other corporation, and (b) received directly its proportionate share of the income of such other corporation. Also, for purposes of such PFIC tests, passive income does not include any interest, dividends, rents or royalties that are received or accrued from a “related” person to the extent such amount is properly allocated to the income of such related person which is not passive income. For these purposes, a person is related with respect to a foreign corporation if such person “controls” the foreign corporation or is controlled by the foreign corporation or by the same persons that control the foreign corporation. For these purposes, “control” means ownership, directly or indirectly, of stock possessing more than 50% of the total voting power of all classes of stock entitled to vote or of the total value of stock of a corporation.

Whether Lumina and its subsidiaries are PFICs in any year and the tax consequences relating to PFIC status will depend on the composition of income and assets, including cash. A determination of the PFIC status of Lumina and its subsidiaries has not been taken. However, because Lumina and its subsidiaries have nominal operating revenue, it is likely that Lumina and its subsidiaries are PFICs.

Distributions from a PFIC received by a U.S. Shareholder in any taxable year that are greater than 125% of the average annual distributions received by such U.S. Shareholder in the three preceding taxable years (or the U.S. Shareholder’s holding period for the shares, if shorter) constitute “excess distributions” under the PFIC rules. In contrast to the general rules for dividend distributions noted above, the amount of a distribution that may be considered an “excess distribution” is not limited by the PFIC's earnings and profits. As well, any gain from the disposition of stock in a PFIC will constitute an “excess distribution”, and not a capital gain.

Distributions which constitute “excess distributions” from a PFIC are subject to the following special rules: (1) the “excess distributions” would be allocated rateably over a U.S. Shareholder’s holding period for the shares, (2) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which Lumina or any of its subsidiaries is a PFIC would be treated as ordinary income in the current taxable year, and (3) the amount allocated to each of the other taxable years would be subject to the highest rate of tax on ordinary income in effect for that year and to an interest charge based on the value of the tax deferred during the period during which the shares are owned.

Where a U.S. Shareholder owns stock in a PFIC indirectly through another entity, any disposition of the lower tier PFIC stock by the entity directly owning the PFIC stock (the “direct PFIC shareholder”) is generally treated as a disposition to the U.S. Shareholder (an “indirect disposition”). In addition, any distribution by the lower tier PFIC to the direct PFIC shareholder is generally treated as a distribution to the U.S. Shareholder (an “indirect distribution”). To the extent that an actual distribution to the U.S Shareholder or an actual disposition of PFIC stock by the U.S. Shareholder consists of amounts previously taxed as gains on indirect distributions or dispositions, such amount generally should not be subject to additional U.S. tax.

Any distribution from a PFIC that is not an excess distribution is subject to the general rules of the Code. Pursuant to Section 1291(b)(2)(B) of the Code, the distribution will not be considered to be an “excess distribution” in the taxation year that the U.S. Shareholder's holding period in the PFIC stock begins.

U.S. Shareholders can avoid the adverse tax consequences of PFIC status discussed above by making an election to treat the PFIC as a Qualified Electing Fund (“QEF”). A valid election would generally include certain financial information with respect to the PFIC. In certain cases a separate election to recognize any gain in the shares will have to be made as well as the QEF election. If QEF status is elected, the U.S. Shareholder must, under the general rule, include in taxable income each year their pro rata share of the PFIC’s ordinary earnings and net capital gains. The U.S. Shareholder may, however, defer payment of these taxes until they receive a distribution from the PFIC. In this case, the U.S. Shareholder will be required to pay interest on the tax liability to take into account the benefit of the deferral.

Alternatively, U.S. Shareholders who actually or constructively own “marketable stock” i.e stock trading on an recognized exchange, in a PFIC may make an election under Section 1296 of the Code to mark those shares to market annually, rather than being subject to the excess distribution rules described above. Amounts included in or deducted from income under this mark-to-market election and actual gains and losses realized upon disposition, subject to specific limitations, should be treated as ordinary income or losses. While Lumina can give no assurances it is anticipated that the New Lumina Shares, the Norco Common Shares and the Lumco Common Shares will be marketable securities on the Effective Date. While Lumina can give no assurances it is anticipated that the Global Common Shares will become marketable shares after the Effective Date.

The U.S. Shareholders are urged to contact their own tax advisors regarding the availability and advisability of these elections.

The PFIC rules are extremely complex and subject to interpretation. The implementation of certain aspects of the PFIC rules requires the issuance of Treasury Regulations which in many instances have not been promulgated and which may be promulgated and which may have retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Shareholders are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in the Lumina shares.

The Distribution of Norco, Global and Lumco Common shares to Shareholders of Lumina

As a result of the distribution of Norco, Global and Lumco Common Shares to U.S. Shareholders of Lumina and given that the Norco, Global and Lumco Common Shares are likely PFIC shares, the U.S. Shareholders would likely be treated as having indirectly disposed of the Norco, Global and Lumco Common Shares under Section 1.1291 -3(e)(2)(i) of the Proposed Treasury Regulations. The U.S. Shareholders generally would be subject to U.S. tax on the “indirect disposition” and any gain would be taxed in its entirety as an “excess distribution” as discussed above. However, to the extent that the amount of any gain has previously been taxed under the PFIC rules, such amounts should not be subject to additional U.S. tax.

The distribution of the Norco, Global and Lumco Common Shares to U.S. Shareholders of Lumina would ordinarily subject the U.S. Shareholders to U.S. tax under the general rules for distributions discussed above on their pro-rata share of the fair market value of Norco, Global and Lumco Common Shares received. However, given that Lumina is likely a PFIC, this distribution, or a portion thereof, may be treated as an “excess distribution” under the PFIC rules. To the extent that the amount of the distribution has previously been taxed under the PFIC rules, such amount should not be subject to additional U.S. tax.

The adjusted tax basis of the Norco, Global and Lumco Common Shares distributed to the U.S. Shareholders will be equal to the fair market value of such shares, and the holding period for such shares will commence on the date of distribution.

RIGHTS OF DISSENT

The BCBCA does not contain a provision requiring Lumina to purchase Lumina Common Shares from Shareholders who dissent from the Arrangement. However, pursuant to the terms of the Interim Order and the Plan of Arrangement, Lumina has granted the Shareholders who object to the Special Resolution the right to dissent (the “Dissent Right”) in respect of the Arrangement. The Dissent Right is granted in Article 6 of the Plan of Arrangement and is summarized below. The terms of such Dissent Right are similar to the dissenting shareholder provisions of the BCBCA. The following is a summary only and Shareholders are referred to Article 6 of the Plan of Arrangement for the complete Dissent Rights.

A Shareholder who wishes to exercise his or her Dissent Right (a “Dissenting Shareholder”) must give written notice of his or her dissent (a “Notice of Dissent”) to Lumina by depositing such Notice of Dissent with Lumina, or mailing it to Lumina by registered mail, at its head office at Suite 1550, 625 Howe Street, Vancouver, British Columbia V6C 2T6, marked to the attention of the President, not later than two days before the Meeting. A Shareholder who wishes to dissent must prepare a separate notice of dissent for (i) the Shareholder, if the Shareholder is dissenting on its own behalf and (ii) each person who beneficially owns shares in the Shareholder's name and on whose behalf the Shareholder is dissenting. To be valid, a Notice of Dissent must:

(a)	identify in each Notice of Dissent the person on whose behalf dissent is being exercised;

(b)

set out the number of Lumina Common Shares in respect of which the Shareholder is exercising the Dissent Right (the “Notice Shares”), which number cannot be less than all of the Lumina Common Shares held by the beneficial holder on whose behalf the Dissent Right is being exercised;

(c)

if the Notice Shares constitute all of the shares of which the Dissenting Shareholder is both the registered owner and beneficial owner and the Dissenting Shareholder owns no other Lumina Common Shares as beneficial owner, a statement to that effect;

(d)

if the Notice Shares constitute all of the shares of which the Dissenting Shareholder is both the registered and beneficial owner but the Dissenting Shareholder owns other Lumina Common Shares as beneficial owner, a statement to that effect, and

	(i)	the names of the registered owners of those other shares,
	(ii)	the number of those other shares that are held by each of those registered owners, and
	(iii)	a statement that Notices of Dissent are being or have been sent in respect of all those other shares;

(e)	if dissent is being exercised by the Dissenting Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a statement to that effect, and

	(i)	the name and address of the beneficial owner, and
	(ii)	a statement that the Dissenting Shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the Dissenting Shareholder's name.

The giving of a Notice of Dissent does not deprive a Dissenting Shareholder of his or her right to vote at the Meeting on the Special Resolution. A vote against the Special Resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent. A Shareholder is not entitled to exercise a Dissent Right with respect to any Lumina Common Shares if the Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the Arrangement Resolution. A Dissenting Shareholder, however, may vote as a proxy for a Shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the Dissent Right.

If Lumina intends to act on the authority of the Arrangement Resolution, it must send a notice (the “Notice to Proceed”) to the Dissenting Shareholder promptly after the later of:

(a)	the date on which Lumina forms the intention to proceed, and

(b)	the date on which Lumina forms the intention to proceed.

If Lumina has acted on the Arrangement Resolution it must promptly send a Notice to Proceed to the Dissenting Shareholder. The Notice to Proceed must be dated not earlier than the date on which it is sent and state that Lumina intends to act or has acted on the authority of the Arrangement Resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed.

On receiving a Notice to Proceed, the Dissenting Shareholder is entitled to require Lumina to purchase all of the Lumina Common Shares in respect of which the Notice of Dissent was given.

A Dissenting Shareholder who receives a Notice to Proceed is bound to sell its Lumina Common Shares to Lumina and must send to Lumina within one month after the date of the Notice to Proceed:

(a)	a written statement that the Dissenting Shareholder requires Lumina to purchase all of the Notice Shares;

(b)	the certificates representing the Notice Shares; and

(c)

if dissent is being exercised by the Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a written statement signed by the beneficial owner setting out whether the beneficial owner is the beneficial owner of other shares of Lumina and if so, setting out:

	(i)	the names of the registered owners of those other shares,
	(ii)	the number of those other share that are held by each of those registered owners, and
	(iii)	that dissent is being exercised in respect of all of those other shares,

whereupon Lumina is bound to purchase them in accordance with the Notice of Dissent.

Lumina and the Dissenting Shareholder may agree on the amount of the payout value of the Notice Shares and in that event, Lumina must either promptly pay that amount to the Dissenting Shareholder or send a notice to the Dissenting Shareholder that Lumina is unable lawfully to pay Dissenting Shareholders for their shares as Lumina is insolvent or if the payment would render Lumina insolvent.

If Lumina and the Dissenting Shareholder do not agree on the amount of the payout value of the Notice Shares, the Dissenting Shareholder or Lumina may apply to the court and the court may:

(a)	determine the payout value of the Notice Shares or order that the payout value of the Notice Shares be established by arbitration or by reference to the registrar or a referee of the court;

(b)	join in the application each Dissenting Shareholder who has not agreed with Lumina on the amount of the payout value of the Notice Shares; and

(c)	make consequential orders and give directions it considers appropriate.

Promptly after a determination of the payout value of the Notice Shares has been made, Lumina must either pay that amount to the Dissenting Shareholder or send a notice to the Dissenting Shareholder that Lumina is unable lawfully to pay Dissenting Shareholders for their shares as Lumina is insolvent or if the payment would render Lumina insolvent. If the Dissenting Shareholder receives a notice that Lumina is unable to lawfully pay Dissenting Shareholders for their shares the Dissenting Shareholder may within 30 days after receipt, withdraw his or her Notice of Dissent. If the Notice of Dissent is not withdrawn the Dissenting Shareholder remains a claimant against Lumina to be paid as soon as Lumina is lawfully able to do so or, in liquidation, to be ranked subordinate to the rights of creditors of Lumina but in priority to its shareholders.

Any notice required to be given by Lumina or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Right will be deemed to have been given and received, if delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the second business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

A Shareholder who:

(a)	properly exercises the Dissent Right by strictly complying with all of the procedures ("Dissent Procedures") required to be complied with by a Dissenting Shareholder, will

	(i)	be bound by the Dissent Rights set forth in Article 6 of the Plan of Arrangement,
	(ii)	be deemed not to have participated in the Arrangement, and
(iii)

cease to have any rights as a Shareholder other than the right to be paid the fair value of the Lumina Common Shares by Lumina in accordance with the Dissent Procedures and deemed to have transferred his shares on the Effective Date, or

(b)	seeks to exercise the Dissent Right, but

	(i)	who for any reason does not properly comply with each of the Dissent Procedures required to be complied with by a Dissenting Shareholder, or
	(ii)	subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent,

will be deemed to have participated in the Arrangement on the same basis as each non-dissenting Shareholder and will receive his or her pro rata portion of the Norco, Global and Lumco Common Shares based upon the number of Lumina Common Shares of which such Dissenting Shareholder is the registered holder. Lumina may in its sole discretion, waive any non-compliance by a Shareholder with any of the provisions of Article 6 of the Plan of Arrangement in order to give effect to a Shareholders’ Dissent Rights.

Except as described above a Dissenting Shareholder may not withdraw a Notice of Dissent without the consent of Lumina. A Dissenting Shareholder may, with the written consent of Lumina, at any time prior to the payment to the Dissenting Shareholder of the full amount of money to which the Dissenting Shareholder is entitled under Article 6 of the Plan of Arrangement, abandon such Dissenting Shareholder’s dissent to the Arrangement by giving written notice to Lumina, withdrawing the Notice of Dissent, by depositing such notice with Lumina, or mailing it to Lumina by registered mail, at its head office at Suite 1550, 625 Howe Street, Vancouver, British Columbia V6C 2T6, marked to the attention of the President, and will then be deemed to have participated in the Arrangement on the same basis as each non-dissenting Lumina Shareholder and will receive such number of Norco, Global and Lumco Common Shares, to which he or she is entitled.

If a Shareholder exercises the Dissent Right, Lumina shall on the Effective Date set aside and not distribute that portion of the Norco, Global and Lumco Common Shares which is attributable to the Lumina Common Shares for which Dissent Rights have been exercised. If a Lumina Shareholder exercises the Dissent Right, but does not properly comply with the Dissent Procedures as set out above, or subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent, then Lumina shall distribute to such Shareholders his or her pro rata portion of the Norco, Global and Lumco Common Shares. If a Shareholder duly complies with the Dissent Procedures, then Lumina shall retain the portion of the Norco, Global and Lumco Common Shares attributable to such Shareholder

(the “Non-Distributed Norco, Global and Lumco Common Shares”), and the Non-Distributed Norco, Global and Lumco Common Shares will be dealt with as determined by the Board of Directors of Lumina in its discretion.

Shareholders should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement and the Dissent Rights.

OTHER MATTERS

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the Shares represented by the Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

ADDITIONAL INFORMATION

Additional information relating to Lumina is available under Lumina’s profile on the SEDAR website at www.sedar.com. Financial information relating to Lumina is provided in Lumina’s comparative financial statements and management discussion and analysis (“MD&A”) for the fiscal year ended December 31, 2004. Shareholders may contact Lumina to request copies of the financial statements and MD&A by: (i) mail to Suite 1550 – 625 Howe Street, Vancouver, BC, V6C 2T6; or (ii) fax to (604) 687-7041.

CONSENTS

Lumina has obtained consents from the following parties to the inclusion of certain information in this Management Proxy Circular and such consents have not been withdrawn prior to the filing of this Management Proxy Circular with the required regulatory authorities:

  Regalito Property: The Regalito Report was prepared by Tedd Eggleston, Ph.D., P.Geo., Associate Geologist for AMEC (Peru) S.A. Robert Sim, P. Geo., Independent Geologist; Robert Cinits, P. Geo., Principal Geologist for AMEC (Peru) S.A, and Steve Blower, P. Geo., Senior Geologist for AMEC Energy & Mining Division, dated January 24, 2005.

  Galeno Property: The Galeno Report was prepared by Diane Nicolson, Ph.D., MAIG of AMEC (Peru) S.A., dated May 30, 2003.

  Hushamu Property: The Hushamu Report was prepared by H.G. Giroux PEng. MASc. dated December 31, 2002.

  Relincho Property: The Relincho Report was prepared by Robert Cinits, P.Geo., and Denis Boivin, P.Geo., both principal geologists for AMEC (Peru) S.A. dated December 10, 2003.

APPROVAL

The content and sending of this Management Proxy Circular has been approved by Lumina’s board of directors. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED at Vancouver, British Columbia, the 1st day of April, 2005.

BY ORDER OF THE BOARD

“Anthony Floyd”
President and Chief Executive Officer

AUDITORS’ CONSENT

LUMINA COPPER CORP.

We have read the Management Proxy Circular of Lumina Copper Corp. (“Lumina”) dated April 1, 2005 relating to the reorganization of Lumina. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use in the above-mentioned circular of our audit report to the directors of Lumina on the balance sheets of Lumina as at December 31, 2004 and December 31, 2003 and the statements of loss and deficit and cash flows for the years ended December 31, 2004, 2003 and 2002. Our report is dated February 24, 2005, except as to Note 17(a) which is as at April 1, 2005.

We also consent to the use in the above mentioned Circular of our compilation report dated April 1, 2005 to the shareholders of Lumina on the pro-forma consolidated balance sheet as at December 31, 2004.

Vancouver, B.C.	(Signed) Grant Thornton, LLP
April 1, 2005	Chartered Accountants

SCHEDULE “A”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

FINANCIAL STATEMENTS

  Audited Consolidated Financial Statements of Lumina for the financial years ended December 31, 2004, 2003 and 2002 and the auditors’ report thereon

  Management Discussion and Analysis for the fiscal year ended December 31, 2004

  Unaudited Pro-forma Consolidated Balance Sheets of Lumina, Norco, Global and Lumco as at December 31, 2004

LUMINA COPPER CORP.

(An Exploration Stage Enterprise)

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004 AND 2003

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member of
Grant Thornton International

Report of Independent Auditors

To the Board of Directors of Lumina Copper Corp.

We have audited the consolidated balance sheets of Lumina Copper Corp. (An Exploration Stage Enterprise), as at December 31, 2004 and 2003 and the consolidated statements of operations and deficit, cash flows and consolidated statement of changes in shareholders’ equity for the years ended December 31, 2004, 2003 and 2002, and for the cumulative period from inception (October 3, 2001) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the Standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004, 2003 and 2002 and for the cumulative period from inception (October 3, 2001) to December 31, 2004 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada
February 24, 2005, except as to Note 17 (a)	Chartered Accountants
which is at April 1, 2005

Comment by Auditors for US Readers on Canada – US Reporting Differences

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company’s financial statements, such as the change described in note 16(a) to the financial statements. Our report to the shareholders dated February 24, 2005, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

Vancouver, Canada
February 24, 2005, except as to Note 17 (a)	Chartered Accountants
which is at April 1, 2005

P.O. Box 11177, Royal Centre
Suite 2800 - 1055 West Georgia Street
Vancouver, British Columbia
V6E 4N3
Tel: (604) 687-2711
Fax: (604) 685-6569

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,092,038	$3,469,372
Cash, exploration funds (Note 14)	2,135,000	-
Receivables	17,449	51,966
Prepaid expenses	42,480	3,852
TOTAL CURRENT ASSETS	3,286,967	3,525,190
EQUIPMENT (Note 4)	58,697	38,812
MINERAL PROPERTIES (Note 5)	17,324,715	5,598,592
TOTAL ASSETS	$20,670,379	$9,162,594
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$321,633	$89,069
Accrued liabilities	182,470	43,000
Property purchase obligations (Note 7)	-	382,338
TOTAL LIABILITIES	504,103	514,407
SHAREHOLDERS’ EQUITY
SHARE CAPITAL (Note 8)	24,476,047	11,742,794
CONTRIBUTED SURPLUS	10,485	10,485
UNEXERCISED STOCK OPTIONS (Note 9)	925,583	436,097
WARRANTS (Note 10)	1,343,473	1,072,220
DEFICIT	(6,589,312)	(4,613,409)
TOTAL SHAREHOLDERS’ EQUITY	20,166,276	8,648,187
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,670,379	$9,162,594
Subsequent events (Note 17)

APPROVED BY THE DIRECTORS

“Anthony Floyd”
Director

“Robert Pirooz”
Director

See Accompanying Notes to the Consolidated Financial Statements

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

	For the
	Cumulative
	Period
	from Inception	For the
	(October 3,		For the	For the
	2001) to	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2004	2003	2002

GENERAL AND ADMINISTRATIVE
EXPENSES
Stock-based compensation (Note 8(e))	$4,585,084	$677,630	$582,387	$3,325,067
Investor relations and promotion	483,669	349,227	134,442	-
Management and consulting services	339,666	190,167	149,499	-
Audit and accounting	311,150	166,322	124,828	20,000
Regulatory and transfer agent fees	256,893	183,850	67,393	5,650
Office and administration	241,623	136,355	103,576	1,692
Legal	240,390	132,007	101,401	6,248
Corporate development	126,057	107,313	18,744	-
Amortization	17,994	12,416	5,578	-

	6,602,526	1,955,287	1,287,848	3,358,657

OTHER INCOME (EXPENSE)
Interest income	126,367	80,226	46,141	-
Interest expense	(36,061)	-	(36,061)
Mineral property written-off (Note 5(k))	(49,491)	-	(49,491)	-
Property investigations	(50,726)	(36,658)	(14,068)	-
Foreign exchange gain (loss)	23,125	(64,184)	84,753	2,556

	13,214	(20,616)	31,274	2,556

NET LOSS	(6,589,312)	(1,975,903)	(1,256,574)	(3,356,101)

DEFICIT, BEGINNING OF PERIOD	-	(4,613,409)	(3,356,835)	(734)

DEFICIT, END OF PERIOD	$(6,589,312)	$(6,589,312)	$(4,613,409)	$(3,356,835)

BASIC AND DILUTED LOSS
PER SHARE		$(0.16)	$(0.21)	$(0.41)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING		12,122,890	6,057,876	8,187,501

See Accompanying Notes to the Consolidated Financial Statements

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the
	Cumulative
	Period
	from Inception	For the
	(October 3,		For the	For the
	2001) to	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2004	2004	2003	2002

CASH PROVIDED FROM (USED IN):

OPERATING ACTIVITIES
Loss for the period	$(6,589,312)	$(1,975,903)	$(1,256,574)	$(3,356,101)
Items not involving cash:
Amortization	17,994	12,416	5,578	-
Stock-based compensation	4,585,084	677,630	582,387	3,325,067
Mineral property written-off	49,491	-	49,491	-
Net changes in non-cash working capital
items:
Receivables	823	34,517	(33,694)	-
Prepaid expenses	(42,480)	(38,628)	(3,852)	-
Accounts payable	106,453	22,214	84,239	-
Accrued liabilities	182,470	139,470	8,000	35,000

	(1,689,477)	(1,128,284)	(564,425)	3,966

FINANCING ACTIVITIES
Due to related parties	-	-	(267,223)	266,490
Shares and warrants issued for cash,
net of issue costs	17,393,649	11,996,109	2,952,138	2,445,401
Mineral property purchase obligations	(584,798)	(382,338)	(202,460)	-

	16,808,851	11,613,771	2,482,455	2,711,891

INVESTING ACTIVITIES
Cash acquired on acquisition of Lumina, net
of acquisition costs (Note 3)	349,338	-	349,338	-
Deferred acquisition costs	(9,000)	-	-	(9,000)
Purchase of equipment	(78,139)	(33,749)	(44,390)	-
Expenditures on mineral properties	(12,094,354)	(10,694,072)	(1,026,608)	(373,674)
Cash exploration funds (Note 14)	(2,135,000)	(2,135,000)	-	-

	(13,967,155)	(12,862,821)	(721,660)	(382,674)

FOREIGN EXCHANGE	(60,181)	-	(60,181)	-

INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	1,092,038	(2,377,334)	1,136,189	2,333,183

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	-	3,469,372	2,333,183	-

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$1,092,038	$1,092,038	$3,469,372	$2,333,183

Supplemental cash flow information (Note 11)

See Accompanying Notes to the Consolidated Financial Statements

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

			Deficit
			Accumulated	Total
	Common Shares		during the	Shareholders’
	Number	Amount	Exploration Stage	Equity (Deficiency)

Common stock issued for cash at $1.00 per share	1	$1	$-	$1
Net loss for the period from inception to
December 31, 2001	-	-	(734)	(734)

Balance, December 31, 2001	1	1	(734)	(733)
Common stock issued for cash and past services
at $0.75 per share	4,460,000	3,345,000	-	3,345,000
Common stock issued for cash and future services
valued at $0.75 per share	600,000	6,000	-	6,000
Recognition of compensation expense on shares
issued by CRS in 2002	-	24,667	-	24,667
Common stock issued for cash at $1.00 per share	2,415,000	2,415,000	-	2,415,000
Common stock issued as finder’s fee	112,500	-	-	-
Shares subscribed	600,000	600,000	-	600,000
Professional fees	-	(20,199)	-	(20,199)
Net loss for the year ended December 31, 2002	-	-	(3,356,101)	(3,356,101)

Balance, December 31, 2002	8,187,501	6,370,469	(3,356,835)	3,013,634

Acquisition of 100% of the outstanding common
shares of CRS (Note 1)	-	333,780	-	333,780
Share capital of FTV at May 22, 2003 (Note 1)	768,700	-	-	-
Common shares issued for cash at $1 per share
(net of issue costs)	500,000	470,575	-	470,575
Common shares issued on exercise of options	10,000	16,500	-	16,500
Fair value of options exercised	-	7,805	-	7,805
Common shares issued on exercise of warrants	1,223,375	1,865,063	-	1,865,063
Fair value of warrants exercised	-	104,602	-	104,602
Common shares issued for mineral property
payments	681,875	2,426,000	-	2,426,000
Recognition of compensation expense on shares
issued by CRS in 2002	-	148,000	-	148,000
Employee options cancelled	-	-	-	10,485
Stock based compensation on unexercised vested
options (Note 9)	-	-	-	436,097
Fair value of unexercised warrants (Note 10)	-	-	-	1,072,220
Net loss for the year ended December 31, 2003			(1,256,574)	(1,256,574)

Balance, December 31, 2003	11,371,451	11,742,794	(4,613,409)	8,648,187

See Accompanying Notes to the Consolidated Financial Statements

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (continued)

			Deficit
			Accumulated
	Common Shares		during the	Total Shareholders’
	Number	Amount	Exploration Stage	Equity (Deficiency)

Common shares issued for cash pursuant to
private placements	2,380,200	10,125,372	-	10,125,372
Common shares issued on exercise of options	75,533	120,800	-	120,800
Fair value of options exercised	-	40,144	-	40,144
Common shares issued on exercise of warrants	1,166,625	1,749,937	-	1,749,937
Common shares issued for mineral property
payments	100,000	549,000	-	549,000
Recognition of compensation expense on shares
issued by CRS in 2002	-	148,000	-	148,000
Stock based compensation on unexercised vested
options (Note 9)	-	-	-	489,486
Fair value of unexercised warrants (Note 10)	-	-	-	271,253
Net loss for the year ended December 31, 2004			(1,975,903)	(1,975,903)

Balance, December 31, 2004	15,093,809	$24,476,047	$(6,589,312)	$20,166,276

See Accompanying Notes to the Consolidated Financial Statements

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

1.	NATURE OF OPERATIONS

Lumina Copper Corp. (formerly First Trimark Ventures Inc.) is engaged in the identification, acquisition, exploration and development of mineral resources. The Company is considered in the exploration stage as it has not placed any of its mineral properties into production.

First Trimark Ventures Inc. (“FTV”) was incorporated under the Company Act (British Columbia) on March 3, 2000 and obtained a listing as a capital pool company pursuant to the policies of the TSX Venture Exchange (the “Exchange”) on September 5, 2000. As a capital pool company, the principal business of FTV was to identify, evaluate and acquire assets, properties or businesses which would constitute a Qualifying Transaction, pursuant to the polices of the Exchange.

On January 27, 2003, FTV entered into a Securities Exchange Agreement (“SEA”) with CRS Copper Resources Corp. (“CRS”) and the shareholders of CRS to acquire all of the issued and outstanding shares and warrants of CRS. CRS was incorporated under the Company Act (British Columbia) on October 3, 2001 and began operations in July 2002. CRS was engaged in the acquisition, exploration and development of mineral resources.

On May 23, 2003, pursuant to the SEA, FTV consolidated its common shares on a one for ten basis and acquired a 100% interest in CRS by issuing to the security holders of CRS an aggregate of 8,187,501 post-consolidated common shares and warrants to purchase an additional 5,657,500 post-consolidated common shares of FTV, exercisable at a price of $1.50 per share to May 23, 2005.

The acquisition served as FTV’s Qualifying Transaction. The acquisition was accounted for by the purchase method, with CRS deemed to be the acquirer, and reported as a reverse take-over as the shareholders of CRS obtained control of FTV. FTV also changed its name to Lumina Copper Corp. (“LCC”)

Upon the completion of the transaction on May 23, 2003, LCC became a Tier 1 issuer on the Exchange. On July 13, 2004, the Company’s common shares were delisted from the TSX Venture Exchange and, on July 14, 2004, the common shares commenced trading on the Toronto Stock Exchange. On May 14, 2004 the Company’s common shares commenced trading on the American Stock Exchange.

The Company has entered into mineral property acquisition and option agreements that will require significant future outlays of cash to maintain the properties and options in good standing and to fulfil its contractual obligations. The Company’s continuing operations as intended are dependent on management’s ability to raise required funding through future equity issuances, asset sales or a combination thereof.

2.	SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of presentation

These consolidated financial statements are presented in Canadian dollars and in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and include the accounts of LCC and its subsidiaries. These accounting principles conform in all material respects to principles generally accepted in the United States of America except as disclosed in Note 16.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

	(b)	Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	(c)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits and short term, highly liquid investments that are readily convertible to known amounts of cash within ninety days of deposit.

	(d)	Equipment

Equipment is stated at cost. Amortization is provided on the declining balance basis on office equipment at 20% per annum and on computer equipment at 30% per annum.

	(e)	Mineral properties

The Company capitalizes all costs related to investments in mineral property interests on a property by property basis. Such costs include mineral property acquisition costs and exploration and development expenditures, net of any recoveries. Costs are deferred until such time as the extent of mineralization has been determined and mineral property interests are either developed, the property sold or the mineral rights are allowed to lapse.

Capitalized costs are reviewed, on a property by property basis, to consider whether there are any conditions that may indicate impairment. When the carrying value of a property exceeds its net recoverable amount estimated by quantifiable evidence of an economic geological resource or reserve, joint venture expenditure commitments or the Company’s assessment of its ability to sell the property for an amount less than the deferred costs, the property is written down for the impairment in value.

From time to time the Company may acquire or dispose of a mineral property interest pursuant to the terms of an option agreement. Where the options are exercisable entirely at the discretion of the Company or the optionee, the amounts payable or receivable are recorded as property costs or recoveries when the payments are made or received.

Capitalized costs are depleted over the useful lives of the properties upon commencement of commercial production or written off if the properties are abandoned or the claims allowed to lapse.

Although the Company has taken steps to verify the title to mineral properties in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title. Property title may be subject to unregistered prior agreements or transfers and title may be affected by undetected defects.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Canadian GAAP as set out in the CICA Handbook defines Mineral Properties to be tangible assets. Recent standards for business combinations however, refer to mineral use rights as an example of contract-based intangibles without removing the definition that categorizes them as tangible assets. As disclosed above, the Company has classified these assets as Mineral Property tangible assets in accordance with its interpretation of Canadian GAAP.

The Company has determined that under Canadian GAAP it is not required to account for its contract based mining assets as intangible assets and therefore continues to account for them as tangible assets. Although the Company believes its accounting policy for contract based mining assets is appropriate and consistent with Canadian GAAP, there is an alternative interpretation of Canadian GAAP that would consider them to be intangible assets.

This alternative interpretation would provide for the capitalization of a contract based mining asset as an intangible asset at its fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination. For exploration stage mineral interests such as those owned by the Company, the excess of the carrying value over the residual value of the intangible assets would be amortized on a straight-line basis over the period in which the Company expected to: (a) complete its exploration process or (b) convert, develop or further explore the underlying properties. For the Company, a reasonable estimate of this amortization period would be from 4 to 11 years.

(f)	Foreign currency translation

The company’s subsidiaries are integrated foreign operations. Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates; revenue and expense items are translated at the average rate of exchange for the period. The net foreign currency gain or loss is included in the statement of operations.

(g)	Stock based compensation

Effective January 1, 2003, the Company adopted the amended recommendations of CICA Handbook Section 3870, Stock-based compensation and other stock-based payments. This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services.

The new standard requires that all stock-based awards made to employees and non- employees be measured and recognized using a fair value based method. In prior years, stock-based compensation expense was only recognized when stock-based compensation awards were made to non-employees, while pro forma disclosure was acceptable for awards made to employees.

The Company adopted the fair value based method of accounting for awards issued to employees for the fiscal year beginning January 1, 2003 on a prospective basis.

The change in accounting policy in 2003 did not result in any adjustment to the Company’s opening deficit balance.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

	(h)	Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the period. Future income tax assets and liabilities are recognized in the period for temporary differences between the tax and accounting bases of assets and liabilities as well as for the potential benefit of income tax losses carried forward to future years.

Future income tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply in the years in which temporary differences are expected to be recovered or settled. The effect of a change in tax rates on future income tax assets and liabilities is recognized in operations in the period that includes the substantive enactment date. A valuation allowance is recognized to the extent it is considered not likely that future income tax assets will be realized.

	(i)	Loss per share

Loss per share is calculated using the weighted average number of shares outstanding. The Company uses the treasury stock method to calculate fully diluted earnings per share. Under this method, all options whose average exercise price is less than or equal to the average share price for the year are assumed to be exercised and all convertible securities are assumed to be converted at the average share price during the period. Also under this standard, certain shares that are considered contingently issuable, such as escrowed shares subject to release based on performance criteria, are excluded from the calculation of weighted average common shares outstanding. Diluted per share amounts are not presented in fiscal 2002, 2003 and 2004 as the effect of outstanding options and warrants is anti-dilutive.

	(j)	Environmental protection practices

The Company is subject to the laws and regulations relating to environmental matters in all jurisdictions in which it operates, including provisions relating to property reclamation, discharge of hazardous material and other matters. The Company may also be held liable should environmental problems be discovered that were caused by former owners and operators of its properties and properties in which it has previously had an interest.

The Company conducts its mineral exploration activities in compliance with applicable environmental protection legislation. The Company is not aware of any existing environmental problems related to any of its current or former properties that may result in material liability to the Company.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

2.	SIGNIFICANT ACCOUNTING POLICIES (continued)

(k) Capital stock issued for other than cash

Capital stock issued for other than cash is valued at the price at which the stock traded on the principal stock exchange on which the stock trades at the time the agreement to issue the stock is made or, if such issuance is at the option of the Company, at the time the Company determines to issue such stock. Where capital stock is issued for other than cash and the number of shares is sufficiently large that the quoted market value per share may not represent an appropriate value to be assigned to such issue, the issued shares are valued at an amount equal to the fair market value of the consideration received for such issuance, or, in the absence of a determinable fair market value, at the net book value of the net assets acquired.

(l) Flow-through shares

Resource expenditure deductions related to exploration activities funded by flow-through share arrangements are renounced to investors in accordance with income tax legislation. Future tax liability is increased and capital stock is reduced by the estimated tax benefits transferred to shareholders.

3.	ACQUISITION

On May 23, 2003, LCC acquired 100% of the outstanding securities of CRS, consisting of common shares and warrants as disclosed in Note 1.

The following table summarizes the allocation of the aggregate purchase price of the net identifiable assets of LCC deemed to have been acquired by CRS on May 22, 2003:

Allocation
Net Identifiable assets acquired
Current assets	$450,299
Less: payables and accruals	4,830

$445,469
Consideration
8,187,501 LCC common shares and 5,657,500 LCC warrants	$333,780
53,667 LCC options	20,000
Acquisition costs	91,689

$445,469

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

4.	EQUIPMENT

		2004
	Cost	Accumulated	Net Book Value
		Amortization
Furniture and equipment	$78,138	$19,441	$58,697

		2003
	Cost	Accumulated	Net Book Value
		Amortization
Furniture and equipment	$44,390	$5,578	$38,812

5.	MINERAL PROPERTIES

At December 31, 2004 and 2003, the Company's mineral properties are comprised of properties located in North and South America.

	Chile	Peru	Argentina	Canada	Total

Balance, December 31, 2002	$-	$-	$57,924	$960,729	1,018,653

Additions during year:
Property acquisition	3,084,830	165,889	753,261	116,427	4,120,407

Property exploration
Geological and assays	149,269	48,547	67,891	67,097	332,804
Other exploration	6,144	10,897	44,279	7,553	68,873
Taxes and filing fees	26,602	25,313	29,114	32,703	113,732
Recoveries	-	-	-	(6,386)	(6,386)

Net additions during year	3,266,845	250,646	894,545	217,394	4,629,430

Written-off	-	-	-	(49,491)	(49,491)

Balance, December 31, 2003	3,266,845	250,646	952,469	1,128,632	5,598,592

Additions during year:
Property acquisition	1,503,557	655,009	549,000	271,253	2,978,819

Property exploration
Geological and assays	1,727,346	220,496	88,884	58,781	2,095,507
Drilling	4,442,652	16,800	-	-	4,459,452
Other exploration	446,427	178,220	150,379	6,383	781,409
Taxes and filing fees	1,310,705	45,394	19,744	35,093	1,410,936

Net additions during year	9,430,687	1,115,919	808,007	371,510	11,726,123

Balance, December 31, 2004	$12,697,532	$1,366,565	$1,760,476	$1,500,142	$17,324,715

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued) Chile

	Regalito	Vizcachitas	Relincho	Total

Balance, December 31, 2002	$-	$-	$-	$-

Property acquisition	19,255	3,060,816	4,759	3,084,830

Property exploration
Geological and assays	54,280	45,034	49,955	149,269
Other exploration	5,672	236	236	6,144
Taxes and filing fees	26,602	-	-	26,602

Balance, December 31, 2003	105,809	3,106,086	54,950	3,266,845

Property acquisition	269,723	122	1,233,712	1,503,557

Property exploration
Geological and assays	1,554,074	31,977	141,295	1,727,346
Drilling	4,442,652	-	-	4,442,652
Other exploration	394,225	14,717	37,485	446,427
Taxes and filing fees	1,139,069	10,423	161,213	1,310,705

Additions during year	7,799,743	57,239	1,573,705	9,430,687

Balance, December 31, 2004	$7,905,552	$3,163,325	$1,628,655	$12,697,532

(a)	Regalito Property

On October 16, 2003, the Company obtained the right to acquire a 100% interest in the Regalito Property, consisting of 4,158 hectares located in the 3rd region of Chile. In consideration for the acquisition, the Company will make minimum cash payments aggregating US$900,000 over an 8 year period as follows:

Committed Minimum	Due Date
Cash Payments

US $ 25,000 (paid)	October 16, 2004
US 50,000	October 16, 2005
US 75,000	October 16, 2006
US 100,000	October 16, 2007
US 125,000	October 16, 2008
US 150,000	October 16, 2009
US 175,000	October 16, 2010
US 200,000	October 16, 2011

US $ 900,000

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued)

Should copper prices exceed $1 per pound for an entire calendar year at any time during the 8 year period (as it did during 2004), the Company shall increase the minimum payment to US$200,000 in respect of that year. After the 8th year of the agreement, should the price of copper exceed $1 per pound for any entire calendar year, the Company must pay advance payments of US$200,000 per year until the commencement of commercial production and thereafter, the Company must pay a net smelter royalty of 1% to 3% depending on the price of copper.

Upon achieving commercial production, should the royalty payment in the first calendar year exceed US$200,000, the Company may deduct from the royalty payment 50% of the amount in excess of US$200,000 and apply this amount against the accumulated advance payments in each succeeding year until the accumulated advance payments have been fully offset. The Company must also pay certain current and past annual concession maintenance payments in the aggregate of US$53,000 and is also responsible for the payment of all future annual concession maintenance payments on the property.

(b)	Vizcachitas Property

Pursuant to an agreement dated October 28, 2003, the Company acquired 100% of the shares of Compania Minera Vizcachitas Holdings, a company incorporated under the laws of Chile, in consideration for the issuance of 500,000 common shares of the Company (issued in 2003) and 500,000 warrants (issued in 2003) to acquire up to an additional 500,000 common shares at $3.20 per share until December 19, 2007.

In the event the combined value of the shares and the warrants did not exceed $5 million at any time during the 48 month period from the closing date of the agreement, then on expiry of the warrants, the Company was obligated to pay the vendors the difference between the combined value and $5 million. The obligation ceased upon the value of the shares and warrants exceeding $5 million during fiscal 2004.

Compania Minera Vizcachitas Holdings is the beneficial holder of the Vizcachitas Property, which consists of 19 exploration concessions, located in the 4th region of Chile.

(c)	Relincho Property

Pursuant to an agreement dated December 10, 2003, the Company obtained an option to acquire a 100% interest in the Relincho Property consisting of certain mining rights located in the 3rd region of Chile in consideration of payments in the aggregate of US$6,000,000 payable as follows:

(i) US$1,000,000 (paid in 2004); and

(ii) US$5,000,000 on or before January 9, 2007, payable at the Company’s option in cash or shares.

Certain of the mining rights comprising the property are also subject to a 2% net smelter return royalty.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued) Peru

	Galeno	Pashpap	Total

Balance, December 31, 2002	$-	$-	$-

Property acquisition	138,035	27,854	165,889

Property exploration
Geological and assays	26,799	21,748	48,547
Other exploration	5,832	5,065	10,897
Taxes and filing fees	11,743	13,570	25,313

Balance, December 31, 2003	182,409	68,237	250,646

Property acquisition	655,009	-	655,009

Property exploration
Geological and assays	123,155	97,341	220,496
Drilling	16,800	-	16,800
Other exploration	158,304	19,916	178,220
Taxes and filing fees	31,309	14,085	45,394

Additions during year	984,577	131,342	1,115,919

Balance, December 31, 2004	$1,166,986	$199,579	$1,366,565

(d)	Galeno Property

Pursuant to an agreement dated April 25, 2003 with La Asunción Negociadora Minera SAC (ASUMIN), the Company was granted an option to acquire a 100% interest in the Galeno Copper-Gold Property located in northern Peru. The property consists of 4 mining concessions covering an area of approximately 1,348 hectares. Consideration for the acquisition is an aggregate of US $2,000,000 in cash payments, payable as follows:

Cash Payments	Due Date

US $ 10,000	Upon signing (paid in 2003)
US 20,000	July 25, 2003 (paid in 2003)
US 50,000	October 25, 2003 (paid in 2003)
US 100,000	April 25, 2004 (paid in 2004)
US 300,000	April 25, 2005
US 400,000	April 25, 2006
US 1,120,000	April 25, 2007

US $ 2,000,000

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued)

The 2005 to 2007 payments are subject to reductions ranging from 20% to 50% depending on the average price of copper, based on the three month London Metal Exchange average price should the average price of copper be less than $1 per pound. 100% of the 2005 to 2007 payments may be made in shares of LCC. The payment due on April 25, 2007 may be deferred for up to three years provided payments of US $100,000 (the “penalty payments”) are made at each of April 25, 2007, 2008 and 2009, with 50% of each of those payments being applied against the amount of the deferred payment.

Should the option be exercised, the Company will be required to make bonus payments of US $250,000 upon completion of a positive feasibility study, a further US $250,000 upon commencement of a new mine construction and a final payment of US $1,300,000 one year after the commencement of commercial production.

On February 24, 2004, the Company entered into agreements to acquire all of the shares of two companies which, collectively, own a 100% leasehold interest in the Molino mining concession. The Molino concession is contiguous to the Galeno concessions and is considered to be an extension of the Galeno property. Consideration for the acquisition is US$300,000 (paid). The vendors retain a net profits interest in the property of up to 20% depending upon the timing of production from the concession, which interest will convert to a 1% net smelter royalty should production commence subsequent to December 31, 2006.

(e)	Pashpap Property

The Company owns a 100% interest in 8 copper concessions located in northern Peru.

Argentina

	Taca Taca	San Jorge	Total

Balance, December 31, 2002	$57,924	$-	$57,924

Property acquisition	343,235	410,026	753,261

Property exploration
Geological and assays	34,038	33,853	67,891
Other exploration	44,279	-	44,279
Taxes and filing fees	27,495	1,619	29,114

Additions during year	449,047	445,498	894,545

Balance, December 31, 2003	506,971	445,498	952,469

Property acquisition	549,000	-	549,000

Property exploration
Geological and assays	67,479	21,405	88,884
Other exploration	56,243	94,136	150,379
Taxes and filing fees	19,744	-	19,744

Additions during year	692,466	115,541	808,007

Balance, December 31, 2004	$1,199,437	$561,039	$1,760,476

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued)

	(f)	Taca Taca Property

Pursuant to an agreement dated October 7, 2002 the Company paid Corriente Resources Inc. US $25,000 towards the purchase of all the issued and outstanding shares of Corriente Argentina SA (“Corriente”). The Company also incurred legal and consulting fees related to this acquisition. Corriente is the beneficial holder of the Taca Taca mining rights, located in the Salta Province, northwestern Argentina.

The purchase price agreed is as follows:

		(i)	US $25,000 on closing (paid in 2002);

		(ii)	US $25,000 and 100,000 of the Company’s shares on the first anniversary of the agreement date (paid and issued during 2003);

		(iii)	100,000 of the Company’s shares on the second and third anniversaries of the agreement date (100,000 shares valued at $549,000 issued in 2004);

		(iv)	US $100,000 on the fourth anniversary of the agreement date;

		(v)	US $1,000,000 on the fifth anniversary of the agreement date.

The acquisition has been accounted for as an asset purchase. The property is subject to a 1.5% net smelter returns royalty in favour of eight individuals.

	(g)	San Jorge Property

Pursuant to an agreement dated September 3, 2003, the Company acquired 100% of the shares of Minera San Jorge S.A. (“San Jorge”), a company incorporated under the laws of Argentina, in consideration of a cash payment of US$200,000 (paid in 2003) and issuing common shares of the Company valued at US$100,000 (81,875 shares issued in 2003). San Jorge is the beneficial holder of the San Jorge property, which consists of 2 mining concessions and 44 mining claims (444.6 hectares) located in the Las Heras Department of the Province of Mendoza, Argentina.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued) Canada

	Casino	Redstone	Hushamu	OK	Total

Balance, December 31, 2002	$55,000	$762,565	$143,164	$-	$960,729

Property acquisition	104,602	-	1,825	10,000	116,427

Property exploration
Geological and assays	10,435	6,000	13,477	37,185	67,097
Other exploration	-	-	1,169	6,384	7,553
Taxes and filing fees	2,415	27,980	-	2,308	32,703
Recoveries	-	-	-	(6,386)	(6,386)

Net additions during year	117,452	33,980	16,471	49,491	217,394

Write-off	-	-	-	(49,491)	(49,491)

Balance, December 31, 2003	172,452	796,545	159,635	-	1,128,632

Property acquisition	271,253	-	-	-	271,253

Property exploration
Geological and assays	3,759	699	54,323	-	58,781
Other exploration	-	28	6,355	-	6,383
Taxes and filing fees	100	27,980	7,013	-	35,093

Net additions during year	275,112	28,707	67,691	-	371,510

Balance, December 31, 2004	$447,564	$825,252	$227,326	$-	$1,500,142

(h)	Casino Property

The Casino property encompasses 161 mining claims, all of which are subject to a 5% net profits royalty. A third party has a pre-existing option to purchase 55 of the claims for $1 and a 10% net profits royalty.

Pursuant to an agreement dated July 15, 2002 with Great Basin Gold Ltd. the Company acquired an option to purchase a 100% interest in the Casino Deposit claim group located in the Whitehorse Mining Division, Yukon Territory, Canada. The option may be exercised at any time until July 15, 2007 by paying $1,000,000 to Great Basin. Until it is exercised or it expires, the option can be maintained in good standing by:

(i)

issuing 100,000 shares of the Company on the date its shares are listed for trading on a stock exchange or paying $50,000 cash should the Company not be listed by December 31, 2002 ($50,000 paid in 2002);

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

5.	MINERAL PROPERTIES (continued)

(ii) issuing warrants to purchase 100,000 shares of the Company exercisable at a price of $1.80 per share on or before May 23, 2005 (issued at an ascribed fair value of $104,602 during 2003);

(iii)

issuing warrants to purchase another 100,000 shares of the Company exercisable at a price of $5.80 per share on or before May 21, 2006 (issued at an ascribed fair value of $271,253 on May 21, 2004); and

(iv) issuing warrants to purchase another 100,000 shares of the Company on May 23, 2005 at the maximum discount price possible, exercisable for a period of two year.

(i)	Redstone Property

The Redstone Property consists of 5 mineral leases expiring in 2013 covering 60 units and 5,662 hectares in the Coates Lake area of the Northwest Territories, Canada.

Pursuant to an agreement dated September 24, 2002 with Redstone Resources Inc., a unit of Newmont Mining Corporation, the Company acquired a 100% interest in the Redstone Property by agreeing to pay:

(i) US $100,000 cash on closing (paid in 2002);

(ii) US $100,000 cash on March 24, 2003 (paid in 2003);

(iii) US $300,000 cash on March 24, 2004 (paid in 2004); and

(iv) A net smelter returns royalty ranging from 3% to 4%, depending on the prevailing commodity price of copper.

A debenture for US $400,000 which bore interest at 0% if payments were made on time, and at 15% if a payment was late, dated September 24, 2002, secured by the Redstone Property, was issued to Redstone Resources Inc. as security for the Company’s obligations under the agreement. Upon making the final payment of US $300,000 on March 24, 2004, the debenture was discharged (Note 7).

(j)	Hushamu Property

The Company owns a 100% interest in the Hushamu Property, which consists of 144 mineral claims located on northern Vancouver Island, British Columbia.

(k)	OK Property

Pursuant to an agreement dated April 24, 2003, the Company was granted an option by Eastfield Resources Ltd. (“Eastfield”) to earn an 80% interest in 7 mineral claims located near Powell River, British Columbia.

In January 2004, the Company terminated the option on the property. An aggregate $49,491 of acquisition and exploration costs were written off as at December 31, 2003.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

6.	RELATED PARTY TRANSACTIONS

(a)

The Company paid or owes $181,700 (2003 - $125,000, 2002 - nil) for management and geological consulting services to a director and a company controlled by a director. As at December 31, 2004 accrued liabilities include $56,700 (2003 – $5,796) of these fees.

(b) The Company paid $nil (2003 - $5,000) to a company that employs a former director of the Company for the rental of office premises.

The foregoing related party transactions are recorded at the exchange amount which is the amount of consideration paid or received as established and agreed to between the parties.

7.	PROPERTY PURCHASE OBLIGATIONS

	2004	2003

Balance owing in respect of the acquisition of the
Redstone Property (Note 5(i)), secured by a
debenture bearing interest at 0% per annum, unless a
required payment was late in which case interest at
the rate of 15% per annum was to be charged from
and after the due date.
- Due March 24, 2004 – US $300,000	$-	$388,950

Less: imputed interest at 7.50%
per annum	-	(6,612)

	-	382,338
Less: current portion	-	382,338

	$-	$-

During 2003, the Company recorded a foreign exchange gain of $60,181 on the translation of the balance owing in Canadian dollars. This gain was reported in the results of operations for the 2003 fiscal year.

8.	SHARE CAPITAL

Pursuant to the guidelines for reverse take-over accounting, the number of shares authorized, issued and outstanding disclosed below are those of LCC. The dollar amounts ascribed to the shares outstanding represent the value of the outstanding shares of CRS plus the value of LCC shares issued subsequent to the date of completion of the acquisition.

	(a)	Authorized

100,000,000 common shares without par value 100,000,000 preferred shares without par value

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

8.	SHARE CAPITAL (continued)

	(b)	Issued and outstanding Common shares:

	Number of
	Shares	Amount

Share capital of FTV at May 22, 2003	7,687,000	$660,821
One-for-ten share consolidation	(6,918,300)	-

	768,700	660,821
Elimination of FTV capital on application of reverse
take-over accounting	-	(660,821)
Share capital of CRS, May 22, 2003	-	6,370,469
Issued to acquire all the outstanding common
shares of CRS (Note 3)	8,187,501	333,780

Balance upon completion of reverse takeover	8,956,201	6,704,249
Issued for cash:
Private placement, net of issue costs (Note 8(c)(i))	500,000	470,575
Issued for cash and other consideration
Exercise of options (Note 9(b))
- for cash	10,000	16,500
- fair value of options exercised	-	7,805
Exercise of warrants (Note 10)
- for cash	1,223,375	1,865,063
- fair value of warrants exercised	-	104,602
Issued for mineral properties (Note 5)	681,875	2,426,000
Recognition of compensation expense (Note 8(e))	-	148,000

Balance, December 31, 2003	11,371,451	11,742,794
Issued for cash:
Private placements, net of issue costs (Note 8(c)(ii)	2,380,200	10,125,372
and (iii))
Exercise of warrants (Note 10)	1,166,625	1,749,937
Issued for cash and other consideration
Exercise of options (Note 9(b))
- for cash	75,533	120,800
- fair value of options exercised	-	40,144
Issued for mineral property (Note 5(f)(iii))	100,000	549,000
Recognition of compensation expense (Note 8(e))	-	148,000

Balance, December 31, 2004	15,093,809	$24,476,047

Preference Shares:

No preference shares have been issued.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

8.	SHARE CAPITAL (continued)

	(c)	Private Placements

(i)

In conjunction with the completion of its qualifying transaction (Note 1), LCC completed a private placement on May 27, 2003 and issued 500,000 units at a price of $1 per unit for proceeds of $470,575, net of issue costs in the amount of $29,425. Each unit consisted of one post-consolidated common share and one non- transferable share purchase warrant entitling the holder to purchase one additional post-consolidated common share at a price of $1.50 until May 23, 2005.

(ii)

In January, 2004 the Company completed a private placement and issued 2,030,200 units at a price of $4.25 per unit for proceeds of $8,152,153, net of agent’s fees and other issue costs in the amount of $476,197. Each unit consisted of one common share and one-half share purchase warrant with each whole warrant exercisable to acquire one additional common share at a price of $5.50 to January 8, 2006.

(iii)

In December, 2004 the Company completed a private placement and issued 350,000 flow-through common shares at a price of $6.10 per share for proceeds of $1,973,219, net of agent’s commissions, fees and other issue costs in the amount of $161,781.

	(d)	Shares held in escrow

(i)	Issued into escrow on reverse takeover on May 23, 2003 to
	be released in four instalments of 1,422,000 each in six
	month intervals commencing May 23, 2003.	5,688,001

(ii)	Issued into escrow under a Voluntary Pooling Agreement in
	November, 2002. One-third of these shares are to be
	released on each anniversary assuming the recipient
	shareholders continue to be employed by the Company.	600,000

(iii)	Released from escrow
	- during 2003	(3,044,001)
	- during 2004	(3,044,000)

Shares held in escrow at December 31, 2004		200,000

(e)	Compensation Expense

Included in the share capital of CRS at May 22, 2003, were 5,060,000 units that were issued during 2002 for nominal consideration of $0.01 per unit. Each unit consisted of one common share and one-half warrant. One whole warrant entitles the holder to purchase one additional common share at $1.50 for two years commencing on the date the Company’s shares are publicly traded. The Company has recorded the issuance of 4,460,000 of these units at their fair value ($0.75) on the date that they were issued.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

8.	SHARE CAPITAL (continued)

Of the foregoing 5,060,000 units, 600,000 were issued for services to be rendered after issuance. One-third of these 600,000 units are to be released on each anniversary assuming the recipient shareholders continue to be employed by the Company. As at December 31, 2004 a total of 200,000 (2003: 400,000) units remain in escrow. Compensation expense related to these units, in the amount of $148,000 per annum, is recognized evenly over the period that they are held in escrow under the Voluntary Pooling Agreement (Note 8(d)(ii)).

			Compensation Expense

		Units	2004	2003	2002

(i)	Units issued for services rendered before
	issuance of units	4,460,000	$-	$-	$3,300,400

(ii)	Issued for services to be rendered after
	issuance. The compensation expense
	related to the issuance of these units is
	recognized evenly over the period that
	they are held in escrow under the
	Voluntary Pooling Agreement
	(Note 8(d)(ii))	600,000	148,000	148,000	24,667

(iii)	Compensation expense related to options
	issued to non-employees (Note 9(b))	-	91,817	17,212	-

(iv)	Compensation expense related to options
	issued to employees and directors
	(Note 9(b))	-	437,813	417,175	-

		5,060,000	$677,630	$582,387	$3,325,067

9.	STOCK OPTIONS

	(a)	Options Outstanding

Options to purchase common shares have been granted to directors, employees and consultants at exercise prices determined by reference to the market value on the date of the grant.

Under the Company’s stock option plan, the board of directors may grant options for the purchase of up to 1,392,443 common shares. Options granted under the plan vest over time at the discretion of the board of directors.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

9.	STOCK OPTIONS (continued)

Summary of the Company’s stock options as at December 31, 2004 and 2003 and changes during the years then ended is as follows:

	2004		2003
		Weighed		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Shares	Price	of Shares	Price

Outstanding at beginning of year	823,066	$2.06	-	$-
Assumed in reverse take over
(Note 3)	-	-	53,667	1.50
Granted	265,000	7.02	897,533	2.03
Exercised	(75,533)	1.60	(10,000)	1.65
Cancelled	-	-	(118,134)	1.61

Outstanding at end of year	1,012,533	$3.40	823,066	$2.06

At December 31, 2004, the Company has outstanding stock options to purchase an aggregate 1,012,533 common shares of LCC as follows:

Options Outstanding			Options Exercisable
Number		Exercise	Number	Exercise
of Shares	Expiry Date	Price	of Shares	Price

22,533	September 5, 2005	$1.50	22,533	$1.50
15,000	June 21, 2006	4.90	15,000	4.90
500,000	June 6, 2008	1.65	400,000	1.65
25,000	August 8, 2008	1.60	25,000	1.60
150,000	October 17, 2008	3.20	100,000	3.20
50,000	December 17, 2008	4.00	50,000	4.00
150,000	April 20, 2009	8.29	25,000	8.29
100,000	December 2, 2009	5.44	70,000	5.44

1,012,533		$3.40	707,533	$2.71

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

9.	STOCK OPTIONS (continued)

(b)	Stock Based Compensation

	Number of	Fair Value Amount
	Options	Unvested	Vested

Unexercised stock options,
December 31, 2002	-	$-	$-
Assumed in reverse takeover
(Note 3)	53,667	-	20,000
Granted to non-employees	125,000	79,654	17,212
Granted to employees and directors	772,533	395,600	417,175
Non-employee options exercised	(10,000)	-	(7,805)
Non-employee options cancelled	(90,000)	(70,247)	-
Employee options cancelled	(28,134)	-	(10,485)

Unexercised options, December 31,
2003	823,066	405,007	436,097

Granted to non-employees	65,000	71,872	82,410
Granted to employees and directors	200,000	479,875	215,763
Employee options vested	-	(222,050)	222,050
Non-employee options vested	-	(9,407)	9,407
Employee options exercised	(75,533)	-	(40,144)

Unexercised options, December 31,
2004	1,012,533	$725,297	$925,583

The fair value used to calculate the compensation expense related to the stock options issued to employees and non-employees is estimated using the Black-Scholes Option Pricing Model with the following assumptions:

	2004	2003

Weighted average:
Risk-free interest rate	3.04%	3.06%
Expected dividend yield	-	-
Expected stock price volatility	90%	94%
Expected option life in years	2	2

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

10.	WARRANTS

The following summarizes warrant activity during 2004 and 2003:

	Number of
	Warrants	Fair Value

Balance, December 31, 2002	-	$-
Acquired in reverse takeover (Note 3)	5,657,500	-
Issued in private placement (Note 8(c)(i))	500,000	-
Issued on acquisition of Casino Property option
(Note 5(h)(ii))	100,000	104,602
Issued on acquisition of the Vizcachitas
Property (Note 5(b))	500,000	1,072,220
Warrants exercised during the year	(1,223,375)	(104,602)

Balance, December 31, 2003	5,534,125	1,072,220
Issued in private placement (Note 8(c)(ii))	1,015,100	-
Issued on acquisition of Casino Property option
(Note 5(h)(iii))	100,000	271,253
Warrants exercised during the year	(1,166,625)	-

Balance, December 31, 2004	5,482,600	$1,343,473

The fair value of the warrants has been calculated using the Black-Scholes Option Pricing Model with the following assumptions:

	2004	2003

Weighted average:
Risk-free interest rate	2.89%	3.03%
Expected dividend yield	-	-
Expected stock price volatility	85%	71%
Expected warrant life in years	2	2

At December 31, 2004, the Company has outstanding warrants to purchase an aggregate 5,482,600 common shares of LCC as follows:

		Outstanding				Outstanding
		at				at
Exercise		December 31,			Expired/	December 31,
Price	Expiry Date	2003	Issued	Exercised	Cancelled	2004

$1.50	May 23, 2005	4,659,125	-	(1,091,625)	-	3,567,500
$1.50	May 23, 2005	375,000	-	(75,000)	-	300,000
$3.20	December 19, 2007	500,000	-	-	-	500,000
$5.50	January 8, 2006 *	-	1,015,100	-	-	1,015,100
$5.80	May 21, 2006	-	100,000	-	-	100,000

$2.47		5,534,125	1,115,100	(1,166,625)	-	5,482,600

*

On February 17, 2005, the expiry period of these warrants was shortened to March 17, 2005 pursuant to a provision entitling the Company, upon giving notice, to reduce the exercise period should the closing price of the Company’s common shares be at least $7.00 per share for ten consecutive days.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

11.	SUPPLEMENTAL CASH FLOW INFORMATION

	Cumulative
	Period from
	Inception to
	December 31,
	2003	2004	2003	2002

Significant non-cash financing and
investing activities

Warrants issued for mineral
property payments	$1,448,075	$271,253	$1,072,220	$-
Common shares issued for mineral
property payments	2,975,000	549,000	2,426,000	-

Shares issued for subscriptions
receivable	600,000	-	-	600,000
		-
Shares and warrants issued in
reverse takeover	333,780	-	333,780	-

Options assumed in reverse
takeover	20,000	-	20,000	-

12.	COMMITMENT

The Company leases office premises for a five year period to March 31, 2008. The cost of the entire premises is shared primarily between the Company and a company related by a common director. The Company’s proportionate share of minimum annual rental payments under this arrangement is approximately $18,000.

13.	SEGMENTED DISCLOSURE

The Company has one operating segment, mineral exploration, and all capital assets of the Company are located in Canada except for certain of its mineral properties, as disclosed in Note 5, and certain equipment with a net book value of $10,962 located in Chile.

The Company operates in two geographical segments: Canada and South America. Corporate administrative activities are conducted from Canada. The income and expenses for the years ended December 31, 2004, 2003 and 2002 and the assets at the end of those years identifiable to these segments are as follows:

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

13.	SEGMENTED DISCLOSURE (continued)

	Canada	South America	Total
Year ended December 31, 2004
Interest income			$80,226
Corporate expenses			(2,056,129)
Net loss for the year			$(1,975,903)

Mineral exploration segment assets	$1,500,142	$15,824,573	$17,324,715
Corporate assets			3,345,664

Total assets			$20,670,379

	Canada	South America	Total
Year ended December 31, 2003
Mineral property costs written off	$(49,491)	$-	$(49,491)
Geographical segment loss	$(49,491)	$-	(49,491)

Interest income			46,141
Corporate expenses			(1,253,224)
Net loss for the year			$(1,256,574)

Mineral exploration segment assets	1,128,632	4,469,960	$5,598,592
Corporate assets			3,564,002

Total assets			$9,162,594

	Canada	South America	Total
Year ended December 31, 2002
Corporate expenses			$(3,356,101)
Net loss for the year			$(3,356,101)

Mineral exploration segment assets	$960,729	$57,924	$1,018,653
Corporate assets			2,942,183

Total assets			$3,960,836

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

14.	INCOME TAX

As at December 31, 2004, the Company has non-capital losses of approximately $2,503,000 which may be applied against future income for income tax purposes. The potential future tax benefits of these losses have not been recorded in these financial statements. The losses expire as follows:

2014	$1,158,400
2011	386,100
2010	760,000
2009	132,600
2008	47,400
2007	18,500

$2,503,000

The reconciliation of income tax provision computed at statutory rates to the reported income tax provision is as follows:

	2004	2003	2002

	35.62%	37.62%	39.62%
Income tax benefit computed at Canadian
statutory rates	$703,817	$472,507	$1,329,692
Foreign tax rates different from statutory rate	(14,902)	(440)	-
Stock based compensation	(241,372)	(219,094)	(1,317,392)
Other differences	63,245	(30,252)	63,698
Unrecognized tax losses	(510,788)	(222,721)	(75,998)

	$-	$-	$-

Future income tax assets and liabilities are recognized for temporary differences between the carrying amount of the balance sheet items and their corresponding tax values as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized. Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates, are as follows:

	2004	2003	2002

Future income tax assets
Temporary differences in assets	$5,248	$100,412	$-
Net tax losses carried forward	928,240	341,406	76,326

	933,488	441,418	76,326
Valuation allowance for future
income tax assets	(933,488)	(441,418)	(76,326)

Net future income tax assets	-	-	-
Future income tax liabilities	-	-	-

Future income tax assets, net	$-	$-	$-

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

14.	INCOME TAX (continued)

Flow-through expenditures

Flow-through shares entitle a company that incurs certain resource expenditures in Canada to renounce them for tax purposes allowing the expenditures to be deducted for income tax purposes by the investors who purchased the shares. A future income tax liability arises from the renunciation of mineral exploration costs to investors of flow-through shares.

Funds raised through the issuance of flow-through shares are required to be expended on qualified Canadian mineral exploration expenditures, as defined pursuant to Canadian income tax legislation. In December, 2004 the Company raised $2,135,000 from the issuance of flow- through shares (Note 8(c)(iii)). As at December 31, 2004 no expenditures have been made and the Company is obligated to spend this amount on qualified mineral exploration expenditures in fiscal 2005. The future income tax liability that will arise on future renunciation of these flow- through expenditures is estimated to be approximately $760,000.

15.	FINANCIAL INSTRUMENTS

The Company has various financial instruments including cash, receivables, and payables and accruals and mineral property purchase obligations. The fair value of all financial instruments approximates their recorded amounts.

16.	DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES

These consolidated financial statements have been prepared in accordance with Canadian GAAP, which differ from those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices accepted in the United States of America (“U.S. GAAP”), as described below.

(a) Mineral Property Expenditures

Under Canadian GAAP, it is acceptable to defer both mineral property acquisition and exploration costs until a decision to abandon the property is made, it is determined that the property does not have economically recoverable reserves or that the Company is unlikely to pursue exploration activities on the property. Under U.S. GAAP, mineral exploration costs are expensed when incurred until it can be proven that economically viable reserves are present on the property and the Company has the ability and intention to pursue exploitation of these reserves.

During the second quarter of 2004, the Company changed its accounting policy, prospectively from April 1, 2004, with respect to mineral use rights to reclassify them from intangible to tangible assets. This change was made as a result of deliberations by the Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) at its March 17-18, 2004 meeting, subsequently approved by FASB, which concluded mining rights should be classified as tangible assets. Prior to this change in accounting policy, the Company had recorded mineral rights as intangible assets on its consolidated balance sheet as purchased undeveloped mineral interests and amortized the excess of the carrying value over the residual value on a straight-line basis over the period that it expected to convert,

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

16.	DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES (continued)

develop or further explore the underlying properties. Due to this change in accounting policy, the Company has ceased amortization of the excess of the carrying over the residual value of these assets and account for them according to its accounting policy for property, plant and equipment. If this change had been adopted retroactively January 1, 2003, it would have decreased the Company’s U.S. GAAP net loss for 2003 by $200,110 (2002: $37,875).

(b)	Income taxes

Under Canadian GAAP, future income taxes are calculated based on enacted or substantially enacted tax rates applicable to future years. Under U.S. GAAP, only enacted rates are used in the calculation of future income taxes. This GAAP difference did not result in a difference in the financial position, results of operations or cash flows of the Company for the years ended December 31, 2004, 2003 and 2002 and for the period from inception on October 3, 2001 to December 31, 2001.

(c)	Flow-through shares

Under Canadian income tax legislation, corporations are permitted to issue shares whereby the corporation agrees to incur qualifying expenditures as defined under the Canadian Income Tax Act, and renounce the related income tax deductions to the investors.

Canadian GAAP treatment of flow-through shares changed during 2004. Before March 2004, the funds received through the issuance of flow-through shares were recorded as share capital. Once the qualifying expenditures were made, the carrying values of both the unproven mineral property and the share capital were reduced by the amount of the tax benefit renounced, calculated at the Company’s effective tax rate. As the Company’s effective tax rate was 0% for 2004, 2003 and 2002, and because the Company did not issue any flow-through shares before March, 2004, no adjustment of this nature was required.

In March, 2004, the Canadian Institute of Chartered Accountants (“CICA”) released EIC – 146 “Flow-Through Shares”, which requires the future income tax liability resulting from the timing differences on exploration expenditures renounced to investors and the resulting draw down of such future income tax liability be recorded as a credit to income upon renunciation of the exploration expenditures by the Company. EIC – 146 is effective for all flow-through share transactions initiated after March 19, 2004.

Canadian GAAP does not require a separate allocation of the amount of funds received by the Company attributable to the flow-through feature at the time of issue. Also, in the absence of a specific restriction or requirement for the funds to be held in a separate bank account, Canadian GAAP permits funds which are to be spent within the current period to be included with cash and cash equivalents for purposes of classification on the balance sheet and statement of cash flows. Adequate disclosure of the commitment to incur qualifying expenditures and renounce the related tax deductions is required under Canadian GAAP.

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

16.	DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES (continued)

U.S. GAAP requires the premium or discount from the market trading price at the time an irrevocable agreement to issue the flow-through shares exists, to be accounted for separately on the balance sheet. At the time the expenditures are renounced, the previously recorded premium or discount is reversed and offset against the tax provision on the income statement, and the deferred income tax liability on the balance sheet recorded. Also notwithstanding whether there is a specific requirement to segregate the funds, the flow-through share funds which are unexpended at the balance sheet date are considered to be restricted and are not considered to be cash or cash equivalents under United States GAAP.

Had the Company followed U.S. GAAP, the effect on its financial statements of the foregoing differences are set out below.

	December 31,	December 31,
Consolidated Balance Sheets	2004	2003
Assets under Canadian GAAP	$20,670,379	$9,162,594
Amortization of mineral interests under U.S. GAAP	(237,985)	(237,985)
Mineral exploration costs expensed under U.S. GAAP	(9,216,837)	(469,533)

Assets under U.S. GAAP	$11,215,557	$8,455,076

Liabilities under Canadian GAAP	$504,103	$514,407
Flow-through income tax liability	272,450	-

Liabilities under U.S. GAAP	$776,553	$514,407

Shareholders’ equity, under Canadian GAAP	$20,166,276	$8,648,187
Amortization of mineral interests under U.S. GAAP	(237,985)	(237,985)
Mineral exploration costs expensed under U.S. GAAP	(9,216,837)	(469,533)
Flow-through income tax liability	(272,450)	-

Shareholders’ equity, under U.S. GAAP	$10,439,004	$7,940,669

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

16.	DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES (continued)

	For the Period
	from Inception
	(October 3,	For the	For the	For the
	2001) to	Year Ended	Year Ended	Year Ended
Consolidated Statements Of	December 31,	December 31,	December 31,	December 31,
Operations	2003	2004	2003	2002
Loss for the period, under
Canadian GAAP	$(6,589,312)	$(1,975,903)	$(1,256,574)	$(3,356,101)
Amortization of mineral interests
under U.S. GAAP	(237,985)	-	(200,110)	(37,875)
Mineral exploration costs expensed
under U.S. GAAP	(9,216,837)	(8,747,304)	(469,533)	-

Loss for the period, under U.S. GAAP	$(16,044,134)	$(10,723,207)	$(1,926,217)	$(3,393,976)

	For the Period
	from Inception
	(October 3,	For the	For the	For the
	2001) to	Year Ended	Year Ended	Year Ended
Consolidated Statements Of	December 31,	December 31,	December 31,	December 31,
Cash Flows	2003	2004	2003	2002
Cash flows used in operating activities,
under Canadian GAAP	$(1,689,477)	$(1,128,284)	$(564,425)	$3,966
Increased loss due to mineral
exploration costs expensed under
U.S. GAAP	(9,216,837)	(8,747,304)	(469,533)	-
Reclassification of funds to be expended
on mineral exploration	(2,135,000)	(2,135,000)	-	-
Flow-through income tax liability	272,450	272,450	-	-

Cash flows used in operating activities,
under U.S. GAAP	$(12,768,864)	$(11,738,138)	$(1,033,958)	$3,966

Cash flows from financing
activities, under Canadian GAAP	$16,808,851	$11,613,771	$2,482,455	$2,711,891
Flow-through income tax liability	(272,450)	(272,450)	-	-

Cash flows from financing activities,
under U.S. GAAP	$16,536,401	$11,341,321	$2,482,455	$2,711,891

Cash flows used in investing activities,
under Canadian GAAP	$(13,967,155)	$(12,862,821)	$(728,272)	$(382,674)
Mineral exploration costs expensed
under U.S. GAAP	9,216,837	8,747,304	469,533	-
Funds to be expended on
mineral exploration	2,135,000	2,135,000	-	-

Cash flows from investing activities,
under U.S. GAAP	$(2,615,318)	$(1,980,517)	$(258,739)	$(382,674)

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

16.	DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES (continued)

Recent accounting pronouncements

In March 2004, the Emerging Issues Task Force (“EITF”) issued EITF 04-3, “Mining Assets: Impairment and Business Combinations”. EITF 04-3 requires mining companies to consider cash flows related to the economic value of mining assets (including mineral properties and rights) beyond those assets proven and probable reserves, as well as anticipated market price fluctuations, when assigning value in a business combination in accordance with SFAS 141 and when testing the mining assets for impairment in accordance with SFAS 144. The consensus is effective for fiscal periods beginning after March 31, 2004. The Company believes this will have no import on the Company’s financial position or results of operations.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123(R)), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) supersedes APB Opinion No. 24, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123(R) is similar to the approach described in Statement 123. However, SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. As the Company currently uses the fair value method to account for all stock option grants, SFAS 123(R) will have no effect on the Company’s financial statements as presented herein.

In June 2004, the FASB issued an interpretation of SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS No.143”). This interpretation clarifies the scope and timing of liability recognition for conditional asset retirement obligations under SFAS No. 143 and is effective no later than the end of Fiscal 2005. The Company has determined that this interpretation, and the adoption of SFAS No. 143, will not have a material impact on the Company’s condensed consolidated results of operations, financial position or cash flows.

In December 2004, the FASB issued SFAS 153. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement will be effective for the Company’s 2006 fiscal year. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

17.	SUBSEQUENT EVENTS

(a) Proposed Reorganization

The Company proposes to reorganize into four separate companies by way of a statutory plan of arrangement. The proposed reorganization contemplates a structure as described in the following:

LUMINA COPPER CORP.
(An Exploration Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

17.	SUBSEQUENT EVENTS (continued)

•	The existing company will be renamed Regalito Copper Corp. and will hold the Regalito property (Note 5(a)).

•	Northern Peru Copper Corp. will hold the Galeno and Pashap properties (Notes 5(d) and (e)).

•	Continental Copper Corp. will hold the Vizcachitas, Relincho, Taca Taca and San Jorge properties (Notes 5(b), (c), (f) and (g)).

•	Lumina Resources Corp. will hold the Casino, Redstone and Hushamu properties (Notes 5(h), (i) and (j)).

Under the proposed reorganization, shareholders of record for a shareholder’s meeting expected to be held in late April or May, 2005 will receive one new share of the three new companies for each share held in the existing company, in addition to their existing shareholdings.

The proposed reorganization is subject to court, shareholder and regulatory approval.

(b)	Property acquisition

Pursuant to a letter agreement dated February 3, 2005, the Company obtained an option to acquire a 100% interest in 54 mineral claims located on Vancouver Island, British Columbia, Canada in consideration of cash payments in the aggregate of $200,000, payable over a three year period ($20,000 paid). Should a production decision be made, an additional $800,000, payable in cash or in shares of the Company, will be paid to the optionor. The mineral claims comprise 14,600 hectares surrounding the Company’s Hushamu Property (Note 5(j)).

As additional consideration for this option, the Company granted the right to the optionor to explore and exploit the Hushamu claims for non-metallic industrial minerals, subject to the Company’s right to terminate such activities should such right conflict with the Company’s plans for the property.

(c)	Issuance of securities

(i)

In January and February, 2005, the Company issued a total of 3,816,350 common shares pursuant to the exercise of warrants at prices ranging from $1.50 to $5.80 per share for total proceeds of $7,339,925 and also issued 92,533 common shares pursuant to the exercise of options at prices ranging from $1.50 to $4.00 per share for total proceeds of $196,300.

(ii) In January, 2005, the Company issued 20,000 common shares to a consultant and two directors for fees accrued for as at December 31, 2004.

(iii)

In January, 2005, the Company granted options to purchase up to 20,000 common shares to an officer, exercisable at a price of $5.67 per share to January 27, 2010. Options granted to an officer to purchase up to 50,000 common shares, exercisable at a price of $8.29 per share to April 20, 2007, were cancelled.

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

Lumina Copper Corp. (“Lumina” or the “Company”) is a resource exploration company with a focus on developing and advancing copper exploration projects in North and South America. Lumina’s head office is located in Vancouver, Canada. Until July 13, 2004, the Company’s common shares traded on the TSX Venture Exchange under the symbol “LUM”. On July 13, 2004, the Company’s common shares were delisted from the TSX Venture Exchange and on July 14, 2004, the Company’s common shares commenced trading on the Toronto Stock Exchange (“TSX”) under the symbol “LCC”. On May 10, 2004, the Company’s common shares commenced trading on the American Stock Exchange (“AMEX”) under the symbol “LCC”.

This management’s discussion and analysis (“MD&A”) focuses on significant factors that affected Lumina Copper Corp. and its subsidiaries (collectively “Lumina” or “the Company”) during the year ended December 31, 2004 and to the date of this report. The MD&A supplements, but does not form part of, the audited consolidated financial statements of the Company and the notes thereto for the year ended December 31, 2004. Consequently, the following discussion and analysis should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2004 and the notes thereto. All amounts presented in this MD&A are in Canadian dollars unless otherwise indicated.

The information in the MD&A may contain forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made, and readers are advised to consider such forward-looking statements in light of the risks as set forth below.

Proposed Reorganization

On February 2, 2005, Lumina announced its intention to proceed with a reorganization of the Company, by way of a statutory plan of arrangement, which will have the result of dividing its present mineral resource assets amongst four separate public companies: Lumina, Northern Peru Copper Corp. (“Norco”), Global Copper Corp. (“Global”) and Lumina Resources Corp. (“Lumco”).

The proposed reorganization contemplates a structure as described in the following:

•	The existing company will be renamed Regalito Copper Corp. and will hold the Regalito property.
•	Norco will hold the Galeno and Pashap properties.
•	Global will hold the Relincho, Vizcachitas, Taca Taca and San Jorge properties.
•	Lumco will hold the Casino, Redstone and Hushamu properties.

Under the proposed reorganization, on the effective date of the reorganization shareholders will receive one new share of the three new companies for each share held in the existing company, in addition to their existing shareholdings.

The proposed reorganization is subject to court, shareholder and regulatory approval.

Significant Events, Transactions and Activities on Mineral Properties

In order to better understand Lumina’s financial results, it is important to gain an appreciation for the significant events, transactions and activities on mineral properties which had occurred during the year ended December 31, 2004 and to the date of this MD&A. Activity during fiscal 2004 was primarily focused on a drilling program at Lumina’s Regalito property.

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

CHILE

Regalito Property

In February 2004, the Company initiated a drilling program at the Regalito property. The program was completed by the end of October and consisted of approximately 32,189 meters of drilling in 114 core and reverse circulation holes. The primary purpose of the program was to delineate the extent of the copper oxide and supergene enrichment zones within the deposit. Based upon the drilling completed by Lumina and that completed by previous operators, a mineral resource estimate, compliant with National Instrument 43-101, was compiled by an independent Qualified Person and audited by AMEC. The mineral resource, details of which are contained within a Technical Report completed by AMEC and filed on SEDAR (www.sedar.com), estimates measured and indicated resources of 628 million tonnes grading 0.43% copper and inferred resources of 131 million tonnes grading 0.41% copper, at a cutoff grade of 0.25% copper.

Since initiating the Regalito work program, the Company has spent approximately US$6 million advancing the property. This work has included: the drill program to delineate the resource; a metallurgical test program that to date has completed leachability test work on all of the drill assays, bottle roll testing to confirm leachability and a preliminary leaching facility layout study has been completed with the assistance of Vector Engineering.

The 2005 work program will focus on evaluating the economic viability of a large scale mining and leaching operation at Regalito. Metallurgical test work is ongoing, with the bulk column-testing program that began in January 2005 and will run for most of the year. A Prefeasibility Study, managed by Hatch (Chile), to evaluate the viability of a mining operation producing approximately 150,000 tonnes per year of copper cathode will commence during the second half of the year as data from the bulk column testing becomes available.

Relincho Property

The Company did not complete any major exploration program at Relincho in 2004. The work program on the property comprised an internal mineral resource estimate on the oxide mineralization at the property, a preliminary economic evaluation, with the assistance of AMEC, on the viability of developing a mining operation at the property and a small geophysics program.

Currently there are no plans in place to conduct any exploration on the property in 2005.

Vizcachitas Property

No exploration work was conducted on the Vizcachitas Property during 2004 and there are, currently, no plans to conduct any exploration work on the property in 2005.

PERU

Galeno Property

In March 2004, Lumina acquired the Molino concession that borders the Company’s Galeno concession. The Molino concession contains extensions to the Galeno copper/gold porphyry. The Company conducted no significant exploration on the property in 2004.

In 2005 Lumina plans to conduct an exploration-drilling program at Galeno. The size and budget for the program will be dictated by the results received from the initial drilling. The program is planned to begin in May.

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

Pashpap Property

The Company completed no significant exploration work on the property in 2004 and currently has no plans to conduct exploration on the property in 2005.

ARGENTINA

Taca Taca Property

Lumina did not complete any significant exploration work at the property in 2004. Small regional geophysical, relogging and surface sampling programs were completed. There are no plans to conduct any exploration on the property in 2005.

San Jorge Property

No exploration work was conducted on the property in 2004. There are no exploration programs currently planned for 2005.

CANADA

Casino Property

No exploration work was conducted at Casino during 2004 and no work is planned for 2005.

Redstone Property

No exploration work was conducted at Redstone during 2004. The company is currently evaluating the merits of conducting an exploration program on the property during the summer of 2005.

Hushamu Property

No exploration work was conducted on the property in 2004. Maintenance work on preserving the core was completed during the 4th quarter and a preliminary economic evaluation, with the assistance of AMEC was completed during the year. In 2005, the Company plans on conducting a detailed regional exploration program that will lead to an exploration-drilling program in the second half of the year.

Financial Results From Operations

The Company incurred a net loss of $1,975,903 for the year ended December 31, 2004 compared to a net loss of $1,256,574 for the year ended December 31, 2003. This increase of $719,329 is a result of a full year of operations. Lumina was formed on May 23, 2003 pursuant to the reverse take-over of First Trimark Ventures Inc. by CRS Copper Resource Corp. Consequently, the expenses for fiscal 2003 were not representative of a full year of comparative operations and all expenditures for fiscal 2004 were significantly higher than expenditures incurred during fiscal 2003. In addition, the Company incurred significant legal, audit and regulatory expenses in connection with its listings on the TSX and AMEX Exchanges, which expenses will not be recurring.

The Company’s general and administrative expenses for the year ended December 31, 2004 were $1,955,287 compared to $1,287,848 for the year ended December 31, 2003.

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

Significant expenditures were incurred in fiscal 2004 for investor relations and corporate development activities, as well as for legal, audit and regulatory fees. Investor relations and corporate development activities were incurred in connection with the Company’s attendance and participation at trade shows and conferences, the preparation of trade show material and publications and other activities to increase awareness about the Company, its properties and its activities amongst Canadian and United States based fund managers and investors. These services were performed by Company personnel as well as professional contractors. Legal, audit and regulatory fees increased by approximately $189,000, due to the Company acquiring listings for its common shares on the TSX and AMEX Exchanges.

During 2004, the Company recorded stock-based compensation of $529,630 in connection with incentive stock options that vested during the year and $148,000 in connection with Founders’ Units, for an aggregate expense of $677,630 (2003 - $582,387). Included in the share capital of CRS at May 22, 2003, were 600,000 Founders’ Units that were issued into escrow under a Voluntary Pooling Agreement (“VPA Founders’ Units”). These units are released from escrow on the basis of one-third per year commencing November 22, 2002. The compensation expense related to the VPA Founders’ Units, recorded at their fair value of $0.75 per unit less the nominal consideration of $0.01 per unit received, is recognized evenly over the period that these units are released from escrow under a Voluntary Pooling Agreement.

Interest income of $80,226 (2003 - $46,141) was earned during fiscal 2004; the increase was due to Lumina having higher cash reserves throughout the 2004 fiscal year than during 2003. No property costs were written-off in fiscal 2004. In 2003, the Company wrote off costs incurred on the OK Property, in the amount of $49,491, pursuant to the termination of an option on the property.

The financial information referenced below has been prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP). The significant accounting policies are outlined within Note 2 to the audited consolidated financial statements of the Company for the year ended December 31, 2004. These accounting policies have been applied consistently for the year ended December 31, 2004.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2004	2003	2002

Revenue	$-	$-	$-
General & administration expenses	1,955,287	1,287,848	3,358,657
Other income (expenses)	(20,616)	31,274	2,556
Loss for the year	(1,975,903)	(1,256,574)	(3,356,101)

Working capital	2,782,864	3,010,783	2,423,200

Properties:
Acquisition and deferred exploration cost	17,324,715	5,598,592	1,018,653

Equipment	58,697	38,812	9,000

Shareholders’ equity:
Share capital	24,476,047	11,523,003	6,370,469
Contributed surplus	10,485	10,485	-
Unexercised stock options	925,583	436,097	-
Warrants	1,343,473	1,292,011	-

Deficit	(6,589,312)	(4,613,409)	(3,356,835)

Basic and diluted loss per share	(0.16)	(0.21)	(0.41)

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

The table below sets out the quarterly results for the past 7 quarters. Results for the periods prior to June 30, 2003 (prior to the completion of the RTO with CRS Copper Resource Corp. on May 23, 2003) have not been presented as the information is not considered meaningful.

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
Three months ended:	2004	2004	2004	2004	2003	2003	2003
Revenue	$-	$-	$-	$-	$-	$-	-
General & administrative
expenses	809,841	339,447	544,725	261,274	796,025	209,910	154,395
Other income (expenses)	3,768	(70,299)	38,089	7,826	27,638	(12,222)	3,739
Loss for the period	(806,073)	(409,746)	(506,636)	(253,448)	(768,387)	(222,132)	(150,656)
Basic and diluted loss
per share	(0.07)	(0.03)	(0.04)	(0.02)	(0.08)	(0.02)	(0.04)

Critical Accounting Policies

The accounting policies described below are in accordance with Canadian GAAP, which differ in certain practices to U.S. GAAP. The reader is directed to the Note 16 of the consolidated financial statements for the year ended December 31, 2004 for a comparison and a reconciliation of the differences between Canadian and U.S. GAAP.

Accounting policies of most significance to Lumina relate to its policies for accounting for mineral property costs and for the recognition of stock-based compensation.

Mineral property costs

The Company capitalizes all costs related to investments in mineral property interests on a property by property basis. Such costs include mineral property acquisition costs and exploration and development expenditures, net of any recoveries. Costs are deferred until such time as the extent of mineralization has been determined and mineral property interests are either developed, the property sold or the mineral rights are allowed to lapse.

During the year, the capitalized costs are reviewed on a property by property basis to consider whether there are any conditions that may indicate impairment. When the carrying value of a property exceeds its net recoverable amount estimated by quantifiable evidence of an economic geological resource or reserve, joint venture expenditure commitments or the Company’s assessment of its ability to sell the property for an amount less than the deferred costs, the property is written down for the impairment in value.

From time to time the Company may acquire or dispose of a mineral property interest pursuant to the terms of an option agreement. Where the options are exercisable entirely at the discretion of the Company or the optionee, the amounts payable or receivable are recorded as property costs or recoveries when the payments are made or received.

Capitalized costs will be depleted over the useful lives of the properties upon commencement of commercial production or written off if the properties are abandoned or the claims allowed to lapse.

Stock based compensation

The Company follows the fair value method for recording stock-based compensation. Fair value is estimated using the Black-Scholes Option Pricing Model. Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

necessarily provide a reliable single measure of the fair value of the Company’s stock options or other stock awards.

Liquidity and Capital Resources

As at December 31, 2004 the Company had cash and cash equivalents of $1,092,038 and working capital of $2,782,864, compared to cash and cash equivalents of $3,469,372 and working capital of $3,010,783 at December 31, 2003. Included in working capital at December 31, 2004 is $2,135,000 of cash which was raised pursuant to the issue of flow-through shares. These funds are committed for expenditure on qualified Canadian mineral exploration expenditures. Other working capital items include receivables of $17,449, prepaid expenses of $42,480 and current liabilities of $504,103.

The Company has no long-term debt obligations.

For the year ended December 31, 2004, the Company spent $1,128,284 (2003 - $564,425) on operating activities on a cash basis. Cash provided by financing activities totalled $11,613,771, which consisted of cash received from the issuance of common shares during the year of $11,996,109 less the payment of the remaining obligation on the Redstone property of $382,338. Cash used in investing activities totalled $12,862,821, consisting of $33,749 for the purchase of equipment, $10,694,072 expended for mineral property expenditures and the committed flow-through funds of $2,135,000. Of the amount spent on mineral property expenditures, a total of $7,799,743 was expended on the Regalito property, on which a significant drilling program was conducted.

The capital requirements of the Company are met primarily by equity proceeds. In January, 2004, the Company completed a private placement consisting of 2,030,200 units issued at a price of $4.25 per unit. The Company received proceeds of $8,152,153, net of agent’s fees and other issue costs in the aggregate of $476,197. Each unit consisted of one common share and one-half share purchase warrant with each whole warrant exercisable to acquire one additional common share at a price of $5.50 to January 8, 2006. The net proceeds of the financing were used to fund current projects and for general working capital purposes.

In December, 2004 the Company completed a private placement and issued 350,000 flow-through common shares at a price of $6.10 per share for proceeds of $1,973,219, net of agent’s commissions, fees and other issue costs in the amount of $161,781. As discussed above, the Company is obligated to expend the gross proceeds from this financing, of $2,135,000, on qualified Canadian mineral property expenditures.

During 2004, the Company also issued 1,166,625 common shares for cash proceeds of $1,749,937, pursuant to the exercise of warrants, and issued 75,533 common shares for cash proceeds of $120,800, pursuant to the exercise of options.

Subsequent to December 31, 2004 and to the date of this report, the Company has issued an additional 5,215,133 common shares for cash proceeds of $13,220,600, pursuant to the exercise of warrants and options.

Based on the Company’s working capital at December 31, 2004 of $2,782,864 and the $13,220,600 of funds raised subsequent to the year end, management believes that the Company’s liquid assets are sufficient to achieve the Company’s planned corporate and administrative expenses for the ensuing year.

Share Capital

Issued and outstanding common shares as at December 31, 2004 was 15,093,809. Subsequent to December 31, 2004 and to the date of this report, the Company issued 5,215,133 common shares pursuant to the exercise of warrants and options, 20,000 common shares for fees accrued to

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

management and 100,000 shares in connection with its acquisition of the Taca Taca Property. The total issued and outstanding common shares as at March 21, 2005 was 20,428,942.

At December 31, 2004, the Company had options outstanding for the acquisition of 1,012,533 common shares having a weighted average exercise price of $3.40 per share. Subsequent to the year end, the Company issued options to acquire 20,000 common shares and cancelled options to acquire 50,000 common shares. As well, options were exercised for the acquisition of 92,533 common shares. As at March 21, 2005, the Company had outstanding options for the acquisition of up to 890,000 common shares having a weighted average exercise price of $3.31 per share.

As at December 31, 2004, the Company had warrants outstanding for the acquisition of 5,482,600 warrants having a weighted average exercise price of $2.47 per share. Subsequent to the year end, a total of 5,122,600 warrants were exercised. The Company also issued warrants to acquire 100,000 common shares at a price of $9.22 per share in connection with its acquisition of the Casino property. As at March 21, 2005 the Company had warrants outstanding for the acquisition of up to 460,000 common shares having a weighted average exercise price of $3.15 per share.

Related Party Transactions

The Company paid or owes $181,700 (2003 - $125,000) for management and geological consulting services to a director and a company controlled by a director. As at December 31, 2004 accrued liabilities include $56,700 of these fees.

Risks and Uncertainties

The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks.

(1)	The Company's limited operating history makes it difficult to evaluate the Company’s current business and forecast future results

The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance.

(2)

The mineral properties of the Company are in the exploration stage only and consequently exploration of the Company’s mineral properties may not result in any discoveries of commercial bodies of mineralization

The property interests owned by the Company or in which it has an option to earn an interest are in the exploration stages only, are without known bodies of commercial mineralization and have no ongoing mining operations. Mineral exploration involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. Exploration of the Company’s mineral exploration may not result in any discoveries of commercial bodies of mineralization. If the Company’s efforts do not result in any discovery of commercial mineralization, the Company will be forced to look for other exploration projects or cease operations.

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

(3)	Maintaining current copper prices for a sustained period of time will be required in order to render the Company’s current mineral properties economically viable.

The cornerstone of the Company’s strategy was to acquire and hold non-economic properties containing ore and await higher metal prices to render those properties of higher value. The rise in the copper price has potentially made some of the Company’s projects economically viable. However, higher copper prices will need to be maintained for a sustained period of time in order to render the Company’s current mineral properties economically viable. In the event higher mineral prices are not maintained for a sustained period of time in order to render the Company’s properties economically viable the Company’s economic prospects will significantly suffer and the Company will be forced to look for other exploration projects or cease operations.

(4)	The Company has no significant source of operating cash flow and failure to generate revenues in the future could cause the Company to go out of business

As none of the Company’s mineral properties currently have mineralization reserves the Company has no revenues from operations. The Company has limited financial resources. The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon the Company’s:

•	ability to locate a profitable mineral property;
•	ability to generate revenues; and
•	ability to reduce exploration costs.

Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are continuing expenses associated with the holding and exploration of the Company’s mineral properties. The Company may not be successful in generating revenues in the future. Failure to generate revenues could cause the Company to go out of business.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company’s current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company’s common stockholders.

The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company’s operations. The Company does not plan on entering into any debt obligations in the next twelve months.

(5)	The possibility of any of the Company’s mineral properties ever having ore reserves is extremely remote

The Company has no known ore reserves. The possibility of any of the Company’s mineral properties ever having ore reserves is extremely remote and any funds spent on exploration will probably be lost. The Company’s success depends upon finding and developing an ore reserve. If the Company does not find an ore reserve containing copper, precious or non-precious metals, either because it does not have the money to do so or because it is not economically feasible to do it, the Company will cease operations.

(6)	Government expropriation or regulation may prevent or restrict mining of any of the Company‘s mineral deposits

Even if the Company’s mineral properties are proven to host economic reserves of copper or other precious or non-precious metals, factors such as governmental expropriation or regulation may

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

prevent or restrict mining of any such deposits. Exploration and mining activities may be affected in varying degrees by government policies and regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety.

(7)	The Company has no history of generating revenues and the continuing failure to generate revenues could cause the Company to cease operations

The Company has no history of pre-tax profit. None of the Company’s mineral properties have ore reserves. The Company sustained operating losses for each of the fiscal years ended December 31, 2004, 2003, 2002 and 2001 of $1,975,903, $1,256,574, $3,356,101 and $734 respectively. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. The Company may not be successful in generating revenues or raising capital in the future. Failure to generate revenues or raise capital could cause the Company to cease operations.

(8)

Seven of the Company’s mineral properties are in foreign countries and as such that portion of Company’s business may be exposed to various levels of political, economic and other risks and uncertainties

Seven of the Company’s mineral properties are located in Argentina, Chile and Peru. As a portion of the Company’s business is carried on in a number of foreign countries it is exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but not limited to, terrorism, hostage taking, military repression, expropriation, changing tax laws, extreme fluctuations in currency exchange rates, high rates of inflation and labour unrest. Peru, Chile and Argentina’s status as developing countries may make it more difficult for the Company to obtain any required exploration financing for its Peruvian, Chilean and Argentinean projects.

Changes, if any, in mining or investment policies or shifts in political attitude in Peru, Chile or Argentina may adversely affect the Company’s operations in these countries. Operations may be effected in varying degrees by government regulations with respect to, but not limited to restrictions on expropriation of property, foreign investment, maintenance of claims, environmental legalisation, land use and land claims of local people.

Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the Company’s operations.

(9)	There are risks relating to an uncertain or unpredictable political environment in Argentina Chile and Peru which may affect the Company’s operations in that country

Some of the Company’s mineral properties are located in Argentina Chile and Peru. There are risks relating to an uncertain or unpredictable political environment in Argentina and Chile. In the short term, significant macroeconomic instability in the region is expected to negatively impact on the business environment and may lead to longer term negative changes in the national approach

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

taken to ownership by foreign companies of natural resources. Argentina recently suffered severe economic difficulties including significant currency devaluation.

In response to the political and economic instability in Argentina, in January 2002 the Argentinean government announced the abandonment of the one-to-one peg of the Argentina peso to the US dollar. During the economic crisis Argentina defaulted on foreign debt repayments and, from November 2002 to January 2003 Argentina defaulted on the repayment on a number of official loans to multinational organizations. In January 2003, the International Monetary Fund agreed to reschedule certain debt owned by Argentina and approved a short term credit line to repay debts to multinational organizations that could not be postponed.

There is the risk of political violence and increased social tension in both Argentina and Peru as a result of the economic crisis in Argentina and because both countries have experienced increased civil unrest, crime and labour unrest. Roadblocks by members of the local communities, unemployed people and unions can occur on most national and provincial routes without notice. Civil disruptions may become more frequent if the economic situation in Argentina and Peru continues to deteriorate.

(10)

As the Company is a Canadian company it may be difficult for U.S. shareholders of the Company to effect service on the Company or to realize on judgements obtained against the Company in the United States

The Company is a Canadian corporation. All of its directors and all but one of its officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon the Company, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of the Company, directors or officers under the United States federal securities laws. If a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against the Company or its directors or officers, it will be difficult to enforce the judgment in the Canadian courts against the Company and any of the Company’s non-U.S. resident executive officers or directors. Accordingly, United States shareholders may be forced to bring actions against the Company and its respective directors and officers under Canadian law and in Canadian courts in order to enforce any claims that they may have against the Company or its directors and officers. Nevertheless, it may be difficult for United States shareholders to bring an original action in the Canadian courts to enforce liabilities based on the U.S. federal securities laws against the Company and any of the Company’s non-U.S. resident executive officers or directors.

(11)	The mineral exploitation industry is intensely competitive in all its phases and the Company competes with many companies possessing greater financial resources and technical facilities than itself

The mineral exploitation industry is intensely competitive in all its phases. The Company competes with many companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees. In addition, there is no assurance that even if commercial quantities of minerals are discovered, a ready market will exist for their sale. Factors beyond the control of the Company may affect the marketability of any minerals discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities, government regulations,

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital or losing its invested capital. As the Company is in the exploration stage, the above factors have had no material impact on operations or income. It is a key part of the Company’s strategy to acquire and hold non-economic properties containing ore and await higher mineral prices to render those properties of higher value. In the event higher mineral prices do not occur the Company’s economic prospects will significantly suffer.

(12)	Substantial expenditures are required to be made by the Company to establish ore reserves

Substantial expenditures are required to establish ore reserves. These expenditures include the costs of drilling, sampling, bulk sampling, metallurgical testing, cost estimating, economic evaluations, market and environmental studies, cost estimating, economic evaluation, and market and environmental studies which have to be completed before an ore reserve can be designated.

(13)	The Company does not presently have insurance covering any of its mineral properties and as a consequence could incur considerable costs

Mineral exploration involves risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest may be subject to all the hazards and risks normally incidental to exploration of precious and non-precious metals, any of which could result in work stoppages, damage to property, and possible environmental damage. The Company does not presently have insurance covering any of its mining properties and does not presently intend to obtain liability insurance. As a result of not having insurance, the Company could incur significant costs that could have a materially adverse effect upon its financial condition and even cause the Company to cease operations.

To date, the Company has not experienced any material losses due to hazards arising from its operations.

(14)	The Company’s mineral properties may be subject to prior unregistered agreements or transfers or native land claims and as such title to some of the Company’s mineral properties may be affected

Although the Company has sought and received such representations as it has been able to achieve from vendors in connection with the acquisition of or options to acquire an interest in its mining properties and has conducted its own investigation of legal title to each such property, the mining properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

(15)	Certain mineral right holdings are currently the subject of litigation

Two of the Company’s mineral right holdings are the subject of ongoing litigation. The holdings, the San Jose Claims on the San Jorge property and the El Molino Claims at the Galeno Property are not considered by management to be material to the development of the properties but could limit the expansion of the known mineral resources. Management believes it will successfully defend both suits.

(16)	All phases of the Company’s operations in Canada, Peru, Argentina and Chile are subject to environmental regulations which may cause the Company to invoke stricter standards

All phases of the Company’s operations in Canada, Peru, Argentina and Chile are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Legislation and regulations implemented by the Ministry of Energy and Mines directly affect the mining industry in the Province of British Columbia, where the Company’s Hushamu property is located. Legislation and regulations implemented by the Department of Resources, Wildlife and Economic Development directly affects the mining industry in the Northwest Territories, where the Company’s Redstone Property is located. Legislation and regulations implemented by the Department of Energy, Mines and Resources affects the mining industry in the Yukon where the Company’s Casino Property is located. The General Mining Law of Peru is the primary body of law with regard to environmental regulation, where the Company’s Pashpap and El Galeno properties are located. The Environmental Protection Mining Code of Argentina, enacted in 1995, is the primary body of law with regard to environmental regulation, where the Company’s Taca Taca and San Jorge properties are located. The Degree Law Number 1,349 of Chile is the primary body of law with regard to environmental regulation, where the Company’s Regalito, Relincho and Vizcachitas properties are located. See “Item 4(B) – Business Overview.”

Although compliance with such laws is not presently a significant factor in the Company’s operations, compliance with future changes in environmental regulation, if any, may adversely affect the Company’s operations.

(17)	The price of copper, base and precious metals has fluctuated widely in recent years and may adversely affect the economic viability of any of the Company’s mineral properties

The Company’s revenues, if any, are expected to be in large part derived from the mining and sale of copper and other precious and non-precious metals. The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond the Company’s control including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, consumption patterns, speculative activities and increased production due to new mine developments and improved mining and production methods. The effect of these factors on the price of copper, base and precious metals and therefore the economic viability of any of the Company’s mining properties, cannot be accurately predicted but may adversely affect the Company’s operation and its ability to raise capital

(18)

The Company’s future performance is dependent on key personnel. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company business

The Company’s performance is substantially dependent on the performance and continued efforts of the Company’s executives and its Board of Directors. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company business, results of operations and financial condition. The Company currently does not carry any key person insurance on any of the board of directors.

(19)	The Company has not declared any dividends since its inception in 2000, and has no present intention of paying any cash dividends on its common stock in the foreseeable future

The Company has not declared any dividends since its inception in 2000, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

Management’s Discussion and Analysis
Year Ended December 31, 2004	March 21, 2005

(20)	The possible issuance of additional shares may impact the value of the Company stock

The Company is authorized to issue up to 100,000,000 shares of common stock without par value. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

(21)

Certain of the Company's directors are also directors, officers or shareholders of other companies that are engaged in the business of acquiring, developing and exploiting natural resource properties and accordingly conflicts of interest may arise

Certain of the Company's directors are also directors, officers or shareholders of other companies that are engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. Such a conflict poses the risk that the Company may enter into a transaction on terms which place the Company in a worse position than if no conflict existed.

Anthony Floyd, President of the Company, is also the President, a principal and a director of Inca Pacific Resources Inc. (“Inca”). Inca is a junior mining company engaged in the exploration of copper in Peru. As a condition of employment with the Company, Mr. Floyd required that the possible competing interests of the Company and Inca be resolved as between them in order to address inevitable conflicts or perceived conflicts. The Company and Inca agreed Inca shall be given the first right to acquire all grassroots copper exploration opportunities in the country of Peru which the Company or its executives become aware of. As the Company is not currently planning to undertake exploration of grassroots copper properties, this may be of no impact to the Company's business practices. Inca has agreed that the Company shall be given first right to acquire advanced stage copper properties with defined Resources of which Inca or its executives become aware in the country of Peru. Inca and the Company have agreed to review and renew this commitment annually.

(22)	Management of the Company can through their stock ownership in the Company influence all matters requiring approval by the Company’s stockholders

Management of the Company own collectively as of March 21, 2005, 6,660,534 shares being 32.6% of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Other

Additional information about the Company may be found on www.sedar.com and on the Company’s website at www.luminacopper.com.

LUMINA COPPER CORP.

PRO FORMA BALANCE SHEETS

December 31, 2004

(Unaudited)

Grant Thornton LLP
Chartered Accountants
Management Consultants
Canadian Member of
Grant Thornton International

COMPILATION REPORT

TO THE DIRECTORS OF LUMINA COPPER CORP.

We have read the accompanying unaudited pro forma consolidated balance sheets of Lumina Copper Corp. (“Lumina”) as at December 31, 2004, and have performed the following procedures.

1.	Compared the figures in the column captioned “Lumina Copper Corp.” to the audited financial statements of Lumina as at December 31, 2004, and found them to be in agreement.

2.

Made enquiries of certain officials of Lumina who have responsibility for financial and accounting matters about the basis for determination of the pro forma adjustments. The officials described to us the basis for determination of the pro forma adjustments.

3.	Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

4.	Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the column captioned “Total” and found the amounts to be arithmetically correct.

5.

Recalculated the application of the pro-forma adjustments to the aggregate of the amounts in the columns captioned “Lumina Resources Corp. Pro Forma”, “Northern Peru Copper Corp. Pro Forma”, “Continental Copper Corp. Pro Forma” and “Regalito Copper Corp. Pro Forma” as at December 31, 2004, and found the amounts to be arithmetically correct.

A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management’s assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Vancouver, Canada	Chartered Accountants
April 1, 2005

P.O. Box 11177, Royal Centre
Suite 2800 – 1055 West Georgia Street
Vancouver, British Columbia
V6E 4N3
Tel: (604) 687-2711
Fax: (604) 685-6569

LUMINA COPPER CORP.
PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2004
(Unaudited – See Compilation Report)

							Lumina
	Lumina		Pro Forma				Resources		Northern Peru		Continental		Regalito
	Copper		Adjustments				Corp.		Copper Corp.		Copper Corp.		Copper Corp.
	Corp.		(Notes 2 and 3)		Total		Pro Forma		Pro Forma		Pro Forma		Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,092,038	b)	$13,220,600	$		$		$		$		$
		e)	(200,000)		14,112,638		1,925,773		5,162,929		1,548,879		5,475,057
Cash, exploration funds	2,135,000		-		2,135,000		2,135,000		-		-		-
Receivables	17,449		-		17,449		1,614				-		15,835
Prepaid expenses	42,480		-		42,480		2,010		1,802		-		38,668

TOTAL CURRENT ASSETS	3,286,967		13,020,600		16,307,567		4,064,397		5,164,731		1,548,879		5,529,560

EQUIPMENT	58,697		-		58,697		21,205		-		-		37,492

MINERAL PROPERTIES	17,324,715		-		17,324,715		1,500,142		1,366,565		6,552,456		7,905,552

TOTAL ASSETS	$20,670,379		$13,020,600		$33,690,979		$5,585,744		$6,531,296		$8,101,335		$13,472,604

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$321,633		$-		$321,633		$75		$1,253		$-		$320,305
Accrued liabilities	182,470	a)	(111,100)		71,370		-		-		-		71,370

TOTAL LIABILITIES	504,103		(111,100)		393,003		75		1,253		-		391,675

SHAREHOLDERS’ EQUITY

SHARE CAPITAL	24,476,047	a)	111,100
		b)	13,220,600
		c)	1,343,473
		d)	86,222		39,237,442		5,585,669		6,530,043		8,101,335		19,020,395

CONTRIBUTED SURPLUS	10,485		-		10,485		-		-		-		10,485

UNEXERCISED STOCK
OPTIONS	925,583	d)	(86,222)		839,361		-		-		-		839,361

WARRANTS	1,343,473	c)	(1,343,473)		-		-		-		-		-

DEFICIT	(6,589,312)	e)	(200,000)		(6,789,312)		-		-		-		(6,789,312)

TOTAL SHAREHOLDERS’
EQUITY	20,166,276		13,131,700		33,297,976		5,585,669		6,530,043		8,101,335		13,080,929

TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$20,670,379		$13,020,600		$33,690,979		$5,585,744		$6,531,296		$8,101,335		$13,472,604

APPROVED BY THE DIRECTORS

The accompanying notes are an integral part of these pro forma consolidated balance sheets

LUMINA COPPER CORP.
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2004
(Unaudited – See Compilation Report)

1.	BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheets have been compiled for purposes of inclusion in the Management Proxy Circular of Lumina Copper Corp. (“Lumina”) dated April 1, 2005.

These pro forma consolidated balance sheets have been derived from the audited consolidated balance sheet of Lumina as at December 31, 2004 and the assumptions contained in Note 3. Lumina Resources Corp. (“Lumco”), Northern Peru Copper Corp. (“Norco”) and Continental Copper Corp. (“Continental”) are newly formed companies incorporated in British Columbia, Canada. Management proposes to change the name of Lumina to Regalito Copper Corp. (“Regalito”).

Lumina intends to proceed with a reorganization which will have the result of dividing its present mineral resource assets into four separate companies. Upon implementation of a Plan of Arrangement:

- Lumina will continue to hold the Regalito property;

- Lumco will hold the Casino, Redstone and Hushamu properties;

- Norco will hold the Galeno and Pashpap properties; and,

- Continental will hold the Taca Taca, San Jorge, Relincho and Vizcachitas properties.

The pro forma consolidated balance sheets are prepared as if the reorganization of Lumina into four separate entities, Lumco, Norco, Continental and Regalito, had occurred on December 31, 2004 and the adjustments and assumptions in Notes 2 and 3 had occurred as at December 31, 2004. In the opinion of management, the pro forma consolidated balance sheets include all the adjustments necessary for fair presentation in accordance with Canadian generally accepted accounting principles.

These pro forma consolidated balance sheets are not intended to reflect the financial position that would have occurred if the events reflected therein had been in effect at the dates indicated. Further, these pro forma consolidated balance sheets are not necessarily indicative of the financial position that may be attained in the future. The pro forma consolidated balance sheets have been prepared in accordance with accounting principles generally accepted in Canada and should be read in conjunction with the audited consolidated balance sheets of Lumina for the years ended December 31, 2004 and 2003 included elsewhere in this Management Proxy Circular.

No attempt has been made to present pro forma consolidated statements of operations of the new entities. The audited consolidated statements of operations for the years ended December 31, 2004, 2003 and 2002 are presented elsewhere in this Management Proxy Circular.

2.	PRO FORMA BALANCE SHEET ADJUSTMENTS

The pro forma consolidated balance sheets give effect to the following transactions as if they had occurred at December 31, 2004:

	(a)	In January, 2005 the Company issued 20,000 common shares for fees in the amount of $111,100 which had been accrued for at December 31, 2004.

	(b)	During the period January 1, 2005 to March 21, 2005, Lumina received $13,220,600 pursuant to the exercise of stock options and warrants.

LUMINA COPPER CORP.
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS
December 31, 2004
(Unaudited – See Compilation Report)

2.	PRO FORMA BALANCE SHEET ADJUSTMENTS (continued)

	(c)	Pursuant to the exercise of warrants during the period January 1, 2005 to March 21, 2005, the fair value of the warrants exercised has been reclassified to share capital.

	(d)	Pursuant to the exercise of options exercised during the period January 1, 2005 to March 21, 2005, the fair value of the options exercised has been reclassified to share capital.

	(e)	The adjustments assume that transaction costs associated with the reorganization amount to an estimated $200,000 and that these are borne by Lumina.

3.	PRO FORMA BALANCE SHEET ASSUMPTIONS

(a)

Lumina is assumed to transfer to each of Lumco, Norco and Continental all of Lumina’s investment in its mineral properties, excluding the Regalito property, as well as the assets and liabilities of certain of its wholly-owned subsidiaries. The following table summarizes the allocation of the assets and liabilities to be transferred:

	Lumina	Northern Peru	Continental
	Resources Corp.	Copper Corp.	Copper Corp.

Cash and cash equivalents	$277,588	$34,540	$-
Accounts receivable	1,614	-	-
Prepaid expenses	2,010	1,802	-
Mineral properties	1,500,142	1,366,565	6,552,456
Equipment	21,205	-	-
Accounts payable	(75)	(1,253)	-

	$1,802,484	$1,401,654	$6,552,456

(b)

Lumina is assumed to transfer to Lumco cash of $2,135,000 which is required to be spent on qualified Canadian mineral exploration expenditures, as defined by Canadian income tax legislation, pursuant to an issue of flow-through shares in December, 2004.

(c)	In addition to the cash transferred from subsidiaries, as disclosed in Note 2(a), Lumina is assumed to transfer cash of $1,648,185 to Lumco, $5,128,389 to Norco and $1,548,879 to Continental.

SCHEDULE “B”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

INTERIM ORDER

SUPREME COURT
OF BRITISH COLUMBIA
VANCOUVER REGISTRY

NO. L050770
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c.57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
LUMINA COPPER CORP., NORTHERN PERU COPPER CORP.,
GLOBAL COPPER CORP., AND LUMINA RESOURCES
CORP. AND THEIR RESPECTIVE SHAREHOLDERS

PETITIONERS

INTERIM ORDER

BEFORE MASTER BOLTON	)	FRIDAY, THE 1st DAY OF
	)	APRIL, 2005

THIS EX PARTE APPLICATION coming on for hearing at Vancouver, British Columbia, on the 1st day of April, 2005, and on hearing Brian Alan Mason, counsel for the Petitioners, and upon reading the Petition herein dated the 30h day of March, 2005 and filed and the Affidavit of Robert Pirooz sworn the 30th day of March, 2005 and filed:

THIS COURT ORDERS THAT:

1. The Petitioner, Lumina Copper Corp. ("Lumina"), be at liberty to convene an annual and special meeting (together the "Special Meeting") of its shareholders to be held on 1:30 p.m., the 9th day of May, 2005, for the purpose of considering and, if deemed advisable, approving with or without modification a plan of arrangement (the "Arrangement") substantially in the form attached as Appendix 1 to the arrangement agreement attached as Exhibit "C" to the Affidavit of Robert Pirooz of March 30th, 2005, which Arrangement is proposed to be made among the Petitioners and their respective shareholders.

2. The respective shareholders of Northern Peru Copper Corp., Global Copper Corp. and Lumina Resources Corp. be at liberty to approve the Arrangement by unanimous signed written shareholders' resolution.

2

RECORD DATE

3. The record date for determination of the shareholders of Lumina, entitled to receive notice of and attend and vote at the Special Meeting in compliance with the form and disclosure requirements of the *Business Corporations Act*, S.B.C. 2002, c.57, as amended (the "*Business Corporations Act*") and the *Securities Act*, R.S.B.C. 1996, c.418, as amended, will be at 5:00 p.m. on the 1st day of April, 2005 (the "Record Date").

NOTICE OF MEETING

4. Good and sufficient notice of the Special Meeting, for all purposes, will be given by Lumina by mailing, by prepaid first class mail, not less than 21 days before the day appointed for the Special Meeting:

(a) a Notice convening the Special Meeting (the "Notice");
(b) a Management Proxy Circular (the "Circular");
(c) a Notice of Hearing of the Petition herein (the "Notice of Hearing");
(collectively, the "Mailed Materials"),

which are attached to or referenced in the Affidavit of Robert Pirooz, with such amendments thereto as counsel for the Petitioners may advise are necessary or desirable, provided such amendments are not inconsistent with the terms of this Interim Order.

5. The Mailed Materials will be mailed by prepaid first class bulk mail addressed to the following persons:

(a) the shareholders of Lumina at their registered addresses, as they may appear on the register of shareholders of Lumina on the Record Date;

(c) the directors and auditors of Lumina.

6. Good and sufficient notice of the Special Meeting, for all purposes, will be given by Lumina by mailing, by prepaid first class bulk mail, the Mailed Materials as provided in this Interim Order.

SERVICE OF NOTICE OF HEARING

7. Service of the Notice of Hearing as herein set out will be good and sufficient service of the Notice of Hearing upon all those shareholders of Lumina and all persons to whom it is proposed to issue securities who may wish to appear in these proceedings and no other form of service need be made, and that service of the Mailed Materials on the shareholders of Lumina and all persons to whom it is proposed to issue securities be deemed to be effected on the second day following the day on which the Mailed Materials are mailed to the shareholders of Lumina and all persons to whom it is proposed to issue securities, and that the Petitioners are not required to serve the Petition, any affidavits filed in support of the Petition, any motions filed by the Petitioners, including affidavits filed in support of such motions, or any orders made on application by the Petitioners, including this Interim Order, on any shareholders of the Petitioners, and all persons to whom it is proposed to issue securities except on written request.

3

8. The accidental omission to give notice of the Special Meeting to, or the non-receipt of such notice by one or more of the persons entitled thereto, will not invalidate any resolution passed or proceeding taken at the Special Meeting.

PROCEEDINGS OF THE MEETING

9. The Special Meeting shall be conducted in accordance with the provisions of the *Business Corporations Act* and the Articles of Lumina, subject to the terms of this Interim Order.

AMENDMENTS TO THE INTERIM ORDER

10. The Petitioners are entitled at any time to seek leave to vary this Interim Order.

DISSENT RIGHTS

11. The shareholders of Lumina will be granted the rights of dissent with respect to the Arrangement, as set out in Article 6 of the Plan of Arrangement attached as Exhibit I to the arrangement agreement attached as Exhibit "C" to the Affidavit of Robert Pirooz.

FINAL APPLICATION

12. The Chair of the Special Meeting shall, in due course, file herein an affidavit verifying the actions taken and the decisions reached at the Special Meeting with respect to the Arrangement.

13. The Petitioners are at liberty to serve the Notice of Hearing on persons outside the jurisdiction of this Honourable Court in the manner specified in this Interim Order.

14. Any shareholder of a Petitioner, any person to whom it is proposed to issue securities or any holder of other securities of a Petitioner may appear and make representations at the hearing of the Petition herein (the "Hearing"), provided that such shareholder, person or other security holder shall file an Appearance, in the form prescribed by the Rules of Court of the Supreme Court of British Columbia, with this Honourable Court and deliver a copy of the filed Appearance, together with a copy of all material on which such applicant intends to rely at the Hearing, including an outline of such applicant's proposed submissions, to the solicitors of the Petitioner at their address for delivery set out in the Petition, on or before 4:00 p.m. on Thursday the 5th day of May, 2005, subject to the direction of this Honourable Court.

15. If the Hearing is adjourned, only those persons who have filed and delivered an Appearance, in accordance with the immediately foregoing paragraph, need to be served with notice of the adjourned date.

16. The Petitioners may apply on Thursday, the 12th day of May, 2005 or on such later date as this Honourable Court may direct, for the approval, if the Arrangement is approved and agreed to by the Special Meeting and the shareholders of Norco, Global and Lumco, of the Arrangement by this Honourable Court.

BY THE COURT

APPROVED AS TO FORM:

ENTERED

DISTRICT REGISTRAR

Brian Alan Mason - Counsel for the Petitioners

213616v4/01338

APR 1 2005
VANCOUVER REGISTRY
VOL 21287 FOL 70

SCHEDULE “C”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

NOTICE OF HEARING OF PETITION FOR FINAL ORDER

VANCOUVER
APR - 6 2005 C
REGISTRY

NO. L050770
VANCOUVER REGISTRY

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c.57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
LUMINA COPPER CORP., LUMINA HOLDINGS CORP., NORTHERN
PERU COPPER CORP., GLOBAL COPPER CORP, AND LUMINA
RESOURCES CORP. AND THEIR RESPECTIVE SHAREHOLDERS

PETITIONERS

NOTICE OF HEARING

TAKE NOTICE that the Petition of the Petitioners filed on 1 April 2005 will be heard in Chambers at the Courthouse at 800 Smithe Street Vancouver, British Columbia, on the 12th day of May 2005 at the hour of 9:45 a.m or as soon thereafter as the matter may be heard.

1. Notice of this matter has been given pursuant to the order of Master Bolton made the 1st day of April 2005.

2. It is estimated that 30 minutes will be required to complete this application for a final order.

3. This matter is not within the jurisdiction of a master.

Dated: 6 April 2005

MAITLAND & COMPANY (Brian Alan Mason)
SOLICITORS FOR THE PETITIONERS

This **NOTICE OF HEARING** was prepared by the firm of **MAITLAND & COMPANY** (Brian Alan Mason), Barristers and Solicitors, whose place of business and address for service is Suite 700, 625 Howe Street, Vancouver, BC V6C 2T6.

213032v3/01338

SCHEDULE “D”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

NORCO STOCK OPTION PLAN RESOLUTION

“BE IT RESOLVED BY AN ORDINARY RESOLUTION THAT :

1.	The Norco Stock Option Plan, as more particularly described in Schedule “J” to the Management Proxy Circular dated April 1, 2005, and the transactions contemplated therein are hereby approved; and

2.

Any director or officer of Norco is hereby authorized and directed to execute and deliver, under corporate seal or otherwise, all such documents and instruments and to do all such acts as in the opinion of such director or officer may be necessary or desirable to give effect to this resolution.”

SCHEDULE “E”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

GLOBAL STOCK OPTION PLAN RESOLUTION

“BE IT RESOLVED BY AN ORDINARY RESOLUTION THAT:

1.	The Global Stock Option Plan, as more particularly described in Schedule “K” to the Management Proxy Circular dated April 1, 2005, and the transactions contemplated therein are hereby approved; and

2.

Any director or officer of Global is hereby authorized and directed to execute and deliver, under corporate seal or otherwise, all such documents and instruments and to do all such acts as in the opinion of such director or officer may be necessary or desirable to give effect to this resolution.”

SCHEDULE “F”
(to the Management Proxy Circular of Lumina Copper Corp. April 1, 2005)

LUMCO STOCK OPTION PLAN RESOLUTION

“BE IT RESOLVED BY AN ORDINARY RESOLUTION THAT:

1.	The Lumco Stock Option Plan, as more particularly described in Schedule “L” the Management Proxy Circular dated April 1, 2005, and the transactions contemplated therein are hereby approved; and

2.

Any director or officer of Lumco is hereby authorized and directed to execute and deliver, under corporate seal or otherwise, all such documents and instruments and to do all such acts as in the opinion of such director or officer may be necessary or desirable to give effect to this resolution.”

SCHEDULE “G”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

ARRANGEMENT AGREEMENT

ARRANGEMENT AGREEMENT

AMONG

LUMINA COPPER CORP.

AND

GLOBAL COPPER CORP.

AND

NORTHERN PERU COPPER CORP.

AND

LUMINA RESOURCES CORP.

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT made as of the 28th day of March, 2005.

AMONG:

LUMINA COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as “Lumina”)

AND:

NORTHERN PERU COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as “Norco”)

AND:

GLOBAL COPPER CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as “Global”)

AND:

LUMINA RESOURCES CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at 1550, 625 Howe Street Vancouver, BC V6C 2T6

(hereinafter referred to as “Lumco”)

WHEREAS:

A.

Lumina, Norco, Global and Lumco have agreed to proceed with a proposed transaction by way of a plan of arrangement whereby Lumina will reorganize its share capital, certain assets of Lumina will be transferred to Norco, Global and Lumco, and a series of share exchanges will take place with the result that the current shareholders of Lumina will have equivalent percentage shareholdings in Lumina, Lumco, Global and Norco;

B.

Lumina proposes to convene a meeting of its Shareholders to consider the Arrangement under sections 289 - 299 of the Business Corporations Act (British Columbia), on the terms and conditions set forth in the Plan of Arrangement attached as Appendix I hereto; and

C.	Each of the parties to this Agreement has agreed to participate in and support the Arrangement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1.      INTERPRETATION

1.1      Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)	“Arrangement Agreement” means this arrangement agreement, including the Appendix I hereto, as the same may be supplemented or amended from time to time;

(b)	“Interim Order” means the interim order of the Court made pursuant to the application therefor contemplated by section 4.4 hereof;

(c)	“Lumina Common Shares” means the common shares without par value in the capital of Lumina;

(d)

“Person” means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

(e)	“Plan of Arrangement” means the plan of arrangement which is annexed as Appendix I hereto and any amendment or variation thereto made in accordance with section 6.1 hereof;

(f)	“Shareholder” means a holder of Lumina Common Shares and “Shareholders” means more than one Shareholder;

(g)	“Special Resolution” means a resolution passed by a majority of not less than two thirds of the votes cast by the Shareholders who vote in respect of such resolution at the Meeting; and

(h)

“Subsidiary” means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary.

All capitalized words used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Plan of Arrangement.

1.2      Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof' and “hereunder” and similar expressions refer to this Agreement (including the appendices hereto) as a whole and not to any particular article, section or other portion hereof and includes any agreement, document or instrument supplementary or ancillary hereto.

1.3      Construction

In this Agreement, unless something in the context is inconsistent therewith:

(a)

the words “include” or “including” when following any general term or statement are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting it to refer to all other items or matters that could reasonably fall within its broadest possible scope;

(b)

a reference to a statute shall be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation;

(c)

a reference to time or date is to the local time or date in Vancouver, British Columbia, unless specifically indicated otherwise; reference to a particular corporation includes the corporation derived from the amalgamation of the particular corporate, or of a corporation to which such reference is extended by this paragraph (d), with one or more other corporations;

(d)	a word importing the masculine gender includes the feminine or neuter and a word importing the singular includes the plural and vice versa; and

(e)	a reference to “approval”, “authorization”, “consent”, “designation” or “notice” means written approval, authorization, consent, designation or notice unless specifically indicated otherwise.

1.4      Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.5      Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.6      Accounting Principles

Whenever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7      Appendix

The attached Appendix I, entitled “Plan of Arrangement”, shall be deemed to be incorporated into and form part of this Agreement.

1.8      Entire Agreement

This Agreement, together with the appendices, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject manner hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

ARTICLE 2.      EFFECTIVE DATE OF ARRANGEMENT

2.1      Arrangement

Lumina, Global, Norco and Lumco agree to effect the Arrangement pursuant to the provisions of sections 288 to 299 of the BCBCA on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2      Effective Time of Arrangement

The Arrangement shall become effective at 12:01 a.m. on the Effective Date.

2.3      Commitment to Effect Arrangement

Subject to satisfaction of the terms and conditions of this Agreement and termination pursuant to Article 6, the parties shall each use all reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on the Effective Date and, in conjunction therewith, to cause the transactions contemplated by the

Plan of Arrangement to be completed on or prior to the Effective Date. Without limiting the generality of the foregoing, the parties shall proceed forthwith to apply for the Interim Order and, upon obtainment thereof, Lumina shall call the Meeting and mail the Circular to the Shareholders.

2.4      Filing of Final Order

Subject to the rights of termination contained in Article 6 hereof, upon the Shareholders approving the Arrangement by Special Resolution in accordance with the provisions of the Interim Order and the BCBCA, Lumina obtaining the Final Order and the other conditions contained in Article 5 hereof being satisfied or waived, Lumina, Global, Norco and Lumco shall send a copy of the Final Order together with such other documents as may be required by the Registrar to be filed pursuant to sections 288 to 299 of the BCBCA in order to make the Arrangement effective on the Effective Date. Upon the Arrangement becoming effective, Lumina, Global, Norco and Lumco shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.

ARTICLE 3.      REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of Lumina, Global, Norco and Lumco

Each of the parties represents and warrants to each other as follows:

(a)

it is a corporation duly incorporated or continued and validly subsisting under the laws of the Province of British Columbia and has full capacity and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder,

(b)	it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, and this Agreement has been duly authorized by it;

(c)

neither the execution and delivery of this Agreement nor the performance of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of:

	(i)	any provision of its constating documents or governing documents;

	(ii)	any judgment, decree, order, law, statute, rule or regulation applicable to it; or

	(iii)	any agreement or instrument to which it is a party or by which it is bound; and

(d)	no dissolution, winding-up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of it.

ARTICLE 4.      COVENANTS

4.1      Covenants of Lumina

Lumina hereby covenants and agrees with Global, Norco and Lumco as follows:

(a)

until the Effective Date, Lumina and each of its Subsidiaries shall carry on its business in the ordinary course and shall not enter into any transaction or incur any obligation or liability out of the ordinary course of its business, except as otherwise contemplated in this Agreement;

(b)

except as otherwise contemplated in this Agreement, until the Effective Date, Lumina shall not, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate, consolidate or enter into any other corporate reorganization with, any other corporation or Person or perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(c)

Lumina shall, in a timely and expeditious manner, file the Circular in all jurisdictions where the Circular is required to be filed by Lumina and mail or cause to be mailed the Circular to the Shareholders, the directors of Lumina and the auditors of Lumina and any other person who is entitled to receive the Circular, all in accordance with the terms of the Interim Order and applicable law;

(d)

Lumina shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Lumina shall seek:

	(i)	the approval of the Shareholders required for the implementation of the Arrangement;

	(ii)	the Interim Order and Final Order as provided for in section 4.4, and

	(iii)	such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1;

(e)	Lumina will convene the Meeting as soon as practicable and will solicit proxies to be voted at the Meeting in favour of the Arrangement and all other resolutions referred to in the Circular; and

(f)	Lumina will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.2      Covenants of Norco

Norco hereby covenants and agrees with Lumina, Global and Lumco as follows:

(a)

except as otherwise contemplated in this Agreement, until the Effective Date, Norco shall not merge, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate, or enter into any other corporate reorganization with, any other corporation or Person, perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(b)

Norco shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Norco shall seek and cooperate with Lumina and Lumco in seeking:

	(i)	the Interim Order and Final Order as provided for in section 4.5, and

(ii)

such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1; and

	(c)	Norco will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.3      Covenants of Lumco

Lumco hereby covenants and agrees with Lumina, Global and Norco as follows:

(a)

except as otherwise contemplated in this Agreement, until the Effective Date, Lumco shall not merge, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate, or enter into any other corporate reorganization with, any other corporation or Person, perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(b)

Lumco shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Lumco shall seek and cooperate with Lumina, Global and Norco in seeking:

(i) the Interim Order and Final Order as provided for in section 4.5, and

(ii)

such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1; and

(c)	Lumco will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.4      Covenants of Global

Global hereby covenants and agrees with Lumina, Lumco and Norco as follows:

(a)

except as otherwise contemplated in this Agreement, until the Effective Date, Lumco shall not merge, and shall not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate or consolidate, or enter into any other corporate reorganization with, any other corporation or Person, perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(b)

Lumco shall perform the obligations required to be performed by it, and shall enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and shall do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, Global shall seek and cooperate with Lumina, Lumco and Norco in seeking:

	(i)	the Interim Order and Final Order as provided for in section 4.5, and

(ii)

such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1; and

(c)	Global will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.5      Interim Order and Final Order

Each party covenants and agrees that it will, as soon as reasonably practicable, apply to the Court pursuant to section 291 of the BCBCA for the Interim Order providing for, among other things, the calling and holding of the Meeting for the purpose of, among other matters, considering and, if deemed advisable, approving the Arrangement and that, if the approval of the Shareholders of the Arrangement as set forth in the Interim Order is obtained by Lumina, as soon as practicable thereafter each party will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct.

ARTICLE 5.      CONDITIONS

5.1      Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement, and the obligation of Lumina to file a copy of the Final Order and other documents (if any) required to give effect to the

Arrangement with the Registrar, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:

(a)	the Interim Order shall have been granted in form and substance satisfactory to Lumina;

(b)	the Arrangement, with or without amendment, shall have been approved at the Meeting by the Shareholders in accordance with the Interim Order,

(c)	the Arrangement with or without amendment, shall have been approved by the shareholders of each of Norco, Global and Lumco;

(d)	the Final Order shall have been granted in form and substance satisfactory to Lumina;

(e)

the TSX and the Amex will have conditionally accepted the Arrangement and the TSX shall have confirmed that immediately prior to the Effective Date, the Series 1, 2 and 3 Special Shares of Lumina issuable under the Arrangement will be listed on the TSX;

(f)

the TSX or in the alternative the TSX-V will have conditionally accepted the Arrangement and confirmed that immediately prior to the Effective Date, the Norco Common Shares and the Lumco Common Shares issuable under the Arrangement will be listed on the TSX or Tier 1 or Tier 2 of the TSX-V;

(g)

all other consents, orders, rulings, approvals and assurances, including regulatory and judicial approvals and orders required, necessary or desirable for the Arrangement to become effective shall have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances, in a form acceptable to Lumina;

(h)	unless otherwise determined by management, notices of dissent have not been delivered by Shareholders holding greater than 1% of the outstanding Lumina Common Shares;

(i)	there shall not be in force any order or decree restraining or enjoining the consummation of the transaction contemplated by the Arrangement Agreement; and

(j)	this Agreement shall not have been terminated under Article 6.

Except for the conditions set forth in subsections 5.1 (a), (b), (c) and (d) any of the foregoing conditions may be waived.

5.2      Conditions and Obligations of Each Party

The obligation of each of Lumina, Global, Norco and Lumco to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto shall be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time.

ARTICLE 6.      AMENDMENT AND TERMINATION

6.1      Amendment

Subject to any mandatory applicable restrictions under the BCBCA or the Final Order, this Agreement may, at any time and from time to time before or after the holding of the Meeting, but not later than the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the Shareholders.

6.2      Termination

This Agreement may, at any time before or after the holding of the Meeting but prior to the Effective Date, be unilaterally terminated by the board of directors of Lumina without further notice to, or action on the part of, its Shareholders for whatever reasons it may consider appropriate.

6.3      Effect of Termination

Upon the termination of this Agreement pursuant to section 6.2 hereof, no party shall have any liability or further obligation to any other party hereunder.

ARTICLE 7.      MERGER

7.1      Merger of Conditions

The conditions set out in sections 5.1 and 5.2 shall be conclusively deemed to have been satisfied, waived or released on the Effective Date.

7.2      Merger of Representations, Warranties and Covenants

The provisions of sections 3.1, 4.1, 4.2, 4.3 and 4.4 shall be conclusively deemed to have been satisfied in all respects on the Effective Date and shall accordingly merge in and not survive the effectuation of the Arrangement.

ARTICLE 8.      GENERAL

8.1      Notices

All notices which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile, in each case to the attention of the senior officer at the following addresses or at such other addresses as shall be specified by the parties by like notice:

If to Lumina Copper Corp:
Lumina Copper Corp.
Suite 1550, 625 Howe Street.
Vancouver, BC V6C 2T6

Attention: Tony Floyd, President
Facsimile: (604) 687-7041

with a copy to:
Maitland & Company Barristers and Solicitors
Suite 700, 625 Howe Street
Vancouver, BC V6C 2T6
Facsimile: (604) 681-3896

If to Norco, Global or Lumco:
Northern Peru Copper Corp.
Global Copper Corp. or
Lumina Resources Corp. (as applicable)
Suite 1550, 625 Howe Street.
Vancouver, BC V6C 2T6

Attention: Robert Pirooz
Facsimile: (604) 687-7041

with a copy to:
Maitland & Company
Barristers and Solicitors
Suite 700, 625 Howe Street
Vancouver, BC V6C 2T6
Facsimile: (604) 681-3896

Any notice that is delivered shall be deemed to be delivered on the date of delivery to such address if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or on the next Business Day if delivered after 5:00 p.m. or on a non-Business Day. Any notice delivered by facsimile transmission shall be deemed to be delivered on the date of transmission if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or the next Business Day if delivered after 5:00 p.m. or on a non-Business Day.

8.2      Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other party hereto.

8.3      Binding Effect

This Agreement and the Plan of Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.4      Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.

8.5      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

8.6      Expenses

All expenses incurred in connection with contemplated hereby and thereby shall be borne entirely by Lumina.

8.7      Counterparts

This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

LUMINA COPPER CORP.	NORTHERN PERU COPPER CORP.

Per: “Anthony Floyd” (signed)	Per: “Robert Pirooz” (signed)
Name: Anthony Floyd	Name: Robert Pirooz
Title: President	Title: Secretary

LUMINA RESOURCES CORP.	GLOBAL COPPER CORP.

Per: “Robert Pirooz” (signed)	Per: “Robert Pirooz” (signed)
Name: Robert Pirooz	Name: Robert Pirooz
Title: Secretary	Title: Secretary

Appendix I to Arrangement Agreement made as of the 28th day of March, 2005, among Lumina Copper
Corp., Northern Peru Copper Corp., Global Copper Corp. and Lumina Resources Corp.

PLAN OF ARRANGEMENT UNDER SECTIONS 288 - 299

OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1.      INTERPRETATION

1.1      Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a)	“AMEX” means the American Stock Exchange;

(b)	“Apple Bay Property” means the copper property on Vancouver Island, British Columbia;

(c)

“Arrangement” means the statutory arrangement involving Lumina, its Shareholders, Norco, Global and Lumco proposed under the provisions of sections 288 to 299 of the BCBCA, on the terms and conditions set out in this Plan of Arrangement or any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement;

(d)

“Arrangement Agreement” means the arrangement agreement made as of the 28th day of March, 2005 between Lumina, Norco, Global and Lumco to which this Plan of Arrangement is attached as Appendix I, as the same may be supplemented or amended from time to time;

(e)	“BCBCA” means the Business Corporations Act (British Columbia), as amended;

(f)	“Business Day” means any day, which is not a Saturday or a Sunday, or a statutory holiday in British Columbia;

(g)	“Casino Property” means the copper property located in the Yukon, Canada;

(h)	“Circular” means the definitive form, together with any amendments thereto, of the management proxy circular of Lumina to be prepared and sent to the Shareholders in connection with the Meeting;

(i)

“Corriente Argentina” means Corriente Argentina SA an indirectly wholly-owned subsidiary of Lumina which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the Taca Taca Property;

(j)	“Court” means the Supreme Court of the Province of British Columbia;

(k)

“CRS” means CRS Copper Resources Corp., a wholly-owned subsidiary of Lumina which directly and indirectly owns or has an interest in and will, upon completion of the Arrangement own or have an interest in the Redstone, Hushamu and Casino Properties;

(l)	“Current Properties” means collectively the Vizcachitas, Relincho, Apple Bay, Galeno, Molino, Pashpap, Casino, Taca Taca, Redstone, Regalito and Hushamu Properties;

(m)	“Effective Date” means May 18, 2005 or such other date as may be determined by the board of directors of Lumina in accordance with the provisions of the BCBCA;

(n)	“Effective Time” means 1:01 p.m., Vancouver time, on the Effective Date;

(o)	“Exercise Price” means the varying exercise prices of the outstanding Lumina Options;

(p)	“Final Order” means the final order of the Court approving the Arrangement pursuant to the BCBCA;

(q)	“Galeno Option” means incentive stock options of Galeno entitling the holders to purchase Galeno Common Shares in accordance with the terms and conditions thereof;

(r)	“Galeno Option Right” means the option agreement dated June 9, 2003 between Lumina and La Asuncion Negociacion Minera S.A.C. with respect to the Galeno Property;

(s)	“Galeno Property” means the copper property in the province of Cajamarca, Peru;

(t)	“Global” means Global Copper Corp., a corporation incorporated under the BCBCA in order to facilitate the Arrangement;

(u)	“Global Cash” means approximately $1,548,000 which will be transferred from Lumina to Norco pursuant to the Plan of Arrangement;

(v)

“Global Common Shares” means the common shares without par value in the capital of Global which are to be issued under the Arrangement to holders of Lumina Series 3 Special Shares in exchange for such Lumina Series 3 Special Shares, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(w)

“Global Contracts” means all agreements to which Lumina is a party, which pertain to the Vizcachitas, Relincho, Taca Taca and San Jorge Properties and which will be assigned from Lumina, or in case of the Taca Taca Property by CRS, to Global pursuant to the Plan of Arrangement;

(x)

“Global Net Fair Market Value” means an amount determined by the board of directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of the Global Transferred Assets;

(y)

“Global Note” means the demand, non-interest bearing promissory note to be issued by Global to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Global Transferred Assets;

(z)	“Global Option” means the rights (whether or not vested) to purchase Global Common Shares which will be issued pursuant to the Plan of Arrangement

(aa)

“Global Preferred Shares” means the special preferred shares of Global which are to be issued under the Arrangement to Lumina in exchange for the Global Transferred Assets, which will have a value equal to the Global Net Fair Market Value less the fair market value of the Global Share Obligations, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(bb)	“Global Properties” means the Vizcachitas, Relincho, San Jorge and Taca Taca Properties;

(cc)	“Global Receivables” means certain amounts owing to Lumina by its subsidiaries in respect of the Vizcachitas, Relincho, San Jorge and Taca Taca Properties;

(dd)	“Global Redemption Amount” means that amount equal to the fair market value of the Global Preferred Shares divided by the number of Global Preferred Shares issued for such property;

(ee)

“Global Share Obligations” means the obligation of Global under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant;

(ff)

“Global Transferred Assets” means the Global Cash, the Global Contracts, the common shares of RelinCo, Vizcachitas, Minera Lumina and Corriente Argentina and the Global Receivables, all of which will be transferred by Lumina and the common shares of Corriente Argentina by CRS, to Global pursuant to the Plan of Arrangement;

(gg)	“Hushamu Property” means the copper property located in British Columbia, Canada;

(hh)

“holder” means, when not qualified by the adjective “registered”, the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the central securities register of Lumina, Global, Norco or Lumco, as the case may be;

(ii)	“ITA” means the Income Tax Act (Canada), as amended;

(jj)	“Lumco” means Lumina Resources Corp. a corporation incorporated under the BCBCA in order to facilitate the Arrangement;

(kk)	“Lumco Cash” means approximately $2,066,000 which will be transferred from Lumina to Lumco pursuant to the Plan of Arrangement;

(ll)

“Lumco Common Shares” means the common shares without par value in the capital of Lumco which are to be issued under the Arrangement to holders of Lumina Series 1 Special Shares in exchange for such Lumina Series 1 Special Shares, and having the terms and conditions set out in Schedule E to this Plan of Arrangement;

(mm)	“Lumco Contracts” means all agreements to which Lumina is a party, which pertain to the Lumco Properties and which will be assigned from Lumina to Lumco pursuant to the Plan of Arrangement;

(nn)

“Lumco Note” means the demand, non-interest bearing promissory note to be issued by Lumco to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Lumco Transferred Assets;

(oo)	“Lumco Option” means the rights (whether or not vested) to purchase Lumco Common Shares which will be issued pursuant to the Plan of Arrangement;

(pp)

“Lumco Preferred Shares” means the special preferred shares of Lumco which are to be issued under the Arrangement to Lumina in exchange for the Lumco Transferred Assets, which will have a value equal to the Lumco Net Fair Market Value less the fair market value of the Lumco Share Obligations, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(qq)	“Lumco Properties” means collectively the Redstone, Casino, Apple Bay and Hushamu Properties;

(rr)	“Lumco Receivables” means certain amounts owing to Lumina by its subsidiaries in respect of the Lumco Properties;

(ss)	“Lumco Redemption Amount” means that amount equal to the fair market value of the Preferred Shares divided by the number of Lumco Preferred Shares issued for such property;

(tt)

“Lumco Share Obligations” means the obligation of Lumco under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant;

(uu)

“Lumco Transferred Assets” means the Lumco Cash, the Contracts, the Apple Bay Property, the commons shares of CRS and the Lumco Receivables all of which will be transferred by Lumina to Lumco pursuant to the Plan of Arrangement;

(vv)	“Lumina” means Lumina Copper Corp., a company incorporated under the laws of the Province of British Columbia;

(ww)

“Lumina Global Note” means the demand, non-interest bearing promissory note to be issued by Lumina to Global having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 3 Special Shares

(xx)	“Lumina Common Shares” means the common shares without par value in the capital of Lumina;

(yy)

“Lumina Continuing Share Obligations” means the potential outstanding common share purchase warrants of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof;

(zz)

“Lumina Lumco Note” means the demand, non-interest bearing promissory note to be issued by Lumina to Lumco having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 1 Special Shares;

(aaa)	“Lumina Options” means the outstanding incentive stock options of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof;

(bbb)

“Lumina Norco Note” means the demand, non-interest bearing promissory note to be issued by Lumina to Norco having a principal amount and fair market value equal to the aggregate fair market value of the Lumina Series 2 Special Shares;

(ccc)	“Lumina Plan” means the current incentive stock option and bonus plan of Lumina;

(ddd)	“Lumina Property Stock Requirements” means the maximum number of Lumina Common Shares that must be issued by Lumina to exercise its rights to acquire any of the current properties of Lumina;

(eee)

“Lumina Series 1 Special Shares” means the series 1 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to this Plan of Arrangement;

(fff)

“Lumina Series 2 Special Shares” means the series 2 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to this Plan of Arrangement;

(ggg)

“Lumina Series 3 Special Shares” means the series 3 special shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares, and having the terms and conditions set out in Schedule B to this Plan of Arrangement;

(hhh)	“Lumina Stock Option Plan” means the existing stock option plan of Lumina;

(iii)	“Lumina Warrants” means the outstanding common share purchase warrants of Lumina entitling the holders to purchase Lumina Common Shares in accordance with the terms and conditions thereof;

(jjj)	“Lumina SAC” means Lumina Copper SAC, a wholly-owned subsidiary of Lumina which directly or indirectly owns the Galeno Option Right, the Pashpap Property and 50% of the Molino Property;

(kkk)	“Meeting” means the annual and special meeting of the Shareholders to be held to consider, among other matters, the Arrangement, and any or postponement adjournment thereof;

(lll)

“Minera Lumina” means Minera Lumina Copper Corp. a wholly-owned subsidiary of Lumina which owns all of the shares of Minera San and which directly owns or has an interest in and will, upon completion of the Arrangement, own or have an interest in the Regalito Property;

(mmm)

“Minera San” means Minera San Jorge SA means a wholly-owned subsidiary of Minera Lumina which directly owns or has in interest in and will, upon completion of the Arrangement, own or have an interest in the San Jorge Property;

(nnn)	“Molino Property” means the Molino copper property held indirectly by Lumina in Peru;

(ooo)	“Net Fair Market Value” means an amount determined by the board of directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of certain assets;

(ppp)

“New Lumina Common Shares” means common shares of Lumina which Lumina will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to holders of Lumina Common Shares in exchange for such Lumina Common Shares;

(qqq)	“Norco” means Northern Peru Copper Corp., a corporation incorporated under the BCBCA in order to facilitate the Arrangement;

(rrr)	“Norco Cash” means approximately $5,162,000 which will be transferred from Lumina to Norco pursuant to the Plan of Arrangement;

(sss)

“Norco Common Shares” means the common shares without par value in the capital of Norco which are to be issued under the Arrangement to holders of Lumina Series 2 Special Shares in exchange for such Lumina Series 2 Special Shares, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(ttt)

“Norco Contracts” means all agreements to which Lumina is a party, which pertain to the Galeno, Pashpap and Molino Properties and which will be assigned from Lumina to Norco pursuant to the Plan of Arrangement;

(uuu)

“Norco Net Fair Market Value” means an amount determined by the board of directors of Lumina as of the Effective Date, as being an amount equal to the fair market value of the Norco Transferred Assets;

(vvv)

“Norco Note” means the demand, non-interest bearing promissory note to be issued by Norco to Lumina having a principal amount and aggregate fair market value equal to the aggregate fair market value of the Norco Transferred Assets;

(www)	“Norco Option” means the rights (whether or not vested) to purchase Norco Common Shares which will be issued pursuant to the Plan of Arrangement;

(xxx)

“Norco Preferred Shares” means the special preferred shares of Norco which are to be issued under the Arrangement to Lumina in exchange for the Norco Transferred Assets, which will have a value equal to the Norco Net Fair Market Value less the fair market value of the Norco Share Obligations, and having the terms and conditions set out in Schedule D to this Plan of Arrangement;

(yyy)	“Norco Receivables” means certain amounts owing to Lumina by its subsidiaries in respect of the Galino and Molino Properties;

(zzz)	“Norco Redemption Amount” means that amount equal to the fair market value of the Norco Preferred Shares divided by the number of Norco Preferred Shares issued for such property;

(aaaa)

“Norco Share Obligations” means the obligation of Norco under the Arrangement Agreement to issue that number of shares from its treasury equal to the number of shares issued by Lumina under the Lumina Warrants, from time to time, in consideration of receiving proceeds equal to .7% of the exercise price of the Lumina Warrant;

(bbbb)

“Norco Transferred Assets” means the Norco Cash, the Norco Contracts, the common shares of 1327008 and Lumina SAC and the Norco Receivables, all of which will be transferred by Lumina to Norco pursuant to the Plan of Arrangement;

(cccc)	“Plan of Arrangement” means this plan of arrangement, as it may be amended from time to time in accordance with section 6.1 of the Arrangement Agreement;

(dddd)	“PUC” means paid-up capital as defined in subsection 89 (1) of the ITA;

(eeee)	Pashpap Property” means the copper property held by Lumina SAC in Peru;

(ffff)	“Redstone Property” means the copper property locate in the Northwest Territories;

(gggg)	“Regalito Property” means the copper property in the 3rd region of Chile;

(hhhh)	“Registrar” means the Registrar of Companies appointed under the BCBCA;

(iiii)	“RelinCo” means Relincho Bahamas Ltd. a wholly-owned subsidiary of Lumina which has the exclusive option to acquire 100% of the Relincho Property.”

(jjjj)	“Relincho Property” means the copper property in the third region of Chile;

(kkkk)	“San Jorge Property” means the copper mineral in Argentina;

(llll)

“Series A Special Warrant” means a warrant to be issued by any one of Lumina, Lumco, Global or Norco to the other parties entitling those parties to receive, at no additional consideration, shares of the issuing party;

(mmmm)	“Shareholder” means a holder of Lumina Common Shares and “Shareholders” means more than one Shareholder;

(nnnn)	“Taca Taca Property” means the copper property located in Argentina;

(oooo)	“TSX” means the Toronto Stock Exchange;

(pppp)	“TSX-V” means the TSX Venture Exchange;

(qqqq)	“Transfer Agent” means Pacific Corporate Trust Company;

(rrrr)

“Vizcachitas” means Vizcachitas Ltda. a wholly subsidiary of Lumina which indirectly owns or has an interest in and will, upon completion of the Arrangement indirectly own or have an interest in the Vizcachitas Property;

(ssss)	“Vizcachitas Property” means the copper mining property in Chile; and

(tttt)	“1327008” means 1327008 Ontario Inc., a wholly-owned subsidiary of Lumina which indirectly owns and will, upon completion of the Arrangement indirectly own 50% of the Molino Property.

1.2      Interpretation Not Affected By Headings

The division of this Plan of Arrangement into articles, sections, and other portions, and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or part hereof. Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections and other portions are to articles, sections and other portions to this Plan of Arrangement.

1.3      Number and Gender

In this Plan of Arrangement, words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4      Statutes

A reference to a statute shall be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation.

1.5      Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

ARTICLE 2.      ARRANGEMENT AGREEMENT

2.1      Arrangement Agreement

This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

ARTICLE 3.      THE ARRANGEMENT

3.1      The Arrangement

On the Effective Date, the following shall occur and be deemed to occur in the following order, unless otherwise noted, without further act or formality and with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a)	Lumina's authorized share structure shall be amended by:

	(i)	altering the name of the 100,000,000 common shares without par value to be 100,000,000 Class A Common shares without par value;

	(ii)	canceling the 100,000,000 unissued preferred shares;

	(iii)	creating the following four new classes of shares:

		(A)	an unlimited number of common shares without par value;

		(B)	an unlimited number of series 1 special shares with a par value equal to the Lumco Redemption Amount;

		(C)	an unlimited number of series 2 special shares with a par value equal to the Norco Redemption Amount; and

		(D)	an unlimited number of series 3 special shares with par a value equal to the Global Redemption Amount;

Lumina’s shares shall have the rights and restrictions set out in Lumina’s Articles. Lumina’s Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule A hereto;

(b)	Lumina’s central securities register for common shares shall be redesignated as the central securities register for the Class A Common shares;

(c)

Lumco's authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Lumco Redemption Amount and having the rights and restrictions set out in Lumco's Articles. Lumco's Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B hereto;

(d)

Norco’s authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Norco Redemption Amount and having the rights and restrictions set out in Norco's Articles. Norco’s Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B hereto;

(e)

Global’s authorized share structure shall be amended by creating a new class of shares consisting of an unlimited number of special preferred shares with a par value equal to the Global Redemption Amount and having the rights and restrictions set out in Global's Articles. Global’s Articles shall be amended by adding, as Article 27 of the Articles, the rights and restrictions set out in Schedule B hereto;

(f)

Lumina will sell and transfer the Lumco Transferred Assets to Lumco in consideration for the issuance by Lumco of 1,000 Lumco Preferred Shares and the Lumco Share Obligations. Lumina shall take all such actions and deliver all such documents as may be required to convey title to the Lumco Transferred Assets to Lumco;

(g)

Lumina will sell and transfer the Norco Transferred Assets to Norco in consideration for the issuance by Norco of 1,000 Norco Preferred Shares and the Norco Share Obligations. Lumina shall take all such actions and deliver all such documents as may be required to convey title to the Norco Transferred Assets to Norco;

(h)

Lumina will sell and transfer the Global Transferred Assets to Global in consideration for the issuance by Global of 1,000 Global Preferred Shares and the Global Share Obligations. Lumina shall take all such actions and deliver all such documents as may be required to convey title to the Global Transferred Assets to Global;

(i)

Each Lumina Common Share issued and outstanding on the Effective Date (other than shares held by dissenting shareholders) will be exchanged for one New Lumina Common Share and one Lumina Series 1 Special Share, one Lumina Series 2 Special Share and one Lumina Series 3 Special Share. The PUC of the New Lumina Common Shares, the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and the Lumina Series 3 Special Share will be determined as follows:

(i)	the amount of the PUC of the Lumina Series 1 Special Shares will be equal to their par value;

(ii)	the amount of the PUC of the Lumina Series 2 Special Shares will be equal to their par value;

(iii)	the amount of the PUC of the Lumina Series 3 Special Shares will be equal to their par value; and

(iv)	the amount of the PUC of the New Lumina Common Shares will be equal to the PUC of the Lumina Common Shares minus the aggregate of the PUC of the Lumina Series 1, 2 and 3 Special Shares;

Each Shareholder shall cease to the holder of the Lumina Common Shares so exchanged and shall become the holder of the number of New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares issued to such Shareholder. The name of such Shareholder shall be removed from the central securities register for Lumina Common Shares in respect of the Lumina Common Shares so exchanged and shall be added to the central securities register of New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and the Lumina Series 3 Special Shares, respectively, so issued to such Shareholder;

(j)

Each outstanding whole Lumina Option will be exchanged for one whole Lumco Option, one whole Norco Option, one whole Global Option and one whole New Lumina Option. The exercise price of each of the new options will, based on the approximate value of Lumina’s mineral properties in relation to Lumina’s market capitalization, be .8% of the Exercise Price for the Lumco Option, .7% of the Exercise Price for the Norco Option, 3.4% of the Exercise Price for the Global Option and 95.1% of the Exercise Price for the New Lumina Option;

(k)

The Lumina Common Shares exchanged for the New Lumina Common Shares, the Lumina Series 1 Special Shares, the Lumina Series 2 Special Shares and the Lumina Series 3 Special Shares shall be cancelled and the appropriate entry shall be made in Lumina’s central securities registry;

(l)	Each holder of Lumina Series 1 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Lumco;

(m)	Each holder of Lumina Series 2 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Norco;

(n)	Each holder of Lumina Series 3 Special Shares will transfer, with good and marketable title free and clear of all encumbrances, such shares to Global;

(o)

As consideration for the Lumina Series 1 Special Shares transferred to it, Lumco will issue to such holders, Lumco Common Shares on the basis of one Lumco Common Share for every one whole Lumina Series 1 Special Share held by a respective holder. The stated capital account maintained in respect of Lumco Common Shares shall be increased by an amount equal to the PUC of the transferred Lumina Series 1 Special Shares. In connection with such sale and transfer, each holder of Lumina Series 1 Special Shares so sold and transferred shall cease to be the holder of the Lumina Series 1 Special Shares so sold and transferred and shall become the holder of the number of Lumco Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of Lumina Series 1 Special Shares in respect of the Lumina Series 1 Special Shares so sold and transferred and shall be added to the central securities register of Lumco as the holder of the number of Lumco Common Shares so issued to such holder, and Lumco shall be and shall be deemed to be the transferee of the Lumina Series 1 Special Shares so transferred and the name of Lumco shall be entered in the central securities register of Lumina Series 1 Special Shares so sold and transferred to Lumco;

(p)

As consideration for the Lumina Series 2 Special Shares transferred to it, Norco will issue to such holders, Norco Common Shares on the basis of one Norco Common Share for every one whole Lumina Series 2 Special Share held by a respective holder. The stated capital account maintained in respect of Norco Common Shares shall be increased by an amount equal to the PUC of the transferred Lumina Series 2 Special Shares. In connection with such sale and transfer, each holder of Lumina Series 2 Special Shares so sold and transferred shall cease to be the holder of the Lumina Series 2 Special Shares so sold and transferred and shall become the holder of the number of Norco Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of Lumina Series 2 Special Shares in respect of the Lumina Series 2 Special Shares so sold and transferred and shall be added to the central securities register of Norco as the holder of the number of Norco Common Shares so issued to such holder, and Norco shall be and shall be deemed to be the transferee of the Lumina Series 2 Special Shares so transferred and the name of Norco shall be entered in the central securities register of Lumina Series 2 Special Shares so sold and transferred to Norco;

(q)

As consideration for the Lumina Series 3 Special Shares transferred to it, Global will issue to such holders, Global Common Shares on the basis of one Global Common Share for every one whole Lumina Series 3 Special Share held by a respective holder. The stated capital account maintained in respect of Global Common Shares shall be increased by an amount equal to the PUC of the transferred Lumina Series 3 Special Shares. In connection with such sale and transfer, each holder of Lumina Series 3 Special Shares so sold and transferred shall cease to be the holder of the Lumina Series 3 Special Shares so sold and transferred and shall become the holder of the number of Global Common Shares issued to such holder. The name of such holder shall be removed from the central securities register of Lumina Series 3 Special Shares in respect of the Lumina Series 3 Special Shares so sold and transferred and shall be added to the central securities register of Global as the holder of the number of Global Common Shares so issued to such holder, and Global shall be and shall be deemed to be the transferee of the Lumina Series 3 Special Shares so transferred and the name of Global shall be entered in the central securities register of Lumina Series 3 Special Shares so sold and transferred to Global;

(r)

Lumina will purchase for cancellation the Lumina Series 1 Special Shares held by Lumco in consideration of the issuance by Lumina of the Lumina Lumco Note. The repurchased Lumina Series 1 Special Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 1 Special Shares;

(s)

Lumina will purchase for cancellation the Lumina Series 2 Special Shares held by Norco in consideration of the issuance by Lumina of the Lumina Norco Note. The repurchased Lumina Series 2 Special Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 2 Special Shares;

(t)

Lumina will purchase for cancellation the Lumina Series 3 Special Shares held by Global in consideration of the issuance by Lumina of the Lumina Global Note. The repurchased Lumina Series 3 Special Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumina Series 3 Special Shares;

(u)

The authorized share structure of Lumina shall be amended by eliminating the 100,000,000 Class A Common Shares without par value, the unlimited Series 1 Special Shares without par value, the unlimited Series 2 Special Shares and the unlimited Series 3 Special Shares none of which are issued. Lumina’s Articles shall be amended by deleting Article 27 of the Articles;

(v)

Lumco will purchase for cancellation the 1,000 Lumco Preferred Shares held by Lumina in consideration for the issuance by Lumco to Lumina of the Lumco Note having a principal amount and fair market value equal to the aggregate fair market value of the 1,000 Lumco Preferred Shares purchased for cancellation.

The repurchased Lumco Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Lumco Preferred Shares;

(w)

The authorized share structure of Lumco shall be amended by eliminating the unlimited preferred shares without par value, none of which are issued. Lumco's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Lumco Common Shares and Lumco Preferred Shares;

(x)

Norco will purchase for cancellation the 1,000 Norco Preferred Shares held by Lumina in consideration for the issuance by Norco to Lumina of the Norco Note having a principal amount and fair market value equal to the aggregate fair market value of the Norco Preferred Shares purchased for cancellation. The repurchased Norco Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Norco Preferred Shares;

(y)

The authorized share structure of Norco shall be amended by eliminating the unlimited special preferred shares without par value, none of which are issued. Norco's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Norco Common Shares and Norco Preferred Shares;

(z)

Global will purchase for cancellation the 1,000 Global Preferred Shares held by Lumina in consideration for the issuance by Global to Lumina of the Global Note having a principal amount and fair market value equal to the aggregate fair market value of the Global Preferred Shares purchased for cancellation. The repurchased Global Preferred Shares shall be cancelled and the appropriate entry made on the central securities registry for the Global Preferred Shares;

(aa)

The authorized share structure of Global shall be amended by eliminating the unlimited special preferred shares without par value, none of which are issued. Global's Articles shall be amended by deleting Article 27 of the Articles which contain the rights and restrictions attached to the Global Common Shares and Global Preferred Shares;

(bb)

Lumina will pay the principal amount of the Lumina Lumco Note by transferring to Lumco the Lumco Note which will be accepted by Lumco as full payment, satisfaction and discharge of Lumina’s obligation under the Lumina Lumco Note and simultaneously, Lumco will pay the principal amount of the Lumco Note by transferring to Lumina the Lumina Lumco Note which will be accepted by Lumina as full payment, satisfaction and discharge of Lumco's obligation under the Lumco Note. The Lumina Lumco Note and the Lumco Note will both thereupon be cancelled;

(cc)

Lumina will pay the principal amount of the Lumina Norco Note by transferring to Norco the Norco Note which will be accepted by Norco as full payment, satisfaction and discharge of Lumina’s obligation under the Lumina Norco Note and simultaneously, Norco will pay the principal amount of the Norco Note by transferring to Lumina the Lumina Norco Note which will be accepted by Lumina as full payment, satisfaction and discharge of Norco's obligation under the Norco Note. The Lumina Norco Note and the Norco Note will both thereupon be cancelled;

(dd)

Lumina will pay the principal amount of the Lumina Global Note by transferring to Global the Global Note which will be accepted by Global as full payment, satisfaction and discharge of Lumina’s obligation under the Lumina Global Note and simultaneously, Global will pay the principal amount of the Global Note by transferring to Lumina the Lumina Global Note which will be accepted by Lumina as full payment, satisfaction and discharge of Global's obligation under the Global Note. The Lumina Global Note and the Global Note will both thereupon be cancelled; and

(ee)	Lumina will change its name to Regalito Copper Corp. or such other name as is acceptable to the British Columbia Registrar of Companies, the TSE and AMEX.

3.2      Treatment of Lumina Warrants

After the Effective Date, each whole Lumina Warrant outstanding on the Effective Date will entitle the holder thereof to receive, upon exercise on or after the Effective Date, one New Lumina Common Share, one Norco Common Share, one Global Common Share and one Lumco Common Share at an aggregate exercise price equal to the exercise price provided for in the certificate representing such Lumina Warrant, subject to the terms and conditions contained in such certificate. Holders of Lumina Warrants will not be permitted to exercise Lumina Warrants to purchase New Lumina Common Shares, Lumco Common Shares, Global Common Shares or Norco Common Shares separately from each other.

Lumina will use the net proceeds from the exercise of any Lumina Warrants after the Effective Date to acquire Lumco, Global and Norco Common Shares by exercising its warrants such that Lumina will receive 95.1% of the net proceeds per New Lumina share issued, Lumco will receive .8% of the net proceeds per Lumco Common Share issued, Global will receive 3.4% of the net proceeds per Global Common Share issued and Norco will receive .7%

of the net proceeds per Norco Common Share issued. Upon receipt of such funds, Lumco, Global and Norco will issue and deliver to Lumina the certificate representing the new Lumco Common Shares, Global Common Shares and Norco Common Shares to which Lumina is entitled and Lumina will assign and deliver the Lumco, Global, and Norco Common Shares to the holder of the Lumina Warrants.

From the Effective Time, certificates representing Lumina Warrants which were outstanding on the Effective Date will represent rights to purchase the same number of New Lumina Common Shares as represented by the certificate and the same number of Lumco, Global and Norco Common Shares. Lumina, Lumco, Global and Norco will not issue new warrant certificates representing such rights.

3.3      Treatment of Lumina Options

On the Effective Date, each whole Lumina Option outstanding on the Effective Date will be exchanged for one whole Lumco Option, one whole Norco Option, one whole Global Option and one whole New Lumina Option. The exercise price of each of the new options will be .8% of the Exercise Price for the Lumco Option, .8% of the Exercise Price for the Norco Option, 3.4% of the Exercise Price for the Global Option and 95.1% of the Exercise Price for the New Lumina Option.

3.4      Treatment of Bonus Shares

After the Effective Date if Lumina, at any time, issues bonus shares to a party pursuant to the Lumina Stock Option Plan in connection with an agreement entered into prior to the Effective Date then Lumco, Global and Norco will issue and deliver to that party a certificate representing the same number of new Lumco Common Shares, Global Common Shares and Norco Common Shares as Lumina issued to the party.

3.5      Treatment of Future Stock Issuances

Lumina represents and Norco, Lumco and Global acknowledge that on or before the Effective Date Lumina will not have any Lumina Property Stock Requirements. The parties agree that, unless otherwise agreed by all of the parties, no party will exercise any right or option they may have to issue shares from their respective treasuries as or as part of the consideration to complete the purchase of any of the Current Properties that they may receive title to as part of the Arrangement.

3.6      Deemed Fully Paid and Non-Assessable Shares

All New Lumina Common Shares, Lumina Series 1 Special Shares, Lumina Series 2 Special Shares, Lumina Series 3 Special Shares, Lumco Common Shares, Lumco Class A Shares, Global Common Shares, Global Class A Shares, Norco Common Shares, Norco Class A Shares issued pursuant hereto shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

3.7      Arrangement Effectiveness

On the Effective Date, the Arrangement shall become finally and conclusively binding on the Shareholders and each of Lumina, Norco, Global and Lumco.

3.8      Supplementary Actions

Notwithstanding that the transaction and events set out in section 3.1 shall occur and shall be deemed to occur in the order therein set out without any act or formality, each of Lumina, Norco, Global and Lumco shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events set out in section 3.1, including without limitation, any resolutions of directors authorizing the issue, transfer or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefor and any necessary addition to or deletions from share registers.

ARTICLE 4.      CERTIFICATES AND DOCUMENTATION

4.1      Lumina Common Share Certificates

From and after the Effective Time, share certificates representing Lumina Common Shares shall for all purposes be deemed to be share certificates representing New Lumina Common Shares, and no new share certificates shall be issued with respect to the New Lumina Common Shares issued in connection with the Arrangement.

4.2      Lumina Special Share Certificates

Recognizing that all of the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares issued to the Shareholders will immediately be transferred to Lumco, Global and Norco in exchange for Lumco, Global and Norco Common Shares, Lumina will not issue certificates representing the Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares.

4.3      Lumco, Global and Norco Special Preferred Share Certificates

Recognizing that all of the Lumco, Global and Norco Special Preferred Share Certificates issued to Lumina will immediately be repurchased for cancellation, each of Lumco, Global and Norco will not issue certificates representing their respective Lumco, Global and Norco Special Preferred Shares.

4.4      Lumco, Global and Norco Common Share Certificates

As soon as practicable after the Effective Time, Lumco, Global and Norco shall cause to be issued to the registered holders of Lumco, Global and Norco Common Shares at the close of business on the Effective Date, share certificates representing in the aggregate number of the Lumco, Global and Norco Common Shares to which such holders are entitled following the Effective Date and shall cause such certificates to be delivered or mailed to such holder in accordance with the terms hereof.

4.5      Fractional Shares

No fractional Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares will be issued and the number of Lumina Series 1 Special Shares, Lumina Series 2 Special Shares and Lumina Series 3 Special Shares to which each Shareholder will be entitled shall be rounded down to the next whole number. No fractional shares, including shares issuable upon the exercise of any Lumina Warrants after the Effective Date, will be issued, and no cash will be paid in lieu thereof, by Lumina, Lumco, Global and Norco. Any fractions resulting will be rounded down to the nearest whole number. No subscription for a fraction of a Lumco, Global and Norco Common Share will be accepted with respect to the exercise of Lumina Warrants as set out in paragraph 3.2 above.

ARTICLE 5.      AMENDMENT AND TERMINATION

5.1      Amendment

This Plan of Arrangement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Date, be amended in a manner not materially prejudicial to the Shareholders provided that such amendment be contained in a written document which is filed with the Court.

5.2      Termination

This Plan of Arrangement may, at any time before or after the holding of the Meeting but no later than the Effective Date, be terminated by the Board of Directors of Lumina without further notice to, or action on the part of, its Shareholders.

Without limiting the generality of the foregoing, Lumina may terminate this Plan of Arrangement, if prior to the Effective Date, there is a material change in the business, operations, properties, assets, liabilities or condition, financial or otherwise, of Lumina and its subsidiaries, taken as a whole, or in Lumco, or any change in general economic conditions, interest rates or any outbreak or material escalation in, or the cessation of, hostilities or any other calamity or crisis, or there should develop, occur or come into effect any occurrence which has a material effect on the financial markets of Canada and the board of directors of Lumina determines in its sole judgment that it would be inadvisable in such circumstances for Lumina to proceed with the Arrangement.

5.3      Effect of Termination

Upon the termination of this Plan of Arrangement pursuant to Section 5.2 hereof, no party shall have any liability or further obligation to any other party hereunder.

ARTICLE 6.      RIGHTS OF DISSENT AND APPRAISAL

6.1      Dissent Right

Notwithstanding section 3.1 hereof, Shareholders may exercise rights of dissent (the “Dissent Right”) in connection with the Arrangement pursuant to the Interim Order and this Article 6.

6.2      Notice of Dissent

A Shareholder who wishes to exercise a Dissent Right must give written notice of dissent (“Notice of Dissent”) to Lumina by depositing such Notice of Dissent with Lumina, or mailing it to Lumina by registered mail, at its head office at Suite 1550, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, marked to the attention of the President, not later than two days before the Lumina Meeting. A Shareholder who has given a Notice of Dissent in accordance with this section 6.2 is herein referred to as a “Dissenting Shareholder”. A Shareholder who wishes to dissent must prepare a separate notice of dissent for (i) the Shareholder, if the Shareholder is dissenting on its own behalf and (ii) each person who beneficially owns shares in the Shareholder’s name and on whose behalf the Shareholder is dissenting. To be valid, a Notice of Dissent must:

(a)	identify in each Notice of Dissent the person on whose behalf dissent is being exercised;

(b)

set out the number of Lumina Common Shares in respect of which the Shareholder is exercising the Dissent Right (the “Notice Shares”), which number cannot be less than all of the Lumina Common Shares held by the beneficial holder on whose behalf the Dissent Right is being exercised;

(c)

if the Notice Shares constitute all of the shares of which the Dissenting Shareholder is both the registered owner and beneficial owner and the Dissenting Shareholder owns no other shares of Lumina as beneficial owner, a statement to that effect;

(d)

if the Notice Shares constitute all of the shares of which the Dissenting Shareholder is both the registered and beneficial owner but the Dissenting Shareholder owns other shares of Lumina as beneficial owner, a statement to that effect, and

	(i)	the names of the registered owners of those other shares,

	(ii)	the number of those other shares that are held by each of those registered owners, and

	(iii)	a statement that Notices of Dissent are being or have been sent in respect of all those other shares;

(e)	if dissent is being exercised by the Dissenting Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a statement to that effect, and

	(i)	the name and address of the beneficial owner, and

	(ii)	a statement that the Dissenting Shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the Dissenting Shareholder’s name.

6.3      Right of Dissenting Shareholder

The giving of a Notice of Dissent does not deprive a Shareholder of his or her right to vote at the Meeting on the special resolution approving the Arrangement. A vote against the special resolution or the execution or exercise of a proxy with instructions to vote against the special resolution does not constituted a Notice of Dissent.

6.4      When Dissent Right Not Available:

A Shareholder is not entitled to exercise a Dissent Right with respect to any Lumina Common Shares if the a Shareholder votes ( or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the special resolution approving the Arrangement. However, a Shareholder may vote as a proxy for a Shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the Dissent Right in respect of the Lumina Common Shares of which he or she is the registered holder.

6.5      Notice to Proceed

If Lumina intends to act on the authority of the special resolution approving the Arrangement, it must send a notice (the “Notice to Proceed”) to the Dissenting Shareholder promptly after the later of:

(a)	the date on which Lumina forms the intention to proceed, and

(b)	the date on which the Notice of Dissent was received.

If Lumina has acted on the authority of that special resolution it must promptly send a Notice to Proceed to the Dissenting Shareholder. The Notice to Proceed must be dated not earlier than the date on which it is sent and state that Lumina intends to act or has acted on the authority of the special resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed under section 6.7 hereof.

6.6      Entitlement to Payment of Fair Value

On receiving a Notice to Proceed in accordance with section 6.5 hereof, the Dissenting Shareholder is entitled to require Lumina to purchase all of the Lumina Common Shares in respect of which the Notice of Dissent was given.

6.7      Demand for Payment of Fair Value

A Dissenting Shareholder who receives a Notice to Proceed is bound to sell its Lumina Common Shares to Lumina and must send to Lumina within one month after the date of the Notice to Proceed:

(a)	a written statement that the Dissenting Shareholder requires Lumina to purchases all of the Notice Shares;

(b)	the certificates representing the Notice Shares, and

(c)

if dissent is being exercised by the Shareholder on behalf of a beneficial owner who is not the Dissenting Shareholder, a written statement signed by the beneficial owner setting out whether the beneficial owner is the beneficial owner of other shares of Lumina and if so, setting out:

	(i)	the names of the registered owners of those other shares,
	(ii)	the number of those other shares that are held by each of those registered owners, and
	(iii)	that dissent is being exercised in respect of all of those other shares,

whereupon Lumina is bound to purchase them in accordance with the Notice of Dissent.

6.8      Payment for Notice Shares

Lumina and the Dissenting Shareholder may agree on the amount of the payout value of the Notice Shares and in that event, Lumina must either promptly pay that amount to the Dissenting Shareholder or send a notice to the

Dissenting Shareholder that Lumina is unable lawfully to pay Dissenting Shareholders for their share as Lumina is insolvent or if the payment would render Lumina insolvent.

6.9      Application to Court to Fix Payout Value

If Lumina and the Dissenting Shareholder do not agree on the amount of the payout value of the Notice Shares the Dissenting Shareholder or Lumina may apply to the court and the court may:

(a)	determine the payout value of the Notice Shares or order that the payout value of the notice shares be established by arbitration or by reference to the registrar or a referee of the court;

(b)	join in the application each Dissenting Shareholder who has not agreed with Lumina on the amount of the payout value of the Notice Shares; and

(c)	make consequential orders and give directions it considers appropriate.

Promptly after a determination of the payout value of the Notice Shares has been made, Lumina must either pay that amount to the Dissenting Shareholder or send a notice to the Dissenting Shareholder that Lumina is unable lawfully to pay Dissenting Shareholders for their shares as Lumina is insolvent or if the payment would render Lumina insolvent. If the Dissenting Shareholder receives a notice that Lumina is unable to lawfully pay Dissenting Shareholders for their share the Dissenting Shareholder may with in 30 days after receipt of the notice, withdraw his or her Notice of Dissent. If the Notice of Dissent is not withdrawn the Dissenting Shareholder remains a claimant against Lumina to be paid as soon as Lumina is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of Lumina but in priority to its shareholders.

6.10      Deemed Notice

Any notice required to be given by Lumina or a Dissenting Shareholder to the other in connection with the exercise of the Dissent Right, will be deemed to have been given and received, if delivered, on the day of delivery, if mailed, on the earlier of the date of receipt or the second business day after the day of mailing, or, if sent by telecopier or other similar form of transmission, the first business day after the date of transmittal.

6.11      Consequences of Exercising Dissent Rights

A Shareholder who:

(a)	properly exercises the Dissent Right by complying with all of the procedures (the “Dissent Procedures”) required to be complied with by a Dissenting Shareholder, will:

	(i)	be bound by the provisions of this Article 6;

	(ii)	be deemed not to have participated in the Arrangement; and

(iii)

cease to have any rights as a Shareholder other than the right to be paid the payout value of the Notice Shares by Lumina in accordance with the Dissent Procedures and is deemed to have disposed of his shares immediately prior to the Effective Date; or

(b)	seeks to exercise the Dissent Right, but:

	(i)	who for any reason does not properly comply with each of the Dissent Procedures required to be complied with by a Dissenting Shareholder, or

	(ii)	subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent;

will be deemed to have participated in the Arrangement on the same basis as each non-dissenting Shareholder and will receive his or her pro rata portion of the Lumco Common Shares based upon the number of Lumina Common

Shares of which such Dissenting Shareholder is the registered holder. Lumina may in its sole discretion waive any non-compliance by a shareholder with any of the provisions of this Article 6 in order to give effect to a shareholder's Dissent Rights.

6.12      Abandonment of Dissent

A Dissenting Shareholder may not withdraw a Notice of Dissent without the consent of Lumina. A dissenting Shareholder may, with the written consent of Lumina, at any time prior to the payment to the Dissenting Shareholder of the full amount of money to which the Dissenting shareholder is entitled under this Article 6, abandon such Dissenting Shareholder’s dissent to the Arrangement by giving written notice to Lumina withdrawing the Notice of Dissent by depositing such notice with Lumina or mailing it to Lumina by registered mail, at its head at office at Suite 1550, 625 Howe Street, Vancouver, British Columbia, V6C 2T6, marked to the attention of the President, and will then be deemed to have participated in the Arrangement on the same basis as each non-dissenting Shareholder and will receive such number of Lumco Global, and Norco Common Shares to which he or she is entitled.

6.13      Reservation of Lumco, Global, and Norco Common Shares

If a Shareholder exercises the Dissent Right, Lumina shall on the Effective Date set aside and not distribute that portion of the Lumco, Global, and Norco Common Shares which is attributable to the Lumina Common Shares for which Dissent Rights have been exercised. If a Lumina Shareholder exercises the Dissent Right, but, as set out in subsection 6.11(b), does not properly comply with the Dissent Procedures or, subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent, then Lumina shall distribute to such Shareholder his or her pro rata portion of the Lumco, Global and Norco Common Shares. If a Shareholder duly complies with the Dissent Procedures as set out in subsection 6.11(a), then Lumina shall retain the portion of the Lumco, Global or Norco Common Shares attributable to such Shareholder (the “Non-Distributed Lumco, Global or Norco Shares”), and the Non-Distributed Lumco, Global, and Norco Shares will be dealt with as determined by the Board of Directors of Lumina in its discretion.

SCHEDULE A TO PLAN OF ARRANGEMENT BEING APPENDIX I
TO THE ARRANGEMENT AGREEMENT
MADE AS OF THE 28th DAY OF MARCH, 2005, AMONG LUMINA COPPER CORP., NORTHERN
PERU COPPER CORP., GLOBAL COPPER CORP. AND LUMINA RESOURCES CORP.
(Paragraph 3.1 (a) Plan of Arrangement)

27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES, CLASS A
COMMON SHARES, SERIES 1 SPECIAL SHARES, SERIES 2 SPECIAL SHARES SERIES 3 SPECIAL
SHARES

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES

The common shares (the “Common Shares”) shall have attached thereto the following special rights and restrictions:

1.      Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each Common Share held at all meetings of the shareholders of the Company, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2.      Dividends

Subject to the prior rights of the holders of any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Company may from time to time determine and all dividends which the board of directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3.      Liquidation, Dissolution or Winding-Up

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE CLASS A COMMON SHARES

The class A common shares (the “Class A Shares”) shall have attached thereto the following special rights and restrictions:

1.      Voting

The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each Class A Shares held at all meetings of the shareholders of the Company, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2.      Dividends

Subject to the prior rights of any other shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Company may from time to time determine and all dividends which the board of directors of the Company may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding.

3.      Liquidation, Dissolution or Winding-Up

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES 1 SPECIAL SHARES

The series 1 special shares with a par value equal to the redemption amount of the special preferred shares of Lumina Resources Corp. (“Lumco”) which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets (the “Series 1 Special Shares”) shall have attached thereto the following special rights and restrictions:

1.      Voting

The holders of Series 1 Special Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the Business Corporations Act (British Columbia).

2.      Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Series 1 Special Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares and the Series 2 and 3 Special Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Series 1 Special Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Series 1 Special Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Series 1 Special Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3.      Redemption

(a)

The Company may, subject to the requirements of the Business Corporations Act (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Series 1 Special Shares by payment in cash, promissory note or property for each share of any amount (the “Redemption Amount”) calculated as:

(ii)

the redemption amount of one special preferred share of Lumina Resources Corp. (“Lumco”) which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets; plus

	(i)	all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Series 1 Special Shares first issued for such property.

(b)

In the case of redemption of Series 1 Special Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Series 1 Special Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Series 1 Special Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 1 Special Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Series 1 Special Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 1 Special Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 1 Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Series 1 Special Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company’s bankers in Canada or by promissory note. If less than all of the Series 1 Special Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Series 1 Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Series 1 Special Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 1 Special Shares to deposit the Redemption Amount of the shares, either in cash or promissory note, so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 1 Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 1 Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 1 Special Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4.      Retraction

Any holder of Series 1 Special Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Series 1 Special Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Series 1 Special Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the

Series 1 Special Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day (“Retraction Date”) on which the holder desires to have the Company redeem such Series 1 Special Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the Series 1 Special Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Series 1 Special Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a promissory note or a cheque payable at par at any branch of the Company’s bankers for the time being in Canada. If less than all of the Series 1 Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 1 Special Shares represented by the original certificate or certificates which are not redeemed. The said Series 1 Special Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Series 1 Special Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Series 1 Special Shares shall remain unaffected.

5.      Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Series 1 Special Shares shall rank pari passu with the Series 2 Special Shares, the Series 3 Special Shares and Common Shares of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES 2 SPECIAL SHARES

The series 2 special shares with a par value equal to the redemption amount of the special preferred shares of Northern Peru Copper Corp. (“Norco”) which shares may be issued to the Company by Norco as consideration for the Company transferring to Norco certain assets (the “Series 2 Special Shares”) shall have attached thereto the following special rights and restrictions:

1.      Voting

The holders of Series 2 Special Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the Business Corporations Act (British Columbia).

2.      Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Series 2 Special Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares and the Series 1and 3 Special Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Series 2 Special Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Series 2 Special Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Series 2 Special Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3.      Redemption

(a)

The Company may, subject to the requirements of the Business Corporations Act (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Series 2 Special Shares by payment in cash, promissory note or property for each share of any amount (the “Redemption Amount”) calculated as:

(i)

the redemption amount of one special preferred share of Lumina Resources Corp. (“Lumco”) which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets; plus

	(ii)	all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Series 2 Special Shares first issued for such property.

(b)

In the case of redemption of Series 2 Special Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Series 2 Special Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Series 1 Special Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 1 Special Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Series 1 Special Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 2 Special Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 2 Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Series 2 Special Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company’s bankers in Canada or by promissory note. If less than all of the Series 2 Special Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Series 2 Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Series 2 Special Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 2 Special Shares to deposit the Redemption Amount of the shares, either in cash or promissory note, so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 2 Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 2 Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 2 Special Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4.      Retraction

Any holder of Series 2 Special Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Series 2 Special Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Series 2 Special Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the Series 2 Special Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day (“Retraction Date”) on which the holder desires to have the Company redeem such Series 2 Special Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the Series 2 Special Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Series 2 Special Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a promissory note or a cheque payable at par at any branch of the Company’s bankers for the time being in Canada. If less than all of the Series 2 Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 2 Special Shares represented by the original certificate or certificates which are not redeemed. The said Series 2 Special Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Series 2 Special Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Series 2 Special Shares shall remain unaffected.

5.      Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Series 2 Special Shares shall rank pari passu with the Series 1 Special Shares and the Series 3 Special Shares and the Common Shares of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES 3 SPECIAL SHARES

The series 3 special shares with a par value equal to the redemption amount of the special preferred shares of Global Copper Corp. (“Global”) which shares may be issued to the Company by Global as consideration for the Company transferring to Global certain assets (the “Series 3 Special Shares”) shall have attached thereto the following special rights and restrictions:

3.      Voting

The holders of Series 3 Special Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the Business Corporations Act (British Columbia).

4.      Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Series 3 Special Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares and the Series 1 and 2 Special Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Series 3 Special Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Series 3 Special Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the

Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Series 3 Special Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3.      Redemption

(a)

The Company may, subject to the requirements of the Business Corporations Act (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Series 3 Special Shares by payment in cash, promissory note or property for each share of any amount (the “Redemption Amount”) calculated as:

(i)

the redemption amount of one special preferred share of Lumina Resources Corp. (“Lumco”) which shares may be issued to the Company by Lumco as consideration for the Company transferring to Lumco certain assets; plus

	(ii)	all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Series 3 Special Shares first issued for such property.

(b)

In the case of redemption of Series 3 Special Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Series 3 Special Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Series 3 Special Shares to be redeemed a notice in writing of the intention of the Company to redeem such Series 3 Special Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Series 3 Special Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Series 3 Special Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Series 3 Special Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Series 3 Special Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company’s bankers in Canada or by promissory note. If less than all of the Series 3 Special Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Series 3 Special Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Series 3 Special Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Series 3 Special Shares to deposit the Redemption Amount of the shares, either in cash or promissory note, so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Series 3 Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 3 Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order of the respective holders of the Series 3 Special Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4.      Retraction

Any holder of Series 3 Special Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Series 3 Special Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Series 3 Special Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the Series 3 Special Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day (“Retraction Date”) on which the holder desires to have the Company redeem such Series 3 Special Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the Series 3 Special Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Series 3 Special Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a promissory note or a cheque payable at par at any branch of the Company’s bankers for the time being in Canada. If less than all of the Series 3 Special Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Series 3 Special Shares represented by the original certificate or certificates which are not redeemed. The said Series 3 Special Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Series 3 Special Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Series 3 Special Shares shall remain unaffected.

5.      Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Series 3 Special Shares shall rank pari passu with the Series 1 Special Shares, Series 2 Special Shares and the Common Shares of the Company.

SCHEDULE B TO PLAN OF ARRANGEMENT BEING APPENDIX I
TO THE ARRANGEMENT AGREEMENT
MADE AS OF THE 28th DAY OF MARCH, 2005, AMONG LUMINA COPPER CORP., NORTHERN
PERU COPPER CORP., GLOBAL COPPER CORP. AND LUMINA RESOURCES CORP.
(Paragraphs 3.1 (c), (d) and (e) of Plan of Arrangement)

27. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES AND
SPECIAL PREFERRED SHARES

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE COMMON SHARES

The common shares (the “Common Shares”) shall have attached thereto the following special rights and restrictions:

1.      Voting

The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one vote for each Common Share held at all meetings of the shareholders of the Company, except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

2.      Dividends

Subject to the prior rights of the holders of any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company out of moneys property applicable to the payment of dividends, in such amount and in such form as the board of directors of the Company may from time to time determine and all dividends which the board of directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

3.      Liquidation, Dissolution or Winding-Up

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SPECIAL PREFERRED SHARES

The Special Preferred Shares shall have attached thereto the following special rights and restrictions:

1.      Voting

The holders of the Special Preferred Shares are not entitled to notice of or to attend or vote at any meeting of shareholders of the Company except as may be required by the Business Corporations Act (British Columbia).

2.      Dividends

Subject to the rights, privileges, restrictions and conditions attaching to shares of any class of the Company ranking prior to the Special Preferred Shares, the holders thereof are entitled to receive such dividends payable in money, property, or by the issue of fully paid shares of the Company, as may be declared by the Board of Directors and to receive on an equal basis share for share with the holders of the Common Shares the remaining property of the Company upon the liquidation or winding up thereof.

The Directors of the Company may determine at any time and from time to time, with respect to all or portion of any dividend on the Special Preferred Shares of the Company that such dividend shall be payable in money or, in the case of electing holders whose addresses on the books of the Company are in Canada, and in jurisdictions specified by the Directors outside Canada, by the issue of fully paid Special Preferred Shares of the Company having a value, as determined by the Directors, that is substantially equivalent, as of the date or period of days determined by the Directors, to the cash amount of such dividend, provided that the Directors may (but need not) value the Special Preferred Shares to be issued in payment of the dividend at a discount from or premium to the relevant market value thereof of up to 5%, in either case.

With respect to fractional shares that may result from any such stock dividend the Company shall issue to an agent for shareholders appointed by the Company a number of whole shares representing in the aggregate the fractional shares of all electing shareholders, unless the Directors of the Company otherwise determine, for instance by the payment of cash in lieu of fractional share interests that may result from any such stock dividend. In any event, no certificates representing fraction of share interests will be issued by the Company.

3.      Redemption

(a)

The Company may, subject to the requirements of the Business Corporations Act (British Columbia), upon giving notice in the manner as hereinafter provided, redeem at any time the whole, or from time to time any part, of the then outstanding Special Preferred Shares by payment in cash, promissory note or property for each share of any amount (the “Redemption Amount”) calculated as:

	(i)	the fair market value of the property first received by the Company in consideration for issuing the Special Preferred Shares; plus

	(ii)	all declared and unpaid non-cumulative cash dividends thereon, divided by the number of Special Preferred Shares first issued for such property.

(b)

In the case of redemption of Special Preferred Shares under the provisions of sub-clause 3(a) hereof, the Company shall, unless waived in writing by the holders of all of the Special Preferred Shares, at least 14 days before the date specified for redemption deliver or mail to each person who at the date of mailing is a registered holder of Special Preferred Shares to be redeemed a notice in writing of the intention of the Company to redeem such Special Preferred Shares. Such notice shall be delivered or mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears on the records of the Company or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder or if delivered, delivered to each such shareholder at such address; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Amount and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed the number thereof to be so redeemed; provided, however, that if a part only of the Special Preferred Shares for the time being outstanding is to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or if the directors so determine may be redeemed pro rata (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Special Preferred Shares. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Special Preferred Shares to be redeemed the Redemption Amount thereof on presentation and surrender at the registered office of the Company or any other place designated in such notice of the certificates representing the Special Preferred Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Company’s bankers in Canada. If less than all of the Special Preferred Shares represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of Special Preferred Shares represented by the original certificate which are not redeemed. From and after the date specified for redemption in any such notice the holders of the Special Preferred Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of shareholders shall remain unaffected. the Company shall have the right at any time after the mailing of notice of its intention to redeem any Special Preferred Shares to deposit the Redemption Amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or in any trust company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Special Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Special Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest on the amount so deposited shall be for the account of the Company. If any part of the total Redemption Amount so deposited has not been paid to or to the order oft the respective holders of the Special Preferred Shares which were called for redemption within two years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later such balance remaining in the said special account shall be returned to the Company without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest from the Company.

4.      Retraction

Any holder of Special Preferred Shares shall be entitled to require the Company to redeem, subject to the requirements of the Act, at any time or times all or any of the Special Preferred Shares registered in the name of such holder on the books of the Company by tendering to the Company at the registered office of the Company a share certificate or certificates representing the Special Preferred Shares which the registered holder desires to have the Company redeem together with a notice in writing specifying (i) that the registered holder desires to have the Special Preferred Shares represented by such certificate or certificates redeemed by the Company and (ii) the business day (“Retraction Date”) on which the holder desires to have the Company redeem such Special Preferred Shares. The Retraction Date shall not be less than 30 days after the day on which the notice in writing is given to the Company without the consent of the Company. Upon receipt of a share certificate or certificates representing the special Preferred Shares which the registered holder desires to have the Company redeem together with such notice, the Company shall on the Retraction Date redeem such Special Preferred Shares, by paying to such registered holder the Redemption Amount for each such Special Preferred Share being redeemed. Such payment shall be made by a cheque payable at par at any branch of the Company’s bankers for the time being in Canada. If less than all of the Special Preferred Shares represented by any certificate are redeemed, the holder shall be entitled to receive a new certificate for that number of Special Preferred Shares represented by the original certificate or certificates which are not redeemed. The said Special Preferred Shares shall be redeemed on the Retraction Date and from and after the Retraction Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Special Preferred Shares in respect thereof unless payment of the Redemption Amount is not made on the Retraction Date, in which event the rights of the holder of the Special Preferred Shares shall remain unaffected.

5.      Liquidation, Dissolution or Winding-Up

In respect of the declaration and payment of dividends and upon the liquidation, dissolution or winding up of the Company the Preferred Shares shall rank pari passu with the Preferred Shares, the Series 2 Special Shares and Common Shares of the Company.

SCHEDULE “H”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

ARRANGEMENT RESOLUTION

Arrangement Under Sections 288-299 of the Business Corporations Act (British Columbia)

"BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.

the arrangement (the "Arrangement") under sections 288-299 of the Business Corporations Act (British Columbia) substantially as set forth in the Plan of Arrangement attached as Appendix I to Schedule "G" to the Management Proxy Circular dated March 28, 2005 (the "Management Proxy Circular") of Lumina Copper Corp. dated effective April 1, 2005 is hereby approved and authorized;

2.

the Arrangement Agreement made as of the 28th day of March, 2005 among Lumina Copper Corp, Northern Peru Copper Corp., Global Copper Corp., and Lumina Resources Corp., attached as Schedule "G" to the Management Proxy Circular is hereby confirmed, ratified and approved;

3.

the board of directors of Lumina Copper Corp. be and is hereby granted the authority to use its best judgment to proceed with and cause Lumina Copper Corp. to complete the Arrangement in the event of any variation of, or amendments to the Arrangement Agreement, without further approval by the shareholders of Lumina Copper Corp., provided that any variation or amendments are accepted by the Toronto Stock Exchange and the American Stock Exchange in conjunction with the listing of the shares of Northern Peru Copper Corp. Global Copper Corp. and Lumina Resources Corp. on the Toronto Stock Exchange or in the alternative the TSX Venture Exchange;

4.

notwithstanding that this special resolution has been passed by the shareholders of Lumina Copper Corp. or has received the approval of the Supreme Court of British Columbia, the board of directors of Lumina Copper Corp. may amend or decide not to proceed with the Arrangement or revoke this special resolution at any time prior to the filing of the certified copy of the court order approving the Arrangement with the Registrar of Companies for British Columbia without further approval of the shareholders of Lumina Copper Corp.; and

5.

any one director or officer of Lumina Copper Corp. is hereby authorized, for and on behalf of Lumina Copper Corp. to execute and deliver all documents and instruments and take all such other actions as may be necessary or desirable to implement this special resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents or instruments and the taking of any such actions.”

SCHEDULE “I”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

INFORMATION CONCERNING LUMINA AFTER THE ARRANGEMENT

SCHEDULE “I”

INFORMATION CONCERNING LUMINA AFTER THE ARRANGEMENT

NOTICE TO READER

The following is a summary of the business of Regalito Copper Corp. (“Regalito” or the “Company”), formerly Lumina Copper Corp., after the Arrangement and should be read together with the more detailed information and financial data and statements contained elsewhere in this schedule and in the Management Proxy Circular. Except where otherwise indicated herein, all of the disclosure in this schedule is made on the basis that the Arrangement has been completed as described in the Management Proxy Circular.

COMPANY PROFILE

Regalito is considering changing the focus of its business to concentrate on the development of its Regalito Property in Chile. Regalito’s business, previously conducted under the name Lumina Copper Corp, was the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in a number of countries. Pursuant to the Plan of Arrangement Regalito will dispose of all of its mining interests other than the Regalito Property. See “The Arrangement” in the Management Proxy Circular.

The focus of Regalito will be the continuing development of the Regalito property. In 2004 Regalito initiated a work program on the Regalito Project consisting of mapping, sampling and resource confirmation and expansion drilling. To date, a total of 183 holes have been drilled consisting of both reverse circulation (“RC”) (24,927m) and diamond core (”DD”) (14,690m) drilling. See “Regalito Copper Property, Chile” below for details of the work program.

Corporate Strategy

Regalito’s ongoing business objective will be the continuing development of the Regalito Property. Regalito’s common shares will continue to be listed and traded on the TSX and AMEX, subject to Regalito complying with the listing requirements of the TSX and AMEX.

CORPORATE STRUCTURE

Regalito was incorporated by registration of its Memorandum and Articles under the British Columbia Company Act on March 3, 2000 under the name “First Trimark Ventures Inc.”. On May 23, 2003 the Company changed its name to Lumina Copper Corp. Pursuant to the Arrangement, the Company’s name was changed to Regalito Copper Corp., and all of its assets, except for the Regalito Property, were assigned to three new companies.

The principal place of business of Regalito is located at Suite 1550, 625 Howe Street, Vancouver, BC V6C 2T6. The following chart sets forth the Company’s corporate structure:

DESCRIPTION OF BUSINESS

Regalito’s business is the continuing development of the Regalito property in Chile including further refinement of the property’s geological model and database, continued metallurgical testwork and a scoping study.

REGALITO COPPER PROPERTY, CHILE

Acquisition of the Property

On October 20, 2003, Minera Lumina Copper Chile S.A., the wholly-owned Chilean registered subsidiary of Regalito, entered into a letter of intent option agreement (the “Agreement”) with La Compañía Minera Caserones (“LCM Caserones”) and Sociedad Minera California Una de la Sierra de Peña Negra (“SMC California”) to acquire 100% of the following mensuras totalling 4,158 ha (Floyd, A. 2003): California 1 al 1,000, Ramadilla 1 al 12, Caserones Segunda 1 al 80, Caserones Segunda 81 al 160, Caserones Tercera 1 al 80 and Caserones Tercera 81 al 160. In addition, 20 pedimentos, held under the name of Mario Hernandez, the principal owner of LCM Caserones were included in the Agreement. The agreement was subsequently amended to include a total of 63 pedimentos and was finalized the “Final Sale Agreement Document” that was signed on November 12, 2004 (pers comm, J.Selters, 2004). Table 1 lists the mensuras held by LCM Caserones and SMC California and the pedimentos held by Mario Hernandez.

The claim block is an irregular shaped area, which extends approximately 25 km north-south and 45 km east-west and hosts the Regalito Cu Deposit, as well as the Angelica, Don Diego, Potro and Pulido Prospects. The western edge of the block straddles the Chile-Argentina border in several locations. The claim block consists of six mensuras, totalling 4,158 ha (and host the Regalito Cu Deposit), and a series of 158 new claims on application, known as “pedimentos”, covering 41,700 ha that surround and overlap with some of the existing mensuras. As the “pedimentos” have not been surveyed, the exact area of the overlap is estimated at approximately 3,303 ha, thus the overall coverage of the claim block is estimated at approximately 42,555 ha. There may also be other pre-existing pedimentos, manifestations, or mensuras held by third parties, which were staked prior to Regalito’s and would therefore take precedence.

Table 1
Regalito Property-Land Tenure Details

		UTM Coordinates
Name of Claim	Registered Owner	(of Center)		Ha	Date of	National Claim	Type
		Northing	Easting		Filing	Registry No.
California 1 al 1000	S.L.M. California Una De La			2,475	4-Feb-1983	03203-1226-4	Mensura
	Sierra Peña Negra
Ramadilla 1 al 12	S.L.M. California Una De La			87	27-Oct-1989	03203-2066-6	Mensura
	Sierra Peña Negra
Caserones Segunda 1 al 80	Compañía Minera Caserones			396	6-Jul-1988	03203-1765-7	Mensura
Caserones Segunda 81 al 160	Compañía Minera Caserones			400	6-Jul-1988	03203-1766-5	Mensura
Caserones Tercera 1 al 80	Compañía Minera Caserones			400	6-Jul-1988	03203-1768-1	Mensura
Caserones Tercera 81 al 160	Compañía Minera Caserones			400	6-Jul-1988	03203-1769-K	Mensura
Subtotal of California/ Caserones Mensuras				4,158			6 Mensuras
optioned by Regalito
Escarcha Uno	Mario Hernández	6,889,900.00	449,600.00	200	8-Oct-2003	59,477	Pedimentos
Escarcha Dos	Mario Hernández	6,889,900.00	448,600.00	200	8-Oct-2003	59,476	Pedimentos
Escarcha Tres	Mario Hernández	6,888,400.00	448,000.00	300	8-Oct-2003	59,475	Pedimentos
Escarcha Cuatro	Mario Hernández	6,887,400.00	446,500.00	300	8-Oct-2003	59,474	Pedimentos
Escarcha Cinco	Mario Hernández	6,886,400.00	445,600.00	300	8-Oct-2003	59,473	Pedimentos
Escarcha Seis	Mario Hernández	6,885,400.00	444,600.00	300	8-Oct-2003	59,472	Pedimentos
Escarcha Siete	Mario Hernández	6,883,900.00	444,000.00	200	8-Oct-2003	59,471	Pedimentos
Escarcha Ocho	Mario Hernández	6,883,900.00	445,000.00	200	8-Oct-2003	59,470	Pedimentos
Escarcha Nueve	Mario Hernández	6,882,400.00	444,800.00	200	8-Oct-2003	59,469	Pedimentos
Escarcha Diez	Mario Hernández	6,880,400.00	444,300.00	300	8-Oct-2003	59,468	Pedimentos
Escarcha Once	Mario Hernández	6,880,400.00	445,300.00	300	8-Oct-2003	59,467	Pedimentos
Escarcha Doce	Mario Hernández	6,883,300.00	449,050.00	300	8-Oct-2003	59,466	Pedimentos
Escarcha Trece	Mario Hernández	6,884,300.00	448,800.00	200	8-Oct-2003	59,465	Pedimentos
Escarcha Catorce	Mario Hernández	6,885,300.00	449,300.00	100	8-Oct-2003	59,464	Pedimentos
Escarcha 15	Mario Hernández	6,883,400.00	447,000.00	300	9-Mar-2004	231-04	Pedimentos
Escarcha 16	Mario Hernández	6,884,400.00	447,000.00	300	9-Mar-2004	232-04	Pedimentos
Escarcha 17	Mario Hernández	6,885,400.00	447,600.00	300	9-Mar-2004	233-04	Pedimentos
Escarcha 18	Mario Hernández	6,885,400.00	450,100.00	200	9-Mar-2004	234-04	Pedimentos
Escarcha 19	Mario Hernández	6,886,400.00	448,600.00	300	9-Mar-2004	235-04	Pedimentos
Escarcha 20	Mario Hernández	6,886,400.00	451,100.00	200	9-Mar-2004	236-04	Pedimentos
Escarcha 21	Mario Hernández	6,887,400.00	449,500.00	300	9-Mar-2004	237-04	Pedimentos
Escarcha 22	Mario Hernández	6,887,400.00	452,000.00	200	9-Mar-2004	238-04	Pedimentos
Escarcha 23	Mario Hernández	6,888,400.00	451,000.00	300	9-Mar-2004	239-04	Pedimentos
Escarcha 24	Mario Hernández	6,889,900.00	450,600.00	200	9-Mar-2004	240-04	Pedimentos
Escarcha 25	Mario Hernández	6,889,900.00	451,600.00	200	9-Mar-2004	241-04	Pedimentos
Escarcha 26	Mario Hernández	6,889,400.00	452,600.00	100	9-Mar-2004	242-04	Pedimentos
Escarcha 27	Mario Hernández	6,890,400.00	443,600.00	300	11-May-2004	1046-04	Pedimentos
Escarcha 28	Mario Hernández	6,890,400.00	446,600.00	300	11-May-2004	1047-04	Pedimentos
Escarcha 29	Mario Hernández	6,889,400.00	443,600.00	300	11-May-2004	1048-04	Pedimentos
Escarcha 30	Mario Hernández	6,889,400.00	446,600.00	300	11-May-2004	1049-04	Pedimentos
Escarcha 31	Mario Hernández	6,888,400.00	442,000.00	300	11-May-2004	1050-04	Pedimentos
Escarcha 32	Mario Hernández	6,888,400.00	445,000.00	300	11-May-2004	1051-04	Pedimentos
Escarcha 33	Mario Hernández	6,887,400.00	443,500.00	300	11-May-2004	1052-04	Pedimentos
Escarcha 34	Mario Hernández	6,886,400.00	442,600.00	300	11-May-2004	1053-04	Pedimentos
Escarcha 35	Mario Hernández	6,885,400.00	441,600.00	300	11-May-2004	1054-04	Pedimentos
Escarcha 36	Mario Hernández	6,884,400.00	442,000.00	300	11-May-2004	1055-04	Pedimentos
Escarcha 37	Mario Hernández	6,883,400.00	442,000.00	300	11-May-2004	1056-04	Pedimentos
Escarcha 38	Mario Hernández	6,882,400.00	442,300.00	300	11-May-2004	1057-04	Pedimentos
Escarcha 39	Mario Hernández	6,881,400.00	442,800.00	200	11-May-2004	1058-04	Pedimentos
Escarcha 40	Mario Hernández	6,880,400.00	443,300.00	100	11-May-2004	1059-04	Pedimentos
La Brea 1	Mario Hernández	6,890,400.00	427,200.00	200	11-May-2004	1029-04	Pedimentos
La Brea 2	Mario Hernández	6,891,400.00	427,700.00	200	11-May-2004	1030-04	Pedimentos
La Brea 3	Mario Hernández	6,891,400.00	430,200.00	300	11-May-2004	1031-04	Pedimentos
La Brea 4	Mario Hernández	6,890,400.00	432,100.00	200	11-May-2004	1032-04	Pedimentos
La Brea 5	Mario Hernández	6,889,400.00	433,600.00	300	11-May-2004	1033-04	Pedimentos
La Brea 6	Mario Hernández	6,888,400.00	436,000.00	300	11-May-2004	1034-04	Pedimentos
La Brea 7	Mario Hernández	6,890,400.00	440,600.00	300	11-May-2004	1035-04	Pedimentos
La Brea 8	Mario Hernández	6,889,400.00	440,600.00	300	11-May-2004	1036-04	Pedimentos
La Brea 9	Mario Hernández	6,888,400.00	439,000.00	300	11-May-2004	1037-04	Pedimentos
La Brea 10	Mario Hernández	6,887,400.00	435,500.00	100	11-May-2004	1038-04	Pedimentos
La Brea 11	Mario Hernández	6,887,400.00	437,500.00	300	11-May-2004	1039-04	Pedimentos
La Brea 12	Mario Hernández	6,887,400.00	440,500.00	300	11-May-2004	1040-04	Pedimentos
La Brea 13	Mario Hernández	6,886,400.00	437,600.00	100	11-May-2004	1041-04	Pedimentos
La Brea 14	Mario Hernández	6,886,400.00	439,600.00	300	11-May-2004	1042-04	Pedimentos
La Brea 15	Mario Hernández	6,885,400.00	439,100.00	200	11-May-2004	1043-04	Pedimentos
La Brea 16	Mario Hernández	6,884,400.00	439,500.00	200	11-May-2004	1044-04	Pedimentos
La Brea 17	Mario Hernández	6,883,400.00	440,000.00	100	11-May-2004	1045-04	Pedimentos

		UTM Coordinates
Name of Claim	Registered Owner	(of Center)		Ha	Date of	National Claim	Type
		Northing	Easting		Filing	Registry No.
Potro Uno	Mario Hernandez	6,872,000.00	438,500.00	300	8-Oct-2003	59,463	Pedimentos
Potro Dos	Mario Hernandez	6,874,500.00	440,500.00	300	8-Oct-2003	59,462	Pedimentos
Potro Tres	Mario Hernandez	6,873,500.00	440,500.00	300	8-Oct-2003	59,461	Pedimentos
Potro Cuatro	Mario Hernandez	6,872,500.00	440,500.00	300	8-Oct-2003	59,460	Pedimentos
Potro Cinco	Mario Hernandez	6,871,500.00	440,500.00	300	8-Oct-2003	59,459	Pedimentos
Potro Seis	Mario Hernandez	6,870,500.00	440,500.00	300	8-Oct-2003	59,458	Pedimentos
Escarcha 41	Min Lumina Copper	6,891,400.00	450,600.00	300	15-Dic-2004	1748-04	Pedimentos
Escarcha 42	Min Lumina Copper	6,890,900.00	452,600.00	200	15-Dic-2004	1749-04	Pedimentos
Escarcha 41	Min Lumina Copper	6,891,400.00	450,600.00	300	15-Dic-2004	1748-04	Pedimentos
Escarcha 42	Min Lumina Copper	6,890,900.00	452,600.00	200	15-Dic-2004	1749-04	Pedimentos
Escarcha 43	Min Lumina Copper	6,890,400.00	453,600.00	300	15-Dic-2004	1750-04	Pedimentos
Escarcha 44	Min Lumina Copper	6,888,400.00	453,500.00	200	15-Dic-2004	1751-04	Pedimentos
Escarcha 45	Min Lumina Copper	6,885,400.00	451,600.00	100	15-Dic-2004	1752-04	Pedimentos
Nieves 1	Min Lumina Copper	6,869,500.00	440,500.00	300	9-Dic-2004	4219-04	Pedimentos
Nieves 2	Min Lumina Copper	6,868,500.00	440,500.00	300	9-Dic-2004	4220-04	Pedimentos
Nieves 3	Min Lumina Copper	6,867,500.00	440,500.00	300	9-Dic-2004	4221-04	Pedimentos
Nieves 4	Min Lumina Copper	6,866,500.00	440,500.00	300	9-Dic-2004	4222-04	Pedimentos
Nieves 5	Min Lumina Copper	6,869,500.00	443,500.00	300	9-Dic-2004	4223-04	Pedimentos
Nieves 6	Min Lumina Copper	6,868,500.00	443,500.00	300	9-Dic-2004	4224-04	Pedimentos
Nieves 7	Min Lumina Copper	6,867,500.00	443,500.00	300	9-Dic-2004	4225-04	Pedimentos
Nieves 8	Min Lumina Copper	6,866,500.00	443,500.00	300	9-Dic-2004	4226-04	Pedimentos
Nieves 9	Min Lumina Copper	6,867,500.00	445,500.00	300	9-Dic-2004	4227-04	Pedimentos
Nieves 10	Min Lumina Copper	6,867,500.00	446,500.00	300	9-Dic-2004	4228-04	Pedimentos
Nieves 11	Min Lumina Copper	6,867,100.00	447,500.00	200	9-Dic-2004	4229-04	Pedimentos
Nieves 12	Min Lumina Copper	6,868,000.00	448,500.00	200	9-Dic-2004	4230-04	Pedimentos
Nieves 13	Min Lumina Copper	6,866,500.00	448,500.00	100	9-Dic-2004	4231-04	Pedimentos
Potro Este 1	Min Lumina Copper	6,873,500.00	442,500.00	300	9-Dic-2004	4218-04	Pedimentos
Potro Este 2	Min Lumina Copper	6,873,500.00	443,500.00	300	9-Dic-2004	4217-04	Pedimentos
Potro Este 3	Min Lumina Copper	6,873,500.00	444,500.00	300	9-Dic-2004	4216-04	Pedimentos
Potro Este 4	Min Lumina Copper	6,873,500.00	445,500.00	300	9-Dic-2004	4215-04	Pedimentos
Potro Este 5	Min Lumina Copper	6,873,500.00	446,500.00	300	9-Dic-2004	4214-04	Pedimentos
Potro Este 6	Min Lumina Copper	6,873,500.00	447,500.00	300	9-Dic-2004	4213-04	Pedimentos
Potro Este 7	Min Lumina Copper	6,873,500.00	448,500.00	300	9-Dic-2004	4212-04	Pedimentos
Potro Este 8	Min Lumina Copper	6,873,500.00	449,500.00	300	9-Dic-2004	4211-04	Pedimentos
Potro Este 9	Min Lumina Copper	6,873,500.00	450,500.00	300	9-Dic-2004	4210-04	Pedimentos
Potro Este 10	Min Lumina Copper	6,874,500.00	451,500.00	100	9-Dic-2004	4209-04	Pedimentos
Potro Este 11	Min Lumina Copper	6,871,500.00	443,500.00	300	9-Dic-2004	4208-04	Pedimentos
Potro Este 12	Min Lumina Copper	6,870,500.00	443,500.00	300	9-Dic-2004	4207-04	Pedimentos
Ollita 1	Min Lumina Copper	6,878,500.00	439,500.00	300	9-Dic-2004	4232-04	Pedimentos
Ollita 2	Min Lumina Copper	6,878,500.00	442,500.00	300	9-Dic-2004	4233-04	Pedimentos
Ollita 3	Min Lumina Copper	6,878,500.00	445,500.00	300	9-Dic-2004	4234-04	Pedimentos
Ollita 4	Min Lumina Copper	6,878,500.00	448,500.00	300	9-Dic-2004	4235-04	Pedimentos
Ollita 5	Min Lumina Copper	6,878,500.00	451,500.00	300	9-Dic-2004	4236-04	Pedimentos
Ollita 6	Min Lumina Copper	6,876,500.00	438,500.00	300	9-Dic-2004	4237-04	Pedimentos
Ollita 7	Min Lumina Copper	6,876,500.00	439,500.00	300	9-Dic-2004	4239-04	Pedimentos
Ollita 8	Min Lumina Copper	6,876,500.00	440,500.00	300	9-Dic-2004	4240-04	Pedimentos
Ollita 9	Min Lumina Copper	6,876,500.00	441,500.00	300	9-Dic-2004	4241-04	Pedimentos
Ollita 10	Min Lumina Copper	6,876,500.00	442,500.00	300	9-Dic-2004	4242-04	Pedimentos
Ollita 11	Min Lumina Copper	6,876,500.00	443,500.00	300	9-Dic-2004	4243-04	Pedimentos
Ollita 12	Min Lumina Copper	6,876,500.00	444,500.00	300	9-Dic-2004	4244-04	Pedimentos
Ollita 13	Min Lumina Copper	6,876,500.00	445,500.00	300	9-Dic-2004	4245-04	Pedimentos
Ollita 14	Min Lumina Copper	6,876,500.00	446,500.00	300	9-Dic-2004	4246-04	Pedimentos
Ollita 15	Min Lumina Copper	6,876,500.00	447,500.00	300	9-Dic-2004	4247-04	Pedimentos
Ollita 16	Min Lumina Copper	6,876,500.00	448,500.00	300	9-Dic-2004	4248-04	Pedimentos
Ollita 17	Min Lumina Copper	6,876,500.00	449,500.00	300	9-Dic-2004	4249-04	Pedimentos
Ollita 18	Min Lumina Copper	6,876,500.00	450,500.00	300	9-Dic-2004	4250-04	Pedimentos
Ollita 19	Min Lumina Copper	6,876,500.00	451,500.00	300	9-Dic-2004	4251-04	Pedimentos
Ollita 20	Min Lumina Copper	6,876,500.00	452,500.00	300	9-Dic-2004	4252-04	Pedimentos
Ollita 21	Min Lumina Copper	6,877,000.00	453,500.00	200	9-Dic-2004	4253-04	Pedimentos
Llareta 1	Min Lumina Copper	6,882,500.00	440,500.00	300	9-Dic-2004	4254-04	Pedimentos
Llareta 2	Min Lumina Copper	6,881,500.00	440,500.00	300	9-Dic-2004	4255-04	Pedimentos
Llareta 3	Min Lumina Copper	6,880,000.00	439,500.00	200	9-Dic-2004	4256-04	Pedimentos
Llareta 4	Min Lumina Copper	6,880,000.00	440,500.00	200	9-Dic-2004	4257-04	Pedimentos
Llareta 5	Min Lumina Copper	6,880,000.00	441,500.00	200	9-Dic-2004	4258-04	Pedimentos
Caserones Este 1	Min Lumina Copper	6,880,500.00	450,300.00	300	9-Dic-2004	4194-04	Pedimentos
Caserones Este 2	Min Lumina Copper	6,880,500.00	451,300.00	300	9-Dic-2004	4195-04	Pedimentos
Caserones Este 3	Min Lumina Copper	6,880,500.00	452,300.00	300	9-Dic-2004	4196-04	Pedimentos
Caserones Este 4	Min Lumina Copper	6,881,000.00	453,300.00	200	9-Dic-2004	4197-04	Pedimentos
Caserones Este 5	Min Lumina Copper	6,881,500.00	454,300.00	100	9-Dic-2004	4198-04	Pedimentos
Caserones Este 6	Min Lumina Copper	6,882,500.00	451,300.00	300	9-Dic-2004	4199-04	Pedimentos

		UTM Coordinates
Name of Claim	Registered Owner	(of Center)		Ha	Date of	National Claim	Type
		Northing	Easting		Filing	Registry No.
Caserones Este 7	Min Lumina Copper	6,882,500.00	454,300.00	300	9-Dic-2004	4200-04	Pedimentos
Caserones Este 8	Min Lumina Copper	6,882,500.00	456,300.00	100	9-Dic-2004	4201-04	Pedimentos
Caserones Este 9	Min Lumina Copper	6,882,000.00	457,300.00	200	9-Dic-2004	4202-04	Pedimentos
Caserones Este 10	Min Lumina Copper	6,883,500.00	454,500.00	300	9-Dic-2004	4203-04	Pedimentos
Caserones Este 11	Min Lumina Copper	6,884,500.00	456,500.00	300	9-Dic-2004	4204-04	Pedimentos
Caserones Este 12	Min Lumina Copper	6,884,500.00	457,500.00	300	9-Dic-2004	4205-04	Pedimentos
Caserones Este 13	Min Lumina Copper	6,884,500.00	458,500.00	300	9-Dic-2004	4206-04	Pedimentos
Peña Negro 1	Min Lumina Copper	6,881,500.00	458,300.00	300	9-Dic-2004	4270-04	Pedimentos
Peña Negro 2	Min Lumina Copper	6,881,000.00	459,300.00	200	9-Dic-2004	4271-04	Pedimentos
Peña Negro 3	Min Lumina Copper	6,880,500.00	460,300.00	300	9-Dic-2004	4272-04	Pedimentos
Peña Negro 4	Min Lumina Copper	6,880,500.00	461,300.00	300	9-Dic-2004	4273-04	Pedimentos
Peña Negro 5	Min Lumina Copper	6,880,500.00	462,300.00	300	9-Dic-2004	4274-04	Pedimentos
Peña Negro 6	Min Lumina Copper	6,882,500.00	462,300.00	300	9-Dic-2004	4275-04	Pedimentos
Peña Negro 7	Min Lumina Copper	6,884,500.00	461,300.00	300	9-Dic-2004	4276-04	Pedimentos
Peña Negro 8	Min Lumina Copper	6,884,500.00	462,300.00	300	9-Dic-2004	4277-04	Pedimentos
Peña Negro 9	Min Lumina Copper	6,884,500.00	463,300.00	300	9-Dic-2004	4278-04	Pedimentos
Peña Negro 10	Min Lumina Copper	6,884,500.00	464,300.00	300	9-Dic-2004	4279-04	Pedimentos
Negro 1	Min Lumina Copper	6,887,700.00	460,300.00	300	9-Dic-2004	4280-04	Pedimentos
Negro 2	Min Lumina Copper	6,887,700.00	461,300.00	300	9-Dic-2004	4281-04	Pedimentos
Negro 3	Min Lumina Copper	6,887,700.00	462,300.00	300	9-Dic-2004	4282-04	Pedimentos
Negro 4	Min Lumina Copper	6,886,500.00	461,300.00	300	15-Dic-2004	1746-04	Pedimentos
Negro 5	Min Lumina Copper	6,886,500.00	463,800.00	200	15-Dic-2004	1747-04	Pedimentos
Pircas Negras 1	Min Lumina Copper	6,891,000.00	466,500.00	200	9-Dic-2004	4259-04	Pedimentos
Pircas Negras 2	Min Lumina Copper	6,891,000.00	467,500.00	200	9-Dic-2004	4260-04	Pedimentos
Pircas Negras 3	Min Lumina Copper	6,891,000.00	468,500.00	200	9-Dic-2004	4261-04	Pedimentos
Pircas Negras 4	Min Lumina Copper	6,891,000.00	469,500.00	200	9-Dic-2004	4262-04	Pedimentos
Pircas Negras 5	Min Lumina Copper	6,890,500.00	470,500.00	300	9-Dic-2004	4263-04	Pedimentos
Pircas Negras 6	Min Lumina Copper	6,888,500.00	466,500.00	300	9-Dic-2004	4264-04	Pedimentos
Pircas Negras 7	Min Lumina Copper	6,888,500.00	467,500.00	300	9-Dic-2004	4265-04	Pedimentos
Pircas Negras 8	Min Lumina Copper	6,888,500.00	468,500.00	300	9-Dic-2004	4266-04	Pedimentos
Pircas Negras 9	Min Lumina Copper	6,889,000.00	469,500.00	200	9-Dic-2004	4267-04	Pedimentos
Pircas Negras 10	Min Lumina Copper	6,885,500.00	466,500.00	300	9-Dic-2004	4268-04	Pedimentos
Pircas Negras 11	Min Lumina Copper	6,886,000.00	467,500.00	200	9-Dic-2004	4269-04	Pedimentos
TOTAL Regalito Property				45,858	164 Mensuras and Pedimentos

As shown in Table 1, a total of 158 pedimentos (exploration claims) covering 41,700 ha have been added to the Regalito Property, principally along the west, south, and east margins of the mensuras, for exploration and infrastructure purposes. A total of 63 (16,000 ha) of these pedimentos are registered under the name of Mr. Mario Hernandez Alvarez while 95 (25,700 ha) are held directly by Regalito.

The terms of the acquisition to acquire the 6 mensuras and 63 pedimentos are that Regalito shall make payments to SMC California (67.5%) and LCM Caserones (32.5%) totalling US$900,000 over an eight-year period and take responsibility for property maintenance payments including the filing costs of the 63 new pedimentos. Regalito has also agreed that, in the event that copper prices exceed US$1.00 per pound, for an entire calendar year, Regalito will pay a minimum of US$200,000 in respect of the payments described for that year. After the 8th year of the agreement, provided the price of copper exceeds US$1.00 per pound for the entire calendar year, Regalito will pay US$200,000 per year until commercial production commences. After commercial production commences, Regalito will pay a Net Smelter Royalty of between 1% and 3% depending on the price of copper. Regalito is entitled to recover a portion of its aforementioned payments as an offset against the Net Smelter Royalty. The payment schedule to complete this acquisition is shown on Table 2.

Table 2
Regalito Property Purchase Agreement Payment Schedule

Year from Date		Option Payment		Cu Price Premium
of Agreement	Year	Due (US$)	Paid (US$)	Due (US$)
0	2003	0
1	2004	25,000	25,000	175,000
2	2005	50,000
3	2006	75,000
4	2007	100,000
5	2008	125,000
6	2009	150,000

Year from Date		Option Payment		Cu Price Premium
of Agreement	Year	Due (US$)	Paid (US$)	Due (US$)
7	2010	175,000
8	2011	200,000
TOTAL		900,000	25,000	175,000

Notes:	(1)	A minimum payment of US$200,000 is payable in any calendar year during which the copper price exceeds US$1.00 per lb Cu for the entire year.
	(2)	Regalito has agreed to pay the amount of the Cu Price Premium in February 2005.

In 2004 Regalito paid approximately US$55,000 to maintain the claims (payment of patentes). Regalito estimates that in 2005 the cost of maintaining the overall claim position will be approximately US$80,000.

LCM Caserones and SMC California are both private Chilean mineral resource companies. Mr. Mario Hernández Alvarez and Mr. David Thomson are two of the principal owners of LCM Caserones. Mr. Hernandez also serves as an Executive Vice President and is the Director of Claims and Land Management for South American Gold and Copper Company Limited (“SAGC”). Mr. Thomson, is also Executive Vice President and Director of Exploration for SAGC.

The original applicant’s name and the corresponding application dates for each of Regalito’s concessions are shown in Table 1. It has not been confirmed if any pre-existing mining concessions owned by other parties occur within any of the Regalito claims, and if so, which claims would take precedence.

The Report

Regalito commissioned AMEC (Perú) S.A. (AMEC) to provide an independent Technical Report (the “Report”) for the Regalito Cu Porphyry Property (the “Property”). Dr. Ted Eggleston, Ph.D., P.Geo (AMEC Associate Geologist) and Robert Cinits, P.Geo. (AMEC Principal Geologist) prepared the Report. Robert Sim, P.Geo. (Consulting Geologist to Regalito, through Sim Geological) prepared the mineral resource estimate. Steven Blower, P.Geo. (AMEC Senior Geologist) provided AMEC’s review of the mineral resource estimate. The effective date of the Report is January 24, 2005.

The following disclosure is a summary of the Report. A full copy of the Report is available on SEDAR at www.sedar.com. If internet access is not available, a full copy of the Report can be reviewed at the offices of Regalito at Suite 1550, 625 Howe Street, Vancouver, BC during normal business hours.

Location and Access

The Regalito Property is located approximately 595 km north of Santiago, Chile in the high cordillera of Region III and covers an area of approximately 42,555 ha. The city of Copiapo is the closest major centre and is located on the Pan American Highway, a 10 hour drive north of Santiago. Copiapo is a regional centre with a population of 130,000, and its commercial airport is served by several daily flights from Santiago, a flight time of 1.5 hours. The Regalito Property is 162 km by road, east from Copiapo and the driving time is approximately 4 hours.

Climate

While the elevation on the overall property varies from 2,200 masl in the west to 5,535 masl in the east, the Regalito deposit and the other mineralized zones occur in the range of 4,200 masl to 4,650masl.

The Regalito Property is in an area referred to as a cold desert. Climate during the summer months, between November to the end of May, is dry and sunny with warm days and cold nights. Normal daily temperatures range from 0°C to 10°C but occasionally can reach 20°C to 25°C, during the day and frequently fall below freezing at night. Winds can be strong and cold at times. Rainfall is virtually non-existent, and a light dusting of snow occurs occasionally at the higher elevations but does not remain long.

The climate during the winter months from June to the end of October, and particularly in June and August, is harsh with freezing temperatures and strong winds and occasional snowstorms. Temperatures can drop to –20°C at elevations above 4,000m. Snowstorms two or three days in length are reported to occur at a frequency of approximately one every three weeks or so. Although the snowfall rarely exceeds 1 or 2 m, drifting is common because of the powdery nature of the snow and the strong winds. The total annual snowfall is quite unpredictable ranging from nil to several meters, and even heavier accumulations can be associated with the “El Niño years”. The relative humidity averages 18% and on average, there are 270 days of sunshine annually.

Exploration can be carried out year round, but is best if completed during the summer months, however, Regalito drilled through the winter with minor problems relating to several snow storms.

Local Resources and Infrastructure

The Regalito Property contains little road infrastructure apart from the tracks constructed for drill rig access during the period of 1989-1996 and improvements and additional roads constructed for the 2004 Regalito drilling program. The condition of these drill tracks is good to moderate, although a 4-wheel drive truck is essential.

Regalito maintains a permanent exploration camp at the Regalito Property in La Brea Quebrada at an elevation of 2,800 masl. During that time that Inversiones Mineras del Inca S.A. (INCA) was exploring they had established a field camp at the confluence of the Rio Las Breas with the Rio Ramadillas at an elevation of 2,800 masl (Egert and Ulriksen, 1991). The location of the BHP camp is not known. The nearest guest house (pension) is located at Jutra el Potro, approximately 45 km from the Regalito Property.

Year round water flow occurs in the Rio Ramadillas drainage and Regalito is investigating additional potential water sources that could supply sufficient water to supply a mining operation at the Regalito Property. Regalito has contracted SITAC water consultants to measure the water flow rates on the Rio Ramadillas just above the confluence with the Quebrada La Brea and between October 2004 and January 2005 the monthly average rates have ranged between 259 and 441 l/s.

The main Copiapo River Valley is a significant drainage system and a major grape growing area. Vegetation at higher levels in the headwaters of the watershed supports livestock, ranging from cattle at lower elevations to goats and donkeys at higher elevations.

A small power line parallels highway C-35 along the Copiapo River Valley for approximately 90 km, but would need to be both upgraded and extended to support any future mining activities at the Regalito Property. A power requirement of 25 Mw including losses was estimated in a conceptual study for a dump leach operation using the solvent extraction/electrowinning process. Alternatively, a new 115 km power line could be constructed from the SING power installation located midway between Copiapo and Vallenar on the Pan American Highway.

The city of Copiapo is the closest centre and has been a major mining community since the late 1800s. Current nearby mining activities include the Candelaria Copper Mine (432 Mt of 0.88% Cu) operated by Phelps Dodge Inc. which is located approximately 15 km south of Copiapo. The city and region can easily provide the basic goods, services and accommodations for the early and advanced stages of project development as well as labour requirements for various stages of exploration and development projects. More advanced projects would generally have to be serviced from Santiago.

There is no fixed line telephone or cellular phone service on the Regalito Property, although Regalito does have satellite telephone and internet service at the company camp and a repeater station for walkie-talkie communication in the project area. The closest public telephone communication is available at the small settlement of Juntas de Potro, 45 km from the project area. Chile has an excellent telecommunication network and most of the main cities and towns are connected to a fibre optic network, or have cellular phone coverage.

The nearest industrial port is located at Punta Padrones in Caldera where Phelps Dodge loads concentrates from the Candelaria copper mine. This port, which is designed for handling concentrates is 75 km to the west of Copiapo a haulage distance of 240 km from the Regalito Property.

Physiography, Flora and Fauna

The Regalito Property is located in moderately steep mountainous terrain within the western edge of the high Andes. Immediately east of the property, the high Andean cordillera consists of numerous peaks with elevations in excess of 5,000 masl. The border between Chile and Argentina occurs approximately 8 km southeast of the Regalito Property and portions of the overall property reach the border in a few locations. The border marks the continental watershed divide.

The property is located within the tributary headwaters of the Copiapo River watershed. The prominent northeast trending ridge at the Regalito Property is the divide between the Rio Ramadillas drainage to the south, and the La Brea and Escharca Quebradas to the northwest.

Due to the desert climate, vegetation on the Regalito Property is sparse and rapidly thins from approximately 20% cover at elevations around 3,200 masl, to 10% or less at 4,000 masl, to less than 1% at 4,200 masl. The vegetation consists of scattered clumps and clusters of an assortment of grasses and low shrubs that include coiron, pingo pingo, yareta and bailahen. With the exception of rare mosses and lichens, there is essentially no vegetation at the elevations of the Regalito Property.

History

The exploration history of the Regalito Property, and particularly the Regalito Deposit, can be divided into the following eras:

Pre-Colombian small scale mining for turquoise.

1983-1986:

Reconnaissance mapping and geochemical sampling by Chilean junior exploration companies (SMC California, LCM Caserones, BTX Explorations Ltda.) that identified several porphyry Cu-Mo and porphyry-Au prospects associated with regional northeast trending structures; two of these, Central Caserones and West Caserones later became known as the Regalito Prospect.

1988-1997:

Prospect evaluations with drilling, limited underground sampling and metallurgical testing, and resource estimations on the Regalito Prospect by four major international mining companies: Compañía Minera Newmont Chile (“Newmont”), Niugini Mining (“Niugini”), Inversiones Mineras del Inca S.A. (“INCA”) and BHP Chile Inc. (“BHP”). The Angelica porphyry-Cu-Mo and Don Diego porphyry-Au Prospects were tested with limited drilling.

2000:	Economic reassessment and resource estimate of the Regalito Prospect by South American Gold and Copper Company (“SAGC”).

2004:	RC and core drilling, and resource estimation by Regalito.

The Regalito Prospect is the most economically significant and advanced prospect on the Regalito Property, and the principal exploration target on the Regalito Property. It has been described as a porphyry Cu-Mo system associated with a cluster of small dacitic porphyry bodies and hydrothermal or contact breccias with phyllic and potassic alteration. The deposit occurs at elevtions ranging from 4,300 masl to 4,650 masl. Four other Cu porphyry prospects, Angelica, Don Diego, Potro and Pulido are located on the Regalito Property. However, Regalito has not completed any work on these prospects.

The Regalito copper mineralization is associated with a cluster of potassic and phyllic altered dacitic porphyry intrusives and minor breccias with a surface area of approximately 2 km north-south by 1.5 km east-west. The porphyries intrude Paleozoic granitic rocks and are spatially associated with a regional north-east trending fault known as the Caserones Fault.

Property Exploration

Since the discovery of copper on the Regalito Property in the early 1980’s near an artisanal pre-Colombian turquoise mining site, the Regalito Property had been explored by several mining companies.

  During the period of 1983-1986, reconnaissance mapping and geochemical sampling by Chilean exploration companies first identified several porphyry Cu-Mo and porphyry Au prospects associated with regional north- east trending structures. Chilean mining companies, SMC Caserones and LCM California were established during that time and acquired the mineral properties underlain by several prospects including the Regalito Cu Deposit, the Angelica Cu-Mo Porphyry and the Don Diego Au Porphyry.

  During the period of 1988-1997, Compañía Minera Newmont Chile (“Newmont”), Niugini Mining (“Niugini”), Inversiones Mineras del Inca S.A. (“INCA”) and BHP Chile Inc. (“BHP”) explored the Regalito mineralization with geological mapping and sampling, drilling, limited underground sampling, metallurgical testing, and historical resource estimations. More recently, SAGC carried out a historical resource estimate and economic assessment of the Regalito Project in 2000. These companies drilled a combined total of 10,992.72 m of RC and core drilling, 60% of which was targeted at the Regalito Deposit. Drilling consisted of 10 core holes totaling 1,495.57 m, 50 RC holes totaling 4,080 m, and 5 combination RC and core holes totaling 1,157.15 m. Other drilling on the Property was completed on the Angelica (2,700 m in 10 RC holes), Don Diego (430 m in 3 RC holes), and a few unnamed regional targets (262 m in 2 RC holes).

In 2004, Regalito acquired the Regalito Property and embarked on a major drilling campaign concentrating on the Regalito Deposit. During a 10 month period they drilled 114 holes totaling 32,189.10 m, including 30 core holes (9,470.15 m), 68 RC holes (17,930 m), 8 RC pre-collared core holes (2,928.60 m), and 8 core holes (1,860.35 m) for metallurgical samples. The drilling defined a copper mineralized supergene enriched blanket that exends about 1.5 km east-west and 2.0 km north-south and remains open to the southwest. In addition, Regalito completed deposit scale geological mapping, metallurgical testwork and petrographic analysis. A NI 43-101 compliant mineral resource estimate was completed by Robert Sim a consultant to Regalito and reviewed by AMEC.

Geological Setting

The oldest basement rocks in the region are a Carboniferous assemblage of metavolcanic and metasedimentary rocks that are collectively known as the Mondaquita Metamorphic Complex, and include metamorphosed basaltic and andesitic lava flows along with slate, siltstone and greywacke. During the Upper Carboniferous, these rocks were intruded by the Caserones Granite (260-250 Ma), and during Permo-Triassic by the El Colorado Granite. The Caserones Granite is commonly the host rock for the Tertiary-aged porphyries and associated base and precious metal mineralization at the Regalito Deposit and the Angelica and Don Diego Prospects.

The most significant Tertiary-aged intrusive activity in the region is represented by several stock-sized, porphyry intrusive bodies ranging in composition from quartz-diorites to diorites and dacites, some of which host base and precious mineral prospects. Based on their age and compositions, they are thought to represent the southern extension of the Lower Miocene Maricunga Belt intrusives, which host the La Pepa, Refugio, Cerro Casale and Santa Cecilia precious and/or base metal deposits to the north.

Regalito Deposit - Geology, Alteration and Mineralization

In the area of the Regalito Deposit the geology is dominated by two main intrusives; monzogranite and dacite porphyry, along with lesser amounts of microdiorite and various contact, hydrothermal and crackle breccias. Both the monzogranite and dacite porphyry are host rocks for the porphyry-style mineralization at the Regalito Deposit. The dacite porphyry has a complex geometry and in the central part of the deposit up to three, steep sided stocks ranging in width between 150 and 300 m have been identified, which appear to coalesce into a single stock to the northeast of the deposit. The limits of the dacite porphyry are not completely defined by drilling but currently it is believed that they cover an area of at least 1,500 m in diameter.

The dominant alteration style at Regalito is moderate to strong phyllic and consists mainly of silicification with sericite, along with disseminated pyrite and quartz stockwork veinlets. Phyllic alteration affects both the dacite porphyry and the monzogranite, however it diminishes in intensity away from the porphyry contacts.

Within the dacite porphyry strong to intense potassic (secondary biotite) alteration occurs in irregular pods that appear to be more common deeper within the deposit, and are often associated with disseminated magnetite and veinlets. The pod-like occurrences of this alteration are interpreted to be relics of the original potassic alteration that were not affected by the overprinting phyllic alteration event. The potassic alteration appears to exend into the monzongranite wallrock to the north and west of the deposit where K-feldspar alteration has been observed along with weak secondary biotite.

A generally discreet zone of clay alteration, thought to be derived from supergene acid generation, is concentrated along the northeast trending ridge through the northwest part of the deposit and broadly coincides with the oxide mineralized portion of the deposit. Intermediate argillic assemblages with chlorite have been reported locally, and are considered to be quite minor. A propylitic altered halo has not been observed at Regalito.

The Regalito Cu Deposit strikes SE-NE with a length of approximately 2.0 km and a width of approximately 1.5 km. The highest copper grades are concentrated in the oxide and secondary copper zones, which form a surface-parallel blanket over 1,200 m in diameter. Within this blanket is a central “core” of supergene enriched mineralization at least 1,000 m in diameter with an average thicknesses of 300 m, but exceeding 400 m in the central part. Copper grades within this central area secondary enrichment average 0.6% CuT and are slightly elevated above those in the surrounding parts of the deposit. Peripheral to this “core” the zone thins to approximately 100 m in thickness and grades are generally lower (0.3 to 0.4% CuT). The enrichment blanket still remains unexplored to the southwest. Supergene copper mineralization mostly occurs as disseminated or regularly spaced veinlets of chalcocite, which preferentially replace chalcopyrite. Small amounts of covellite and traces of native copper are also present and are generally more common towards the base of the enrichment blanket.

The oxide zone is very restricted in size and forms an irregularly shaped cap that overlies the secondary copper zone in the uppermost part of the northeast trending ridge that marks the northwest margin of the deposit. The oxide zone is as much as 100 m thick, but is typically less than 50 m thick, thinning to only few metres down the ridge slopes. Copper grades within the oxide zone average 0.46% CuT. Oxide copper mineralogy is dominantly chalcanthite with subordinate crysocolla, brochantite and minor amounts of malachite, azurite and anterlite noted locally. Oxide minerals occur as fracture filling or as disseminated mineralization replacing the original primary sulphides. The oxide zone remains unexplored to the northeast.

Flanking the oxide zone and overlying the supergene zone, is a zone of “leached” material which varies in thickness from 0 to 200m but averages approximately 40 m over the majority of the deposit. This zone is not leached sensu strictu, as it contains appreciable amounts of pyrite and localized pods of chalcocite and copper oxide mineralization, which is poorly defined at the current drill spacing and was not included in the resource estimate.

Primary copper mineralization was not targeted by Regalito’s drill program and this zone remains unexplored in all directions. Copper and molybdenum grades of this portion of the deposit average 0.25% and 94 ppm respectively, however locally, high grade copper-molybdenum mineralization associated with structurally controlled hydrothermal breccia bodies was identified. Given that only a small portion of this mineralization was drilled it remains to be determined whether the primary zone is of economic interest.

It should be noted that molybdenum occurs in the oxide, supergene enriched and primary mineralized zones but was not modeled as part of the resource estimate. Regalito envisions a heap leach SX-EW operation from the oxide and supergene enriched horizons, which would not recover any molybdenum.

Mineral Resource Estimation

The mineral resource estimates for the Regalito Deposit were prepared by R. Sim, P.Geo and were reviewed by Steven Blower, P.Geo. (AMEC). Estimations are made from 3-dimensional block models generated using commercial mine planning software (MineSight).

The mineral resource estimate was generated from drill hole sample assay results and a geologic model that relates to the spatial distribution of copper. Individual domains, reflecting distinct zones or types of mineralization, have been defined and interpolation characteristics have been defined for each domain based on the geology, drill hole spacing and geostatistical analysis of the data. The degree of confidence in the resources have been classified by their proximity to the sample locations and are reported, as required by NI43-101, according to the CIM standards on Mineral Resources and Reserves.

The Report includes only estimates for mineral resources. There are no mineral reserves estimated or reported in the Report.

Based on information available in the drill hole database, (183 drill holes, including core, RC and mixed core/RC holes) 3-dimensional wire frame solids were generated for the main rock units (a complex array of porphyry intruded into monzogranite), the distribution of alteration assemblages, and the four zone-code domains (Leached, Oxide, Supergene and Primary).

The geologic interpretation was conducting using drilling information displayed on a series of 15 vertical cross sections spaced at 100 m intervals across the deposit. Sectional polyline interpretations were then linked together to produce 3D wireframe solids.

The block model grade interpolation, by ordinary kriging (OK), was conducted using hard-boundary code matching within the Zone domains (Leached, Oxide, Supergene, and Primary). For comparison purposes, an inverse distance (IDW) and nearest neighbour (NN) estimation of grade was also conducted. The Mineral Resources of the Oxide and Supergene Mineralized zones of the Regalito Porphyry are shown in the following table and are classified as Measured, Indicated and Inferred categories as per CIM reporting standards.

Regalito Deposit Oxide + Supergene Mineral Resources
(Sim, December 30, 2004)

Category	Cutoff	Mtonn	CuT	CuSA	%	CuSC	%	CuS	%CuS
	(CuT)	es	(%)	(%)*	CuSA	(%)*	CuSC	(Total)	Total
Measured	0.15	80.2	0.502	0.198	39.4	0.250	49.8	0.448	89.24
	0.2	77.9	0.512	0.202	39.5	0.254	49.6	0.456	89.06
	0.25	74.4	0.526	0.208	39.5	0.258	49.0	0.466	88.59
	0.3	70.3	0.541	0.212	39.2	0.263	48.6	0.475	87.80
	0.35	65.7	0.556	0.218	39.2	0.268	48.2	0.486	87.41
	0.4	59.2	0.577	0.226	39.2	0.273	47.3	0.499	86.48
Indicated	0.15	739.8	0.358	0.071	19.8	0.206	57.5	0.277	77.37
	0.2	659.4	0.381	0.074	19.4	0.218	57.2	0.292	76.64
	0.25	554	0.411	0.078	19.0	0.235	57.2	0.313	76.16
	0.3	439.8	0.448	0.083	18.5	0.255	56.9	0.338	75.45
	0.35	336	0.488	0.089	18.2	0.278	57.0	0.367	75.20
	0.4	248.1	0.530	0.096	18.1	0.303	57.2	0.399	75.28
Measured +	0.15	820	0.372	0.083	22.3	0.210	56.5	0.293	78.76
Indicated	0.2	737.4	0.395	0.088	22.3	0.222	56.2	0.310	78.48
	0.25	628.4	0.425	0.094	22.1	0.238	56.0	0.332	78.12
	0.3	510.1	0.461	0.101	21.9	0.256	55.5	0.357	77.44
	0.35	401.7	0.499	0.110	22.0	0.276	55.3	0.386	77.35
	0.4	307.3	0.539	0.121	22.4	0.297	55.1	0.418	77.55
Inferred	0.15	185.1	0.345	0.059	17.1	0.184	53.3	0.243	70.43
	0.2	160.9	0.371	0.060	16.2	0.197	53.1	0.257	69.27
	0.25	131.3	0.405	0.062	15.3	0.213	52.6	0.275	67.90
	0.3	102.3	0.443	0.064	14.4	0.231	52.1	0.295	66.59
	0.35	76.7	0.485	0.068	14.0	0.252	52.0	0.320	65.98
	0.4	53.1	0.537	0.072	13.4	0.282	52.5	0.354	65.92

*(CuSA and CuSC estimates are not classified but included to provide additional information)

  Regalito requested that AMEC review and validate the mineral resource estimate on the Regalito Deposit completed by Robert Sim, December 30 2004. Steven Blower, P.Geo from AMEC (Vancouver office) completed the review and did not find any significant or fatal flaws in the model. The model is based on a geological interpretation that is consistent with all of the data, spatially consistent, and geologically reasonable. The resource model has been constructed in a manner consistent with the data. All mechanical errors incurred during the estimate that were found by AMEC have been addressed and corrected by Regalito. AMEC accepts the mineral resource estimate as presented by Robert Sim.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Attached as Schedule “A” to the Management Proxy Circular is a summary of historical financial data for Regalito for the years ended December 31, 2004 and 2003 derived from the financial statements of Regalito at each of those dates. As well, at Schedule “A” to the Management Proxy Circular are the unaudited pro forma consolidated balance sheet for Regalito as at December 31, 2004. The unaudited pro forma consolidated balance sheet was prepared as if the Arrangement had occurred on December 31, 2004.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Reference is made to the Management’s Discussion and Analysis of Financial Condition and Results of Operations

contained in the 2004 Annual Report to shareholders for the fiscal year ended December 31, 2004, which pages are incorporated herein by reference.

MARKET FOR SECURITIES

An application will be made to continue the listing and posting of Regalito’s common shares for trading on The Toronto Stock Exchange. Materials will also be filed in order to continue the listing of Regalito’s common shares on the American Stock Exchange.

DIRECTORS AND OFFICERS

The following table sets forth certain information about those persons who will be directors and officers of Regalito following completion of the Arrangement:

Name, Municipality of Residence and Position Held	Principal Occupation for past five years	Number of Regalito Common Shares held on completion of the Arrangement[1]	Percentage of Regalito Common Shares held on completion of Arrangement[1]
ROSS BEATY[3,4] Vancouver, BC Proposed Director	Geologist. Chairman of the Board of Pan American Silver Corp.	5,387,501[5]	26.05
ROSS CORY[2] Vancouver, BC Proposed Director	Senior Vice-President of Raymond James Ltd. since 2001; Senior Vice-President and Director of Goepel McDermid Inc., from 1998 to 2001	Nil	Nil
ANTHONY FLOYD Vancouver, BC Proposed Director	Geologist. President of Inca Pacific Resources Inc. since April 1994	300,000	1.50
AZIZ SHARIFF[2,3,4] Dubai, UAE Proposed Director	Independent Investor and Institutional Fundraiser. President of Trimark Trading, of Dubai, UAE; CEO, President, Director and Promoter of Lumina Copper Corp. from March 2000 to May 2003	552,533	2.67
JOHN WRIGHT[2] Vancouver B.C. Proposed Director	Metallurgical Engineer. President and COO of Pan American Silver Corp. until July 1, 2003	58,000	0.20
DAVID STRANG Washington, US Proposed President

Oct 2003 to present: Vice President, Corporate Development, Lumina Copper Corp. July 2001 to October 2003: Manager, Corporate Value Consulting, Standard & Poor's November 1999 to July 2001: Senior Associate, Corporate Value Consulting, PricewaterhouseCoopers

		Nil	Nil
ROBERT PIROOZ Vancouver, BC Proposed CEO	Lawyer. Vice-President, Secretary and an insider Director of Regalito since May 23, 2003; General Counsel, Vice-President and Secretary of Pan American Silver Corp., from April 1998 to October 2000 and since January 1, 2003; General Counsel and Vice President of the BCR Group of Companies, from October 2000 to December 2002	268,100	1.36

Name, Municipality of Residence and Position Held	Principal Occupation for past five years	Number of Regalito Common Shares held on completion of the Arrangement[1]	Percentage of Regalito Common Shares held on completion of Arrangement[1]
SANDRA LIM Vancouver, BC Proposed CFO	Certified General Accountant. An associate with the firm of Smythe Ratcliffe, Chartered Accountants, in Vancouver, BC since November 1988; Chief Financial Officer of Regalito since June 9, 2004	Nil	Nil

1.

Regalito Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof, based upon information furnished by Regalito and by the individual directors and officers.

2.	To be a member of the Audit Committee.
3.	To be a member of the Compensation Committee.
4.	To be a member of the Nominating and Governance Committee.
5.	1,812,500 of these shares are held by Kestrel Holdings Ltd., a private company owned by Mr. Beaty.

DESCRIPTION OF SHARE CAPITAL

Regalito is authorized to issue 100,000,000 common shares (“Common Shares”) and 100,000,000 preferred shares (“Regalito Preferred Shares”). Following the Arrangement, Regalito will be authorized to issue an unlimited number of New Common Shares. The holders of New Common Shares will be entitled to receive notice of, and to one vote per share at, every meeting of shareholders of Regalito, to receive such dividends as the board of directors declares, and to share equally in the assets of Regalito remaining upon the liquidation of Regalito after the creditors of Regalito have been satisfied.

STOCK OPTION PLAN

For details of Regalito’s stock option plan, see the Management Proxy Circular under the heading “Particulars of Other Matters to be Acted Upon – Approval of New Stock Option Plan”.

RISK FACTORS

The risk factors contained in Schedule “M” to the Management Proxy Circular should be considered carefully. These risk factors could materially and adversely affect Regalito’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to Regalito.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Regalito’s auditors are Grant Thornton LLP, Chartered Accountants, of Suite 2800 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N3.

The registrar and transfer agent for Regalito is Pacific Corporate Trust Company, 10th floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

SCHEDULE “J”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

INFORMATION CONCERNING NORCO AFTER THE ARRANGEMENT

SCHEDULE “J”

INFORMATION CONCERNING NORCO AFTER ARRANGEMENT

NOTICE TO READER

The following is a summary of the business of Northern Peru Copper Corp. (“Norco” or the “Company”) after the Arrangement and should be read together with the more detailed information and financial data and statements contained elsewhere in this schedule and in the Management Proxy Circular. Except where otherwise indicated herein, all of the disclosure in this schedule is made on the basis that the Arrangement has been completed as described in the Management Proxy Circular.

COMPANY PROFILE

Norco was incorporated under the BCCA on February 28, 2005 in order to take part in the Arrangement. Norco has applied to be listed on the TSX. There are no assurances as to if, or when, Norco will be listed on the TSX indicated above, if ever. In the event Norco is unsuccessful in having its shares listed on the TSX it will apply to be listed on the TSX-V.

Pursuant to the Arrangement, Norco will continue certain of the assets previously owned by Regalito (formerly Lumina) which consisted of advanced stage copper exploration properties. See “The Arrangement” in the Management Proxy Circular.

Corporate Objective

The focus of Norco will be the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in Peru. Norco currently has an option to acquire a 100% interest in the Galeno Property in northern Peru. Norco also owns a 100% interest in the Molino Property, which lies contiguous to the Galeno Property, as well as a 100% interest in the Pashpap Property, also in northern Peru.

CORPORATE STRUCTURE

Norco was incorporated by registration of its Notice of Articles under the BCBCA on February 28, 2005.

Norco obtained its interests in the Galeno, Molino and Pashpap properties in Northern Peru by way of the Arrangement which saw Regalito dispose of its Peruvian copper property interests.

The principal place of business of Norco is located at Suite 1550, 625 Howe Street, Vancouver, BC V6C 2T6. The following chart sets forth Norco’s corporate structure:

DESCRIPTION OF BUSINESS

Norco’s business is the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in Peru. Norco currently has interests in three properties in Peru. Its primary asset is the Galeno Property.

GALENO PROPERTY, PERU

Acquisition of the Property

The four mining concessions, which make up the Galeno Property, are currently registered under the name of Asuncion Negociacion Minera S.A. (ASUMIN). On April 25, 2003 Regalito, through its wholly owned subsidiary, CRS Copper Resources Corp. (“CRS”) entered into an agreement with ASUMIN, that will grant CRS the option to obtain a 100% interest in the property by making staged cash and/or share payments which total US$2.0 million. The terms of the agreement as supplied by Regalito and which have been assigned to Norco are summarized as follows:

Norco may purchase the property for cash payments totalling US$2.0 million as set out in the following table:

Schedule of Payments
Period	Amount (US$)
On signing	10,000 (paid)
3 months	20,000 (paid)
6 months	50,000 (paid)
12 months	100,000 (paid)
24 months	300,000
36 months	400,000
48 months	1,120,000
Total	2,000,000

The payment scheduled for the 48th month may be delayed for up to three years if payments of a US$100,000 each are made at each of the 48th, 60th and 72nd months. US$50,000 of each of the US$100,000 payments is to be considered as an annual advance payment against the US$1,120,000. The remaining US$50,000 of each US$100,000 payment is to be taken as an annual penalty payment. For example, if the payment at month 48 is deferred in all three years, the payment will be due in month 84 in the amount of US$970,000. The only factor that may impact the US $970,000 payment relates to the prevailing copper prices (see below).

Norco has no exploration commitments. All property maintenance costs are to be met by Norco.

If Norco fails to make any of the option payments when due it will lose its interest in the property. Alternatively, if Norco meets all the payments as outlined above, it will have exercised its option to own a 100% interest in the property. However, Norco will in this latter scenario remain obligated to make bonus payments as described below.

Bonus payments are to be made to the owners by Norco under the following terms. A US$250,000 payment is due on completion of a positive feasibility study. In this case a “positive feasibility study” is defined as a study recommending commercial production on which banks would be prepared to lend funds for construction. A further US$250,000 payment is due when construction commences on a new mine on the property as described in the feasibility study, and finally a US$1,300,000 payment is to be made one year after commercial production has commenced at the property.

Payments starting in month 12 are to be subjected to reductions, if the average copper prices (3 month London Metal Exchange average) move between the determined ranges outlined in the following table:

Copper Price Ranges and Related Payment Discounts
Copper Price	Copper Price Payments Reduced by
* = or < than 0.65	50%
* > 0.65 < 0.80	35%
* > 0.80 < 1.00	20%
* = or > 1.00	No discount

The first three option payments, and also 50% of the payment to be made at month 12 are to be in cash, whereas the remaining 50% of the month 12 payment, in addition to all the rest of the payments, may be made in Norco shares. This is provided that Norco can guarantee ASUMIN that they will receive at least as much as the agreed cash payment when the shares become freely tradable (4 months after issuance to ASUMIN). If the shares trade at a value below the agreed cash payment, Norco is obliged to pay the difference in cash to ASUMIN. If the shares are trading above the agreed cash value, Norco will have no further obligation to ASUMIN in respect to specific cash payments, and ASUMIN are to be entitled to retain the excess value.

Property Description and Location

The property comprises four mining concessions, which cover a total surface area of 1,347.5 ha (see the following table). An additional claim called ‘’El Galeno II”, which was originally included in the property position, has been contested before the Peruvian judiciary. It is unclear at present whether this claim will eventually be included in the list of mining concessions that form the Galeno Property.

Mineral Concessions Forming the Galeno Property
Type	Name	Ha**	Code
Mining concession	Galeno 11	500	010409795
Mining concession	Galeno 10	500	010409995
Mining concession	El Galeno	591	03002984X01
Mining concession	El Galeno 1	275	03003250X01
Mining concession	El Galeno II*	350	03003255X01

Note *: Has been contested before the Peruvian judiciary
         ** Concessions are overlapping and cover a smaller area than the sum of individual concessions

The Galeno Property is located approximately 600 km north of Lima and 150 km northeast of the coastal city of Trujillo (350 km by road), in northern Peru.

The Report

Regalito commissioned AMEC (Peru) S.A. (AMEC) to provide an independent Qualified Person’s Review and Technical Report on the Galeno Copper-Gold Property. Diane Nicolson, Ph. D., MAIG, a member of the Australian Institute of Geoscientists, and an associate of AMEC served as the Qualified Person responsible for the preparation of the Technical Report as defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects and in compliance with Form 43-101F1 (the Technical Report). The Report is based on information known to AMEC as of May 30, 2003.

The following disclosure is a summary of the Report. A full copy of the Report is available on SEDAR at www.sedar.com. If internet access is not available, the full Report may be reviewed at the offices of Norco at Suite 1550, 625 Howe Street, Vancouver, BC during normal business hours.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

Access to the Galeno Property is from the city of Cajamarca, which is located in north-western Peru in the Cajamarca Department. Road access from Cajamarca to the Galeno Property is summarized in Table 5-1. The driving time for the 56 km distance is approximately 2.5 hours. The Cajamarca to Michiquillay portion of the road is a heavily used dirt road, which also links Cajamarca to the provincial capital of Celedin. This road is in a reasonable to poor state of repair, until the turn-off to the Michiquillay copper deposit is reached. Beyond this point, the access road narrows, is less heavily used, and is in a poor to moderate condition.

An alternative dirt road exists that crosses the Rodacocha community, which reduces travel time by half an hour as compared to the route via Michiquillay. This road is, however, periodically closed.

Cajamarca has a commercial airport, which is serviced by daily flights from Lima.

Climate

The climate in the region is regarded as high-altitude temperate and has both a dry and rainy season. Generally the winter months (or the ‘dry season’ are June to September) have very little precipitation while the summer months (or the ‘wet season’ are October to May) have consistent rains. The annual temperature range is 2 to 18ºC. Although exploration can continue year round in this part of Peru, it is common to avoid conducting field programs during the rainy season as the rains can hamper access.

Local Resources and Infrastructure

The Galeno Property contains very little developed infrastructure apart from the roads constructed for drill rig access, and a semi-permanent exploration camp installed by North Limited (“North”) during the late 1990’s, which comprises office, sleeping, warehouse and logging facilities).

Local water sources are currently inadequate to support any development as the main rivers have minimal water flow during the dry season. Previous studies by North had suggested damming the junction of the Rio Yanacocha and Rio Grande as a permanent water source for the operation.

The closest power source to the property is probably at the village of Encañada, and is currently only sufficient to serve the requirements of the local communities. In 1999, North investigated the power requirements of a significant mining operation at Galeno and suggested that the current Peruvian Centre-North Interconnected Power System did not have surplus power to support a mine and processing facility, and that a substantial upgrade to the existing system would be needed. North also commented that this problem could be rectified subsequent to a proposed up-grade of the power system in 2000. AMEC is not aware if these upgrades were completed.

The city of Cajamarca is the closest major town and can provide basic goods, services and accommodations for the early and advanced stages of project development and operations, as it currently does for the Yanacocha Mine. Specialised services generally have to be obtained from Lima, or possibly the coastal city of Trujillo. Local towns, such as the District town of Encañada and the Provincial town of Celedin, that are located on the main road connecting Cajamarca to the high jungle town of Chachapoyas, may provide limited resources such as manual labour.

The closest port facility is at Pacasmayo, which is located approximately 220 km by road west of the Galeno Property. A second port exists at Salaverry, 360 km by road southwest of the property. Previous conceptual studies on the Galeno Property by North considered using these two ports as a potential destination for a concentrate slurry pipeline.

Physiography

The topography of the Galeno Property is dominated by a glacial morphology. Elevation varies from 3,000 to 4,000 masl. The principal glacial valley, the Rinconada Valley, trends approximately north-south, has a broad, flat to undulating base. The base of the valley is filled with fluvio-glacial material and hosts several lakes, which include Milpo, Rinconada and Los Dos Colores. Much of the base of the valleys surrounding the lakes is water-logged and comprises marshland. The dryer, slightly elevated areas comprise terminal moraines of limited areal extent.

The second main valley, the Kerosene Valley, is notably much less developed than the Rinconada Valley and has a morphology more akin to that of a young river valley (“V” shaped). Kerosene Valley has moderate to steep sides and lacks a broad base.

The center of the Galeno mineralized system is located at the head of these two sub-catchments. The Rinconada Valley corresponds to the Sendamal River, which is a tributary of the Marañon River, and the Kerosene Valley corresponds to the Chonta River, which eventually feeds the Cajamarca River and subsequently the Crisnejas River. Both catchments have smaller surface water drainages or quebradas, which are shallow and typical of the upper reaches of catchment zones.

History

Copper mineralization was first recognized on the Galeno Property in 1993.

Subsequently the Galeno Property has undergone a number of exploration campaigns by Newmont Peru Ltd. (“Newmont”) and North. Twenty-one diamond drillholes and thirty reverse circulation drillholes for a total of 13,145.85 m have been completed on the Property. This drilling, along with surface trenching and sampling, magnetic and induced polarization geophysical surveys have assisted in the delineation of the Galeno Cu-Au-Mo porphyry. Hypogene and enriched, copper porphyry mineralization at Galeno is hosted by both lower Cretaceous sediments and dacitic intrusives. Low-grade hypogene mineralization is associated with the potassic and to a lesser extent with the phyllic alteration while the enriched mineralization, which consists of covellite and chalcocite, occurs more closely associated with the phyllic alteration. The overlying leach cap and oxide zone are poorly represented and are often absent.

Geological Setting

The general geology of Peru has been summarized as consisting of a number of northwest-trending lithotectonic belts. The geological, structural, and metallogenic provinces that comprise these belts define the Peruvian Andes, which form a continuous line along the entire western edge of South America. The belts along the Peruvian continental margin have long been recognized as one of the most heavily mineralized regions in the world.

A regional thrust fault verging north-northeast has brought the Lower Cretaceous rocks that host the Galeno mineralization, over the Upper Cretaceous stratigraphy. The porphyry-style mineralization is hosted both by sediments of the Goyllarisquizga Group and porphyritic dacitic intrusive bodies.

Three intrusive units have been identified on the Galeno Property: (i) an early dacite porphyry is characterized by a holocrystalline porphyritic texture. A fine-grained matrix of quartz and potassium feldspar is more abundant than the feldspar, biotite, hornblende and quartz phenocryst population; (ii) a late dacitic porphyry intrusive by contrast has a holocrystalline texture and a higher phenocryst, predominantly plagioclase, concentration with a subordinate groundmass of feldspar and quartz. This intrusive is characterized by weak to no alteration, therefore often sterile, and is generally encountered in the inner, deeper areas of the system; and (iii) diabase dykes have an ophitic to subophitic texture with local hypocrystalline to holocrystalline textures. The dykes are comprised of plagioclase, calcite, augite, olivine, magnetite and spinel.

In addition, an intrusive breccia is observed in the northeast and central areas of the deposit at depth. This unit consists of fragments of the early dacite porphyry, which may be mineralized in a matrix of late dacite porphyry. Quaternary deposits include glacial and fluvio-glacial deposits of Pleistocene age, which consists of sands, gravels etc. The deposits are most prevalent in the base of the Rinconada Valley.

The Galeno Project is associated with an asymmetric anticline that formed in the upper plate of a major thrust. The main intrusive bodies were emplaced close to the axis of the fold occupying the area between Cerros Guaguayo and Quina Cucho.

Deposit Types

Mineralization at Galeno is an Andean example of a porphyry copper, molybdenum and gold deposit.

Mineralization

There are two main styles of mineralization on the Galeno Property. Both are related to the Galeno porphyry hydrothermal center, and comprise: (i) an early lower grade Cu with Mo and Au hypogene mineralization event; and (ii) a later Cu enriched mineralization event whose origin (i.e. whether it relates to a hypogene or a supergene enrichment event), is unclear from the information provided to AMEC although a hypogene origin is favoured based on available data. In addition, there is a very weakly developed and localized oxidation/leaching event superimposed on the main Cu mineralization.

Zones of breccia-hosted gold mineralization are located to the east and southeast of the hydrothermal centre, lying partially on the Galeno Property but also extending onto the adjacent and overlapping the Molino Claims (see “Molino Property” below).

Exploration, Drilling and Reserve Estimates

North completed two mineral resource estimates on the porphyry mineralization at Galeno, both of which are considered to be historical estimates. The first estimate was very preliminary in nature based on thirty-eight drillholes, and was done using a block model and the inverse distance squared interpolation method. The second estimate incorporated forty-six drillholes, and used an Ordinary Kriging interpolation method, which treated copper and gold grades separately. AMEC did not audit or re-estimate the mineral resource. In AMEC’s opinion the Historical Inferred Mineral Resource Estimate calculated by North (Webster, 1998b) using the Ordinary Kriging method may be quoted as 486 Mt at 0.57% Cu and 0.14g/t Au, at a cut-off grade of 0.4% Cu. No Mineral Resources or Mineral Reserves, as defined by NI 43-101 or CIM definitions, have been estimated at Galeno.

Using the first historical resource estimate as a base, North completed an in-house conceptual study of the Galeno deposit, prior to the completing the final drill program. The study assumed that all the copper existed as sulphide and that it was suitable for heap leach or the production of a higher-grade flotation concentrate. The possibility of mining the deposit by open pit methods was addressed.

North also completed a preliminary metallurgical study. Direct acid leaching with sulphuric acid was found not to be feasible. A concentrate leach option considered two options, the Intec and the CESL processes, both of which at the time were not fully commercialized. According to the Conceptual Study, only the untested Intec Method was financially viable (Webster, 1998b).

After the completion of additional diamond drilling and the second resource estimate (using the Ordinary Kriging method), the conceptual study was updated by North (Webster, 1998b). A high grade zone (grading >1% Cu) that was defined by the drilling was evaluated as a starter pit, however it was determined that it would not meet North’s minimum development criteria unless there were significant reductions in the capital costs. North also concluded that the geology and mineralization in the Galeno zone had not been adequately defined by the drilling completed to date.

Norco has completed no exploration activities on the Project to date.

OTHER NORCO PROPERTIES

Molino Property

The Molino Property lease lies contiguous to Norco’s Galeno Property described above. The vendors of the Property will be paid a net profits interest (“NPI”) of up to 20%, depending on the timing of production from the concession. The NPI converts to a 1% net smelter return royalty if production commences after 2006. The agreement also involved the acquisition of Eastpac Minerals Peru SA by Norco’s Ontario subsidiary, 1327008 Ontario Ltd., and Minera Andes de Norte SA by Norco’s Peruvian subsidiary, Lumina Copper SAC. Under the lease there is a 6% NPI.

The Molino Property lease is currently the subject of ongoing litigation. Norco does not consider the dispute to be material but an unfavourable ruling could limit the expansion of the known mineral resource at Galeno. Norco has already been successful in defending the claim in an arbitration and Norco believes it will be successful in defending the litigation; however, Norco cannot guarantee the results.

Pashpap Property

The Pashpap Property was acquired by staking in July 2003. It consists of 8 mining concessions (6,240 hectares) and is located in Ancash department of northern Peru. The Pashpap property contains an Andean type “porphyry copper” hydrothermal system that has at least five porphyry centres and a skarn zone. Copper mineralization was first recognised on the Pashpap property in 1914. Subsequently the property has undergone a number of exploration campaigns by the following companies: Newmont, AMAX, Homestake, Buenaventura and Noranda. A total of 16,245 metres of diamond drilling in 88 holes have been completed on the property.

The Pashpap Property is without known ore reserves and any exploration undertaken by Norco in the future will be exploratory in nature.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Attached as Schedule “A” to the Management Proxy Circular is a summary of historical financial data for Regalito for the years ended December 31, 2004 and 2003 derived from the financial statements of Regalito at each of those dates. As well, at Schedule “A” to the Management Proxy Circular is the unaudited pro-forma consolidated balance sheet for Norco as at December 31, 2004. The unaudited pro forma consolidated balance sheet was prepared as if the Arrangement had occurred on December 31, 2004.

MARKET FOR SECURITIES

An application will be made for the listing and posting on the TSX of Norco’s Common Shares. The listing of the Norco Common Shares on the TSX will be subject to Norco meeting the TSX’s original listing requirements. If Norco is not able to meet the original listing requirements of the TSX then Norco will seek to list the Norco Common Shares on the TSX-V. Conditional listing approval has not yet been obtained and there can be no assurance that the Norco Common Shares will be listed on the TSX or any other stock exchange. While Norco intends to continue to seek a listing for the Norco Common Shares if such shares are not listed on the TSX, delays in obtaining, or the inability to obtain such listings will not be a condition of the parties to the completion of the Plan of Arrangement. There can be no assurance that the necessary discretionary orders or exemptions will be granted by the applicable regulatory authorities or that the Norco Common Shares will be listed on any stock exchange.

DIRECTORS AND OFFICERS

The following table sets forth certain information about those persons who will be directors and officers of Norco following completion of the Arrangement:

Name, Municipality of Residence and Position Held	Principal Occupation for past five years	Number of Norco Common Shares held on completion of the Arrangement[1]	Percentage of Norco Common Shares held on completion of Arrangement[1]
ROSS BEATY[3,4] Vancouver, BC Proposed Director	Geologist. Chairman of the Board of Pan American Silver Corp.	5,387,501[5]	26.05
ROSS CORY[2], 3,4 Vancouver B.C. Proposed Director	Senior Vice-President of Raymond James Ltd. since 2001; Senior Vice-President and Director of Goepel McDermid Inc., from 1998 to 2001	Nil	Nil
ANTHONY FLOYD[2] Vancouver, BC Proposed Director	Geologist. President of Inca Pacific Resources Inc. since April 1994	300,000	1.50
ROBERT PIROOZ[3,4] Vancouver, BC Proposed Secretary and Director	Lawyer. Vice-President, Secretary and an insider Director of Regalito since May 23, 2003; General Counsel, Vice-President and Secretary of Pan American Silver Corp., from April 1998 to October 2000 and since January 1, 2003; General Counsel and Vice President of the BCR Group of Companies, from October 2000 to December 2002	268,100	1.36
DONALD SHUMKA[2,3,4] Vancouver BC Proposed Director	President of Walden Management Ltd. a consultancy company since 2004; Managing director of Raymond James Ltd. from 1993-2004	Nil	Nil
MARSHALL KOVAL Seattle, Washington U.S.A. Proposed President	Geologist. Management Consultant, from 2002 to present; Senior Principal and President of Pincock Allen & Holt, from 1991 to 2002; Manager, Project Development, Golder Associates Inc., from 1987 to 1991	Nil	Nil
SANDRA LIM Vancouver, BC Proposed CFO	Certified General Accountant. An associate with the firm of Smythe Ratcliffe, Chartered Accountants, in Vancouver, BC since November 1988; Chief Financial Officer of Regalito since June 9, 2004	Nil	Nil

1.

Norco Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof, based upon information furnished by Regalito and by the individual directors and officers.

2.	To be a member of the Audit Committee.
3.	To be a member of the Compensation Committee.
4.	To be a member of the Nominating and Governance Committee.
5.	1,812,500 of these shares are held by Kestrel Holdings Ltd., a private company owned by Mr. Beaty.

DESCRIPTION OF SHARE CAPITAL

Following the Arrangement, Norco will be authorized to issue an unlimited number of common shares. The holders of Norco Common Shares will be entitled to receive notice of, and to one vote per share at, every meeting of shareholders of Norco, to receive such dividends as the board of directors declares, and to share equally in the assets of Norco remaining upon the liquidation of Norco after the creditors of Norco have been satisfied.

RISK FACTORS

The risk factors contained in Schedule “M” to the Management Proxy Circular should be considered carefully. These risk factors could materially and adversely affect Norco’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to Norco.

STOCK OPTION PLAN

The directors of Norco approved the adoption of a stock option plan (the “Norco Plan”), subject to shareholder and regulatory approval. The directors are of the view that it is in the best interests of Norco to implement the Norco Plan, which will enable the directors to grant options to directors, officers, employees and other service providers as a means of rewarding positive performance and providing incentive to effectively manage the affairs of Norco.

In addition, the directors of Norco wish to seek “disinterested shareholder approval” (such that no insider or proposed insider (or their associates) will be entitled to vote on such resolutions) to include a provision for the issuance of up to an aggregate of 200,000 shares of Norco (the “Norco Bonus Shares”) in each calendar year to those directors, officers, employees and consultants who are deemed to have provided extraordinary contributions to the advancement of Norco. Any such issuance would be based on performance reviews.

The Norco Plan is in all material aspects identical to the Lumina New Plan. The following information is intended as a brief description of the Norco Plan and is qualified in its entirety by the full text of the Norco Plan which is available for review by any Shareholder up until the day preceding the Meeting at Norco’s office at Suite 1550 - 625 Howe Street, Vancouver, British Columbia:

(a)	all options will be non-assignable and non-transferable.

(b)	a maximum of 10% of the issued shares of Norco, from time to time inclusive of the Bonus Shares, may be reserved for issuance pursuant to the exercise of options.

(c)

the exercise price of any options granted under the Norco Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the weighted average market price of the 5 trading days prior to the date the option is granted.

(d)

the number of shares which may be reserved for issuance pursuant to options granted to Insiders under the Norco Plan, together with all of Norco’s other previously established or proposed share compensation arrangements, in aggregate, shall not at any time exceed 10% of the total number of issued and outstanding common shares in the capital of Norco on a non-diluted basis. The number of option shares and Bonus Shares which may be issuable under the Norco Plan, together with all of Norco’s other previously established or proposed share compensation arrangements, within a one-year period:

(a) to Insiders in aggregate, shall not exceed 10% of the outstanding issue; and
(b) to any one optionee who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

(e)

subject to prior shareholder approval, the Norco Plan limits the number of options granted together with the number of Bonus Shares issued to any one individual during a one year period to 5% of the issued and outstanding shares capital.

(f)

the Norco Plan limits the number of options granted together with the number of Bonus Shares issued to a consultant or an employee performing investor relations activities during a one year period to 2% of the issued and outstanding shares capital.

(g)	the Norco Plan limits the exercise period of any option grant to 10 years from the date of grant, or such lesser period as determined by the directors of Norco.

(h)

upon expiry of an option, or in the event an option is otherwise terminated for any reason, without having been exercised in full, the number of shares in respect of the expired or terminated option will again be available for the purposes of the Norco Plan.

(i)

if the option holder ceases to be a director of Norco or ceases to be employed by Norco (other then by reason of death), as the case may be, then the option granted will expire on no later than the 30th day following the date that the option holder ceases to be a director or ceases to be employed by Norco, subject to the terms and conditions set out in the Norco Plan.

(j)

disinterested shareholder approval must be obtained for (i) any reduction in the exercise price of an outstanding option, if the option holder is an insider; and (ii) any grant of options to any one individual, within a 12 month period, exceeding 5% of Norco’s issued shares.

(k)

for stock options granted to employees, consultants or management company employees, Norco represents that the proposed optionee is a bona fide employee, consultant or management company employee, as the case may be.

(l)	options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of Norco’s common shares.

(m)

the Board of Directors may make certain amendments to the Norco Plan or any option without shareholder approval. The directors have the authority to make changes such as: amendments of a “housekeeping” nature; a change to the vesting provisions of an option or the Norco Plan; a change to the termination provisions of an option or the Norco Plan which does not entail an extension beyond the original expiry date; and the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying options from the Norco Plan reserve. Amendments which reduce the exercise price or extend the term of an option held by an insider or which increase the fixed maximum percentage of common shares issuable under the Norco Plan will require shareholder approval. Any amendment to the Norco Plan is also subject to the acceptance of the TSX.

The Norco Plan will be administered by Norco’s secretary or such other senior officer or employee as may be designated by the board of directors from time to time. Upon the approval of the Norco Plan by the Shareholders, shareholder approval will not be required or sought on a case-by-case basis for the purpose of the granting of options to and the exercise of options by employees of Norco or its affiliates regularly employed on a full-time or part-time basis, directors of Norco and persons who perform services for Norco on an ongoing basis or who have provided, or are expected to provide, services of value to Norco.

At the Meeting, conditional upon approval of the Arrangement, Shareholders will be asked to consider, and if thought fit to approve a resolution approving the Norco Plan, the full text of which resolution is included in Schedule “D” hereto under the heading Norco Plan Resolution.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Norco’s auditors are Grant Thornton LLP, Chartered Accountants, of Suite 2800 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N3.

The registrar and transfer agent for Norco is Pacific Corporate Trust Company, 10th floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

SCHEDULE "K"
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

INFORMATION CONCERNING GLOBAL AFTER THE ARRANGEMENT

SCHEDULE “K”

INFORMATION CONCERNING GLOBAL AFTER THE ARRANGEMENT

NOTICE TO READER

The following is a summary of the business of Global Copper Corp. (“Global” or the “Company”) after the Arrangement and should be read together with the more detailed information and financial data and statements contained elsewhere in this schedule and in the Management Proxy Circular. Except where otherwise indicated herein, all of the disclosure in this schedule is made on the basis that the Arrangement has been completed as described in the Management Proxy Circular.

COMPANY PROFILE

Global was incorporated under the BCCA on February 28, 2005 under the name “Continental Copper Corp.” in order to take part in the Arrangement. On May 23, 2005, the company changed its name to “Global Copper Corp.”

Pursuant to the Plan of Arrangement, Global will own certain of the assets previously owned by Regalito (formerly Lumina) which consisted of advanced stage copper exploration properties. See “The Arrangement” in the Management Proxy Circular.

Corporate Objective

The focus of Global will be the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in Chile and Argentina. Global currently has a 100% interest in Relincho Property, a 100% interest in a 51% indirect interest in the Vizcachitas Property and a 100% indirect interest in additional exploration concessions that surround and are peripheral to the Vizcachitas porphyry copper system. In addition Global has a 100% interest in the San Jorge and Taca Taca Properties both located in Argentina. See “Description of Business” below for details.

CORPORATE STRUCTURE

Global was incorporated by registration of its Notice of Articles under the BCBCA on February 28, 2005 under the name “Continental Copper Corp.” On May 23, 2005, the Company changed its name to “Global Copper Corp.”

Global obtained its interests in the Relincho and Vizcachitas properties in Chile and the San Jorge and Taca Taca Properties in Argentina by way of the Arrangement which saw Regalito dispose of part of its Chilean copper property interests and all of its Argentinean property interests to Global. Regalito retained its interest in the Regalito Property.

The principal place of business of Global is located at Suite 1550, 625 Howe Street, Vancouver, BC V6C 2T6. The following chart sets forth Global’s corporate structure:

DESCRIPTION OF BUSINESS

Global’s business is the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in Chile and Argentina. Global currently has interests in two properties in Chile and two properties in Argentina. Its primary asset is the Relincho Property.

RELINCHO PROPERTY, CHILE

Acquisition of the Property

On January 8, 2004 Regalito concluded an agreement with Andes Pacific Development S.A ("APDS”) of Santiago, Chile, to acquire 100% of the Relincho Property. To date US$1.0 million has been paid by Regalito to APDS. Global must pay APDS a further US$5.0 million in cash or shares of Global (at Global’s election) by December 31, 2006. Provided the shares of Global are trading on a recognised stock exchange in North America, Global will have the right to pay any or all of the remaining $US5.0 million in shares of Global based on the price of Global’s shares for the 20 trading days ending five trading days prior to the date of the issuance of the shares of Global.

Description and Location of the Property

The Relincho Property is located approximately 50 km east of Vallenar and 630 km north of Santiago in Region III of northern, Chile and consists of approximately 19,516 hectares. The property consists of 87 contiguous mining claims, more particularly described as follows:

Legend
0 = Payment made
Value = Amount of pending payment.
Sentence = Once the claim is granted a “sentence” payment must be made to the court.
Publication = A payment must be made to publish the claim in the “official mining bulletin”.
Inscription = A further payment to the court to finalize the registration of the claim.
Mensura = Final payment for the surveying of the claims.
DNE = Did not exist.

			Previous Patent Payments (Maintenance Expenses)			Pending Payment (Chilean Pesos)
Mining Claim	Date of Original Application	Area (Ha)s	Patent 2002	Patent 2003	Patent 2004	Pending Legal Procedures to Convert to Mensure (Chilena)
						Sentence	Publi- cation	Inscrip- tion	Mensura
Alga Uno 1-60	23- Jul 99	248	856,560	739,040	744,000	20,000	30,000	50,000	0
Alga Dos 1-60	23 Jul 99	242	856,560	721,160	726,000	20,000	30,000	50,000	0
Alga Tees 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	0
Alga Quatro 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	0
Batalla 1-60	09 Feb 96	300	856,560	894,000	900,000	0	0	0	0
Cecilia 1	22 Jan 03	300	DNE	178,800	180,000	0	0	0	0
Cecilia 2	22 Jan 03	300	DNE	178,800	180,000	0	0	0	0
Combate 1-60	09 Feb 96	300	856,560	894,000	900,000	0	0	0	0
Cortado 26 1-10	08 Mar 99	100	285,520	298,000	300,000	0	0	0	0
Cortado 29 1-10	08 Mar 99	100	285,520	298,000	300,000	0	0	0	0
Corral 1 1-20	16 Dec 02	100	57,104	298,000	300,000	20,000	30,000	50,000	0
Corral 2 1-60	16 Dec 02	300	171,312	894,000	900,000	20,000	30,000	50,000	0
Corral 3 1-60	16 Dec 02	300	171,312	894,000	900,000	20,000	30,000	50,000	0
Corral 4 1-60	16 Dec 02	300	171,312	894,000	900,000	20,000	30,000	50,000	0
Corral 5 1-60	16 Dec 02	300	171,312	894,000	900,000	20,000	30,000	50,000	0
Corral 6 1-60	16 Dec 02	300	171,312	894,000	900,000	20,000	30,000	50,000	0
Corta Uno 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Dos 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Tres 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Quatro 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Cinco 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Seis 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Siete 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Ocho 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Nueve 1-60	22 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Diez 1-60	23 Jul 99	294	856,560	876,120	882,000	0	30,000	50,000	170,000
Corta Once 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Doce 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Trece 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Catorce 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Quince 1-60	23 Jul 99	300	856,560	894,000	900,000	20,000	30,000	50,000	170,000
Corta Dieciseis 1-40	23 Jul 99	100	571,040	298.000	300,000	20,000	30,000	50,000	170,000
Corta Dieciocho 1-20	23 Jul 99	99	285,520	295,520	297,000	20,000	30,000	0,000	170,000
Corta Diecinueve 1-20	23 Jul 99	78	285,520	232,440	234,000	20,000	30,000	50,000	170,000
Corta Veinte 1-20	23 Jul 99	28	285,520	83,440	84,000	20,000	30,000	50,000	170,000
Corta Veintiuno 1-20	23 Jul 99	13	285,520	38,740	39,000	20,000	30,000	50,000	170,000
Corta Veintidos 1-20	23 Jul 99	79	285,520	235,420	237,000	20,000	30,000	50,000	170,000
Desprecio 1 1-60	19 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 2 1-60	16 May 02	300	856,560	894,000	900,000	0	0	0	0
Desprecio 3 1-60	22 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 4 1-60	19 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 5 1-60	19 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 6 1-60	19 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 7 1-60	22 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 8 1-60	22 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 9 1-60	22 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 10 1-60	25 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 11 1-60	25 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 12 1-60	25 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Desprecio 13 1-40	25 Oct 01	200	571,040	596,000	600,000	0	0	0	0
Molle Uno 1-60	18 Mar 03	299	856,560	891,020	897,000	0	0	0	0
Molle Dos 1-60	30 Oct 02	300	856,560	894,000	900,000		0	0	0
Molle Tres 1-60	01 Oct 01	262	856,560	780,760	786,000	20,000	30,000	50,000	0

			Previous Patent Payments (Maintenance Expenses)			Pending Payment (Chilean Pesos)
Mining Claim	Date of Original Application	Area (Ha)s	Patent 2002	Patent 2003	Patent 2004	Pending Legal Procedures to Convert to Mensure (Chilena)
						Sentence	Publi- cation	Inscrip- tion	Mensura
Molle Cuatro 1-60	30 Sep 02	270	856,560	804,600	810,000	0	0	0	0
Molle Cinco 1-60	14 Mar 03	229	856,560	682,420	687,000	0	0	0	170,000
Molle Seis 1-60	05 Dec 02	300	856,560	894,000	900,000	0	0	0	0
Molle Siete 1-60	09 Oct 02	300	856,560	894,000	900,000	0	0	0	0
Molle Ocho 1-60	25 Oct 02	300	856,560	894,000	900,000	0	0	0	0
Molle Nueve 1-40	01 Oct 01	165	571,040	491,700	495,000	20,000	30,000	50,000	0
Molle Diez 1-40	14 Mar 03	200	571,040	596,000	600,000	0	0	0	170,000
Molle Once 1-40	11 Dec 02	175	571,040	521,500	525,000	0	0	0	0
Molle Doce 1-40	11 Oct 02	200	571,040	596,000	600,000	0	0	0	0
Molle Trece 1-40	07 Oct 02	200	571,040	596,000	600,000	0	0	0	0
Molle Catorce 1-40	30 Oct 02	200	571,040	596,000	600,000	0	0	0	0
Molle Quince 1-40	31 Oct 02	200	571,040	596,000	600,000	0	0	0	0
Molle Dieciseis 1-40	27 Sep 02	200	571,040	596,000	600,000	0	0	0	0
Morlaco A 1-30	05 Jun 98	300	856,560	894,000	900,000	0	0	0	0
Morlaco B 1-20	05 Jun 98	200	571,040	596,000	600,000	0	0	0	0
Morlaco C 1-10	26 Jan 98	100	285,520	298,000	300,000	0	0	0	0
Morlaco D 1-30	26 Jan 09	300	856,560	894,000	900,000	0	0	0	0
Morlaco E 1-30	26 Jan 09	300	856,560	894,000	900,000	0	0	0	0
Morlaco F 1-30	17 Oct 97	300	856,560	894,000	900,000	0	0	0	0
Morlaco G 1-20	26 Jan 98	2--	571,040	596,000	600,000	0	0	0	0
Morlaco H 1-20	10 Jun 98	142	405,438	423,160	426,000	0	0	0	0
Morlaco I 1-12	10 Jun 98	88	251,258	262,240	264,000	0	0	0	0
Morlaco J 1-14	10 Jun 98	112	319,782	333,760	336,000	0	0	0	0
Morlaco K 1-16	17 Mar 98	141	402,583	420,180	423,000	0	0	0	0
Morte A 1-30	17 Oct 97	300	856,560	894,000	900,000	0	0	0	0
Morte B 1-18	18 Mar 98	145	408,294	426,140	429,000	0	0	0	0
Nogal 1 1-20	18 Oct 01	100	285,520	298,000	300,000	0	0	0	0
Nogal 2 1-60	18 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Nogal 3 1-60	18 Oct 01	300	856,560	894,000	900,000	0	0	0	0
Nogal 4 1-40	18 Oct 01	200	856,560	894,000	900,000	0	0	0	0
Porvenir 1-10	16 Oct 95	50	142,760	149,000	150,000	0	0	0	0
Progreso 1-98	16 Oct 95	170	485,384	506,600	510,000	0	0	0	0
Villar Uno 1-20	23 Jul 99	6	285,520	17,880	18,000	20,000	30,000	50,000	0
Villar Dos 1-20	23 Jul 99	3	285,520	8,940	9,000	20,000	30,000	50,000	0
Total:		20,336	55,008,283	59,170,880	59,568,000	700,000	1,050,000	1,750,000	3,910,000

Relincho Property Information

The Report

Regalito commissioned AMEC (Perú) S.A. (AMEC) to provide an independent Qualified Person’s Review and Technical Report for the Relincho Cu-Mo Porphyry Property (the “Property”) located in northern Chile. As part of the Technical Report, AMEC was also requested to complete an independent mineral resource estimate of the Relincho Porphyry Deposit, which complies with CIM reporting standards. AMEC employees Robert Cinits, P.Geo and Denis Boivin, P.Geo served as the Qualified Persons responsible for the preparation of the Technical Report as defined in National Instrument 43-101, Standards of Disclosure for Mineral Projects, and in compliance with Form 43-101F1. The Report is based on information known to AMEC as of December 10, 2003.

The following is a summary of the Report. The full Report is available on SEDAR at www.sedar.com. If access to the internet is not available, a copy of the full Report can be reviewed at the offices of Lumina at Suite 1550, 625 Howe Street, Vancouver, BC V6C 2T6 during normal business hours.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

Access to the Relincho Property is from the city of Vallenar, located approximately 630 km north of Santiago. Vallenar can be reached from Santiago by driving north approximately 4.5 hours along the four lane Pan American highway to La Serena and continuing north an additional 2.5 hours to Vallenar. Although Vallenar has an airport, it currently only services local private small aircraft and no scheduled flights are available. The closest commercial airports, which are serviced by several daily flights from Santiago, are in La Serena (approximately 150 km direct distance to the south of Vallenar) and Copiapo (approximately 140 km direct distance to the north). Copiapo can be reached in about 2.0 hours driving time from Vallenar along the Pan American highway.

Climate

The climate in the region is regarded as arid to desert with an average annual rainfall of about 5 to 20 mm. Winters (May to September) are generally mild with temperature variations between -5° and 25°, while summers (October to April) are hot and very dry with temperature variations between 10° and 30°. Snow is extremely rare around Vallenar and the Property, however it is known to occur at the higher elevations east of the Property boundary. Exploration can easily continue year round in this part of Chile.

Local Resources and Infrastructure

The Relincho Property contains very little developed road infrastructure apart from those constructed for drill rig access during the mid 1990’s. The condition of these drill roads is moderate to poor at best and a 4-wheel drive truck is recommended.

A permanent camp exists on the Property, and was used a base for Outokumpu’s exploration programs (see below). The camp has been continually guarded and moderately maintained since Outokumpu’s departure and includes sleeping facilities for 16 people, an office, kitchen and dining room. The camp also includes a covered core cutting shed and core racks (currently holding over 17,800 metres of core), an RC cuttings storage area, an operating 10KW diesel generator and an area with fuel tanks for vehicles.

Previous studies have located several water sources nearby the project area, the most significant being the Huasco River, located approximately 30 km southwest of the Property. A second significant source exists at the Quebrada de Algarrobal, the headwaters of which occur approximately 3 km north of the Relincho Porphyry. Flow rates in this creek had previously been measured at a rate of 20 to 50 litres per second. Although there are other year round creeks on the Property, an updated hydrogeological study would be required to determine their suitability to support a mining operation.

The city of Vallenar (population ~ 50,000) is the closest major centre and can provide basic goods, services and accommodations for the early and advanced stages of project development and operations. More advanced projects would generally have to be serviced from Santiago. Vallenar can provide labour requirements for various stages of exploration and development projects.

Although the closest significant power source to the Relincho Property is in Vallenar, the camp at the Relincho Property does have an operating 10 kW diesel generator, which is sufficient to supply power for exploration purposes. The main power grid that is part of the Chilean northern electrical distribution system passes through the town of Maitencillo, approximately 70 km east of the Property. The grid is fed by two coal fired 150 MW power plants in the Huasco area, on the coast, and a third 83 kW gas turbine unit, which is also in the Huasco area.

There is no telephone or cellular phone service on the Relincho Property and the closest communication is available in Vallenar. Chile has an excellent telecommunication network and most of the main cities and towns are connected to a fibre optic network, or have cellular phone coverage.

Andes Pacific also owns a residential property in the town of Vallenar, which includes a 190 m2 one-story house, comprising two offices and a conference room, together with reception and secretarial stations, and accommodations and showers for overnight stay. Within the property are several secure storage sheds where most of the laboratory rejects and pulps from the previous sampling programs are stored. A guard remains on site on a permanent basis. The property surrounding the house has an area of 3,000 m2.

The nearest industrial port is located in Huasco, approximately 80 km direct distance west from the Relincho Property. These facilities host three docks, which are currently used to load iron ore from Compania Minera Pacifico’s (CMP) nearby open pit mines (Los Colorados and El Algarrobo Mines). The largest of the docks can accommodate iron ore ships up to a capacity of 300,000 dwt. A second dock receives coal ships with capacity up to 40,000 tonnes and the third dock, which is the smallest of the three, receives limestone for the CMP iron pelletizing plant. An alternative port is located at Punta Padrones in Caldera (approximately 160 km direct distance north of Huasco), where Phelps Dodge loads concentrates from the 432 Mt Candelaria copper mine. This port, which is designed for handling concentrates, is situated 270 km by road from Relincho and is reportedly operating at less than 50% capacity.

Although a detailed study on potential buyers and smelting of a Relincho copper concentrate has not been completed, operating Chilean smelters exist at Potrerillos, Altonorte and Paipote. These smelters mostly treat sulphide copper concentrates from various mines throughout northern Chile and Andes Pacific believes that they would likely acquire Relincho concentrates.

Physiography, Flora and Fauna

The Relincho Property is located in the gently rolling mountainous terrain along the western edge of the high Andean Cordillera. Elevations on the Property vary between approximately 1,500 and 2,000 masl. To the east of the Relincho Property occurs the high Andean cordillera, which consists of numerous peaks with elevations in excess of 5,000 m. The border between Chile and Argentina occurs approximately 65 km east of the camp and marks the continental watershed divide.

Due to the desert climate, vegetation on the property is very sparse and generally only occasional cactus or shrubs can be found. The only trees that can be found are in some dry creek beds, where water might be only a metre below surface. Although water is sparse in the area, occasional foxes, rabbits, and vizcachas can be found in the hills surrounding the property. The only domestic livestock that can survive in the area are goats and no agricultural activity is carried out on the Relincho Property.

History

Small scale mining activities in the vicinity of the Relincho Property date back as far as the turn of the century and continued to the 1970’s. There is evidence of numerous other pits, adits and shafts within the district however no documentation of who worked these, or if any significant amount of ore was mined.

In 1970, a Chilean-Romanian consortium named Compañia de Exploración y Explotación Minera Chileno-Rumana Ltda. (COEMIN) optioned the Porvenir and Progreso properties, which cover the current Relincho Deposit, and over a two year period they completed an exploration program targeting high grade, vein-style Cu-Au-Ag mineralization.

As far as AMEC is aware the Relincho Property sat idle for the next 20 years until 1993 when Outokumpu Chile S.A. (Outokumpu), a subsidiary of the Finnish based mining and smelting group, Outokumpu Metals and Resources OY, acquired the prospecting rights to the Property and initiated a multi-phase exploration program, which lasted until 1997. In 2000, Placer Dome acquired Minera Relincho S.A. and hence the Relincho Property, by exercise of certain rights in connection with the joint ownership with Outokumpu in the Zaldivar Copper mine in northern Chile (Andes Pacific, 2002). Placer did not complete any exploration over the Relincho Property and in February 2002 it was vended to Andes Pacific, which was set up as a vehicle to sell the Property. Subsequent to acquisition of the Relincho Property, Andes Pacific has advanced many of the claims to a mensura stage, and has maintained the others in good standing, but has not completed any new exploration.

Geological Setting

The geology of the central portion of the Relincho Property comprises a sequence of Lower Tertiary andesites, which are intruded by the Lower Tertiary Los Morteros Granodiorite Batholith. A multi-phase intrusive complex intrudes the granodiorite batholith and consists of a series of “Intra-mineral”, “Late Mineral”, and “Post Mineral” rhyodacitic to dacitic intrusive stocks aligned along a west-northwest trend. The porphyry-style copper and molybdenum mineralization on the Relincho Property is associated with these intrusives, associated breccia phases, and also in the contact zones with the host granodiorite. The porphyries, particularly at contacts, display moderate to intense potassic hydrothermal alteration and strong quartz and k-feldspar stockwork veining. A set of major north striking and west-northwest striking faults are key structural controls to the emplacement of the mineralized porphyries.

Exploration

Five Cu-Mo porphyry centres have been discovered on the Relincho Property in a five kilometre long east-west alignment known as the Relincho-Soledad Porphyry System. From west to east the centres are Los Amarillos,

Relincho, Las Guias, Marja, and Soledad. Outokumpu drilled 150 diamond and RC drill holes totalling approximately 43,028 m into the Cu-Mo porphyry centres and most of the drilling was concentrated on the Relincho Porphyry (120 holes totalling 35,469 m). The Relincho Porphyry is considered to be at an advanced stage of exploration and hosts mineral resources. The other porphyry centres are considered to be moderate to early stage exploration targets.

Mineralization

The Relincho Porphyry is located on the western side of the Relincho-Soledad Porphyry System and on surface covers an area of approximately 700 m by 500 m. Copper mineralization occurs mostly as primary sulphides. A 10 to 70 m thick leached/oxide cap occurs above the sulphide mineralization. Supergene enrichment is not well developed at Relincho. The primary sulphide mineralization has been intersected to a maximum depth of approximately 700 m and consists of mostly bornite and chalcopyrite along with varying amounts of molybdenite, pyrite, digenite, and covellite. Oxide mineralization consists mainly of malachite and chrysocolla.

Drilling

The exploration and delineation of the Relincho Porphyry and the early stage drilling over the Las Guias, Marja, and Los Amarillos Porphyries was carried out by Outokumpu, during a five year exploration program between 1993 and 1997. The majority of the drilling was completed between 1994 and 1996. The following table summarize the drilling completed on the Relincho Property.

Relincho Property Drilling Summary

	Core Drilling		RC Drilling		Mixed R/C Core Drilling
Porphyry	Number		Number		Number	Metres RC/metres
Target	of Holes	Metres	of Holes	Metres	of Holes	core
Relincho	45	17,594	61	11,968	14	2,987 / 2,920
Las Guias	1	273	7	1,679	0	0
Marja	0	0	20	5,217	0	0
Los	0	0	2	390	0	0
Amarillos
TOTAL	46	17,867	90	19,254	14	2,987 / 2,920

Almost all of the holes were collared at a dips ranging between of –50° and –75° and at an azimuth of 270°. Only one hole was drilled to the north, and a few holes were drilled at various dips oriented towards the east. Drill hole lengths ranged between 30 and 759 m, but in general averaged around 250 to 350 m. The drilling orientation was chosen presumably since is perpendicular to the trend of the main faults that cross the system, which were designated as one of the major controls on mineralization. From the surface mapping it is clear that there is also a strong component of mineralized veining in the stockwork fractured zones that trends east-west or west-north west and these orientations would not have been properly tested during the drill program. Several important east trending late andesitic dikes also intrude in this westerly direction, however modeling of these dikes at depth to properly account for dilution of the mineral resources has proved to be difficult due to the lack of north or south oriented drill holes.

All of the core holes and mixed RC/core holes were drilled at the Relincho Porphyry and constitute approximately half of the amount of drilling in this zone. Holes were collared using HX diameter core, which was reduced to NX at depths ranging between approximately 43 and 215 m, and some were further reduced to BQ or BX at depths ranging between approximately 450 to 550 m.

Fourteen of the holes were collared using RC drilling, and then once mineralization was intersected, at depths ranging between 120 m and 300 m, the drilling method was switched to core drilling. All of the RC holes were 5 ¼” diameter holes.

Drill holes at the Relincho Porphyry were collared on fifteen, 50 m spaced east-west sections, between 6,844,600 N and 6,845,300 N. Hole spacing along each section is variable, but in general ranges between approximately 20 and 200 m. The majority of the holes were drilled on eight of these sections between 6,844,650 N and 6,845,100 N, where drill spacing ranges between approximately 20 m and 75 m, and where the majority of the mineral resource has been outlined (see “Mineral Resource and Mineral Reserve Estimates” below). A few isolated holes were drilled outside of the main grid. Outokumpu presented the drill hole data and interpreted the geology on the fifteen cross-sections.

Drill holes at the Las Guias Porphyry were collared on five 100 m spaced, east-west sections. All holes were oriented at approximately 270° at dips ranging between -65° and -75°. Hole spacing along each section was wide spaced, ranging between approximately 120 and 250 m. Two of the sections only have one drill hole.

Drill holes at the Marja Porphyry were collared on seven 50 to100 m spaced, east-west oriented sections. Almost all of the holes were oriented at approximately 270° at dips ranging between -50° and -73°. Drill hole spacing along each section was wide spaced, ranging between approximately 50 and 300 m. Two of the sections only have one drill hole.

Only two east oriented RC holes, which are spaced approximately 400 m apart were drilled at the Los Amarillos Porphyry.

Geotechnical summaries report that recovery was recorded for only 53 of the holes drilled on the Relincho Property, corresponding with the majority of the core holes drilled at the Relincho Porphyry. No recovery was recorded for the RC drill holes. In general, the average recovery for each hole was good, ranging between 90 and 99%. Within each hole there were local small intervals with poor recovery, averaging between approximately 50% to 70%, generally corresponding with zones of faulting and/or fracturing or near surface oxidized rock. All core was logged and sampled on site, and then stored on aluminium boxes in covered aluminium core racks, which are still in excellent shape. The RC rejects for the low grade intervals are stored in plastic bags in a covered storage area on the Relincho Property. The higher grade intervals were removed from the site and a small (approximately 1,000 g) portion has been transferred to a plastic jar and is stored at the facility in Vallenar.

Sampling and Analysis

Introduction

Three main sampling programs were completed during the five years that the Property was explored by Outokumpu. These sampling programs included drill core samples, RC sampling and surface channel chip samples. Documentation of these methods, including the logging and sampling procedures, are in most cases incomplete, however based on the data provided to AMEC these sampling programs are described in various levels of detail below.

Core Logging and Sampling Procedures

There is little documentation of procedures used during the Outokumpu core drilling program (46 core holes, plus 14 mixed RC/core holes) except for the documentation in the summary style reports and the drill hole logs which were made available to AMEC. As stated under “Drilling” above, core diameter and recovery information was available for most of the core holes.

In general, the hard copy drill hole logs are very generalized and are lacking in detail, given the complex nature of the geology in the Relincho Porphyry. The geological logging included ore type, lithology, alteration, grade of alteration, type of mineralization, and visually estimated bornite volume percent. Each drill hole has the following data in digital format: collar details, survey details, sample number, from, to, length, ore type code, ore type number, lithology code (alphabetical and numeric), mineralization code, bornite volume %, total Cu (%), soluble Cu (%; only 100 samples out of the entire drill hole database), Mo (ppm), structural code, and RQD.

In addition, geotechnical logging was completed for each core hole. The data collected was based on a core logging program developed by Piteau Associates and included the following information: RQD, hardness, joint frequency, joint condition, degree of breakage, alteration degree (amount of clay minerals), and percentage of crushed material.

There is no information relating to protocols used for core handling.

A total of 18,986 samples were collected (cut by a diamond saw) from the 60 core holes drilled at the Relincho Porphyry. Samples were collected over the entire length of the each core hole across mostly one metre sample lengths (97% of the samples). The remaining 3% of the core samples range from 0.05 m to 0.95 m or 1.10 to 5.0 m in length. All of the drill hole data is in a digital format.

Most of the core was photographed and the photos are appended to the hard copy drill logs. There is no mention whether the geologist who was logging the core marked a grease pencil line as a guide for the core cutter to follow. Cutting guidelines should be placed on the core by an experienced geologist and drawn so that they are perpendicular to the mineralization or lithologic foliation, so sampling bias is not introduced. Based on the results of AMEC’s re-

sampling program (see “Data Verification” below) it is possible that a bias may have been introduced for the higher grade samples (>1.25% copper). Samples above this grade likely have a higher percentage of coarse bornite and chalcopyrite mineralization and it is possible that the cutter placed the “better” side of the core into the sample bag.

AMEC is not aware if any systematic blanks, standards, or duplicates were inserted into the sample sequence as part of a QA/QC program, however Outokumpu did complete a program of pulp duplicate sampling.

Samples were collected by Outokumpu for bulk density testing from most of the core holes. In total 3,392 samples were collected.

RC Logging and Sampling Procedures

There is little documentation of procedures used during the Outokumpu RC drilling program (90 RC holes, plus 14 mixed RC/core holes) except for the documentation in the summary style reports and the drill hole logs which were made available to AMEC. As stated under “Drilling” above, core diameter was 5 ¼” and no recoveries were measured for any of the holes.

In general, the hard copy drill hole logs were generalized, but provide sufficient information given the RC nature of drilling. The RC drill logs include the same information as on the core logs. Each drill hole has the following data in digital format: collar details, survey details, sample number, from, to, length, ore type code, ore type number, lithology code (alphabetical and numeric), mineralization code, bornite volume %, total Cu (%), soluble Cu (%; only 100 samples out of the entire drill hole database), Mo (ppm), and a structural code.

There is no information relating to protocols used for the splitting of the sample at the drill rig, or general drilling conditions, including water levels intersected in the holes.

A total of approximately 22,599 samples were collected from the 90 RC holes (plus 14 mixed RC/core holes) drilled on the Relincho Property. This includes 15,055 samples from Relincho Porphyry; 1,946 from Las Guias Porphyry; 5,208 from Marja Porphyry; and 390 from Los Amarillos Porphyry. Samples were collected over the entire length of the each RC hole across mostly one metre sample lengths. Only a handful of samples in the entire database were from other lengths. All of the drill hole data is in a digital format.

AMEC is not aware if any systematic blanks, standards, or duplicates were inserted into the sample sequence as part of a QA/QC program, however Outokumpu did complete a program of pulp duplicate sampling.

Surface Sampling

A total of 6,692 surface channel chip samples were collected over the Relincho-Soledad Porphyry System. The samples were collected across widths ranging between 2 to 5 metres. The digital database forwarded to AMEC provides the x and y coordinate of the start of each sample interval. The database does not include a sample length or z coordinate. The format of the data is suitable for import to resource estimation software as horizontal “drill holes” or sample strings. Original hard copy maps were forwarded to AMEC which document this information.

No data was forwarded to AMEC, which summarizes the sample collection protocols.

AMEC is not aware of any systematic blanks, standards, or duplicates that were inserted into the sample sequence as part of a QA/QC program for the surface samples.

AMEC does not consider that the surface samples have the same support as the drill core and RC samples due to the lack of information on the sample size, sampling methods and material being collected. The database for the current mineral resource estimate does not include data from the surface sampling program.

Sample Analyses

According to the Outokumpu Conceptual Study, samples from the drilling programs and surface sampling programs were sent to ACME Analytical Laboratories (Chile) Limitada in Santiago, Alfred H. Knight Limitada in Antofagasta, Chile, Bondar-Clegg Chile Limitada in Coquimbo or Geoanalitica in Coquimbo. Based on the data reviewed by AMEC, it appears that the majority of the drill hole samples were forwarded to either Alfred H. Knight or Geoanalitica.

Sample preparation and analytical protocols were only available for the latter laboratory, however Outokumpu stated in the 1997 Conceptual Study that all of the other labs used the following protocols:

  Weighing: 2 grams
  Attack: HNO3 = 5 cc; HCl = 15 cc, HclO4 = 5 cc.
  Leaching with 5% HCl, slow warming until complete dissolution of salts
  Cooling, transfer to 100 cc volume, adding 1 cc of 10% Na2SO4
  Reading of Cu and Mo by AAS method

No documents were provided to AMEC which show the details for sample preparation protocols from each lab or their internal quality control protocols or data.

The majority of the original laboratory rejects and pulps were returned to Outokumpu at the conclusion of the analyses and are currently stored in the Andes Pacific house in Vallenar.

Security of Samples

Very little documentation was provided in the reports reviewed by AMEC that documents the sample preparation and analytical protocols used by the various laboratories that Outokumpu used during their exploration program. In addition, no reference is made as to sample security during transportation or what (if any) procedures were in place to ensure a ‘chain of custody’. In addition there is also no mention of any security measures that were in place for core and sample storage. It appears that all of the sampling was carried out by company employees. However, there is no mention of this in the available documents.

Mineral Resource and Mineral Reserve Estimates

AMEC was retained to complete a mineral resource estimate on the Relincho Porphyry Deposit. The estimate was made from 3-dimensional block models utilizing commercial mine planning software (Gemcom®). Denis Boivin, P.Geo was the Qualified Person responsible for the preparation of the resource estimate. AMEC also undertook a program of data verification by resampling a portion of the existing core, RC rejects, pulps, and lab rejects.

The estimate was completed using a block model with 10 m x 10 m x 10 m blocks and 10 m bench composites. Grade interpolation was done by Ordinary Kriging and was compared with two other methods, inverse distance squared and nearest neighbour. In addition, the Gemcom generated resource estimates were compared against an estimate prepared in Medsystem using inverse distance squared interpolation. The resource estimate is presented as % Total Cu, since the previous sampling campaigns included very few assays for soluble copper. AMEC has recommended that a program of re-sampling of the drill hole sample pulps be completed to determine the amount of soluble copper in the oxide portion of the deposit.

The total (oxide plus sulphide) mineralization of the Relincho Porphyry as of November 27, 2003, is classified as Measured, Indicated and Inferred Mineral Resources, consistent with the CIM definitions referred to in National Instrument 43-101. The Measured plus Indicated Mineral Resources are 184.24 Mt tonnes grading 0.59% Cu and 235 ppm Mo, at a 0.40% Cu cut-off. An additional 101.39 Mt grading 0.51% Cu and 165 ppm Mo is reported as an Inferred Mineral Resource at a 0.40% Cu cut-off. The classified mineral resources at various copper cut-off grades are shown in the following tables.

Relincho Porphyry Deposit – Ordinary Kriged Block Model: Total Measured Plus Indicated Mineral Resources
(as of 27 November, 2003), estimated by D. Boivin, P.Geo

Cut-off (% Cu)	Tonnage Mt	Total Cu (%)	Grade Mo (ppm)
0.2	317.07	0.47	207
0.3	253.16	0.52	222
0.4	184.24	0.59	235
0.5	123.93	0.65	248
0.6	73.85	0.72	265
0.7	37.95	0.80	287
0.8	15.10	0.88	308
0.9	4.28	0.97	380

Relincho Porphyry Deposit – Ordinary Kriged Block Model: Total Inferred Mineral Resources
(as of 27 November, 2003), estimated by D. Boivin, P.Geo

Cut-off	Tonnage	Total Cu(%)	Mo (ppm)
0.2	264.26	0.38	150
0.3	177.45	0.44	156
0.4	101.39	0.51	165
0.5	44.20	0.58	190
0.6	13.84	0.67	239
0.7	3.44	0.77	298
0.8	0.67	0.94	241
0.9	0.27	1.09	128

Exploration and Development

Early stage, in-house metallurgical and flotation testwork was completed on samples from the Relincho Deposit by Outokumpu in 1995. The results of the testwork determined that based on the sample mineralogy, the main zones of copper mineralization respond reasonably to conventional flotation methods. A clean, high grade copper concentrate and good copper recoveries should be achievable, ranking Relincho well in comparison to existing copper porphyry concentrate operations. Molybdenum recoveries were not so high and Cu-Mo flotation separation was not successful at achieving a saleable Mo concentrate. Further metallurgical testwork is recommended to improve the Mo recoveries.

Other principal porphyry target areas on the Relincho Property, some of which have seen previous drilling (Las Guias and Marja), were reviewed but were not considered as part of the resource estimate. Drilling data is considered to be either too widespread or without sufficient support. Data validation, including twin drilling is required before a mineral resource estimate can be initiated for the other areas.

AMEC’s review of the Relincho Property indicates that the Cu-Mo mineralization at the Relincho Porphyry remains open at depth and to the north and south although copper grades appear to be dropping in these directions. Hypogene copper mineralization intersected at the Las Guias and Marja Porphyries is lower in grade than at the Relincho Porphyry, however it remains open in most directions. Results of early stage mapping, sampling and drilling at the Los Amarillos Porphyry combine to make this area a prospective exploration target with the potential for supergene enriched copper mineralization.

The copper oxide potential on the property has only been tested on a preliminary basis, but remains an attractive exploration target. Although the depth of the oxides generally does not exceed 70 metres, there appears to be an extensive capping of leached/oxidized copper mineralization that covers a significant portion of the 5 km long Relincho-Soledad Porphyry System.

Three main types of copper mineralization are exploration targets on the Relincho Property, which are as follows:

  Extensions to the known hypogene mineralization at the Relincho, Marja, and Las Guias Porphyries.
  Oxide copper mineralization within the entire 5 km long Relincho-Soledad Porphyry System.
  Supergene porphyry copper enrichment zones beneath the leached stockwork zone at Los Amarillos.

The Relincho Property is without known ore reserves and any exploration undertaken by Global in the future will be exploratory in nature.

VIZCACHITAS PROPERTY, CHILE

Acquisition of the Property

By way of the Arrangement, Global acquired a 100% of the 51% interest of General Minerals Corporation (“GMC”), of Vancouver, BC, in the Vizcachitas Property and a 100% indirect interest in additional exploration concessions that surround and are peripheral to the porphyry copper system. Pursuant to the GMC Agreement Global acquired all of the issued and outstanding shares of Vizcachitas Ltd. and the transfer of one share of Compania Minera Vizcachitas Holdings held in trust by GM Campana Ltd. GMC’s interest in the Vizcachitas Property is held through GMC’s subsidiary, Compania Minera Vizcachitas Holdings, a Chilean corporation which, in turn, is owned by Vizcachitas Ltd.

and GM Campana Ltd., both Bahamian corporations which, in turn, are owned by GMC.

Description and Location of the Vizcachitas Property

The Vizcachitas Property consists of eight exploitation concessions totalling 259 hectares and 19 exploration concessions totalling 5,000 hectares, located approximately 115 km. north-northeast of Santiago in central Chile in the Region V. The concessions are more particularly described as follows:

EXPLOITATION CONCESSIONS
Name of Concession	Hectares	Roll Number	Expiry Date
San José 1/3000 (14)*	70	05504-0138-K	Indefinite
Tigre Dos 1/20 (2)	10	05604-0285-6	Indefinite
Tigre Cuatro 1/20 (2)	10	05604-0286-4	Indefinite
Tigre Cinco 1/60 (21)	99	05604-0287-2	Indefinite
León II 1/30 (2)	20	05604-0289-9	Indefinite
León III 1/30 (2)	20	05604-0290-2	Indefinite
León IV 1/30 (2)	20	05604-0291-0	Indefinite
León V 1/30/(1)	10	05604-0292-9	Indefinite
Total Exploitation Hectares:	259

*

The San José Concession is held by SLM San Jose Uno De Lo Vicuña. C.M. Vizcachitas Holdings owns 51% of SLM San José Uno De Lo Vicuña. The 51% is subject to a 2% NSR royalty for surface mining and a 1% NSR royalty for underground mining. For greater clarification, this means there is a 1.02% surface and 0.51% underground NSR royalty on production from the San José Concession. This royalty can be purchased for US$1,020,000.

EXPLORATION CONCESSIONS
Name of Concession	Hectares	Roll Number	Expiry Date
Loma Uno**	300	05504-0481-6	25 May 2005
Loma Dos**	300	05604-0482-4	25 May 2005
Loma Tres**	100	05604-0483-2	25 May 2005
Loma Cuatro**	300	05604-0512-K	Pending In Hand
Loma Cinco	300	05604-0513-8	Pending In Hand
Loma Seis	300	05604-0514-6	Pending In Hand
Loma Siete	300	05604-0515-4	Pending In Hand
Loma Ocho	300	05604-0516-2	Pending In Hand
Loma Nueve	300	05604-0517-0	Pending In Hand
Loma Diez	300	05604-0518-9	Pending In Hand
Loma Once	300	05604-0519-7	Pending In Hand
Loma Doce	200	05604-0520-0	Pending In Hand
Loma Trece	300	05604-0521-9	Pending In Hand
Loma Catorce	300	05604-0522-7	Pending In Hand
Loma Quince	300	05604-0523-5	Pending In Hand
Loma Dieciseis**	100	05604-0524-3	Pending In Hand
Loma Diecisiete	300	05604-0525-1	Pending In Hand
Loma Dieciocho	300	05604-0526-K	Pending In Hand
Loma Diecinueve	100	05604-0527-8	Pending In Hand
Total Exploration Hectares:	5,000

** These five exploration concessions overlap the 189 hectare Tigre and León Exploitation Concessions.

Property Information

The Vizcachitas Property, which is located 80 km northeast of Santiago, Chile, hosts an Andean type porphyry copper deposit that contains a very large quantity of supergene and hypogene copper mineralization.

Previous work by GMC has included 18,300 metres of diamond drilling in 67 holes, geotechnical analyses, preliminary metallurgical testing, preliminary mine layout and open pit design, tailings studies and environmental base line studies. In 1998 a positive pre-feasibility study was completed by Kilborn International for GMC.

The Vizcachitas Property, is without known ore reserves and any exploration undertaken by Global in the future will be exploratory in nature.

TACA TACA PROPERTY, ARGENTINA

Acquisition of the Taca Taca Property

By way of the Arrangement, Global acquired all of the issued and outstanding shares in the capital of Corriente Argentina Inc. (“Corriente Argentina”). Corriente Argentina is the owner of all of the issued and outstanding shares in the capital of Corriente Argentina S.A.

Corriente Argentina S.A. is the owner of the Taca Taca Property, which consists of 13 mining concessions (2,546 hectares) located in Salta Province, in northwestern Argentina. The Taca Taca Property is subject to a royalty of 1.5% of NSR in favour of eight individuals.

Description and Location of the Taca Taca Property

The Taca Taca Property is located in the Puna (altiplano) region of northwest Argentina. It is approximately 230 km due west of the city of Salta and 55 km east of the Chilean border. The Taca Taca Property is immediately west of (and partially covered by) the Salar de Arizaro, the largest dry salt lake in Argentina.

The Taca Taca Property consists of the following contiguous mining concessions:

Claim	File Number	Hectares
Carla Paula Tacalto 6 Tacalto 8 Taca-Taca 1 Taca-Taca 2 Taca-Taca 3 Taca-Taca 4 Taca-Taca 5 Taca-Taca 6 Taca-Taca 7 Taca-Taca 8 Punilla V	14.460 14.461 15.727 15.834 7.578 7.579 7.580 7.581 7.582 7.583 7.584 15.948 15.478	400 599 395 400 49 54 54 54 54 54 54 98 281

It cannot be confirmed whether the claims were legally surveyed but it is understood that this must have been completed as part of the process of converting the exploration concessions to mining concessions.

Annual renewal of the mining concessions is made by payment of holding fees.

Property Information

The following description is taken from a report on the Taca Taca Property dated May 27, 2003 prepared by Steven Blower, P.Geo. AMEC (Peru) S.A (“AMEC”).

The Taca Taca Property, consisting of 13 mining concessions (2546 Hectares), is located in the Puna (altiplano) region of northwest Argentina, in western Salta province. It is approximately 230 km due west of the city of Salta and 55 km east of the Chilean border. The Taca Taca Property contains a large Andean type “porphyry copper” hydrothermal system that has generated a significant amount of supergene and hypogene copper, molybdenum and gold mineralization. The supergene zone is typically 20 m to 60 m thick and consists of chalcocite and covellite coatings on hypogene chalcopyrite and pyrite. Copper mineralisation was first recognized on the Taca Taca Property in the 1960’s.

Subsequently the property has undergone a number of exploration campaigns by the following companies: Falconbridge, Gencor, BHP Minerals, Corriente and Río Tinto. A total of 24,033 metres of reverse circulation and diamond drilling in 156 holes have been completed on the property.

The exploration completed to date has identified the following for an Inferred Mineral Resource, as defined by National Instrument 43-101:

Class	Cut-off %Cu	Tonnage Above Cut-off Million Tonnes	Grade Cu (%)	Grade Au (g/t)
Inferred	0.4	106	0.66	0.13

The Taca Taca Property is without known ore reserves and any exploration undertaken by the Company in the future will be exploratory in nature

SAN JORGE PROPERTY, ARGENTINA

Acquisition of the San Jorge Property

Global owns a 100% interest in the San Jorge Property in Argentina.

Description and Location of the San Jorge Property

The San Jorge Property is located in west-central Argentina in the Las Heras Department of the Province of Mendoza. The property is approximately 45 km northwest of the town of Uspallata, 110 km northwest of the provincial city of Mendoza and 250 km northeast of Santiago, Chile. The property occupies part of the Yalguaraz Ranch, which covers approximately 115,000 hectares.

The San Jorge Property consists of two mining concessions and 44 Mining Estacas, covering a total of 444.6 hectares, in two groups which are four km apart. The concessions and estacas are more particularly described as follows:

Type	Name	Hectares	Dossier Number
Mining Concession	San Jorge	30.2	789-M-1959
	San Jorge Segunda	55.4	9-M-1962
Sub-total:		85.7
Mining Estacas	Sonia	8.3	300-G-92
	Mario	8.2	302-D-92
	Ricardo	8.2	303-A-92
	Daniel	8.3	224-A-92
	Liliana	8.3	910-B-95
	Rogelio	8.3	230-F-92
	Ernesto	8.2	911-G-95
	Ana Maria	8.2	908-N-95
	Alicia	8.3	905-Z-95
	Victor	8.3	909-R-95
	Varadero	8.2	907-M-95
	Emilia	8.2	906-M-95
	Amalia	4.1	301-L-92
	Alejandro	8.3	320-G-93
	Georgiina	8.2	324-A-93
	Roque	8.2	326-P-93
	Maria Rosa	8.3	323-O-93
	Porladu I	8.2	228-R-93
	Maria Cristina	8.3	227-E-93
	Eloisa	8.2	325-P-93
	Pedro	8.2	322-T-93
	Horacio I	8.2	226-P-92
	Carlos	8.2	327-M-93

Type	Name	Hectares	Dossier Number
	Gladys	8.3	321-T-93
	Mariano	8.2	253-C-93
	Viviana	8.3	328-G-93
	Celina	8.3	319-F-93
	Facundo	8.3	251-A-93
	Alberto	8.2	318-Y-93
	José	8.2	317-E-93
	Pablo	8.3	254-C-93
	Martin	8.2	315-F-93
	Leonardo	8.3	316-T-93
	Virgilio	8.3	256-G-93
	Raquel	8.3	314-G-93
	Gustavo I	8.3	255-D-93
	Silvia	8.2	249-A-93
	Pascuala	8.3	313-M-93
	Roberto	8.2	307-A-93
	Luis	8.3	310-F-93
	Gastón	8.2	308-J-93
	Rosa	8.2	309-S-93
	Hugo	8.3	311-P-93
	Gustavo II	8.2	312-A-93
Sub-total:		358.9
Total:		444.6

Property Information

Copper mineralization was first recognized on the San Jorge Property in the early 1960s. From the 1960s to 1998 the property has been explored by four exploration companies, namely Minera Aguilar S.A., Exploraciones Falconbridge Argentina S.A., Recursos Americanos Argentinos S.A. and Gruponer Concagua S.A

A total of 117 drillholes totalling over 20,000 metres have been drilled on the property between 1964 and 1996 including 11,831 metres of diamond drilling in 57 drillholes and 8,371 m of reverse circulation drilling in 60 drillholes. Mineralization is hosted by both Carboniferous sediments and Permo-Triassic granitic and dacitic, porphyritic intrusives. Both low and high-grade hypogene copper mineralization is dominated by chalcopyrite. Superimposed on the hypogene mineralization is a supergene enriched zone, which comprises chalcocite, digenite and covellite, an oxide zone dominated by malachite and chrysocolla, and a poorly developed leached cap.

The following table summarizes the portion of the historical estimate considered to be a Measured and Indicated Mineral Resource as defined by National Instrument 43-101:

Class	Cut-off (%Cu)	Tonnage Above Cut-off Million Tonnes	Copper %	Au g/t
Measured and Indicated	0.3%	255	0.44	0.2

The following table summarizes the portion of the historical estimate considered to be a Measured and Indicated Mineral Resource as defined by National Instrument 43-101:

Class	Cut-off (%Cu)	Tonnage Above Cut-off Million Tonnes	Copper %	Au g/t
Inferred	.3%	29	0.37	0.15

The San Jorge Property, is without known ore reserves and any exploration undertaken by Global in the future will be exploratory in nature.

The San Jose claims at the San Jorge Property are currently the subject of ongoing litigation. Global does not consider the claims in dispute to be material to the development of the San Jorge Property but an unfavourable ruling could limit the expansion of the known mineral resource. Global believes it will be successful in defending the litigation however it cannot guarantee the results of the case.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Attached as Schedule “A” to the Management Proxy Circular is a summary of historical financial data for Regalito for the years ended December 31, 2004 and 2003 derived from the financial statements of Regalito at each of those dates. As well, at Schedule “A” to the Management Proxy Circular is the unaudited pro-forma consolidated balance sheet for Global as at December 31, 2004. The unaudited pro forma consolidated balance sheet was prepared as if the Arrangement had occurred on December 31, 2004.

MARKET FOR SECURITIES

Subsequent to the applications for the listing and posting on the TSX by Global and Global of their respective common shares Global will apply for the listing and posting on the TSX of Global’s Common Shares. The listing of the Global Common Shares on the TSX will be subject to Global meeting the TSX’s original listing requirements. If Global is not able to meet the original listing requirements of the TSX then Global will seek to list the Global Common Shares on the TSX-V. Conditional listing approval has not yet been obtained and there can be no assurance that the Global Common Shares will be listed on the TSX or any other stock exchange. While Global intends to continue to seek a listing for the Global Common Shares if such shares are not listed on the TSX, delays in obtaining, or the inability to obtain such listings will not be a condition of the parties to the completion of the Plan of Arrangement. There can be no assurance that the necessary discretionary orders or exemptions will be granted by the applicable regulatory authorities or that the Global Common Shares will be listed on any stock exchange.

DIRECTORS AND OFFICERS

The following table sets forth certain information about those persons who will be directors and officers of Global following completion of the Arrangement:

Name, Municipality of Residence and Position Held	Principal Occupation for past five years	Number of Global Common Shares held on completion of the Arrangement[1]	Percentage of Global Common Shares held on completion of Arrangement[2]
ROSS BEATY[3,4] Vancouver, BC Proposed CEO and Director	Geologist. Chairman of the Board and CEO of Pan American Silver Corp.	5,387,501(5)	26.05
ANTHONY FLOYD[2,3,4] Vancouver, BC Proposed Director	Geologist. President of Inca Pacific Resources Inc. since April 1994	300,000	1.50
ROBERT PIROOZ,3,4 Vancouver, BC Proposed Secretary and Director	Lawyer. Vice-President, Secretary and an insider Director of Regalito since May 23, 2003; General Counsel, Vice-President and Secretary of Pan American Silver Corp., from April 1998 to October 2000 and since January 1, 2003; General Counsel and Vice President of the BCR Group of Companies, from October 2000 to December 2002	268,100	1.36
AZIZ SHARIFF[2,3,4] Dubai, UAE Proposed Director	Independent Investor and Institutional Fundraiser. President of Trimark Trading, of Dubai, UAE; CEO, President, Director and Promoter of Regalito, from March 2000 to May 2003 and director of Regaltio since May 2003	552,533	2.67

Name, Municipality of Residence and Position Held	Principal Occupation for past five years	Number of Global Common Shares held on completion of the Arrangement[1]	Percentage of Global Common Shares held on completion of Arrangement[2]
SANDRA LIM Vancouver, BC Proposed CFO	Certified General Accountant. An associate with the firm of Smythe Ratcliffe, Chartered Accountants, in Vancouver, BC since November 1988; Chief Financial Officer of Regalito since June 9, 2004	Nil	Nil

1.

Global Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof, based upon information furnished by Regalito and by the individual directors and officers.

2.	To be a member of the Audit Committee.
3.	To be a member of the Compensation Committee.
4.	To be a member of the Nominating and Governance Committee.
5.	1,812,500 of these shares are held by Kestrel Holdings Ltd., a private company owned by Mr. Beaty.

DESCRIPTION OF SHARE CAPITAL

Following the Arrangement, Global will be authorized to issue an unlimited number of common shares. The holders of Global Common Shares will be entitled to receive notice of, and to one vote per share at, every meeting of shareholders of Global, to receive such dividends as the board of directors declares, and to share equally in the assets of Global remaining upon the liquidation of Global after the creditors of Global have been satisfied.

RISK FACTORS

The risk factors contained in Schedule “M” to the Management Proxy Circular should be considered carefully. These risk factors could materially and adversely affect Global’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to Global.

STOCK OPTION PLAN

The directors of Global approved the adoption of a stock option plan (the “Global Plan”), subject to shareholder and regulatory approval. The directors are of the view that it is in the best interests of Global to implement the Global Plan, which will enable the directors to grant options to directors, officers, employees and other service providers as a means of rewarding positive performance and providing incentive to effectively manage the affairs of Global.

In addition, the directors of Global wish to seek “disinterested shareholder approval” (such that no insider or proposed insider (or their associates) will be entitled to vote on such resolutions) to include a provision for the issuance of up to an aggregate of 200,000 shares of Global (the “Global Bonus Shares”) in each calendar year to those directors, officers, employees and consultants who are deemed to have provided extraordinary contributions to the advancement of Global. Any such issuance would be based on performance reviews.

The Global Plan is in all material aspects identical to the Lumina New Plan. The following information is intended as a brief description of the Global Plan and is qualified in its entirety by the full text of the Global Plan which is available for review by any Shareholder up until the day preceding the Meeting at Global’s office at Suite 1550 - 625 Howe Street, Vancouver, British Columbia:

(a)	all options will be non-assignable and non-transferable.

(b)	a maximum of 10% of the issued shares of Global, from time to time inclusive of the Bonus Shares, may be reserved for issuance pursuant to the exercise of options.

(c)

the exercise price of any options granted under the Global Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the weighted average market price of the 5 trading days prior to the date the option is granted.

(d)

the number of shares which may be reserved for issuance pursuant to options granted to Insiders under the Global Plan, together with all of Global’s other previously established or proposed share compensation arrangements, in aggregate, shall not at any time exceed 10% of the total number of issued and outstanding common shares in the capital of Global on a non-diluted basis. The number of option shares and Bonus Shares which may be issuable under the Global Plan, together with all of Global’s other previously established or proposed share compensation arrangements, within a one-year period:

	(a)	to Insiders in aggregate, shall not exceed 10% of the outstanding issue; and
	(b)	to any one optionee who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

(e)

subject to prior shareholder approval, the Global Plan limits the number of options granted together with the number of Bonus Shares issued to any one individual during a one year period to 5% of the issued and outstanding shares capital.

(f)

the Global Plan limits the number of options granted together with the number of Bonus Shares issued to a consultant or an employee performing investor relations activities during a one year period to 2% of the issued and outstanding shares capital.

(g)	the Global Plan limits the exercise period of any option grant to 10 years from the date of grant, or such lesser period as determined by the directors of Global.

(h)

upon expiry of an option, or in the event an option is otherwise terminated for any reason, without having been exercised in full, the number of shares in respect of the expired or terminated option will again be available for the purposes of the Global Plan.

(i)

if the option holder ceases to be a director of Global or ceases to be employed by Global (other then by reason of death), as the case may be, then the option granted will expire on no later than the 30th day following the date that the option holder ceases to be a director or ceases to be employed by Global, subject to the terms and conditions set out in the Global Plan.

(j)

disinterested shareholder approval must be obtained for (i) any reduction in the exercise price of an outstanding option, if the option holder is an insider; and (ii) any grant of options to any one individual, within a 12 month period, exceeding 5% of Global’s issued shares.

(k)

for stock options granted to employees, consultants or management company employees, Global represents that the proposed optionee is a bona fide employee, consultant or management company employee, as the case may be.

(l)	options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of Global’s common shares.

(m)

the Board of Directors may make certain amendments to the Global Plan or any option without shareholder approval. The directors have the authority to make changes such as: amendments of a “housekeeping” nature; a change to the vesting provisions of an option or the Global Plan; a change to the termination provisions of an option or the Global Plan which does not entail an extension beyond the original expiry date; and the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying options from the Global Plan reserve. Amendments which reduce the exercise price or extend the term of an option held by an insider or which increase the fixed maximum percentage of common shares issueable under the Global Plan will require shareholder approval. Any amendment to the Global Plan is also subject to the acceptance of the TSX.

The Global Plan will be administered by Global’s secretary or such other senior officer or employee as may be designated by the board of directors from time to time. Upon the approval of the Global Plan by the Shareholders, shareholder approval will not be required or sought on a case-by-case basis for the purpose of the granting of options to and the exercise of options by employees of Global or its affiliates regularly employed on a full-time or part-time basis, directors of Global and persons who perform services for Global on an ongoing basis or who have provided, or are expected to provide, services of value to Global.

At the Meeting, conditional upon approval of the Arrangement, Shareholders will be asked to consider, and if thought fit to approve a resolution approving the Global Plan, the full text of which resolution is included in Schedule “E” hereto under the heading Global Plan Resolution.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Global’s auditors are Grant Thornton LLP, Chartered Accountants, of Suite 2800 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N3.

The registrar and transfer agent for Global is Pacific Corporate Trust Company, 10th floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

SCHEDULE “L”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

INFORMATION CONCERNING LUMCO AFTER THE ARRANGEMENT

SCHEDULE “L”

INFORMATION CONCERNING LUMCO AFTER THE ARRANGEMENT

NOTICE TO READER

The following is a summary of the business of Lumina Resources Corp. (“Lumco” or the “Company”) after the Arrangement and should be read together with the more detailed information and financial data and statements contained elsewhere in this schedule and in the Management Proxy Circular. Except where otherwise indicated herein, all of the disclosure in this schedule is made on the basis that the Arrangement has been completed as described in the Management Proxy Circular.

COMPANY PROFILE

Lumco was incorporated under the BCBCA on February 28, 2005 in order to take part in the Arrangement. Lumco has applied to be listed on the TSX. There are no assurances as to if, or when, Lumco will be listed on the TSX indicated above, if ever. In the event Lumco is unsuccessful in having its shares listed on the TSX it will apply to be listed on the TSX-V.

Pursuant to the Arrangement, Lumco will own certain of the assets previously owned by Regalito (formerly Lumina) which consisted of advanced stage copper exploration properties. See “The Arrangement” in the Management Proxy Circular.

Corporate Objective

The focus of Lumco will be the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in Canada. See “Description of Business” below for disclosure respecting Lumco’s property interests.

CORPORATE STRUCTURE

Lumco was incorporated by registration of its Notice of Articles under the BCBCA on February 28, 2005.

Lumco obtained its interests in the Hushamu, Apple Bay, Casino and Redstone Properties by way of the Arrangement which saw Regalito transfer the Apple Bay Property and all of the issued and outstanding common shares of CRS to Lumco. CRS holds Regalito’s interest in the Hushamu, Redstone and Casino Properties. Lumina will continue to hold voting control of CRS through the ownership of 100 voting, redeemable, non-participating Preferred Shares issued by CRS from its treasury until CRS has satisfied its existing obligations pursuant to a flow-through subscription agreement dated December 2, 2004 between Lumina and CRS. Both parties anticipate that these obligations will be satisfied on or before December 31, 2005 at which time the Preferred Shares will be redeemed by CRS for their redemption amount of 1.00 per Preferred Share.

The principal place of business of Lumco is located at Suite 1550, 625 Howe Street, Vancouver, BC V6C 2T6. The following chart sets forth Lumco’s corporate structure, assuming Lumco exercises the CRS Option:

DESCRIPTION OF BUSINESS

Lumco’s business is the acquisition and development of advanced stage copper exploration properties and other exploration mineral properties in Canada. Lumco currently has interests in four properties in Canada. Its primary asset is the Hushamu Property on Vancouver Island, BC.

HUSHAMU PROPERTY, BRITISH COLUMBIA

Acquisition of Property

In August 2002 Lumina’s wholly owned subsidiary CRS acquired from iTech Capital Corp, of Vancouver, BC, 100% of the issued and outstanding shares of Moraga Resources Corp. (“Moraga”). Moraga owns the Hushamu Property. In addition to the $110,000 purchase price of the shares of Moraga, CRS agreed to pay the sum of $1.0 million 60 days after a decision is made to proceed with commercial development of the Hushamu Property. The Hushamu Property is subject to a NPI in the amount of 10% in favour of BHP Billiton Diamonds Inc. (“BHP”).

Property Description and Location

The Hushamu Property consists of 163 mineral claims (approximately 15,000 hectares), located in the Nanaimo Mining Division about 25 kilometres west of Port Hardy and 360 kilometres northwest of Vancouver, on northern Vancouver Island, BC, more particularly described as follows:

Claim Name	Tenure Number	Expiry Date
EXPO 1013 Fr. to EXPO 1015 Fr.	229789 to 229791	August 5, 2011
CLESK 4	230979	August 5, 2011

Claim Name	Tenure Number	Expiry Date
HEP #34	231649	August 5, 2011
HEP #36 to HEP #39	231651 to 231654	August 5, 2011
HEP #54 to HEP #59	231667 to 231672	August 5, 2011
HEP #63 to HEP #64	231674 to 231675	August 5, 2011
EXPO 189 to EXPO 192	231932 to 231935	August 5, 2011
EXPO 197 to EXPO 200	231940 to 231943	August 5, 2011
EXPO 201 to EXPO 205	231944 to 231948	August 5, 2006
EXPO 217 to EXPO 218	231960 to 231961	August 5, 2011
EXPO 219	231962	August 5, 2006
EXPO 220 to EXPO 226	231963 to 231969	August 5, 2011
EXPO 227 to EXPO 232	231980 to 231985	August 5, 2011
EXPO 237 to EXPO 238	231990 to 231991	August 5, 2011
EXPO 239 to EXPO 240	231992 to 231993	August 5, 2006
EXPO 241 to EXPO 259	231994 to 232012	August 5, 2011
EXPO 260	232013	August 5, 2006
EXPO 261 to EXPO 275	232014 to 232028	August 5, 2011
EXPO 277 to EXPO 280	232029 to 232032	August 5, 2011
EXPO 281 to EXPO 282	232033 to 232034	August 5, 2006
EXPO 283	232035	August 5, 2011
EXPO 284	232036	August 5, 2006
EXPO 285	232037	August 5, 2011
EXPO 286	232038	August 5, 2006
EXPO 287	232039	August 5, 2011
EXPO 288	232040	August 5, 2006
EXPO 289 to EXPO 295	232041 to 232047	August 5, 2011
EXPO 302	232053	August 5, 2006
EXPO 304 to EXPO 306	232055 to 232057	August 5, 2006
EXPO 501	232097	August 5, 2006
EXPO 502 Fr. to EXPO 503 Fr.	232098 to 232099	August 5, 2006
EXPO 296	232100	August 5, 2011
EXPO 307	232102	August 5, 2006
EXPO 309	2332103	August 5, 2006
EXPO 310	232104	August 5, 2011
EXPO 312 to EXPO 314	232105 to 232107	August 5, 2011
EXPO 890 to EXPO 891	232179 to 232180	August 5, 2006
EXPO 324 to EXPO 326	232218 to 232220	August 5, 2011
EXPO 504 Fr.	232228	August 5, 2011
EXPO 1008 Fr.	232275	August 5, 2011
EXPO 1011 Fr. to EXPO 1012 Fr.	232276 to 232277	August 5, 2011
DON NO. 2 Fr.	232299	August 5, 2006
DON NO. 4 Fr.	232300	August 5, 2011
DON NO. 5 Fr. To DON NO. 6 Fr.	232301 to 232302	August 5, 2006
DON NO. 3 Fr.	232303	August 5, 2006
DON 9 Fr. to DON 13 Fr.	232306 to 232310	August 5, 2011
DON 14 Fr. to DON 16 Fr.	232311 to 232313	August 5, 2006
EXPO 308A to EXPO 308D	395662 to 395665	August 5, 2006
mo 1 to mo 8(1)	509465 to 509472	March 23, 2006
mo 9 to mo 11(1)	509474 to 509476	March 23, 2006
mo 12 to mo 16(1)	509479 to 509483	March 23, 2006
mo 17 to mo 19(1)	509485 to 509487	March 23, 2006

(1) There is no NPI payable on these claims.

Access

The Hushamu Property can be reached along logging roads from Port Hardy. Hushamu is about 12 km by logging road from Holberg Inlet. Port Hardy is about 6 or 7 hours traveling time north from Nanaimo via the Island Highway. Port Hardy can also be reached via commercial airline from Vancouver.

Physiography, Climate, Local Resources and Infrastructure

The Hushamu Property is characterized by multiple low, northwesterly to westerly trending hills and ridges bounded by narrow valleys with steep slopes. Elevations range from sea level to 695 masl with ridge tops on the property commonly about 300 m above valley floors.

The Hushamu Property was actively logged in the early 1990's. Forest cover consists of mature stands of fir, hemlock, spruce and cedar, areas of dense second growth and open clear-cut areas. The ridge tops are open with widely scattered stunted evergreens. Low areas along creeks are covered by thick bush.

Outcrop exposure is abundant in areas of steep relief and along ridge tops. Thick humus on the forested slopes and residual glacial gravels on the valley floors restrict geologic mapping in these areas.

The Hushamu Property receives little snowfall in winter and can be effectively explored for 10 months each year. The climate is cool and wet, with windstorms in late fall. There are typically hot, dry spells during the summer when exploration work may be curtailed because of forest fire hazard.

The Hushamu Property is situated about 29 km from the reclaimed BHP Island Copper Mine. This mine produced 345 million tonnes of ore averaging 0.41% Cu, 0.017% Mo, 0.19 g Au/t and 1.4 g Ag/t from 1971 to 1994.

History

Utah Construction and Mining Company (“Utah”) discovered a large, porphyry copper-molybdenum-gold deposit at the eastern end of Rupert Inlet between January 1966 and May 1969. This deposit was developed into the Island Copper Mine, with production beginning in October 1971. The mine produced 345 million metric tonnes of ore with average head grades of 0.41 % copper, 0.017 % molybdenum, 0.19 gm/tonne gold and 1.4 gm/tonne silver by December 1994.

Utah staked mineral claims covering most of the area between the eastern end of Rupert Inlet and the western end of Holberg Inlet during the late 1960's. Utah staked the Expo claims, which cover the Hushamu deposit, in 1966. The Expo property was geologically mapped between 1967 and 1975; geochemical soil sampling, geophysical surveying and diamond drilling resulted in the discovery of the “Hushamu Zone”. The style of copper mineralization at the Hushamu Zone was similar to that at the Island Copper orebody.

Induced polarization geophysical surveying during 1982 indicated moderately anomalous chargeabilities across a broad area at Hushamu. Four diamond drill holes totalling 480.5 m were drilled at the Hushamu Zone in 1982.

Geology

The deposit is hosted by andesitic volcanics and volcaniclastics intruded by a series of porphyritic dykes and stocks of diorite and quartz-diorite composition.

Report on the Property

A Resource Estimate of Hushamu Copper-Gold Deposit dated December 31, 2002 (the “Report”) was prepared by G.H. Giroux, P.Eng., MASc. of Giroux Consultants Ltd. of Vancouver, BC and David J. Pawliuk, P.Geo. of Nanoose Geoservices, of Nanoose Bay, BC. The Report describes the data analysis and interpolation technique used to produce a geologic block model for the Hushamu porphyry copper-gold deposit. The following disclosure is from the summary contained in the Report. A full copy of the Report can be obtained on SEDAR at www.sedar.com, or at the offices of Lumco at Suite 1550, 625 Howe Street, Vancouver, BC during normal business hours.

The assay data was subdivided on the basis of geology into five rock types: siliceous pyrophyllite breccia, siliceous breccia, altered andesite-basalt, intrusive and relatively unaltered andesite. Histograms and probability plots of the distribution of copper and gold show that the metals are distributed differently within each of the five rock units. Each rock unit was therefore independently evaluated.

The study is based on the results from 114 diamond drill holes completed between 1980 - 1993. Composites 20 feet in length were formed from drill hole data and honoured geologic boundaries. For example, andesite composites only contained drill hole data coded as andesite. Simple statistical studies also show that copper and gold distributions for composited values are different for each of the five rock types. As a result copper and gold values within each of the five rock types were modelled and estimated independently.

A study of copper-gold correlation showed very poor agreement in the area of economic cut-offs. Samples with copper grades between 0.1% to 0.3%, for example, can have gold grades ranging from 0.001 to 0.02 oz/ton. A geologic assumption that copper-gold correlation was different above and below 1100 ft. elevation was tested and not substantiated with the available data.

Semi-variograms for each variable were produced for each of five rock types. All of the rock types showed isotropic spherical models with the exception of altered andesites and basalts. For copper within the andesite unit a geometric anisotropy was indicated with a maximum horizontal range of 600 ft. in a N 45o W direction and a minimum horizontal range of 150 ft. at N 45o E. The range of maximum continuity in the vertical plane was 300 ft. plunging N 45o E at 60o. A similar pattern was obtained for gold with ranges 700 ft. and 85 ft. in the horizontal plane and 300 ft. plunging 60o N 45o W.

A geologic block model was produced to control the interpolation process. A total of 503,580 blocks, each 100 x 100 x 40 ft. in dimension, were coded with geologic information.

Ordinary kriging was used to interpolate a grade into each geologic block. A total of 46,515 blocks were estimated. Results for the resource at several copper cut-offs are shown below:

Summary of Resource Estimation for the Hushamu Copper-Gold Deposit

Class	Cu Cut-off (%)	Tonnage Above Cut-off Million Tonnes	Grade Cu (%)	Grade Au (g/t)
Measured	0.10	87.7	0.21	0.206
Indicated	0.10	495.8	0.20	0.240
Measured + Indicated	0.10	583.5	0.20	0.240
Inferred	0.10	151.9	0.19	0.274

Measured	0.20	39.2	0.29	0.309
Indicated	0.20	191.7	0.27	0.309
Measured + Indicated	0.20	230.9	0.28	0.309
Inferred	0.20	52.8	0.28	0.377

Measured	0.30	14.0	0.37	0.411
Indicated	0.30	49.7	0.37	0.411
Measured + Indicated	0.30	63.7	0.37	0.411
Inferred	0.30	18.2	0.35	0.480

OTHER LUMCO PROPERTIES

CASINO PROPERTY, YUKON TERRITORY

In July 2002 Regaltio through CRS was granted an option by Great Basin Gold Ltd. (“Great Basin”) of Vancouver, BC, to purchase a 100% interest in 161 mineral claims known as the Casino Property in west-central Yukon. The option may be exercised by Lumco at any time until July 15, 2007 upon payment of an aggregate of $1,000,000 to Great Basin in the form of cash or shares of Lumco.

In addition, Great Basin has a warrant allowing it to buy 100,000 shares of the Company at an exercise price of $5.80, expiring May 21, 2006. The Company issued a warrant to Great Basin on May 21, 2004 to permit Great Basin to buy

100,000 shares of the Company for a period of two years at an exercise price of $5.80 per share, expiring May 21, 2006. In addition to the warrants noted above the Company issued a further warrant to Great Basin on March 14, 2005 to buy 100,000 shares of the Company for a period of two years at at an exercise price of $9.22 per share, expiring March 14, 2007 .

In the event the option is exercised and a decision is made to put the Casino Property into commercial production, Lumco will pay to Great Basin an additional $1,000,000. Certain portions of the Casino Property are subject to a royalty agreement in favour of Archer, Cathro & Associates (1982) Ltd (“Archer Cathro”) and a claim purchase agreement with Wildrose Resources Ltd (“Wildrose”). The royalties and encumbrances are as follows:

  A 5% NPI in favour of Archer Cathro on 83 of the minerals claims (the “Casino A Claims”) which royalty expires on March 25, 2005 as to 35 claims, March 25, 2006 as to 30 claims, March 25, 2007 as to 11 claims, and March 25, 2009 as to 7 claims; and

  A 5% NPI in favour of Archer Cathro on 55 of the mineral claims (the “Casino B Claims”) which royalty expires on March 25, 2005 as to 14 claims, March 25, 2006 as to 17 claims, and March 25, 2007 as to 24 claims.

In addition, the Casino B Claims are subject to an agreement between Great Basin and Wildrose whereby Wildrose has agreed to pay the annual filing fees and assessment payments, being a total of $13,800 in annual assessment fees and $690 in recording fees, on the Casino A and B Claims in order to maintain them in good standing. In return Wildrose has the right to acquire the Casino B Claims for $1 each subject to Great Basin reserving a 10% NPI in the Casino B Claims.

The Casino property consists of 161 contiguous mineral claims (2,317.68 hectares), more particularly described as:

CASINO A CLAIMS
Claim Name	Grant Number	Expiry Date
AIRPORT 1	56983	3/25/08
AIRPORT 2	56990	3/25/08
AIRPORT 3	56984	3/25/08
AIRPORT 5	56991	3/25/08
AIRPORT 5	56985	3/25/08
AIRPORT 6	56992	3/25/08
AIRPORT 8	56993	3/25/08
CAT 01 to CAT 04	92201 to 92204	3/25/08
CAT 13 to CAT 20	92213 to 92220	3/25/08
CAT 23 FRACTION	Y39603	3/25/10
CAT 25	92766	3/25/08
CAT 35 to CAT 42	92776 to 92783	3/25/08
CAT 51 to CAT 56	95728 TO 95733	3/25/08
BOMBER 1	56979	3/25/08
BOMBER 2	56987	3/25/08
BOMBER 3	56980	3/25/08
BOMBER 5	56981	3/25/08
BOMBER 6	56988	3/25/08
CAT 05 to CAT 12	92205 to 92212	3/25/08
CAT 21 to CAT 22	92221 to 92222	3/25/08
CAT 23 to CAT 24	92764 to 92765	3/25/08
CAT 47 to CAT 50	95724 to 95727	3/25/08
CAT 57	95734	3/25/08
CAT 59 TO CAT 62	95736 to 95739	3/25/08
F 29	YB37280	3/25/08
F 31	YB37282	3/25/08
F 33	YB37284	3/25/08
HELICOPTER 1	4252	3/25/08
CAT 01 FRACTION to CAT 02 FRACTION	Y51846 to Y51847	3/25/08
CAT 03 FRACTION to CAT 04 FRACTION	Y39601 to Y39602	3/25/08

CASINO A CLAIMS
Claim Name	Grant Number	Expiry Date
CAT 47 FRACTION to CAT 48 FRACTION	Y36687 to Y36688	3/25/08
CAT 57 FRACTION	Y36689	3/25/08
CAT 62 FRACTION	Y36690	3/25/08
JOE 100	Y10704	3/25/08
JOE 97	Y10701	3/25/08
MOUSE 161 FRACTION	Y35582	3/25/08
CAT 22 FRACTION	Y36686	3/2/5/10
CAT 58	95735	3/25/11
LOST 1 FRACTION to LOST 3 FRACTION	Y35585 to Y35587	3/25/10
MOUSE 162 FRACTION to MOUSE 163 FRACTION	Y35583 to Y35584	3/25/10

CASINO B CLAIMS
Claim Name	Grant Number	Expiry Date
CAS 31 to CAS 36	YB36618 to YB36623	3/25/08
CAT 63 to CAT 70	95740 to 95747	3/25/08
E 23 to E 25	YB37242 to YB37244	3/25/08
E 27 to E 32	YB37246 to YB37251	3/25/08
F 27 to F 28	YB37278 to YB37279	3/25/08
I 01 to I 04	YB37640 to YB37643	3/25/08
MOUSE 03 to MOUSE 05	Y35194 to Y35196	3/25/08
MOUSE 06 FRACTION	Y35197	3/25/08
MOUSE 07 to MOUSE 12	Y35198 to y35203	3/25/08
MOUSE 123 to MOUSE 128	Y35517 to Y35522	3/25/08
MOUSE 13 to MOUSE 16	Y35204 to Y35207	3/25/08
MOUSE 89 to MOUSE 90	Y35483 to Y35484	3/25/08
MOUSE 97 to MOUSE 98	Y35491 to Y35492	3/25/08

Claim Name	Grant Number	Expiry Date
CAT 26 FRACTION	Y51849	3/25/06
JOE 101 to JOE 104	Y10705 to 10708	3/25/06
JOE 89 to JOE 96	Y10693 to Y10700	3/25/06
JOE 91 FRACTION to JOE 96 FRACTION	Y51850 to Y51855	3/25/06
JOE 98 to JOE 99	Y10702 to Y10703	3/25/06
MOUSE 01 to MOUSE 02	Y35192 to Y35193	3/25/06

The Casino Property is located in the north-westerly trending Dawson Range mountains, about 300 km northwest of Whitehorse, Yukon Territory in a prolific megallogenic belt of the Dawson Range Mountains that escaped Pleistocene continental glaciation. The Casino Property is remote, having no all season road access. The region has at least two other extensively developed exploration properties: the Williams Creek Copper Oxide Project and the Minto Project.

The following is a description of the Casino Property. This description is taken from a report on the Casino Property dated January 2003 prepared by C.M. Rebagliati P. Eng. of Rebagliati Geological Consulting Ltd. of Vancouver, BC, Canada, and Ross Banner P.Eng. of RH Banner Ltd. of North Vancouver, BC. Canada.

Porphyry copper mineralization was first recognized at Casino in 1967. From 1967-1990 various companies drilled 57 core holes (12,294 metres) and 33 reverse circulation holes (5,188 metres). In 1991 Archer, Cathro acquired the property and completed a 21-hole HQ diamond-drilling program. In 1992 Pacific Sentinel Gold Corp. acquired the property from Archer Cathro and commenced a major exploration program. From 1992 until 1995 work included surface soil sampling, trenching investigations, 236 HQ and NQ diamond drill holes totalling 73,084 metres, comprehensive metallurgical investigations, environmental studies and socio economic activities culminating in a project scoping study. The scoping study envisioned a large-scale open pit mine, conventional flotation concentrator that would produce a copper-gold concentrate for sale to Pacific Rim smelters.

The exploration completed to date has identified the following for Measured and Indicated Resources, as defined by National Instrument 43-101:

Material	Cut-off (%Cu)	Tonnage Above Cut-off Million Tonnes	Gold g/t	Copper %	Moly %	Cu Eq %
Supergene Oxide(1)	0.3	42	0.35	0.33	0.02	0.67
Supergene Sulphide(1)	0.3	124	0.32	0.32	0.03	0.64
Hypogene(1)	0.3	798	0.22	0.20	0.02	0.45

(1)	Calculation of Copper equivalent was based on the following formula:
Cu EQ% = (Cu%) + (Aug/t x 11.25/17.64) + (Mo % 99.21/17.64) using metal prices of US$.80 a pound for copper, US$350 per ounce for gold and US$4.50 a pound for molybdenum.

The Casino Property is without known ore reserves and any exploration undertaken by the Company in the future will be exploratory in nature.

APPLE BAY PROPERTY, VANCOUVER ISLAND

Pursuant to an option agreement dated February 3, 2005 between Regalito and Electra Gold Ltd., Regalito was granted the option to earn 100% interest in the Apple Bay Claims, which surround the Hushamu Property on northern Vancouver Island, BC. The Apple Bay Claims are described as follows:

Claim Name	Tenure Number	Expiry Date
APPLE BAY ONE	371773	August 5, 2007
APPLE BAY THREE	371777	August 5, 2007
COAL HARBOUR #1 and COAL HARBOUR #2	372883 and 372884	August 5, 2006
APPLE BAY FIVE	373854	August 5, 2007
APPLE BAY FOUR	374744	August 5, 2007
HANKIN POINT 1 and HANKIN POINT 2	376138 and 376139	August 5, 2006
APPLE BAY TWO	377240	August 5, 2008
APPLE BAY SIX and APPLE BAY SEVEN	384437 and 384438	August 5, 2006
APPLE BAY EIGHT to APPLE BAY TEN	392518 TO 392520	August 5, 2006
APPLE BAY ELEVEN and APPLE BAY TWELVE	392727 and 392728	August 5, 2006
APPLE BAY THIRTEEN to APPLE BAY SIXTEEN	392754 to 392757	August 5, 2006
APPLE BAY SEVENTEEN to APPLE BAY NINETEEN	394716 to 374718	August 5, 2006
APPLE BAY TWENTY and APPLE BAY TWENTY-ONE	398335 and 398336	August 5, 2006
APPLE BAY TWENTY-TWO	399238	August 5, 2006
HEP 1 and HEP 2	400678 and 400679	August 5, 2006
HEP 4 and HEP 3	402031 and 402032	August 5, 2006
APPLE BAY TWENTY-THREE to APPLE BAY TWENTY-SEVEN	402033 to 402037	August 5, 2006
NORTHWEST 900	402513	May 25, 2006
RD-1	402514	May 25, 2006
NORTHWEST 901 to NORTHWEST 905	405216 to 405220	May 25, 2006
NORTHWEST 906 and NORTHWEST 907	405518 and 405519	May 25, 2006
NORTHWEST 908	409342	April 22, 2006
NORTHWEST 909	410260	April 22, 2006
HUSH 600 and HUSH 601	413045 and 413046	August 5, 2006
BAY 1 to BAY 4	416121 TO 416124	August 5, 2006
(Conversion of RD-2 and RD-3)	501677	May 25, 2006

In order to earn the interest in the property Lumco shall, subject to the terms hereof, make a total of $200,000 in cash payments to Electra as follows:

(a)	$20,000 on the date of the agreement (paid);
(b)	$40,000 in cash on February 3, 2006;
(c)	$60,000 cash on February 3, 2007;
(d)	$80,000 in cash on February 3, 2008; and

upon a production decision, pay to Electra $800,000 in cash or Lumco stock, in Lumco’s sole discretion, valued at the then share price.

The Apple Bay Claims are without known ore reserves and without any exploration undertaken by Lumco in the future will be exploratory in future.

REDSTONE PROPERTY, NORTHWEST TERRITORIES

In September 2002 Regalito through CRS acquired a 100% interest from Redstone Resources Inc. (“Redstone”) of Vancouver, BC, in five mining leases known as the Redstone Property located in the Northwest Territories. In consideration for the Redstone Property, Redstone was paid the sum of US$500,000. In addition, Redstone was granted a Net Smelter Return royalty to be calculated monthly as follows:

NSR %	Average Price of Copper(1)
3	If less than or equal to US$0.75 per pound
3.5	If greater than US$0.75 and less than or equal to US$1.00 per pound
4	If greater than US$1.00 per pound

(1) The average of the New York Commodities Exchange final daily spot Prices for Copper reported for the calendar month of production.

The Redstone Property consists of five mining leases (5,661.75 hectares) located in the Nahanni Mining District in the Northwest Territories, 290 kilometres south of Norman Wells, Northwest Territories, and 300 kilometres north of Watson Lake, Yukon Territory. The leases are more particularly described as follows:

Lease Number	Expiry Date
2416	October 19, 2005
2417	October 19, 2005
2505	July 23, 2005
2506	July 23, 2005
2684	November 29, 2005

The following is description is taken from a report of the Redstone Property dated March 2003 prepared by A.W. Gourlay P.Geol., F.G.A.C. of Vancouver, British Columbia, Canada.

The Redstone copper deposit is located 290 kilometres south of Norman Wells in the Nahanni Mining District, Northwest Territories. The property comprises 5 Mining Leases totalling 5,661.75 hectares (13,990 acres) owned by Lumina Copper Corp. The copper occurrences, which are of the “red-bed copper” type, were discovered by regional prospecting during 1961. Subsequently, the property has undergone a number of exploration campaigns by the following companies: Redstone Mines Ltd., Cerro Mining Company of Canada Limited and Shell Canada Resources, Ltd. A total of 15,529 metres of diamond drilling in 56 holes has been completed to date on the property.

Exploration completed to date has identified the following Inferred Mineral Resource as defined by National Instrument 43-101:

Class	Cut-off (%Cu)	Tonnage Above Cut-off Million Tonnes	Copper %	Ag g/t
Inferred	2.5%	33.6	3.92	9.0

The Redstone property is without known ore reserves and any exploration undertaken by the Company in the future will be exploratory in nature.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

Attached as Schedule “A” to the Management Proxy Circular is a summary of historical financial data for Regalito for the years ended December 31, 2004 and 2003 derived from the financial statements of Regalito at each of those dates. As well, at Schedule “A” to the Circular is the unaudited pro forma consolidated balance sheet for Lumco as at

December 31, 2004. The unaudited pro forma consolidated balance sheet was prepared as if the Arrangement had occurred on December 31, 2004.

MARKET FOR SECURITIES

An application will be made for the listing and posting on the TSX of Lumco’s Common Shares. The listing of the Lumco Common Shares on the TSX will be subject to Lumco meeting the TSX’s original listing requirements. If Lumco is not able to meet the original listing requirements of the TSX then Lumco will seek to list the Lumco Common Shares on the TSX-V. Conditional listing approval has not yet been obtained and there can be no assurance that the Lumco Common Shares will be listed on the TSX or any other stock exchange. While Lumco intends to continue to seek a listing for the Lumco Common Shares if such shares are not listed on the TSX, delays in obtaining, or the inability to obtain such listings will not be a condition of the parties to the completion of the Plan of Arrangement. There can be no assurance that the necessary discretionary orders or exemptions will be granted by the applicable regulatory authorities or that the Lumco Common Shares will be listed on any stock exchange.

DIRECTORS AND OFFICERS

The following table sets forth certain information about those persons who will be directors and officers of Lumco following completion of the Arrangement:

Name, Municipality of Residence and Position Held	Principal Occupation for past five years	Number of Lumco Common Shares held on completion of the Arrangement[1]	Percentage of Lumco Common Shares held on completion of Arrangement[1]
ROSS BEATY[3,4] Vancouver, BC Proposed Director	Geologist. Chairman of the Board of Pan American Silver Corp.	5,387,501[5]	26.05
ROSS CORY[22] Vancouver, BC Proposed Director	Senior Vice-President of Raymond James Ltd. since 2001; Senior Vice-President and Director of Goepel McDermid Inc., from 1998 to 2001	Nil	Nil
BRYAN MORRIS[2,3,4] Vancouver. BC Proposed Director	Consultant, Director of Inca Pacific Resources Ltd since February 2004	Nil	Nil
ROBERT PIROOZ Vancouver, BC Proposed Secretary and Director	Lawyer. Vice-President, Secretary and an Director of Regalito since May 23, 2003; General Counsel, Vice-President and Secretary of Pan American Silver Corp., from April 1998 to October 2000 and since January 1, 2003; General Counsel and Vice President of the BCR Group of Companies, from October 2000 to December 2002	268,100	1.36
DONALD SHUMKA[2] Vancouver BC Proposed Director	President of Walden Management Ltd. a consultancy company since 2004; Managing director of Raymond James Ltd from 1993-2004	Nil	Nil
ANTHONY FLOYD Vancouver, BC Proposed CEO	Geologist. President of Inca Pacific Resources Inc. since April 1994	300,000	1.50
SANDRA LIM Vancouver, BC Proposed CFO	Certified General Accountant. An associate with the firm of Smythe Ratcliffe, Chartered Accountants, in Vancouver, BC since November 1988; Chief Financial Officer of Regalito since June 9, 2004	Nil	Nil

1.

Lumco Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof, based upon information furnished by Regalito and by the individual directors and officers.

2.	To be a member of the Audit Committee.
3.	To be a member of the Compensation Committee.
4.	To be a member of the Nominating and Governance Committee.
5.	1,812,500 of these shares are held by Kestrel Holdings Ltd., a private company owned by Mr. Beaty.

DESCRIPTION OF SHARE CAPITAL

Following the Arrangement, Lumco will be authorized to issue an unlimited number of common shares. The holders of Lumco Common Shares will be entitled to receive notice of, and to one vote per share at, every meeting of shareholders of Lumco, to receive such dividends as the board of directors declares, and to share equally in the assets of Lumco remaining upon the liquidation of Lumco after the creditors of Lumco have been satisfied.

RISK FACTORS

The risk factors contained in Schedule “M” to the Management Proxy Circular should be considered carefully. These risk factors could materially and adversely affect Lumco’s future operating results and could cause actual events to differ materially from those described in forward-looking statements relating to Lumco.

STOCK OPTION PLAN

The directors of Lumco approved the adoption of a stock option plan (the “Lumco Plan”), subject to shareholder and regulatory approval. The directors are of the view that it is in the best interests of Lumco to implement the Lumco Plan, which will enable the directors to grant options to directors, officers, employees and other service providers as a means of rewarding positive performance and providing incentive to effectively manage the affairs of Lumco.

In addition, the directors of Lumco wish to seek “disinterested shareholder approval” (such that no insider or proposed insider (or their associates) will be entitled to vote on such resolutions) to include a provision for the issuance of up to an aggregate of 200,000 shares of Lumco (the “Lumco Bonus Shares”) in each calendar year to those directors, officers, employees and consultants who are deemed to have provided extraordinary contributions to the advancement of Lumco. Any such issuance would be based on performance reviews.

The Lumco Plan is in all material aspects identical to the Lumina New Plan. The following information is intended as a brief description of the Lumco Plan and is qualified in its entirety by the full text of the Lumco Plan which is available for review by any Shareholder up until the day preceding the Meeting at Lumco’s office at Suite 1550 - 625 Howe Street, Vancouver, British Columbia:

(a)	all options will be non-assignable and non-transferable.

(b)	a maximum of 10% of the issued shares of Lumco, from time to time inclusive of the Bonus Shares, may be reserved for issuance pursuant to the exercise of options.

(c)

the exercise price of any options granted under the Lumco Plan will be determined by the board of directors, in its sole discretion, but shall not be less than the weighted average market price of the 5 trading days prior to the date the option is granted.

(d)

the number of shares which may be reserved for issuance pursuant to options granted to Insiders under the Lumco Plan, together with all of Lumco’s other previously established or proposed share compensation arrangements, in aggregate, shall not at any time exceed 10% of the total number of issued and outstanding common shares in the capital of Lumco on a non-diluted basis. The number of option shares and Bonus Shares which may be issuable under the Lumco Plan, together with all of Lumco’s other previously established or proposed share compensation arrangements, within a one-year period:

	(i)	to Insiders in aggregate, shall not exceed 10% of the outstanding issue; and
	(ii)	to any one optionee who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

(e)

subject to prior shareholder approval, the Lumco Plan limits the number of options granted together with the number of Bonus Shares issued to any one individual during a one year period to 5% of the issued and outstanding shares capital.

(f)

the Lumco Plan limits the number of options granted together with the number of Bonus Shares issued to a consultant or an employee performing investor relations activities during a one year period to 2% of the issued and outstanding shares capital.

(g)	the Lumco Plan limits the exercise period of any option grant to 10 years from the date of grant, or such lesser period as determined by the directors of Lumco.

(h)

upon expiry of an option, or in the event an option is otherwise terminated for any reason, without having been exercised in full, the number of shares in respect of the expired or terminated option will again be available for the purposes of the Lumco Plan.

(i)

if the option holder ceases to be a director of Lumco or ceases to be employed by Lumco (other then by reason of death), as the case may be, then the option granted will expire on no later than the 30th day following the date that the option holder ceases to be a director or ceases to be employed by Lumco, subject to the terms and conditions set out in the Lumco Plan.

(j)

disinterested shareholder approval must be obtained for (i) any reduction in the exercise price of an outstanding option, if the option holder is an insider; and (ii) any grant of options to any one individual, within a 12 month period, exceeding 5% of Lumco’s issued shares.

(k)

for stock options granted to employees, consultants or management company employees, Lumco represents that the proposed optionee is a bona fide employee, consultant or management company employee, as the case may be.

(l)	options will be reclassified in the event of any consolidation, subdivision, conversion or exchange of Lumco’s common shares.

(m)

the Board of Directors may make certain amendments to the Lumco Plan or any option without shareholder approval. The directors have the authority to make changes such as: amendments of a “housekeeping” nature; a change to the vesting provisions of an option or the Lumco Plan; a change to the termination provisions of an option or the Lumco Plan which does not entail an extension beyond the original expiry date; and the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying options from the Lumco Plan reserve. Amendments which reduce the exercise price or extend the term of an option held by an insider or which increase the fixed maximum percentage of common shares issuable under the Lumco Plan will require shareholder approval. Any amendment to the Lumco Plan is also subject to the acceptance of the TSX.

The Lumco Plan will be administered by Lumco’s secretary or such other senior officer or employee as may be designated by the board of directors from time to time. Upon the approval of the Lumco Plan by the Shareholders, shareholder approval will not be required or sought on a case-by-case basis for the purpose of the granting of options to and the exercise of options by employees of Lumco or its affiliates regularly employed on a full-time or part-time basis, directors of Lumco and persons who perform services for Lumco on an ongoing basis or who have provided, or are expected to provide, services of value to Lumco.

At the Meeting, conditional upon approval of the Arrangement, Shareholders will be asked to consider, and if thought fit to approve a resolution approving the Lumco Plan, the full text of which resolution is included in Schedule “F” hereto under the heading Lumco Plan Resolution.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Lumco’s auditors are Grant Thornton LLP, Chartered Accountants, of Suite 2800 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N3.

The registrar and transfer agent for Lumco is Pacific Corporate Trust Company, 10th floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8.

SCHEDULE “M”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

RISK FACTORS

In evaluating the Arrangement Lumina Shareholders should carefully consider, in addition to the other information contained in this management Circular, the following risk factors which apply to Lumina and will apply to Regalito, Global, Norco and Lumco as appropriate after the Effective Date.

(1)      The mineral properties of Lumina are in the exploration stage only and consequently exploration of Lumina’s mineral properties may not result in any discoveries of commercial bodies of mineralization.

The property interests owned by Lumina or in which it has an option to earn an interest are in the exploration stages only, are without known bodies of commercial mineralization, and have no ongoing mining operations. Mineral exploration involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. Exploration of Lumina’s mineral exploration may not result in any discoveries of commercial bodies of mineralization.

(2)      Lumina has no significant source of operating cash flow and failure to generate revenues in the future could cause Lumina to go out of business.

As none of Lumina’s mineral properties currently have ore reserves, Lumina has no revenues from operations. Lumina has limited financial resources. Lumina’s ability to achieve and maintain profitability and positive cash flow is dependent upon Lumina’s ability to:

  locate a profitable mineral property;
  generate revenues; and
  reduce exploration costs.

Additional funds raised by Lumina through the issuance of equity or convertible debt securities will cause Lumina’s current shareholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of Lumina’s common shareholders.

Lumina does not have any contractual restrictions on its ability to incur debt and, accordingly, Lumina could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict Lumina’s operations.

(3)      Government expropriation or regulation may prevent or restrict mining of any of Lumina‘s mineral deposits.

Even if Lumina’s mineral properties are proven to host economic reserves of copper or other precious or non-precious metals, factors such as governmental expropriation or regulation may prevent or restrict mining of any such deposits. Exploration and mining activities may be affected in varying degrees by government policies and regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of Lumina and may adversely affect its business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety.

(4)      Seven of Lumina’s mineral properties are in foreign countries and as such that portion of Company’s business may be exposed to various levels of political, economic and other risks and uncertainties.

Seven of Lumina’s eleven mineral properties are located in Argentina, Peru or Chile. As a portion of Lumina’s business is carried on in a number of foreign countries it is exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to, terrorism, hostage taking, military repression, expropriation, changing tax laws, extreme fluctuations in currency exchange rates, high rates of inflation and labour unrest. The status of Peru, Argentina and Chile as developing countries may make it more difficult for Lumina to obtain any required exploration financing for its Peruvian, Argentinean and Chilean projects.

Changes, if any, in mining or investment policies or shifts in political attitude in Peru, Argentina and Chile may adversely affect Lumina’s operations in these countries. Operations may be effected in varying degrees by government regulations with respect to, but not limited to restrictions on expropriation of property, foreign investment, maintenance of claims, environmental legalisation, land use and land claims of local people.

Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on Lumina’s operations.

(5)      The mineral exploitation industry is intensely competitive in all its phases and Lumina competes with many companies possessing greater financial resources and technical facilities.

The mineral exploitation industry is intensely competitive in all its phases. Lumina competes with many companies possessing greater financial resources and technical facilities than itself for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees. In addition, there is no assurance that even if commercial quantities of minerals are discovered, a ready market will exist for their sale. Factors beyond the control of Lumina may affect the marketability of any minerals discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Lumina not receiving an adequate return on invested capital or losing its invested capital. As Lumina is in the exploration stage, the above factors have had no material impact on operations or income.

(6)      Substantial expenditures are required to be made by Lumina to establish ore reserves and Lumina may not either discover minerals in sufficient quantities or grade or may not have the necessary required funds.

Substantial expenditures are required to establish ore reserves through drilling. Although substantial benefits may be derived from the discovery of a major mineralized deposit, Lumina may not discover minerals in sufficient quantities or grades to justify commercial operation and the funds required for development may not be obtained on a timely basis. Estimates of reserves and mineral deposits can also be affected by environmental factors, unforeseen technical difficulties and unusual or unexpected geological formations. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

(7)      Lumina does not presently have insurance covering any of its mineral properties and as a consequence could incur considerable costs.

Mineral exploration involves risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which Lumina has a direct or indirect interest may be subject to all the hazards and risks normally incidental to exploration of precious and non-precious metals, any of which could result in work stoppages, damage to property, and possible environmental damage. Lumina does not presently have insurance covering any of its mining properties and does not presently intend to obtain liability insurance.

(8)      Lumina’s mineral properties may be subject to prior unregistered agreements or transfers or native land claims and as such title to some of Lumina’s mineral properties may be affected.

Although Lumina has sought and received such representations as it has been able to achieve from vendors in connection with the acquisition of or options to acquire an interest in its mining properties and has conducted its own investigation of legal title to each such property, the mining properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.

(9)      All phases of Lumina’s operations in Canada are subject to environmental regulations which may cause Lumina to invoke more stringent standards.

All phases of Lumina’s operations in Canada are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Legislation and regulations implemented by the Ministry of Energy and Mines directly affect the mining industry in the Province of British Columbia, where Lumina’s Hushamu and Apple Bay Properties are located. Legislation and regulations implemented by the Department of Resources, Wildlife and Economic Development directly affects the mining industry in the Northwest Territories, where Lumina’s Redstone Property is located. Legislation and regulations implemented by the Department of Energy, Mines and Resources affects the mining industry in the Yukon Territory where Lumina’s Casino Property is located.

Although compliance with such laws is not presently a significant factor in Lumina’s operations, compliance with future changes in environmental regulation, if any, may adversely affect Lumina’s operations.

(10)      The price of copper, base and precious metals has fluctuated widely in recent years and may adversely affect the economic viability of any of Lumina’s mineral properties.

Lumina’s revenues, if any, are expected to be in large part derived from the mining and sale of copper and other precious and non-precious metals. The price of those commodities has fluctuated widely, particularly in recent years, and is affected by numerous factors beyond Lumina’s control including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, consumption patterns, speculative activities and increased production due to new mine developments and improved mining and production methods. The effect of these factors on the price of copper, base and precious metals and therefore the economic viability of any of Lumina’s mining properties cannot be accurately predicted but may adversely affect Lumina’s operation and its ability to raise capital.

(11)      Certain of Lumina's directors are also directors, officers or shareholders of other companies that are engaged in the business of acquiring, developing and exploiting natural resource properties and accordingly conflicts of interest may arise.

Certain of Lumina's directors are also directors, officers or shareholders of other companies that are engaged in the business of acquiring, developing and exploiting natural resource properties. Such associations may give rise to conflicts of interest from time to time. Such a conflict poses the risk that Lumina may enter into a transaction on terms which place Lumina in a worse position than if no conflict existed.

Anthony Floyd, President of Lumina, is also the president, a principal and a director of Inca Pacific Resources Inc. (“Inca”). Inca is a junior mining company engaged in the exploration of copper in Peru. As a condition of employment with Lumina, Mr. Floyd required that the possible competing interests of Lumina and Inca be resolved as between them in order to address inevitable conflicts or perceived conflicts. Lumina and Inca agreed Inca shall be given the first right to acquire all grassroots copper exploration opportunities in the country of Peru of which Lumina or its executives become aware. As Lumina is not currently planning to undertake exploration of grassroots copper properties, this may be of no impact to Lumina's business practices. Inca has agreed that Lumina shall be given first right to acquire advanced stage copper properties with defined resources of which Inca or its executives become aware in the country of Peru. Inca and Lumina have agreed to review and renew this commitment annually.

(12)      Impact of Government Regulations on Lumina’s Business

Some of the projects in which Lumina has an interest are located in Chile, Argentina and Peru. Mineral exploration and mining activities in Chile, Argentina and Peru may be affected in varying degrees by political instability and government regulations relating to the mining industry. Any changes in regulations or shifts in political conditions are beyond the control of Lumina and may adversely affect its business. Lumina does not maintain and does not intend to purchase political risk insurance. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriations of property, environmental legislation and mine safety. The status of Chile, Argentina and Peru as developing countries may make it more difficult to obtain any required exploration financing for projects. The effect of all of these factors cannot be accurately predicted. All of the Chilean, Argentinean and Peruvian economies have experienced recessions in recent years and there can be no assurance that their economies will recover from such recessions.

(13)      There are risks relating to an uncertain or unpredictable political environment in Argentina, Chile and Peru which may affect the Company’s operations in that country

Some of the Company’s mineral properties are located in Argentina, Chile and Peru. There are risks relating to an uncertain or unpredictable political environment in Argentina and Peru. In the short term, significant macroeconomic instability in the region is expected to negatively impact on the business environment and may lead to longer term negative changes in the national approach taken to ownership by foreign companies of natural resources. Argentina recently suffered severe economic difficulties including significant currency devaluation.

In response to the political and economic instability in Argentina, in January 2002 the Argentinean government announced the abandonment of the one-to-one peg of the Argentina peso to the US dollar. During the economic crisis Argentina defaulted on foreign debt repayments and, from November 2002 to January 2003 Argentina defaulted on the repayment on a number of official loans to multinational organizations. In January 2003, the International Monetary Fund agreed to reschedule certain debt owned by Argentina and approved a short term credit line to repay debts to multinational organizations that could not be postponed.

There is the risk of political violence and increased social tension in both Argentina and Peru as a result of the economic crisis in Argentina and because both countries have experienced increased civil unrest, crime and labour unrest. Roadblocks by members of the local communities, unemployed people and unions can occur on most national and provincial routes without notice. Civil disruptions may become more frequent if the economic situation in Argentina and Peru continues to deteriorate.

(14)      Terrorism

Peru has been the subject of terrorism by the Sendero Luminoso, a Maoist group intent on creating a socialist government, and the Tupac Amaru Revolutionary Movement (the “MRTA”). In recent years neither group has been active. In 1997, the Sendero Luminoso was implicated in a car-bombing. In 1996-1997, 17 people were killed when the MRTA attacked the Japanese embassy in Peru. Lumina may not be able to find suitable labor for its Peruvian projects, may have difficulty in obtaining financing for its Peruvian projects and may not be able to continue its activities if the terrorism resumes.

(15)      Foreign Subsidiaries

Lumina conducts operations through foreign (Cayman Islands, Bahamian, Argentinean, Peruvian and Chilean) subsidiaries, joint ventures and divisions, and substantially all of its assets are held in such entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and such entities, or among such entities, could restrict Lumina’s ability to fund its operations efficiently. Any such limitations, or the perception that such limitations may exist now or in the future, could have an adverse impact on the Issuer’s valuation and stock price

(16)      Acquisition Strategy

As part of Lumina’s business strategy, it will continue to seek new mining and development opportunities in the mining industry. In pursuit of such opportunities, Lumina may fail to select appropriate acquisition candidates or negotiate acceptable arrangements, including arrangements to finance acquisitions or integrate the acquired businesses and their personnel into Lumina. Lumina cannot assure that it can complete any acquisition or business arrangement that it pursues, or is pursuing, on favourable terms, or that any acquisitions or business arrangements completed will ultimately benefit Lumina’s business.

(17)      Certain mineral right holdings of the Company are currently the subject of litigation

Two of the Company’s mineral right holdings are the subject of ongoing litigation being the San Jose claims at the San Jorge Property and the El Molino claims at the Galeno Property. The Company does not consider the claims in dispute to be material to the development of the respective properties but an unfavourable ruling could limit the expansion of the known mineral resource. The Company believes it will be successful in defending both cases however the Company cannot guarantee the results of either case.

(18)      Foreign Subsidiaries

The Company conducts operations through foreign (Cayman Islands, Bahamian, Argentinean, Peruvian and Chilean) subsidiaries, joint ventures and divisions, and substantially all of its assets are held in such entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and such entities, or among such entities, could restrict the Company’s ability to fund its operations efficiently. Any such limitations, or the perception that such limitations may exist now or in the future, could have an adverse impact on the Issuer’s valuation and stock price.

(19)      Tax consequences based on valuations obtained by Lumina

The anticipated tax consequences of the proposed transactions to both Lumina and its shareholders are based on estimates of the fair market value of Lumina’s assets which were obtained by Lumina from an independent third party valuator. The valuations obtained from the valuator are not binding on the Canada Revenue Agency and if the Canada Revenue Agency disagrees with these valuations, the tax consequences to both Lumina and its shareholders may differ from those set out herein.

(20)      Potential adverse tax consequences to annuitants of RRSP’s and RRIF’s and to DPSP’s and RESP’s which acquire Global Common Shares

As Global may delay the listing of its Common Shares acquired under the Arrangement the Global Common Shares may not be a qualified investment for a registered retirement savings plan (a “RRSP”), a registered retirement income fund (a “RRIF”), a deferred profit sharing plan (a “DPSP”) or a registered education savings plan (a “RESP”) at the time of acquisition. As a result, there will be adverse tax consequences to annuitants of RRSP’s and RRIF’s, and to DPSP’s and RESP’s as a consequence of acquiring Global Common Shares. In the event Lumco and/or Norco does not obtain a listing on either the TSX or the TSX-V the Common Shares of the company not listing its shares may not be a qualified investment for a RRSP, RRIF, DPSP or a RESP and adverse tax consequences will arise.

(21)      Dissenting Shareholders

If Lumina receives Notice of Dissent from Shareholders holding greater than 1% of the outstanding Lumina Common Shares management of Lumina may at their option not implement the Plan of Arrangement.

(22)      Failure to obtain Court, Shareholder, TSX and/or AMEX approval to the Plan of Arrangement

The Plan of Arrangement is subject to the approval of the Shareholders, TSX, AMEX and the Supreme Court of the Province of British Columbia. There is no assurance that the Shareholders, TSX, AMEX and the Supreme Court of the Province of British Columbia will approve the Plan of Arrangement. If Lumina does not receive approval from all parties Lumina will not proceed with the Plan of Arrangement.

(23)      The Plan of Arrangement may not produce the anticipated benefits

Notwithstanding that Lumina completes the Plan of Arrangement the reasons for the Plan of Arrangement and the anticipated benefits may not materialize.

(24)      As Lumina is a Canadian company it may be difficult for U.S. shareholders of Lumina to effect service on Lumina or to realize on judgements obtained against Lumina in the United States

Lumina is a Canadian corporation. All of its directors and all but one of its officers are residents of Canada and a significant part of its assets are, or will be, located outside of the United States. As a result, it may be difficult for shareholders resident in the United States to effect service within the United States upon Lumina, directors, officers or experts who are not residents of the United States, or to realize in the United States judgments of courts of the United States predicated upon civil liability of any of Lumina, directors or officers under the United States federal securities laws. If a judgment is obtained in the U.S. courts based on civil liability provisions of the U.S. federal securities laws against Lumina or its directors or officers, it will be difficult to enforce the judgment in the Canadian courts against Lumina and any of Lumina’s non-U.S. resident executive officers or directors. Accordingly, United States shareholders may be forced to bring actions against Lumina and its respective directors and officers under Canadian law and in Canadian courts in order to enforce any claims that they may have against Lumina or its directors and officers. Nevertheless, it may be difficult for United States shareholders to bring an original action in the Canadian courts to enforce liabilities based on the U.S. federal securities laws against Lumina and any of Lumina’s non-U.S. resident executive officers or directors.

SCHEDULE “N”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

TSX GUIDELINES

Toronto Stock Exchange – Statement of Corporate Governance Practices

		TSX Corporate	Does Lumina	Discussion
		Governance Guidelines	Align?

1.		Board of Directors should explicitly assume responsibility for the stewardship of the corporation and specifically for:	Yes

The Board’s principal responsibilities are to supervise and evaluate management, to oversee the conduct of Lumina’s business, to set policies appropriate for the business of Lumina and to approve corporate strategies and goals. The Board is to carry out its mandate in a manner consistent with the fundamental objective of enhancing shareholder value.

	(a)	Adoption of a strategic planning process	Yes

The Board’s written mandate requires it to adopt, supervise and provide guidance on Lumina’s strategic planning process and approve a strategic plan which takes into account, among other things, the opportunities and risks of Lumina’s business. Board meetings from time to time focus on substantial strategic planning matters. Each year the Board reviews and approves a strategic plan and budget.

	(b)	Identification of specific risks and implementing risk management systems	Yes

The Board’s written mandate requires it to identify the principal risks of Lumina’s business and ensure the implementation of appropriate risk management systems. The Board has put structures in place, including the Audit Committee and the Environmental Committee, for the identification of principal risks, and is taking reasonable steps to manage these risks. All capital plans, any transactions for hedging arrangements or forward sales or purchases of silver or other metals, and any policies for management of foreign currency risk require the prior approval of the Board or a committee thereof.

	(c)	Succession planning and monitoring senior management	Yes

The Board’s written mandate requires it to ensure that Lumina has management of the highest calibre and maintains adequate and effective succession planning for senior management. The Compensation Committee and the Board as a whole reviews succession and management development plans on a regular basis.

	(d)	Communications policy	Yes	The Board’s written mandate requires it to oversee Lumina’s communications policy with its shareholders and with the public generally.

		TSX Corporate	Does Lumina	Discussion
		Governance Guidelines	Align?

Lumina presently conducts an active shareholder relations program under the direction of its Vice- President, Corporate Relations. The programs involves meeting with a broad spectrum of investors, including conference calls with analysts, investment fund managers and interested members of the public with respect to reported financial results and other announcements by Lumina, as well as meeting with individual investors, members of the press and the public. Shareholders are informed of developments in Lumina by the issuance of timely press releases.

Management of Lumina and the Vice-President, Corporate Relations, in particular, routinely make themselves available to shareholders to respond to questions and concerns. Shareholder concerns are dealt with on an individual basis, usually by providing requested information. Significant shareholders’ concerns are brought to the attention of management or the Board.

The Board monitors the policies and procedures that are in place to provide for effective communication by Lumina with its shareholders and with the public generally, including effective means to enable shareholders to communicate with senior management and the Board. The Board also monitors the policies and procedures that are in place to maintain a cohesive and positive image of Lumina with shareholders, the mining industry, governments and the public generally.

	(e)	Integrity of internal control and management information systems	Yes

The Board’s written mandate requires it, and specifically the Audit Committee, to oversee management’s reporting on internal controls and ensure that management has designed and implemented an effective system of internal controls. The Audit Committee reviews on a regular basis, and makes recommendations for improvements to, the adequacy of the corporation’s internal controls and management information systems.

2.		Majority of directors should be “unrelated” (independent of management)	No

The Board is currently comprised of two unrelated directors and three related directors. A third unrelated director will replace a related director on the Board on or before July 31, 2005, for the purposes of the TSX Guidelines and the AMEX rules.

		TSX Corporate	Does Lumina	Discussion
		Governance Guidelines	Align?

3.		Disclose for each director whether he or she is related, and how that conclusion is reached	Yes	Anthony Floyd – related as he is an officer Robert Pirooz – related as he is an officer Ross Beaty – related as he a control party

For the remainder of the directors, none of them or their associates has: (i) worked for the Lumina; (ii) entered into material contracts with Lumina; or (iii) received remuneration from Lumina in excess of directors fees, stock options and reimbursement of expenses associated with attendance at Board meetings.

4.	(a)	Appoint a committee responsible for appointment/assessment of directors	Yes

The Nominating and Governance Committee is required to identify, review the qualifications of and recommend to the Board possible nominees for election or re-election to the Board at each annual general meeting of Lumina and to identify, review the qualifications of and recommend to the Board possible candidates to fill vacancies on the Board between annual general meetings. The Nominating and Governance Committee also annually reviews and makes recommendations to the Board with respect to the composition of the Board.

	(b)	Composed exclusively of outside, non-management directors, the majority of whom are unrelated	Yes	All members of the Nominating and Governance Committee are outside, non-management and unrelated directors.

5.		Implement a process for assessing the effectiveness of the Board of directors, its committees and individual directors	Yes

The Nominating and Governance Committee oversees the effective functioning of the Board and annually reviews and makes recommendations to the Board with respect to: (i) the composition of the Board; (ii) the appropriateness of the committees of the Board, their mandates and responsibilities and the allocation of directors to such committees; and (iii) the appropriateness of the terms of the mandate and responsibilities of the Board.

6.		Provide orientation and education programs for new directors	Yes

Each new director, on joining the Board, is given an outline of the nature of Lumina’s business, its corporate strategy, current issues within Lumina, the expectations of Lumina concerning input from directors and the general responsibilities of Lumina’s directors. New directors are required to meet with management of Lumina to discuss and better understand the business of Lumina and will be advised by counsel to Lumina of their legal obligations as directors of Lumina. Directors have been and will continue to be given tours of Lumina’s silver mines and development sites to

		TSX Corporate	Does Lumina	Discussion
		Governance Guidelines	Align?

give such directors additional insight into Lumina’s business.

7.		The Board of Directors should examine its size and where appropriate reduce the number of directors, with a view to improving effectiveness	Yes

The Nominating and Governance Committee annually reviews and makes recommendations to the Board with respect to its size. Both the Nominating and Governance Committee and the Board as a whole believe that the size of Lumina’s board of directors is appropriate in light of Lumina’s current size and scope of operations.

8.		Review compensation of directors to reflect risk and responsibility	Yes	The Nominating and Governance Committee reviews directors’ compensation annually.

9.		Committees should generally be composed of non- management directors	Yes

The Board’s Committees are composed of non- management directors, except the Environmental Committee. All of Lumina’s directors are members of the Environmental Committee, reflecting Lumina’s commitment to conduct its operations in an environmentally ethical manner having regard to local laws, requirements and policies. A majority of the members of the Environmental Committee are non-management and unrelated directors.

10.		Assign a committee responsible for approach to Corporate Governance	Yes

The Nominating and Governance Committee assists the Board in providing efficient and effective corporate governance for the benefit of shareholders. It also annually reviews and makes recommendations to the Board with respect to: (i) the appropriateness of the mandates and responsibilities of the committees of the Board; and (ii) the appropriateness of the terms of the mandate and responsibilities of the Board.

11.		Define limits to management’s responsibilities by developing position descriptions for:

	(a)	the Board of Directors	Yes	In May 2004 Lumina’s Board adopted a formal written mandate which defined its stewardship responsibilities.

	(b)	the Chief Executive Officer	Yes

The Board’s written mandate includes terms of reference for the Chief Executive Officer. The Board expects the Chief Executive Officer and management of Lumina to conduct the business of Lumina in accordance with Lumina’s ongoing strategic plan and to meet or surpass the annual and long-term goals of Lumina set by the Board in consultation with management.

		TSX Corporate	Does Lumina	Discussion
		Governance Guidelines	Align?

	(c)	Board of Directors should approve Chief Executive Officer’s corporate objectives	Yes

As part of its annual strategic planning process, the Chief Executive Officer annually presents his business and operational plans to the Board. In response, the Board’s specifies its expectations of the Chief Executive Officer and management both over the next financial year and in the context of Lumina’s long-term goals. The Board reviews management’s progress in meeting these expectations at meetings held throughout the year.

12.		Establish structures and procedures to ensure the Board of Directors can function independently of management	Yes

Procedures are in place to allow the Board to function independently of management at such times as are desirable and necessary. Such procedures include: (i) the appointment of a committee of directors independent of management; (ii) the appointment of a “lead director” of the Board who is independent of management of Lumina; and (iii) the institution of mechanisms to allow directors who are independent of management an opportunity to discuss issues in the absence of management. The Nominating and Governance Committee ensures that the Board can function independently of management.

13.	(a)	Establish an Audit Committee with a specifically defined mandate	Yes	The mandate of the Audit Committee is described in detail in the Information Circular under the heading “Corporate Governance – Board Committees – Audit Committee”.

	(b)	All members should be non- management directors	No

The Audit Committee is currently comprised of two non-management and independent directors and one non-independent director. A third independent director will replace the non- independent director on the Audit Committee on or before July 31, 2005, for the purposes of the TSX Guidelines and the AMEX rules.

14.		Implement a system to enable individual directors to engage outside advisors at corporation expense	Yes

Individual directors may, in appropriate circumstances and subject to the approval of the Nominating the Governance Committee, engage independent advisors at the expense of Lumina. Additionally, the Audit Committee is empowered to instruct and retain outside counsel or other experts as necessary.

SCHEDULE “O”
(to the Management Proxy Circular of Lumina Copper Corp. dated April 1, 2005)

NEW LUMINA PLAN

LUMINA COPPER CORP.

STOCK OPTION AND STOCK BONUS PLAN

1.            PURPOSE OF THE PLAN

Lumina Copper Corp. (the “Company”) hereby establishes a stock option plan for directors, officers and Service Providers (as defined below) of the Company and its subsidiaries, to be known as the “Stock Option and Stock Bonus Plan” (the “Plan”). The purpose of the Plan is to give to directors, officers and Service Providers, as additional compensation, the opportunity to participate in the progress of the Company by: (i) granting to such individuals options, exercisable over periods of up to ten years as determined by the board of directors of the Company, to buy shares of the Company at a price equal to the weighted average market price on the five trading days prior to the date the option is granted; or (ii) issuing to such individuals common shares in the capital of the Company.

2.             DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1           “Associate” means an associate as defined in the Securities Act (British Columbia).

2.2           “Board” means the board of directors of the Company.

2.3            “Bonus Shares” has the meaning ascribed thereto in section 6.1 of this Plan.

2.4           “Company” means Lumina Copper Corp. and its successors.

2.5            “Disability” means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

(a)

being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(b)	acting as a director or officer of the Company or its subsidiaries.

2.6            “Exchanges” means the Toronto Stock Exchange and the American Stock Exchange, and, if applicable, any other stock exchange or securities market on which the Shares are listed.

2.7            “Expiry Date” means the date set by the Board under section 3.1 of this Plan, representing the last date on which an Option may be exercised.

2.8            “Grant Date” means the date specified in an Option Agreement as the date on which an Option is granted.

2.9            “Insider” means:

(a)	an insider as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of the Company; and

(b)	an Associate of any person who is an insider under subsection (a).

2.10            “Market Price” of Shares at any date means the weighted average trading price of the Shares on the Toronto Stock Exchange or the American Stock Exchange as selected by the Board or, if the Shares are listed on neither the Toronto Stock Exchange nor the American Stock Exchange, such other stock exchange or securities market on which Shares are listed as is selected by the Board, on the five trading days (on which at least one board lot of the Shares was traded) prior to such date.

2.11            “Option” means an option to purchase Shares granted pursuant to this Plan.

2.12            “Option Agreement” means an agreement, in substantially the form attached hereto as Schedule A, whereby the Company grants to an Optionee an Option.

2.13            “Option Price” means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 5 of this Plan.

2.14            “Option Shares” means the aggregate number of Shares which an Optionee may purchase under an Option.

2.15            “Optionee” means each of the directors, officers and Service Providers granted an Option pursuant to this Plan and their heirs, executors and administrators.

2.16            “Plan” means this Stock Option and Stock Bonus Plan.

2.17            “Service Provider” means:

(a)	an employee of the Company or any of its subsidiaries;

(b)	any other person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company; and

(c)

any person who is providing ongoing management or consulting services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under subsection 2.17(b) of this Plan.

2.18            “Shares” means the common shares in the capital of the Company as constituted on the date of this Plan provided that, in the event of any adjustment pursuant to section 5 of this Plan, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.19            “Unissued Option Shares” means the number of Shares, at a particular time, which have been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of section 5 of this Plan, such adjustments to be cumulative.

3.              GRANT OF OPTIONS

3.1            Option Terms. The Board may from time to time authorize the issue of Options to directors, officers and Service Providers of the Company and any of its subsidiaries. The Option Price under each Option shall be the Market Price on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than ten years from the Grant Date. Any Options which are exercised, expire or terminated will be available for re-granting under the Plan. Options shall be non-assignable and non-transferable, and subject to such vesting provisions as the Board in their sole discretion shall determine.

3.2            Limits on Shares Issuable on Exercise of Options and on the Grant of Bonus Shares. The maximum number of Shares which may be issuable pursuant to Options granted or Bonus Shares issued under the Plan shall be equal to, but will not exceed at any time, 10% of the total number of the issued and outstanding common shares in the capital of the Company as of the Grant Date on a non-diluted basis. The number of Shares issuable to any one Optionee under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, shall not exceed 5% of the total number of issued and outstanding common shares in the capital of the Company on a non-diluted basis. The number of Shares issuable to a Service Provider that is a consultant or an employee performing investor relations activities during a one year period shall not exceed 2% of the issued and outstanding common shares in the capital of the Company on a non-diluted basis. The number of

Shares which may be reserved for issuance pursuant to Options granted to Insiders under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, in aggregate, shall not at any time exceed 10% of the total number of issued and outstanding common shares in the capital of the Company on a non-diluted basis. The number of Option Shares and Bonus Shares which may be issuable under the Plan, together with all of the Company’s other previously established or proposed share compensation arrangements, within a one-year period:

(a)	to Insiders in aggregate, shall not exceed 10% of the outstanding issue; and

(b)	to any one Optionee who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

For the purposes of this section, Option Shares and Bonus Shares issued pursuant to an entitlement granted prior to the Optionee or recipient of the Bonus Shares becoming an Insider may be excluded in determining the number of Shares issuable to Insiders. For the purposes of subsections (a) and (b) above, “outstanding issue” is determined on the basis of the number of common shares in the capital of the Company that are outstanding immediately prior to the Option Share or Bonus Share issuance in question, excluding common shares in the capital of the Company issued pursuant to share compensation arrangements prior to such one-year period.

3.3            Option Agreements. Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.              EXERCISE OF OPTION

4.1            Manner of Exercise. An Option shall be exercisable by the Optionee delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon the Company’s receipt of such notice and payment there will be a binding contract for the issue of the Option Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the Optionee’s cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case:

(a)	the Option shall not have been validly exercised; and

(b)	the Option shall no longer be exercisable unless the Board determines otherwise.

4.2            General Rule. Subject to section 4.3 of this Plan, an Option may be exercised to purchase any number of Shares up to the number of Unissued Option Shares at any time after the Grant Date up to 5:00 p.m. (Vancouver time) on the Expiry Date.

4.3            Termination of Affiliation. If an Optionee ceases to be a director, officer or Service Provider of the Company or its subsidiaries, each Option held by the Optionee shall be exercisable in respect of that number of Option Shares that have vested pursuant to the terms of the Option Agreement governing such Option as follows:

(a)

Resignation or Ceasing to Hold Office. If the Optionee, or in the case of an Option granted to any Optionee who satisfies the definition of Service Provider set out in subsection 2.17(c) of this Plan, the Optionee’s employer, ceases to be employed or engaged by the Company and any of its subsidiaries (including by way of voluntary resignation or retirement as a director, officer or Service Provider), each Option held by the Optionee shall be exercisable in respect of that number of Option Shares that have vested pursuant to the terms of the Option Agreement governing such Option at any time up to but not after the earlier of the Expiry Date of that Option and the date which is 30 days after the Optionee ceases to be a director, officer or Service Provider;

(b)

Death. Notwithstanding subsection 4.3(a) of this Plan, if the Optionee ceases to be a director, officer or Service Provider of the Company and any of its subsidiaries due to death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides management or consulting services to the Company or to any entity controlled by the Company, each Option held by the Optionee shall be exercisable in respect of that number of Option Shares that have vested pursuant to the terms of the Option Agreement governing such Option at any time up to but not after the earlier of the Expiry Date of that Option and the date which is 12 months after the date of death or Disability; and

(c)

For Cause. Notwithstanding subsection 4.3(a) of this Plan, if the Optionee, or, in the case of an Option granted to an Optionee who satisfies the definition of Service Provider set out in subsection 2.17(c) of this Plan, the Optionee’s employer:

(i)

ceases to be employed or engaged by the Company and any of its subsidiaries for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee or Optionee’s employer is employed or engaged;

(ii)

ceases to be a director, officer or Service Provider of the Company and any of its subsidiaries by order of any securities commission, recognized stock exchange, or any regulatory body having jurisdiction to so order; or

	(iii)	ceases to be eligible to hold office as a director of the Company and any of its subsidiaries under the provisions of the applicable corporate statute,

each Option held by the Optionee shall be exercisable in respect of that number of Option Shares that have vested pursuant to the terms of the Option Agreement governing such Option at any time up to but not after the earlier of the Expiry Date of that Option and the date on which the Optionee ceases to be a director, officer or Service Provider.

4.4            Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement. If the Optionee, or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.17(c) of this Plan, the Optionee’s employer, retires, resigns or is terminated from employment or engagement with the Company and any of its subsidiaries, the loss of the right to purchase Shares pursuant to section 4.3 of this Plan shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatever in respect of such Optionee.

4.5            Amendment of Options by the Board. Notwithstanding subsections 4.3(a) and 4.3(c) of this Plan, the Board reserves the right to amend the terms of an Option granted to any Optionee, or, in the case of an Option granted to an Optionee who falls under the definition of Service Provider set out in subsection 2.17(c) of this Plan, the Optionee’s employer, if such party resigns or is terminated from employment or engagement with the Company and any of its subsidiaries or such other circumstances as the Board sees fit. The Board shall be entitled, but in no way obligated, to amend the number of Option Shares which an Optionee may purchase under an Option, the Expiry Date of an Optionee’s Option and the Option Price.

4.6            Amendment of Options of holders by the Board. Notwithstanding section 4.5 of this Plan, the Board will not amend the terms of any option held by an insider without first receiving the requisite shareholder approval.

4.7            Accelerated Vesting and Termination. The Company may, during the term of any Option, give 30 days notice in writing to all of the Optionees that all Options outstanding under the Plan that have not vested as at the time of the notice are immediately deemed vested, and all Options outstanding under the Plan that have not been exercised shall cease and terminate and be of no further force and effect unless the Optionees exercise such Options before their termination on the 30th day after delivery of the notice.

5.              ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1            Share Reorganization. Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”) then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)	the Option Price will be adjusted to a price per Share which is the product of:

	(i)	the Option Price in effect immediately before that effective date or record date; and

(ii)

a fraction the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)

the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subsection (a)(ii).

5.2            Special Distribution. Subject to the prior approval of the Exchanges, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares:

(a)	shares of the Company, other than the Shares;

(b)	evidences of indebtedness;

(c)	any cash or other assets, excluding cash dividends (other than cash dividends which the board of directors of the Company has determined to be outside the normal course); or

(d)	rights, options or warrants,

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Option Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Shares as a result of such Special Distribution.

5.3            Corporate Organization. Whenever there is:

(a)

a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in sections 5.1 or 5.2 of this Plan;

(b)

a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)	a transaction whereby all or substantially all of the Company’s undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option Shares which he would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of all Unissued Option Shares.

5.4            No Fractional Shares. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of a Share Reorganization or Corporate Reorganization, an Optionee would become entitled to a fractional Share, such Optionee shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.

6.              BONUS SHARES

6.1            Allotment and Issuance. The Board shall have the power and authority in its sole and absolute discretion, to allot, issue and deliver in such amounts as the Board in its sole and absolute discretion deems fit, as fully paid and non-assessable shares in the capital of the Company, up to a total of 200,000 common shares (“Bonus Shares”), in each calendar year, to those directors, officers and Service Providers of the Company or any of its subsidiaries whom the Board, in its sole and absolute discretion, deems to have provided extraordinary contributions to the advancement of the Company.

6.2            Consideration. The Bonus shares will be issued in consideration of the fair value of the extraordinary contribution of the Company by the recipient as determined by the Board, in its discretion, and shall be issued at a deemed price determined by the Board at the time of issuance of such Bonus Shares, but such price shall not be less than the Market Price on the trading day immediately preceding the day on which the Bonus Shares are issued. No Bonus Shares shall be issued at a time when it is unlawful to fix the price for such Bonus Shares.

6.3            Board Discretion. Nothing in this Plan shall require the issue or distribution of any Bonus Shares in any given year or the distribution to any particular person of Bonus Shares at any time. The receipt by a recipient in any year of Bonus Shares shall not create any entitlement to a receipt of Bonus Shares by such recipient in any other year. No person shall have any right to receive a distribution Bonus Shares in a year, whether or not other persons receive Bonus Shares in such other year. The pool of Bonus Shares available for any given year, if not distributed, shall cease to be available at the end of such year and shall not accumulate or be available for any succeeding year. The Bonus Shares available for distribution in any year will be included for the purposes of calculating the amounts set out in section 3.2 of this Plan.

7.              MISCELLANEOUS

7.1            Form of Notice. A notice given to the Company shall be in writing, signed by the Optionee and delivered to the Secretary of the Company.

7.2            Right to Employment. Neither this Plan nor any of the provisions hereof shall affect in any way the Optionee’s right to continued employment with the Company or its subsidiaries or the Company’s right to terminate such employment.

7.3            Amendment and Waiver. Subject to pre-clearance with the Toronto Stock Exchange and any other prior regulatory approval where required, the Company may from time to time amend any provisions of the Plan, but no such amendment can impair any of the rights of any Optionee under any Option then outstanding and any material amendment to the Plan or increase in the maximum number of Shares which may be issuable under the Plan as set out in section 3.2 of this Plan will require the approval of shareholders of the Company.

7.4            No Assignment. No Optionee may assign any of his rights under the Plan.

7.5            Conflict. In the event of any conflict between the provisions of this Plan and an Option Agreement, the provisions of this Plan shall govern.

7.6            Time of Essence. Time is of the essence of this Plan and of each Option Agreement. No extension of time will be deemed to be or to operate as a waiver of the essentiality of time.

7.7            Entire Agreement. This Plan and the Option Agreement sets out the entire agreement between the Company and the Optionees relative to an Option and supersedes all prior agreements, undertakings and understandings, whether oral or written.

SCHEDULE A

LUMINA COPPER CORP.

STOCK OPTION AND STOCK BONUS PLAN

OPTION AGREEMENT

This Option Agreement is entered into between Lumina Copper Corp. (“the Company”) and the Optionee named below pursuant to the Stock Option and Stock Bonus Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

(a)	on _________________, ______(the “Grant Date”);

(b)	________________________________(the “Optionee”);

(c)	was granted the option to purchase ____________Common Shares (the “Option Shares”) of the Company;

(d)	for the price (the “Option Price”) of $__________per share;

(e)	which will become exercisable up to, but not after ___________, ____(the “Expiry Date”), as follows:

(i) up to ____________Option Shares after _____________;

(ii) up to ____________Option Shares after _____________;

(iii) up to ____________Option Shares after _____________; and

(iv) up to ____________Option Shares after _____________,

all on terms and subject to the conditions set out in the Plan.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the _____day of ______________, _________.

LUMINA COPPER CORP.

By:
Optionee		Authorized Signatory

By:
Authorized Signatory